2012-2018 年中国金融咨询服务行业
市场概况分析

China's Financial Advisory Services Sector in 2012-2018

Market Overview and Analysis

HEAD*ING*CENTURY

汉鼎咨询

2016 年 5 月

Heading Century Consulting

May 2016

目录

Contents

图表目录

List of Charts

第一章、行业定位以及发展环境分析 Chapter I Industry positioning and development environment analysis

第一节、行业定位以及监管机构 Section I. Industry positioning and regulatory agency

一、行业定位 I. Industry positioning

公司主营业务是为中小企业提供专业的金融咨询服务，依据国家统计局发布的《国民经济行业分类标准》（GB/T4754-2011），本公司属于 L7239"其他专业咨询业"；根据中国证监会颁布的《上市公司行业分类指引》（2012 年修订），本公司所处行业属于 L72"商务服务业"。

The Company's main business is to provide professional financial advisory services for small and medium-sized enterprises (SMEs). According to the "Industrial Classification for National Economic Activities" (GB/T4754-2011) issued by the National Bureau of Statistics of China, this Company falls under the L7239 "Other professional consulting industry"; according to the "Classification guidelines for industry of listed companies" (2012 revised) issued by China Securities Regulatory Commission, this Company falls under the L72 "Business services industry."

二、行业监管体制 II. Industry regulatory system

咨询服务业在我国属于新兴行业，目前仍处于发展阶段，行业缺乏统一的监管部门和监管体制，目前主要的全国性协会为中国企业联合会下设的管理咨询委员会。此外，部分细分市场建立了行业协会组织，主要包括中国科技咨询协会、中国工程咨询协会。

The consulting service industry is an emerging industry in China. Since it is still in the development stage, this industry lacks unified supervision authority and the supervision system. At present, the principal national association is the Management

Advisory Committee of China Enterprise Confederation. Moreover, trade association organizations are established for some market segments, including China Consulting Association and China National Association of Engineering Consultants.

中国企业联合会管理咨询委员会成立于 1984 年，是我国改革开放以来成立较早的管理咨询专业类型的社会团体，是由推进中国管理咨询事业健康发展的社会团体、管理咨询机构、企业和咨询专家联合组成。中国企业联合会管理咨询委员会以组织和推动中国管理咨询事业健康发展为宗旨，积极发挥桥梁纽带作用，为从事管理咨询的单位和人员提供服务，建立管理咨询行业自律准则，维护咨询委员会和委员的合法权益。

Founded in 1984, China Enterprise Confederation Management Advisory Committee is one of the first professional management consulting groups since the launch of reform and opening-up in China. It is composed of social organizations, management consulting organizations, enterprises and consultants – which jointly promote the healthy development of China's management consulting business. China Enterprise Confederation Management Advisory Committee, geared towards organizing and promoting the healthy development of China's management consulting cause, actively plays the role of a bridge, provides services for enterprises and personnel engaged in management consulting, set up self-discipline guidelines in the management consulting industry, and safeguards the legitimate rights and interests of the advisory committee and members.

第二节、行业发展外部环境分析 Section II. Analysis of the external environment for the industry development

一、中国宏观经济持续运行良好 I. China maintains sound sustained macroeconomic performance

当前，我国经济运行总体平稳，呈现稳中有进、稳中向好的发展态势。根据国家统计局统计显示，2015 年前三季度我国 GDP 同比增长 6.9%，国内生产总值 487,774 亿元。虽然近几年我国的经济增速有所下移，但从国内、国际两个维度来看，6.9%仍属于是一个中高速的增长，6.9%是一个可持续的增长，也是一个有支撑力的增长，对国内及世界经济周期性复苏和中长期可持续增长具有深刻影响和意义的中国经济不会出现衰退和危机。从长远看，中国仍然可以保持较高的经济增速，但潜在经济增长率的释放需要通过结构性改革和发展驱动方式的改变

来实现。

At present, China maintains stable overall economic performance, indicating the development trend of a moderate but stable and sound growth. According to the statistics by the National Bureau of Statistics, China's GDP grew by 6.9% in the first three quarters of 2015, reaching RMB 48,777.4 billion. Despite a slowdown in China's economic growth in recent years, the growth rate of 6.9% is still a middle- and high-speed growth and guarantees sustainable growth from the domestic and international dimensions, providing powerful support for China. The Chinese economy, which has a profound impact on and significance for the cyclical recovery of the Chinese and global economies and the long-term sustainable growth of China, will not suffer recession or crisis. In the long run, China can still maintain a relatively high economic growth, but the potential economic growth rate is realized through structural reform and development-driven changes.

近年来，我国国内生产总值由 2008 年的 31.67 万亿增长至 2014 年的 63.64 万亿元，年增长率为 13.15%；人均国内生产总值由 2008 年的 23,912 元增长至 2014 年的 46,652 元，年增长率为 12.59%。目前我国宏观经济仍处于较为稳定的增长期。

In recent years, China's GDP increased from RMB 31.67 trillion in 2008 to RMB 63.64 trillion in 2014, with an annual growth rate of 13.15%; GDP per capita jumped from RMB 23,912 in 2008 to RMB 46,652 in 2014, with an annual growth rate of 12.59%. At present, China's macro-economy is still in a period of relatively stable growth.

图表 1：2008 年-2014 年我国 GDP 和人均 GDP 情况 Figure 1: China's GDP and GDP per capita in 2008-2014


亿元
元
700000
600000
500000
400000
300000
200000
100000
0
60000
50000
40000
30000
20000
10000
0
2008
2009
2010
2011
2012
2013
2014
国内生产总值(亿元)
人均国内生产总值(元)

亿元	RMB 100m
元	RMB
国内生产总值(亿元)	GDP (RMB 100m)
人均国内生产总值	GDP per capita (RMB)

数据来源：国家统计局

Source: National Bureau of Statistics

我国工业生产运行趋势平稳

Smooth operation of China's industrial production

2014 年全国规模以上工业增加值按可比价格计算增长 8.3%。分经济类型看，国有及控股企业增加值比上年增长 4.9%，集体企业增长 1.7%，股份制企业增长 9.7%，外商及港澳台投资企业增长 6.3%。分三大门类看，采矿业增加值比上年增长 4.5%，制造业增长 9.4%，电力、热燃气及水生产和供应业增长 3.2%。分地区看，东部地区增加值比上年增长 7.6%，中部地区增长 8.4%，西部地区增长 10.6%。分产品看，464 种产品中有 329 种产品量比上年增长。规模以上工业企业产销率达到 97.8%，规模以上工业企实现出口交货值 120,933 亿元，比上年增 6.4%。2015 年 9 月份，我国规模以上工业增加值同比实际增长 5.7%（扣除价格因素的实际增长率），前 9 个月规模以上工业增加值同比增长 6.2%。

The China Value Added of Industry YoY (CHVAIOY) for enterprises above a

designated sale in 2014 increased by 8.3% at comparable prices. In terms of economic types, the value added of state-owned and holding enterprises increased by 4.9% over the previous year, collective enterprises by 1.7%, joint-stock enterprises by 9.7% and foreign enterprises and enterprises invested by Hong Kong, Macao and Taiwan people by 6.3%. In terms of three major categories, the value added of the mining industry increased by 4.5% over the previous year, the manufacturing sector by 9.4%, and the electricity, hot gas and water production and supply industry by 3.2%. In terms of regions, the value added of the eastern China region increased by 7.6% over the previous year, the central China region by 8.4% and the western China region by 10.6%. In terms of products, 329 kinds of products out of the 464 types of products witnessed a growth over the previous year. The sales-to-output ratio of industrial enterprises above designated size reached 97.8%. The value of export delivery by industrial enterprises above designated size reached RMB 12,093.3 billion, up 6.4% over the previous year. In September 2015, the CHVAIOY for enterprises above a designated size actually increased by 5.7% year on year (real growth rate with the deduction of price factors), and CHVAIOY for enterprises above a designated size in first nine months increased by 6.2% on a year-on-year basis.

图表 2：2008 年-2015 年 1-9 月全国规模以上工业增加值情况 Figure 2: CHVAIOY for enterprises above a designated size from 2008 to 2015 (January - September)



18
16
14
12
10
8
6
4
2
0
12.9
11
15.7
13.9
10
9.7
8.3
6.2
2008
2009
2010
2011
2012
2013
2014
2015.1-9

数据来源：国家统计局

Source: National Bureau of Statistics

我国社会固定资产投资增速放缓

Slowdown in the growth of China's social fixed asset investment

2014 年全国固定资产投（不含农户）502,005 亿元比上年名义增长 15.7%（扣除价格因素实际增长 15.1%）。其中，国有及控股投资 161,629 亿元，增长 13.0%；

民间投资 321,576 亿元，增长 18.1%，占全部投资的比重为 64.1%。分地区看，东部区投资比上年增长 14.6%，中部地区增长 17.2%，西部地区增长 17.5%。分产业看，第一产业投资 11，983 亿元，比上年增长 33.9%；第二产业投资 208，107 亿元，增长 13.2%；第三产业投资 281，915 亿元，增长 16.8%。从到位资金情况看，全年 530，833 亿元，比上年增长 10.6%。其中，国家预算资金增长 14.1%，国内贷款增长 8.6%，自筹资金增长 14.4%，利用外资下降 6.3%。全年新开工项目计划总投资 406，478 亿元，比上年增长 13.6%。2015 年 1-9 月份，全国固定资产投资（不含农户）394，531 亿元，同比名义增长 10.3%（扣除价格因素实际增长 12%）。从环比速度看，9 月份固定资产投资（不含农户）增长 0.68%。

In 2014, the national fixed asset investment (excluding farmers) witnessed a nominal growth of 15.7% (real growth rate of 15.1% after deducting price factors) over the previous year to RMB 50,200.5 billion; of this, the state-owned and holding investment increased by 13.0%, to RMB 16162.9 billion; the private investment was up by 18.1%, to RMB 32157.6 billion, accounting for 64.1% of the total investment. In terms of region, investment in the eastern China region increased by 14.6% over the previous year, the central China region by 17.2%, and the western China region by 17.5%. In terms of industry, the investment in the primary industry was up by 33.9% over the previous year, to RMB 1198.3 billion; the investment in the secondary industry increased by 13.2%, to RMB 20810.7 billion; the investment in the tertiary industry increased by 16.8%, to RMB 28191.5 billion. In terms of capital availability, the total capital reached RMB 53083.3 billion, up by 10.6% over the previous year. Of this, the state budget funds increased by 14.1%, domestic loans increased by 8.6%, the self-financed capital increased by 14.4%, while foreign investment used fell 6.3%. The total planned investment in newly commenced projects was RMB 40647.8 billion, up by 13.6% over the previous year. From January to September in 2015, the investment in fixed assets nationwide (excluding farmers) was RMB 39453.1 billion, with a nominal increase of 10.3% over the previous year (12% after deducting the price factor). In terms of the link relative ratio, the fixed asset investment (excluding farmers) in September increased by 0.68%.

图表 3：2008 年-2015 年 1-9 月全国固定资产投资增速情况 Figure 3: Growth in fixed asset investment nationwide from 2008 to 2015 (January - September)



60.0
50.0
40.0
30.0
20.0
10.0
0.0
%
600,000
500,000
400,000
300,000
200,000
100,000
0
2008
2009
2010
2011
2012
2013
2014
2015.1-9
固定资产投资完成额累计值（亿元）
固定资产投资完成额累计同比
第一产业固定资产投资累计同比
第二产业固定资产投资累计同比
第三产业固定资产投资累计同比

固定资产投资完成额累计值（亿元）	Aggregate Completed Investment in Fixed Assets (RMB 100m)
固定资产投资完成额累计同比	YoY change of Aggregate Completed Investment in Fixed Assets
第一产业固定资产投资累计同比	YoY change of Aggregate Investment in Fixed Assets in the primary sector
第二产业固定资产投资累计同比	YoY change of Aggregate Investment in Fixed Assets in the second sector
第三产业固定资产投资累计同比	YoY change of Aggregate Investment in Fixed Assets in the tertiary sector

数据来源：国家统计局

Source: National Bureau of Statistics

二、中国中小企业发展态势缓中趋稳 II. Stabilized development trend of SMEs in China

改革开放以来，我国经济取得了非常巨大的成绩。我国 GDP 从 3645 亿元增长到了 2014 年的 63.6 万亿元。根据国家工商总局全国小微型企业发展报告课题组 2014 年 3 月发布《全国小微企业发展报告》统计，截至 2013 年末，全国各类企业总数为 1527.84 万户，其中，小微企业 1169.87 万户，占企业总数的 76.57%。若将 4436.29 万户个体工商户视作微型企业纳入统计，则小微企业在工商登记注册的市场主体中所占比重达到 94.15%，提供的最终产品和服务价值相当于国内生产总值总量的 60%，纳税占国家税收总额的 50%。

Since the reform and opening up, China has scored resounding results in economy. China's GDP soared from RMB 364.5 billion to RMB 63.6 trillion in 2014. According to the "National Development Report for Small and Micro Businesses" issued in March 2014 by the Research Group of Development Report for National Small and Micro Businesses under the State Administration for Industry and Commerce, at the close of 2013, there is a total of 15,278,400 enterprises of various types in China, including 11.6987 million small and micro businesses, accounting for 76.57%. If the 44.3629 million individual businesses are counted as micro businesses in the statistics, then the small and micro businesses account for 94.15% of the main market players under the industrial and commercial registration, and the value of final products and services provided is equivalent to 60% of China's GDP, and the taxes paid account for 50% of the total state tax revenue.

整体来说中小企业的数量还是在不断增长，也成了我国企业中数量最大最具活力的企业群体。政策红利持续释放，中小企业发展环境不断优化，中小企业税费负担有望继续降低。针对中小企业经营成本高、税费负担重等问题，国务院 2014 年 9 月推出小微企业税收优惠措施，在现行对月销售额不超过 2 万元的小微企业、个体工商户和其他个人暂免征收增值税、营业税的基础上，从 10 月 1 日至 2015 年底，将月销售额 2-3 万元的也纳入暂免征税范围。

Overall, SMEs is still growing in number, becoming the most dynamic business group among Chinese enterprises. SMEs also rank top in terms of number of enterprises. Thanks to the constant policy-based bonus, SMEs enjoy increasingly optimized

development environment, and the burden of tax on SMEs is expected to be lessened. In response to the high operating costs and heavy taxes, etc. for SMEs, the State Council commenced tax concession for small and micro businesses in September 2014. The enterprises with monthly sales revenue of RMB 20,000-30,000 are also included in the scope of temporary tax exemption from October 1 to the end of 2015, in addition to the existing practice that small and micro businesses with monthly sales revenue of less than RMB 20,000, individual businesses and other individuals are exempt from VAT and business tax.

2015 年三季度中国中小企业发展指数(SMEDI)为 91.9，与上季度持平，自2014 年二季度以来首次没有下滑。当前经济运行总体处于合理区间，从中小企业发展指数看，分行业和分项指数均为 5 升 3 降。本季度 8 个分行业的生产经营状况因行业不同而有较大差异。总的看，企业的成本和资金状况相对好一些，成本和资金指数分别上升 2.8 和 2.5 点，在 8 个分项指数中升幅最大。资金指数的状况可能更多地反映了企业融资意愿弱化。效益指数下降 1.8 点，跌至 69.8 点，特别是工业、房地产业和社会服务业效益指数降幅很大，分别下降 3.1、3.0 和 3.1 点，企业效益进一步下滑。企业劳动力需求指数下降 1.1 点，供应指数上升 0.2 点，企业劳动力需求下降、供应上升比较明显。西部指数下降 5.3 点，西部工业指数下降 6.4 点，降幅很大，反映西部中小企业生产经营的总体状况明显不如东部和中部。目前经济发展仍然经受着较大的下行压力，企业特别是小微企业生产经营的困难更大一些，但是总体看，中小企业发展指数缓中趋稳的态势将持续。

The China SME Development Index (SMEDI) for the third quarter of 2015 was 91.9, which is the same as that in the previous quarter and does not decline for the first time since the second quarter of 2014. The current economic performance is generally within a reasonable range. Judging from the development index of SMEs, 5 indexes are up and 3 indexes are down by industry and item. The production and operation status of eight sub-sectors in this quarter varies greatly according to different industries. Overall, the cost and capital position of enterprises is relatively better, and the cost and capital index increased by 2.8 and 2.5 points, respectively, with the largest increase range among the 8 sub-indices. The status of the fund index may reflect weaker willingness of enterprises to obtain financing. The efficiency index fell by 1.8 points to 69.8 points; especially the efficiency index for the industrial, real estate and social services sectors fell sharply, down by 3.1, 3.0 and 3.1 points, respectively, indicating further decline in corporate efficiency. Corporate labor demand index fell by 1.1 points, while the supply index rose by 0.2 points. The index for Western China fell 5.3 points, and the industrial index for western China fell 6.4 points, reflecting that overall situation of production and operations for SMEs in

western China falls far behind that in eastern China and central China. At present, the economic development is still under great downward pressure. Enterprises, especially small and micro businesses, face greater difficulties in production and operation. Overall, however, the development index of SMEs will be stabilized.

图表 4：2010 年-2015 年三季度中国中小企业发展运行图 Figure 4: Chart of development status of China's SMEs from 2010 to 2015 (third quarter)



120
110
100
90
80
107.1
106.7
108.9
106.3
104.1
100.2
97.2
93.5
92.6
90.3
87.5
90.8
95.2
93.1
93.3
95.7
95.9
94.1
93.1
92.8
92.3
91.9
91.9
10Q1
10Q3
11Q1
11Q3
12Q1
12Q3
13Q1
13Q3
14Q1
14Q3
15Q1
15Q3

数据来源：中国中小企业协会

Source: China Association of Small and Medium Enterprises

三、中小企业融资难以及资金利用率问题突出 III. Prominent problems of financing difficulties and capital utilization for SMEs

中小企业是我国经济发展的重要力量。促进中小企业发展，是保持国民经济平稳较快发展的基础，是关系民生和社会稳定的重大战略任务。自 2010 年起，中小企业贡献了中国 60%以上的 GDP，50%以上的税收，创造了中国 75%以上的城镇就业岗位，并为各级地方财政提供了 80%左右的收入来源。中小企业已经成为促进经济发展、扩大就业、推动技术创新和企业制度创新、推动经济发展方式转变不可或缺的重要力量。然而中小企业融资的现状却令人担忧。当前政府制定了一系列政策用以引导和鼓励提高中小企业的金融服务，但作为一个世界性难题，从全国整体情况看，中小企业贷款难问题还没有得到根本解决，中小企业融资在实践中仍存在着不少问题。

SMEs are a key force in China's economic development. Promoting the development of SMEs is the basis for maintaining steady and rapid development of the Chinese national economy and is a major strategic task bearing on the people's livelihood and social stability. Since 2010, SMEs have contributed upwards of 60% of China's GDP,

upwards of 50% of tax revenue, and more than 75% of China's urban jobs. They also provide about 80% of income source for local governments. SMEs have become an indispensable force to promote economic development, expand employment, promote technological innovation and enterprise system innovation, and facilitate the transformation of the mode of economic development. However, the status of financing for SMEs is a cause for concern. Currently, the government has formulated a series of policies to guide and encourage the improvement of financial services for SMEs. However, since financing for SMEs is a worldwide problem, the financing difficulty for SMEs has not been solved fundamentally, and there are still quite a few problems in financing for SMEs.

资金是企业健康发展的最重要动力，融资困难将会在很大程度上影响和制约着我国中小企业健康发展。目前，资金不足问题已成为我国中小企业发展中最为突出的问题。融资困难成为了制约中小企业发展的"瓶颈"，而担保困难又是"瓶颈"中的"瓶颈"。由于中小企业经营规模小，实力弱，财务风险大，所以银行及其他金融机构从风险控制与管理的角度出发，不愿意为中小企业进行融资，从而造成中小企业的发展不能得到足够的融资支持。而我国国内的中小企业融资担保市场混乱，并且担保公司提供给企业的资金成本一般都要高出市场融资的 3 倍以上，造成了中小企业借贷成本费用的大幅度增加，甚至因此出现企业被担保公司高利贷拖垮的现象。

Financing is the most critical motive force for the healthy development of enterprises. Financing difficulties will significantly affect and restrict the healthy development of SMEs in China. At present, insufficient fund has become the most prominent problem in the development of SMEs in China. Financing difficulty has become a "bottleneck" for restricting the development of SMEs, and the difficulty of guarantee is another "bottleneck" in the "bottleneck". Because SMEs have small scale, weak strength and big financial risk, banks and other financial institutions are reluctant to finance SMEs from the viewpoint of risk control and management, resulting in insufficient financial support for the development of SMEs. The financing guarantee market for SMEs in China is chaotic, and the costs of financing granted by guarantee companies to enterprises is generally higher than the market financing cost by more than 3 times, with the result that SMEs have a substantial increase in borrowing costs, and some of them fail under the exceedingly high interest rate charged by guarantee companies.

此外，针对中小企业的金融服务体系也不够完善。目前，市场上金融机构把主要精力和目标放在了大企业的服务上，银行等金融机构不屑于同中小企业打交道，目前没有一些专门为中小企业服务的金融机构，也没有中小企业政策性和商业性银行。金融机构对中小企业所在地的经济情况又不是很熟悉，也不了解中小企业资信情况，因此缺少专门服务中小企业的银行或部门，也没有专业素质较高

的银行专门信贷员服务中小企业。

In addition, the financial services system for SMEs leaves a lot to be desired. At present, financial institutions in the market focus their energy and goals on the services of large enterprises, while other financial institutions such as banks disdain to deal with SMEs. There is no financial institution specialized in serving SMEs, and no policy-oriented and commercial banks for SMEs. Financial institutions are not highly acquainted with the economic situation of the regions where SMEs are located and do not understand the credit position of SMEs. There is a lack of banks or sectors dedicated to serving SMEs, and there are also no high-quality banks which specialize in providing credit services for SMEs.

所以，就我国目前的经济状况及中小企业的经营特点而言，构建中小企业的多层次融资体系势在必行。其中，财务管理咨询企业作为中小企业和金融机构的中介人，起到了桥梁和纽带的作用，可以搭建起中小企业与金融机构对接平台，通过规范化、专业化的沟通对接机制，在推动双方相互了解、积极合作、良性互动方面起到了非常积极而重要的作用，对于解决中小企业融资难、资金利用率低下等问题，具有关键性作用和操作优势。

Therefore, it is imperative to construct a multi-level financing system for SMEs according to China's current economic situation and the characteristics of operations of SMEs. The financial management and consulting enterprises, as intermediaries of SMEs and financial institutions, play the role as a bridge, and can build a platform between SMEs and financial institutions. Through the standardized, professional communication and matchmaking mechanism, the financial management consulting enterprises play a positive, important role in promoting mutual understanding, positive cooperation, and virtuous interaction. They have key advantages in solving the financing problems for SMEs and low capital utilization and so on.

四、中国金融行业市场表现稳健 IV. Chinese financial sector market show sound performance

从国际角度看，全球经济仍将在进一步分化中发展。美国经济还将进一步复苏，与此对应，美元走强将影响各国和地区的经济走势；欧元区和日本要走出衰退仍然需要时日。特别是，地缘政策因素将对全球经济造成一定的不利影响。但近期国际大宗商品价格的持续下跌，将有助于抑制 2015 年的全球通胀，这为我

国货币政策的调整创造了积极的条件。就国内而言，随着固定资产投资增长率的下行、房地产市场的调整以及与之相关产业的二次调整，中国经济运行有着较强的下行压力，但 GDP 增长率仍将保持在 7%，CPI 增长率也将持续保持在低位。

From an international perspective, the global economy still develops in the process of differentiation. The U.S. economy recovery will continue and a stronger U.S. dollar will affect economic trends of countries and regions; it takes time for the euro zone and Japan to climb out of recession. In particular, geopolitical factors will exert an adverse impact on the global economy. However, the recent fall in international commodity prices is conducive to curbing global inflation in 2015, creating positive conditions for the adjustment of China's monetary policy. On the domestic front, China's economic performance faces a strong downward pressure due to the downward growth of investment in fixed assets, the adjustment of the real estate market and the secondary adjustment of related industries. However, GDP growth rate will remain at 7% and the CPI growth rate will continue to remain at a low level.

2015 年三季度金融市场运行基本健康平稳。据统计，2015 年前三季度社会融资规模增量为 11.94 万亿元，同比少 5786 亿元。其中，9 月份社会融资规模增量为 1.30 万亿元，分别比上月和上年同期多 2172 亿元和 2145 亿元。2015 年前三季度社会融资规模增量少于上年同期，从构成上看，主要是表外融资大幅萎缩以及对实体经济发放的外币贷款同比少增较多所致。

In the third quarter of 2015, the financial market is basically in a stable and healthy state. According to statistics, the increment in social financing scale in the first three quarters of 2015 is RMB 11.94 trillion, with a year-on-year decrease of RMB 578.6 billion. The increment in social financing scale in September was RMB 1.30 trillion, up by RMB 217.2 billion and 214.5 billion over the previous month and over the same period last year, respectively. The increment in social financing scale in the first three quarters of 2015 is down over the period last year. Judging from the composition, it is mainly caused by significant decrease in off-balance sheet financing and year-on-year decrease in the foreign currency loans issued to the real economy.

2015 年 9 月末，广义货币（M2）余额 135.98 万亿元，同比增长 13.1%，狭义货币（M1）余额 36.44 万亿元，增长 11.4%，流通中货币（M0）余额 6.10 万亿元，增长 3.7%。9 月末，人民币贷款余额 92.13 万亿元，人民币存款余额 133.73 万亿元。前三季度，新增人民币贷款 9.90 万亿元，同比多增 2.34 万亿元，新增人民币存款 13.00 万亿元，同比多增 1.93 万亿元。前三季度，社会融资规模增量为 11.94 万亿元。

At the end of September 2015, the balance of broad money (M2) was RMB 135.98

trillion, with a year-on-year increase of 13.1% and the balance of narrow money (M1) stood at RMB 36.44 trillion, up 11.4%. The balance of currency in circulation (M0) was RMB 6.10 trillion, up 3.7%. At the end of September, the balance of RMB loans was RMB 92.13 trillion, and the balance of RMB deposits was RMB 133.73 trillion. In the first three quarters, new RMB loans reached RMB 9.90 trillion, with a year-on-year increase of RMB 2.34 trillion; the new RMB deposits reached RMB 13.00 trillion, with a year-on-year increase of RMB 1.93 trillion. In the first three quarters, the increment of social financing scale was RMB 11.94 trillion.

图表 5：2012 年 1 月-2015 年 9 月我国 M2 余额及增长情况 Figure 5: Balance and growth of M2 in China from January 2012 to September 2015



1600000
1400000
1200000
1000000
800000
600000
400000
200000
0
18
16
14
12
10
8
6
4
2
0
M2供应量 期末值(亿元)
M2供应量 同比增长(%)

M2供应量 期末值(亿元)	M2 supply, end-of-period value (RMB 100m)
M2供应量 同比增长(%)	M2 supply, YoY growth (%)

数据来源：国家统计局

Source: National Bureau of Statistics

第三节、行业主要支持及指导政策 Section III. Main support and guidance policy of the industry

当前，咨询服务业作为现代服务业的代表之一，其发展和应用业已成为衡量

一个国家现代服务业发展水平的重要标志，属于国家鼓励发展的基础性服务业，国务院及相关部门先后颁布了一系列鼓励行业发展的重要政策性文件，为行业发展营造了有力的政策和法律环境。主要包括：

The consulting service industry is one of the representatives of the modern service industry, and its development and application has become a key yardstick of the level of development of modern service industry in a country. It is the basic service industry the development of which is encouraged by the state. The State Council and the relevant departments have promulgated a series of key policy documents to encourage the development of the industry and create a strong policy and legal environment for its development. Specifically:

《国家"十二五"规划（2011-2015 年）》中指出：推动服务业大发展作为产业结构优化升级的战略重点，建立公平、规范、透明的市场准入标准，探索适合新型服务业态发展的市场管理办法，营造有利于服务业发展的政策和体制环境。

The "Twelfth Five-Year Plan" (2011-2015)" points out: the state shall taking the promotion of the development of the service industry as the strategic focus of industrial structure optimization and upgrading, set up fair, standardized and transparent market access standards, explore the market management approaches suitable for the development of new service modes and create a favorable policy and institutional environment for the development of the service industry.

2002 年，全国人大常委会发布的《中华人民共和国中小企业促进法》指出，国家鼓励各类社会中介机构为中小企业提供创业辅导、企业诊断、信息咨询、市场营销、投资融资、贷款担保、产权交易、技术支持、人才引进、人员培训、对外合作、展览展销和法律咨询等服务。

In 2002, the "Law of the People's Republic of China on the Promotion of SMEs" issued by the Standing Committee of the National People's Congress points out that the State encourages all types of social intermediaries to provide the SMEs with entrepreneurship counseling, enterprise diagnosis, information consultancy, marketing, investment financing, loan guarantees, transaction of property rights, technical support, introduction of talent, personnel training, foreign cooperation, exhibitions and sales and legal consulting and so on.

2005 年，国务院修订了《当前国家重点鼓励发展的产业、产品和技术目录》，其中重点鼓励发展其他服务业，特别是经济、规划、工程、管理等咨询服务。

In 2005, the State Council amended the "Catalogue of Key Industries, Products and Technologies the Development of Which Is Encouraged by the State", which focuses on the development of other services, especially economic, planning, and engineering

and management consulting services.

2007年，国务院颁布了《关于加快发展服务业的若干意见》，指出积极发展信息服务业，加快发展软件业，坚持以信息化带动工业化，完善信息基础设施，发展增值和互联网业务，推进电子商务和电子政务。

In 2007, the Opinions on Accelerating the Development of the Service Industry promulgated by the State Council point out that efforts shall be made to develop the information service industry, accelerate the development of software industry, insisting on promoting industrialization via informatization, perfect information infrastructure, develop value-added and Internet business, and promote the e-commerce and e-government.

2009年，国务院颁布的《国务院关于进一步促进中小企业发展的若干意见》提到，加快推进中小企业服务体系建设。支持培育中小企业管理咨询机构，开展管理咨询活动。引导中小企业加强基础管理，强化营销和风险管理，完善治理结构，推进管理创新，提高经营管理水平。

In 2009, the Opinions of the State Council on Promoting the Development of SMEs issued by the State Council states that efforts shall be made to speed up the construction of the SMEs service system; support the development of management consulting institutions for SMEs, and carry out management consulting activities; guide SMEs to strengthen basic management, strengthen marketing and risk management, improve the governance structure, advance management innovation, and enhance the operations and management level.

2012年7月9日，国务院印发了《关于"十二五"国家战略性新兴产业发展规划的通知》，指出推动大型信息资源库建设，积极培育云计算服务、电子商务服务等新兴服务业态，促进信息系统集成服务向产业链前后端延伸，推进网络信息服务体系变革转型和信息服务的普及，利用信息技术发展文化创意产业，促进信息化与工业化的深度融合。

On July 9, 2012, the State Council issued the "Circular on the development plan of the national emerging industries of strategic importance during the '12th Five-year Plan Period'" which stipulates that efforts shall be made to promote construction of large-scale information resources database, actively cultivate emerging services modes including cloud computing services and e-commerce services, extend the information systems integration services to the front and back ends of the industrial chain, promote the transformation of network information service system and the

popularity of information services, leverage information technology to develop the cultural and creative industries, and promote the deep integration of informatization and industrialization.

2012年科技部印发了《现代服务业科技发展"十二五"专项规划》，提到"鼓励咨询机构依据区域空间特性、产业基础、资源禀赋等因素，为区域经济全面协调发展提供产业咨询服务。"

In 2012, the Ministry of Science and Technology issued the "Special Plan for the Science and Technology Development in the Modern Service Industry during the 12th Five-Year Period", which states that "encouraging advisory bodies to provide industrial consulting services for comprehensive and coordinated development of regional economy on the basis of regional spatial characteristics, industrial base and resource endowment."

2013年发改委发布的《产业结构调整指导目录(2011年本)》(2013年修订)，将"商务服务业"中的"经济、管理、信息、会计、税务、鉴证（含审计服务)、法律、节能、环保等咨询与服务"列为鼓励性行业。

In 2013, the "Guidance Catalog for Industrial Structure Adjustment (2011)" (revised in 2013) issued by the National Development and Reform Commission lists the "economic, management, information, accounting, taxation, attestation (including audit services), law, energy-saving, environmental protection and other consulting and services" in the "business service sector" as the sectors which are encouraged by the state for development.

2014年国务院出台的《关于加快科技服务发展的若干意见》中进一步强调，"加快科技服务业发展，促进咨询业稳定前进，开展网络化、集成化的科技咨询和知识服务"。

The "Opinions on Accelerating the Development of Science and Technology Service" issued by the State Council in 2014 emphasize that "efforts shall be made to accelerate the development of science and technology service industry, promote the steady progress of the consulting industry, carry out the network-based and integrated technology consulting and knowledge service".

2015年7月《国务院关于积极推进"互联网+"行动的指导意见》指出了"加快推进'互联网+'发展，有利于重塑创新体系、激发创新活力、培育新兴业态和创新公共服务模式，对打造大众创业、万众创新起到积极推动作用"

The "Guiding Opinions of the State Council on Actively Promoting the 'Internet +' Action" issued in July 2015 point out that "Accelerating the development of 'Internet +' is conducive to reshaping the innovation system, stimulating innovation vitality, cultivating new industry modes and innovating public service mode, thus playing an active role to promote popular entrepreneurship and innovation."

上述产业政策为我国现代服务业的发展提供了良好的政策环境，也为咨询服务业带来了巨大的发展机遇。

The above-mentioned industrial policies provide a good policy environment for the development of the modern service industry in China, and also bring enormous opportunity for the development of the consulting service industry.

第二章、中国管理咨询行业概览 Chapter II Overview of the management consulting industry in China

第一节、中国管理咨询行业持续快速发展 Section I. The management consulting industry in China witnesses undergo steady and rapid growth

一、行业概况 I. Overview of the industry

咨询是智力服务，是知识转让，是有针对性地向社会提供最优决策、可供选择的方案、计划，或有参考价值的数据、预测、调查结果，是服务于决策者需要的，对促进社会经济发展、技术进步起着不可忽视的作用。

Consultancy is the intellectual service and the transfer of knowledge. The consultancy institutions provide the best decisions, and programs and plans for selection for the users, or provide data, forecasts, or survey results with reference value. The consultancy sector serves the decision makers, and plays a not insignificant role in promoting the socio-economic development and technological progress.

随着科学技术的发展，商品化、产业化的周期大大缩短，以知识和信息为主导的全球化的科技革命和经济革命将社会带入到知识经济时代。作为知识经济的

代表，咨询服务业将逐渐成为社会经济发展的支柱，在全球经济中发挥着越来越重要的作用，将成为 21 世纪的支柱产业之一，其发展和应用已成为衡量一个国家现代服务业发展水平的重要标志。特别是近年来，伴随大数据时代的来临，咨询服务业也出现了质的飞跃，数据的存在形式、数据的采集方式、数据的分析手段和工具、数据分析结果的呈现方式都将颠覆传统模式。咨询服务业在社会发展中要以基础设施建设、工业生产发展为基础，是伴随着国家经济的发展而发展起来。

With the development of science and technology, the cycle of commercialization and industrialization has been greatly shortened. The globalized science and technology revolution and economy revolution led by knowledge and information have brought the society into the era of knowledge-driven economy. As a representative of the knowledge-driven economy, the advisory service industry will gradually become a pillar of social and economic development, playing an increasingly important role in the global economy. It is one of the pillar industries in the 21st century, and its development and application has become a key yardstick of the level of development of modern service industry in a country. Especially, with the advent of the era of big data in recent years, the advisory service sector has witnessed a quantum leap, and the storage forms of data, data collection methods, data analysis methods and tools, and presentation modes of data analysis results will turn the traditional modes upside down. In the social development, the consulting service industry should be based on the infrastructure construction and industrial production, and develops in tandem with the national economy.

咨询服务业在我国属于新兴产业，以知识密集、人才密集为特征。我国咨询业起步于 20 世纪 70 年代末，在短短 40 多年间，发展成为一个门类繁多、范围广泛的智力型服务产业。服务内容不仅包括科技、经济、管理、法律等主要经济领域，还包括工程、医疗、教育、财务会计等。因为咨询服务设计到多个专业行业，从研究的方式分析更偏重与经济学中的统计学。

The consulting service industry, with its knowledge-intensive and talent-intensive characteristics, belongs to the emerging industries in China. Starting in the late 1970s, China's consulting industry has evolved into an intellectual service industry with of a wide category and scope in merely 40 years. The services include not only the main economic areas such as science and technology, economy, management, and law, but also engineering, medical, education, and financial accounting. Since the consulting services involve multiple professions, it is inclined to statistics in economics according to the modes of research.

图表 6：中国咨询服务业的纵向分类 Figure 6: Vertical classification of China's advisory service sector


分 类
包 含 内 容
战略咨询
(1) 战略规划，竞争策略；(2) 业务领域设计；(3) 政策决策咨询
管理咨询
投资融资咨询、财务会计咨询、税务咨询、
市场营销咨询、人力资源管理咨询、生产管理咨询、
工程技术咨询、业务流程重组咨询、管理信息化咨询(IT 咨询)
信息咨询
(1) 市场调查；(2) 市场分析；(3) 市场信息

分类	Category
包含内容	Description
战略咨询	Strategy consulting
（1）战略规划、竞争策略；（2）业务领域设计；（3）政策决策咨询	(1) strategy planning and competition strategy; (2) business sector design; (3) policy decision-making consulting
管理咨询	Management consulting
投资融资咨询、财务会计咨询、税务咨询、市场营销咨询、人力资源管理咨询、生产管理咨询、工程技术咨询、业务流程重组咨询、管理信息化咨询（IT 咨询）	investment and financing consulting, accounting and finance consulting, taxation consulting, marketing consulting, HR management consulting, production management consulting, engineering technology consulting, business process restructuring consulting, management informatization consulting (IT consulting)
信息咨询	Information consulting
（1）市场调查；（2）市场分析；（3）市场信息	(1) market survey; (2) market analysis; (3) market information

管理咨询业是咨询产业的核心层。包括：投资咨询业务，主要从事投资的可行性分析，项目论证等，现代著名的咨询公司有摩根斯坦利、高盛和美林等；人力资源咨询，主要围绕企业的人力资源管理，如企业流程再造、薪资体系设计、

基础管理体系建设、人力资源开发培训等；营销咨询业务，主要是对企业市场营销的各种策略、营销组织体系进行设计或评价，此外也组织营销方面的培训；财务会计咨询，主要是为企业提供会计、审计、资产评估和税务等方面的咨询服务；管理信息化咨询是对企业管理进行一次全方位的系统改造。

Management consulting industry is the core of the consulting industry, including investment consulting business, investment feasibility analysis, and project demonstration. The renowned consultancy companies include Morgan Stanley, Goldman Sachs and Merrill Lynch; human resources consulting, mainly including human resources management at enterprises, such as business process reengineering, remuneration system design, basic management system construction, and human resources development training; marketing consulting business, mainly the design or evaluation of marketing strategies and marketing organization system for enterprises, as well as marketing training; financial accounting consulting, mainly advisory services for enterprises in terms of accounting, auditing, asset valuation and taxation; IT-based management consultancy is a comprehensive systematic transformation of the business management.

管理咨询既可以被看作一种专业服务，又可以被视为提供实际咨询和帮助的一种方法对管理咨询较为权威的定义是："帮助管理者和组织，通过解决管理和经营的问题，鉴别和抓住新机会，强化学习和实施变革以实现组织目的和目标的一种独立的专业性咨询服务。"管理咨询业的存在是社会专业化分工的必然结果。作为朝阳产业的代表，我国的管理咨询行业正处于高速发展期。

Management consulting can be viewed as a kind of professional service or the means of providing practical advice and assistance. The authoritative definition of management consulting is as follows: "independent professional consultancy service for assisting managers and organizations to identify and seize new opportunities by addressing management and operations problems, and reinforcing learning and implementing change to achieve goals and objectives of the organization." The existence of the management consulting industry is the inevitable result of professional specialization of the society. As a representative of the sunrise industry, China's management consulting industry is in a period of rapid development.

二、行业发展具备良好的前景 II. The industry has good prospects of development

中国经济呈现稳中有进、稳中向好的发展态势，居民收入显著增长以及金融市场保持基本稳健的走势，对咨询服务业务的需求将持续上升，在当前巨大的市

场机遇下，未来发展前景可期：

The Chinese economy maintains a trend of steady, good development. The residents witness significant growth in income and the financial market basically maintains a stable trend, thus having higher demands for advisory services business. In view of the current huge market opportunities, there are high prospects of future development:

1、宏观经济运行良好，咨询服务业发展空间巨大 1. Good macroeconomic performance and the huge development space for the advisory service industry

我国咨询业起步于 20 世纪 70 年代末，在短短 40 多年间，发展成为一个门类繁多、范围广泛的智力型服务产业。服务内容不仅包括科技、经济、管理、法律等主要经济领域，还包括工程、医疗、教育、财务等。据 2007 年 1 月中国科技咨询协会发布的 2005 年全国经济普查结果显示，全国具有法人资格的咨询机构有 4.54 万家，咨询从业人员 42 万人；据 2010 年 6 月国家统计数据，在全国工商登记的中国咨询公司有 13 万家。从这些数据中，我们可以看出，我国咨询业在不断发展壮大。但是同时在总额方面，世界各国咨询业的产值平均占 GDP 的 1%，发达国家甚至可以达到 2%到 3%，而我国咨询业的营业额仅占 GDP 的 0.002%。这些数据呈现的强烈对比，说明了我国咨询业还存在很大的进步空间，发展前景广阔。

Starting in the late 1970s, China's consulting industry has evolved into an intellectual service industry with of a wide category and scope in merely 40 years. The services include not only the main economic areas such as science and technology, economy, management, and law, but also engineering, medical, education, and financial accounting. According to the results of 2005 national economic census released by China Consulting Association for Science and Technology in January 2007, there are 45,400 consulting organizations with legal personality in China, which employ 420,000 consulting staff. According to the national statistics of June 2010, there are 130,000 registered consulting firms in China. These data show that China's consulting industry continues to grow and develop. But in terms of the total value, the average output value of the consultancy sector in countries globally accounts for 1% of GDP, and this figure even reaches 2% to 3% in developed countries, while the turnover of China's consulting industry accounts for only 0.002% of GDP. These data show a strong contrast, demonstrating that there is still much room for development of the consulting industry in China.

2、管理咨询业将迈入新一轮的快速成长期 2. The management consulting industry enters a new round of rapid growth

当前，我国管理咨询市场的开发、培育和自我增长已经进入了一个较为理性的新阶段，业已成长起一批规模较大、信誉较好的本土管理咨询机构。依据《2012中国管理咨询机构 50 大发展分析报告》，从数量上看，全国注册登记的管理咨询机构有 1.1 万多家，专职管理咨询人员 20 余万人，并逐步涌现出一大批规模较大、资信较好的管理咨询机构，如和君创业、北大纵横、正略均策、华夏基石等。从地域分布上来看，我国管理咨询业呈现出地域分布不均衡的态势，经济发达的东部地区在规模、数目上均优于中西部地区。

At present, China's management consulting market has entered a rational new stage for its development, cultivation and self-growth, and has produced a number of large-scale local management advisory bodies with good reputation. According to the "Analysis report of TOP 50 management consulting bodies in China in 2012", there are upwards of 11,000 registered management consulting bodies with more than 200,000 full-time management consulting staff. Many consulting bodies have become large-scale management consulting institutions with good credit, such as Hejun Company, Allpku, Adfaith, and ChinaStone and so on. In terms of geographical distribution, China's management consulting industry shows a trend of unbalanced geographical distribution, and the economically developed eastern China region is superior to the central China and western China regions in terms of scale and number.

十三五期间，我国将继续面临经济发展升级和产业结构转型的挑战，受外部经营环境的复杂性、企业自身的成长需要等因素的影响，管理咨询作为企业智囊的需求亦将持续增加，可以预见，我国管理咨询业将迈入新一轮的快速成长期。

During the 13th Five-Year Plan period, China will continue to face the challenges of economic development and industrial restructuring. The demand for management consultancy – as a corporate think tank – will increase due to the complexity of external business environment and the growth needs of enterprises. It is predicted that China's management consulting industry will enter a new round of rapid growth.

3、跨国咨询服务迅猛发展 3. Rapid development of cross-border advisory services

我国自从加入世贸组织以来，国外的大型咨询机构不断融入国内，对我国的咨询业造成了不小的影响。如麦肯锡、埃森哲、科尔尼等世界大型咨询公司踊跃在中国登陆，开展自己的业务。全球知名咨询公司纷纷在经济发达国家和新型市场抢占咨询业份额，设立自己的分支机构。日趋兴旺的跨国咨询业务使全球咨询业竞争加剧，跨国咨询服务成为咨询业新的利润增长点。麦肯锡公司在 43 个国家拥有 82 个分公司和 9000 多名员工；科尔尼管理顾问有限公司在全球 37 个国家设有 62 个办事处，共有 4700 名雇员；普华永道在 150 个国家和地区设有办事机构；安达信公司在 84 个国家和地区设有 385 个分支机构，员工 7.2 万人，客户 8.6 万家。

Since China's accession to the WTO, foreign large-scale advisory bodies have been making forays into China, exerting a not insignificant impact on China's consulting industry. Large transnational consulting firms such as McKinsey, Accenture, and A.T. Kearney have entered the Chinese market to carry out their own business. The world's renowned consulting firms scramble to occupy the market share of consulting industry in economically developed countries and new markets, and set up their own branches. The growing cross-border consulting business has aggravated the global competition in the consulting industry, and cross-border advisory services become a new profit growth point for the consulting sector. McKinsey & Company has 82 subsidiaries and more than 9,000 employees in 43 countries; A.T. Kearney Management Consulting Ltd. has 62 offices in 37 countries, employing 4,700 employees; PricewaterhouseCoopers has offices in 150 countries and regions; Arthur Andersen has 385 branches in 84 countries and regions, with 72,000 employees and 86,000 clients.

三、行业市场规模持续增长 III. The industry market size continues to grow

改革开放 30 多年来，我国市场经济日趋成熟，国有企业改革、中小民营企业崛起、国外企业进入、政府职能转变和宏观经济政策制定过程中的咨询需求越来越大。近年来我国宏观经济持续快速增长，国家经济总量不断增加，我国企业

数量不断增加。2012-2014 年全国新增工商登记注册企业数量分别为 1061.65 万户、1082.56 万户、1292.5 万户，同比增速分别为 10.66%、1.97%、19.39%。经济形势和企业数量的快速增长使得我国企业的税务服务需求也将随之扩大，这为我国管理咨询服务行业的稳步发展奠定了较好基础。

For more than 30 years since the reform and opening up, China's market economy is maturing, and there are growing demands for consultancy regarding the reform of state-owned enterprises, the rise of small and medium-sized private enterprises, entry of foreign enterprises into China, transformation of government functions and the formulation of macroeconomic policies. In recent years, China's macro economy maintains sustained and rapid growth, with increasing economic aggregate and the number of enterprises in China is increasing. From 2012 to 2014, the number of newly registered enterprises in China was 10.6165 million, 10.8256 million and 12.925 million, with a year-on-year increase of 10.66%, 1.97% and 19.39%, respectively. The sound economic situation and the rapid growing number of enterprises have higher demand for tax services for enterprises in China, laying a good foundation for steady development of China's management consulting service industry.

随着市场规模的不断扩大，管理咨询行业内企业数量和从业人数出现持续增长。2008-2012 年，国内管理咨询公司从 22488 家增加到 28123 家，年平均增长率分别为 6.7%，从业人数从 290626 人增加到 372121 人，年平均增长率分别为 6.15%。

As the market scale continues to expand, the management consulting industry continues to grow in terms of the number of enterprises and practitioners. From 2008 to 2012, the number of Chinese management consulting firms increased from 22,488 to 28,123, with an average annual growth rate of 6.7%, and the number of practitioners increased from 290,626 to 372,121, with an average annual growth rate of 6.15%.

根据 IBIS World 发布的相关数据，2008-2012 年行业收入由 791 亿元增加到 966 亿元，年均增长率达到 11.3%。受到经济危机的影响，2009-2011 年管理咨询行业增速有所放缓，但随着经济形式逐渐复苏，从 2012 年开始管理咨询业的市场需求出现明显回升，未来步入持续较快发展通道。根据中国企业联合会管理咨询委员会发布的"2014 年中国管理咨询机构 50 大"，2014 年中国管理咨询公司前 50 合计收入达到 330995.02 万元，同比增长 14.62%。

According to the data released by IBIS World, the industry revenue in 2008-2012 increased from RMB 79.1 billion to RMB 96.6 billion, with an average annual growth

rate of 11.3%. Due to the impact of the economic crisis, the growth of the management consulting industry slowed down in 2009-2011. With the gradual recovery of economic form, however, the management consulting industry's market demand has rebounded significantly since the beginning of 2012, and will enter a period of sustained and rapid development. According to the "TOP 50 management consulting bodies in China in 2014" issued by the management advisory committee of China Enterprise Confederation, the total revenue for the top 50 management consulting companies in 2014 reached RMB 3309.9502 million, with a year-on-year increase of 14.62%.

图表 7：2008 年-2012 年管理咨询业行业收入规模及增长率情况 Figure 7: Industry revenue, scale and growth rate of the management consulting sector from 2008 to 2012



1200
1000
800
600
400
200
0
18.00%
15.00%
12.00%
9.00%
6.00%
3.00%
0.00%
2008
2009
2010
2011
2012
733.93
790.96
850.1
870.85
965.52
15.40%
7.80%
9.10%
7.20%
12.60%
收入规模（亿元）
增长率

收入规模（亿元）	Revenue scale (RMB 100m)
增长率	Growth rate

数据来源： IBIS World

Source: IBIS World

四、行业竞争格局 IV. Industry competition pattern

从中美两国咨询行业发展对比来看，中国与美国差距很大，美国咨询业收入占 GDP 的 1.2%，中国只占 0.18%。美国咨询业已进入成熟期，中国还处于成长初期，发展空间巨大。管理咨询是以知识为基础的专业化服务行业，在促进经济增长和企业健康发展方面发挥着越来越重要的作用。据 IBIS World 统计数据，2012 年中国管理咨询行业总收入 966 亿元，利润 198 亿元，2007-2012 年复合增长率 10.1%；企业数量 28123 家，年复合增长率 5.8%；从业人数 372121 人，人均薪酬水平 69065.6 元，年复合增长率 11.7%。

There is a big gap between China and the United States according to the comparison of development of the consulting sectors in the two countries. The revenue of the consulting industry in the U.S. accounts for 1.2% of GDP, while that in China accounts for only 0.18%. The U.S. consulting industry has entered a mature stage, while the consulting sector in China is still in the early stage of development and faces a huge space for development. Management consulting, as a knowledge-based professional service industry, plays an increasingly vital role in promoting economic growth and the healthy development of enterprises. According to statistics by IBIS World, the total revenue of China's management consulting industry in 2012 reached RMB 96.6 billion, and the profit was RMB 19.8 billion, with a CAGR of 10.1% in 2007-2012; there are 28123 companies, with a CAGR of 5.8%; there are 372121 employees, and the per capita salary was RMB 69065.6, with a CAGR of 11.7%.

国内咨询行业地理分布呈现出东强西弱、南强北弱特点。东部地区咨询服务占全国咨询服务的 90%以上，体现出智力集中化，这也与东部经济发达的情况吻合。据统计，2013 年浙江省咨询营业收入全国占比达到 4.6%，约有 16%的新成立公司落户于浙江和江苏两省，大多数为小型公司，雇佣了全行业约 14.3%的劳动力。

In terms of geographical distribution, the consulting industry is strong in eastern China and southern China and weak in western China and northern China. Consulting services in eastern China account for more than 90% of the national advisory services, reflecting the intellectual concentration. This is also consistent with the developed economy in eastern China. According to statistics, the consulting revenue in Zhejiang Province in 2013 accounts for 4.6% of the revenue nationwide, and some 16% of newly established companies are settled in Zhejiang and Jiangsu provinces. A majority of them are small companies, employing about 14.3% of the labor force.

第二节、中国财务管理咨询行业概览 Section II. Overview of China's financial management consulting industry

一、财务管理咨询概述 I. Overview of financial management consulting

财务管理咨询从理论上说是管理咨询的一种，是随着管理咨询行业和证券业的发展逐渐分离出来的细分子行业。财务管理咨询是指专业财务咨询公司根据客户的自身需求，站在客户的角度，利用公司的产品和服务及其他社会资源，为客户的日常经营管理、财务管理和对外资本运作等经济活动进行财务策划和方案设计等。财务管理咨询的涵义十分宽泛，无论是接受委托提供专业服务的财务咨询，还是从属于全面管理提供咨询服务的附属性财务咨询，都是不可或缺的。在国外，财务咨询业务通常包括财务估价、经营资金与流动资金管理、兼并与收购、投资项目分析、会计制度设计、预算控制、外汇管理等。

In theory, financial management consulting is a kind of management consulting services, and is a sub-sector following the development of the management consulting industry and the securities industry. Financial management consulting means that professional financial consulting companies, based on customer's needs, leverage the corporate products and services and other social resources to provide financial planning and program design, etc. for clients regarding the customer's daily business management, financial management and external capital operation. Financial management consulting covers a wide ground and either the professional financial consulting services as required by customers or the ancillary financial consulting provided under the overall management are indispensable. In foreign countries, the financial advisory business usually includes financial valuation, management of operating capital and liquidity, mergers and acquisitions, investment project analysis, accounting system design, budget control, and foreign exchange management.

1、财务管理咨询的类型 1. Type of financial management consulting

客户所需咨询业务性质不同，决定了咨询的服务目标、服务方式等方面必定存在差异，由此也就产生了不同的财务管理咨询类别。就目前开展财务管理咨询

业务的现状而言，财务管理咨询按业务性质、服务目标大体可以分为以下三类：

Due to the different nature of consulting business required by customers, there must be differences in the service objectives, methods of service and so on for consulting services. Thus, there are different types of financial management consulting. In view of the current status of financial management consulting business, the financial management consulting business can be divided into the following three categories by business nature and service objectives:

（1）行业投资评价型

(1) Industry investment evaluation type

该类财务管理咨询类似于会计师事务所等提供的社会鉴证业务，咨询服务的目的是提供客观的、不带有利益色彩的建设性观点。专业咨询人员以调查、搜集的数据为基础，进行深入分析，并根据现有分析对未来做出预测。并且以诚实、专业服务为基础，恪守“三公”原则，即不卖产品，也不推进部署，只是提供独立的分析。该类财务咨询业务一般由专业性的财务咨询公司开展。

This kind of financial management consulting is similar to the social attestation business provided by accounting firms and so on. The purpose of consulting service is to provide objective and uninterested constructive views. Professional consultants conduct in-depth analysis based on the data collected from the survey, and make predictions on the future based on existing analysis results. With honesty and professional services as the basis, they uphold openness, fairness and impartiality, namely providing independent analysis only without selling products or making deployment. Such financial advisory services are generally provided by professional financial consulting firms.

（2）财务整体服务型

(2) Overall financial service type

该类财务管理咨询侧重于为客户提供专业、全面的服务，获取由于出让知识、脑力劳动而应得的利益回报。专业咨询人员主要提供一整套有关企业、个人财务运作与管理的规划、策划等服务，十分注重市场细分化差别，在提供整体服务的条件下强调业务领域专长，根据企业、个人需要，可以量身定做方案并提供贴身服务。该类财务管理咨询业务一般由专业财务公司、综合性管理咨询公司、证券公司及部分提供咨询业务的会计师事务所等机构开展。

This type of financial management consulting focuses on providing customers with professional, comprehensive services, and the acquisition of benefits for knowledge

and brainwork rendered. Professional consultants mainly provide a whole set of planning and planning services for financial operation and management for enterprises and individuals. They pay great attention to market segmentation and emphasize business specialization under the condition of providing overall service. According to the needs of enterprises and individuals, they provide tailor-made programs and considerate services. Such financial management consulting business is generally provided by professional financial companies, comprehensive management consulting firms, securities companies and some accounting firms which provide advisory services.

（3）附属增值服务型

(3) Ancillary value-added service type

该类财务管理咨询的目的是扩大主营业务，专业咨询人员运用一系列理财工具，为客户提供专业、全面的财务分析和理财建议，并兼顾产品销售。该类财务管理咨询业务主要由银行、保险公司等金融机构的“个人理财中心”等部门提供。

This type of financial management consulting aims to expand the main business. Professional consultants leverage a range of financial management tools to provide customers with professional, comprehensive financial analysis and financial management advice, and also take into consideration the product sales. This type of financial management consulting business is mainly provided by such department as “personal financial management center” of banks, insurance companies and other financial institutions.

图表 8：国内外财务管理咨询服务企业现状对比 Figure 8: Comparison of status quo of financial management consulting business at home and abroad

发达国家	中国
1、市场成熟，软件、产品、平台完备。	1、目前行业不成熟，将造成一些独立金融服务公司迸发强大的生命力，其灵活性和适应性将提高。
2、社会信用、个人信用体系发达使其形成规范化运行模式。	2、银行政策的不稳定，让市场需求越来越大，奠定金融市场的客户基础。
3、出现较早，制度体系、市场体系和机构体系已趋于完善。	3、制度体系、市场体系和机构体系均有待提高。
4、拥有成熟服务配套和专业人才。	4、行业专业人才稀缺，服务配套不成熟。

Developed countries	China
1. Mature market, and complete software, products, and platform.	1. The current industry is not mature. As a result, some independent financial services companies will demonstrate strong vitality, and its flexibility and adaptability will increase.

2. Developed social credit and personal credit system form a standardized operating mode.	2. Bank policy instability, with growing market demand. It provides customer base for the financial market.
3. Due to its early start, the institution and system, market system and institutional system have approached perfection.	3. The market system and institutional systems leave a lot to be desired.
4. Have mature service support and professionals.	4. Shortage of industry professionals, and immature service support.

2、财务管理咨询行业市场规模 2. Market size of financial management consulting industry

根据国家统计局数据显示，从 2007 年-2013 年我国规模以上中小工业企业规模出现两波增长潮。一是 2007 年至 2010 年，我国规模以上中小工业企业数量从 33.40 万家增长到 44.90 万家，资产总额从 21.40 万亿元增长到 35.70 万亿元；受到全球经济危机和宏观经济向下的影响，2011 年我国规模以上中小工业企业数量大幅降至 31.60 万家，减少了 29.50%，同时资产规模减少 6.70%。从 2011 年-2013 年我国规模以上中小工业企业数量和资产规模开始第二轮增长，截至 2013 年底我国规模以上中小工业企业数量达到 34.30 万家，较上年增长 2.69%；资产规模 44.30 万亿元，较上年增长 13.88%。

The National Bureau of Statistics data shows that China's small and medium-sized industrial enterprises above a designated scale witness two waves of growth from 2007 to 2013. First, from 2007 to 2010, the number of China's small and medium-sized industrial enterprises above a designated scale increased from 334,000 to 449,000, and the total assets increased from RMB 21.40 trillion to RMB 35.70 trillion; due to the impact of the global economic crisis and downward trend of macroeconomic performance, the number of small and medium-sized industrial enterprises above a designated size in China dropped significantly to 316,000 in 2011, down by 29.50%, and the asset size decreased by 6.70%. From 2011 to 2013, the number of China's small and medium-sized industrial enterprises above the designated size and the assets size witnessed a second round of growth. At the close of 2013, there were 343,000 small and medium-sized industrial enterprises above a designated scale in China, up by 2.69% over the previous year; the assets reached RMB 44.30 trillion, up by 13.88% over the previous year.

图表 9：2007年-2013年我国规模以上中小工业企业数量、规模统计 Figure 9: Statistics of the number and size of small and medium-sized industrial enterprises above a designated size in China in 2007-2013



50.00
45.00
40.00
35.00
30.00
25.00
20.00
15.00
10.00
5.00
0.00
33.39
42.29
43.11
44.91
33.28
34.31
21.43
26.70
30.06
35.66
31.65
33.43
38.88
44.27
2007年
2008年
2009年
2010年
2011年
2012年
2013年
中小企业数量（万家）
中小企业资产规模（万亿元）

中小企业数量（万家）	Number of SMEs (10,000)
中小企业资产规模（万亿元）	Asset size of SMEs (RMB trillion)

数据来源：国家统计局

Source: National Bureau of Statistics

随着经济全球化，我国咨询业的需求在迅速增长，咨询业成为发展前景看好的产业。根据中国科技咨询协会及国家统计局数据显示，2007 年-2014 年以来，中国咨询行业保持高速稳定的增长势头，年均增长 11.23%。到 2014 年，我国咨询行业的总体营业收入达到 1，438.40 亿元，其中财务咨询收入 244.50 亿元，占咨询行业总收入的 16.90%。近年来，政策扶持下的中小微型企业发展活跃，刺激和促进了财务咨询行业的快速发展，2007 年-2014 年行业营业收入规模从 67.30 亿元增长到 244.50 亿元，平均增速 21.38%。预计 2016 年财务咨询行业规模将达到 382.81 亿元。

With the economic globalization, there is rapidly growing demand for the consulting industry in China, which is a sector with good development prospects. According to the data issued by China Consulting Association for Science and Technology and the National Bureau of Statistics, China's consulting industry maintains high-speed and stable growth momentum during 2007-2014, with an average annual growth of

11.23%. By 2014, China's consulting industry's total operating income reached RMB 143.84 billion, including financial consulting revenue of RMB 24.45 billion, accounting for 16.90% of the total revenue of the consulting industry. In recent years, small and medium-sized and micro enterprises witness active development under the policy support, thus stimulating and promoting the rapid development of the financial advisory industry. The scale of operating income of the sector increased from RMB 6.73 billion to RMB 24.45 billion from 2007 to 2014, with an average growth rate of 21.38%. The size of the financial advisory industry is expected to reach RMB 38.281 billion in 2016.

此外，2014 年财务咨询行业收入 244.50 亿元，其中的中小微企业财务咨询收入 92.38 亿元，约占 37.78%；2014 年中小微企业财务咨询收入较上年增长 12.81%。未来两年，随着国家对中小微企业税收、资质审批、融资和财政支持等优惠政策的推动，将更加有利于中小微企业的快速增长，从而带动中小微企业财务咨询市场需求的增加，预计 2016 年将达到 154.10 亿元的市场规模。

In addition, the revenue of the financial advisory industry reached RMB 24.45 billion in 2014, including financial consulting revenue of RMB 9.238 billion for small and medium-sized and micro enterprises, accounting for 37.78%; in 2014, the financial consulting revenue for medium, small and micro-sized enterprises increased by 12.81% over the previous year. In the next two years, the state preferential policies in terms of tax for medium, small and micro-sized enterprises, qualification examination and approval, and financing and financial support will be conducive to the rapid growth of medium, small and micro-sized enterprises, thereby stimulating the demands of financial advisory services by medium, small and micro-sized enterprises. The market size is expected to reach RMB 15.41 billion in 2016.

图表 10：2012 年-2016 年中国咨询行业、财务咨询行业营收规模发展统计及预测 Figure 10: statistics and forecast of the consulting industry and financial consulting industry revenue in China from 2012 to 2016



2,000.00
1,800.00
1,600.00
1,400.00
1,200.00
1,000.00
800.00
600.00
400.00
200.00
0.00
30.00%
25.00%
20.00%
15.00%
10.00%
5.00%
0.00%
673.00
710.00
805.00
900.00
1,016.66
1,148.36
1,293.64
1,438.41
1,593.75
1,748.35
67.30
78.60
93.00
113.60
139.80
172.25
206.98
244.53
299.30
382.81
2007年
2008年
2009年
2010年
2011年
2012年
2013年
2014年
2015年
2016年
咨询行业营收（亿元）
财务咨询营收（亿元）
咨询行业增长率
财务咨询行业增长率

咨询行业营收（亿元）	Revenue of the consulting sector (RMB 100m)
财务咨询营收（亿元）	Revenue of the financial consulting sector (RMB 100m)
咨询行业增长率 -	Growth rate of the consulting sector
·财务咨询行业增长率	Growth rate of the financial consulting sector

数据来源：中国科技咨询协会

Source: China Consulting Association for Science and Technology

3、财务管理咨询行业的发展趋势 3. Development trend of financial management consulting industry

财务管理咨询在我国起步较晚，它是伴随着管理咨询的产生而产生，发展而发展。由于我国财务管理咨询业正处在起步与发展壮大阶段，仍处于一个不很成熟，逐渐被认同的阶段，因此，加强财务管理咨询业自身的管理与建设，是完成使命的保证。

The financial management consulting sector got off to a late start in China. It has developed in the wake of management consulting sector. Since China's financial management consulting industry is in the initial stage of development and growth, it is still in an immature stage and needs to be recognized. Therefore, strengthening the management and construction of the financial management consulting industry is a guarantee of accomplishing the mission.

（1）中小企业财务管理咨询业务市场规模将持续增长

我国中小企业在促进国民经济平稳较快增长、缓解就业压力、实现科教兴国、优化经济结构等诸多方面，均发挥着越来越重要的作用。近年来，随着利好政策的相继推出，我国实有企业数量稳定增长，根据全国工商总局统计数据，自从商

事制度改革以来，新增企业数尤其是小微企业数量快速增长，每月都会新增 30 万户左右。截至 2014 年底，小微企业数量达到 6851.5 万户，同比增长 15%。随着客户群体的不断增长以及中小企业的快速发展，我国中小企业财务管理咨询服务市场需求巨大。

(1) The market size of financial management consulting business by SMEs will continue to grow

SMEs in China play an increasingly important role in promoting the steady and rapid growth of the national economy, easing the employment pressure, realizing China's rejuvenation through science and education, and optimizing the economic structure. Spurred by favorable policies in recent years, the number of enterprises in China has been growing steadily. According to the data by the State Administration for Industry and Commerce, since the reform of commercial system, the number of new enterprises, especially small and micro businesses, has been growing rapidly, with a monthly increase of 300,000 enterprises or so. As at the end of 2014, there were 68.515 million small and micro businesses, with a year-on-year increase of 15%. With the growing customer groups and the rapid development of SMEs, there is huge market demand for financial management consulting services by SMEs in China.

（2）线上互联网服务将成为新的增长点

随着 IT 技术和互联网科技的发展，以 IT 技术为依托、以互联网和移动通讯平台为载体的服务模式正在形成。财务管理咨询服务与互联网技术的融合不仅打破了传统服务模式下的时间、地域等限制，提高了工作效率、降低了成本，同时，通过互联网向电商市场提供财务管理咨询服务，将成为下一个行业增长点。

(2) Online Internet services will become a new growth point

With the development of IT technology and Internet technology, the service model – with IT technology as the basis and the Internet and mobile communication platform as the carrier – is taking shape. The integration of financial management consulting services and Internet technology breaks the restrictions of traditional service model in time and geographical distance, improves work efficiency and reduces costs. It will become the next industry growth point by providing financial management consulting services for the e-commerce market via the internet.

（3）服务呈现多元化趋势

从简单的服务产品、价格比拼向以客户需求为导向的整体解决方案咨询模式转变。单一的财务管理咨询将变成价格战，而根据企业经营现状及需求向企业提供优化整合咨询服务更能获得企业的信赖，在竞争中取得更大优势。

(3) Service has the trend of diversification

From the simple competition for service, products, and price to the customer demand-oriented overall solution for consulting mode. The simple financial management consulting sector will face a price war. We can achieve greater advantage if we provide enterprises with optimized and integrated consulting services and earn the trust of enterprises according to business status and needs.

（4）经营日趋规范

与国家政策发展趋势相结合，经营日趋规范。目前国家政策大力支持财务管理咨询服务行业，行业发展指导性意见的出台也将推动行业发展的快速正规化、专业化、规模化。

(4) Increasingly standardized operation

In keeping with development trends of national policies, the business becomes increasingly standardized. At present, national policy shows great support for the financial management consulting services industry, and the promulgation of guiding opinions for the industry development will also promote the standardized, professional and large-scale development of the industry in a rapid way.

4、财务管理咨询行业仍然存在一些挑战 4. The financial management consulting industry still faces some challenges

（1）缺乏高素质专业咨询人才

财务管理咨询业是高度依赖人才的行业，是一个知识、智能密集型行业，其对从业人员的能力要求较高，不仅要精通财务还要熟知管理，要能通过优质的服务来弥补中小企业管理空白。未来随着市场需求的提升，财务管理咨询业对高素质人才的需求还会增大，进而会产生专业咨询人才缺乏的风险。

(1) Lack of high-caliber professional advisory personnel

The financial management consulting industry is an industry highly dependent on talent, and is a knowledge- and intelligence-intensive industry. With high requirements for the capability of practitioners, the personnel shall be proficient in both finance and management, and can fill in the gap in the management of SMEs by virtue of stellar services. With the growing market demand in the future, the financial management consulting industry will have higher demand for high-quality talent, thus

having the risk of shortage of professional consultants.

（2）行业缺乏统一监管

我国财务管理咨询业仍处于起步阶段，目前行业缺乏统一的监管部门，也没有专门的政策法规加以规范。由于政策引导和法律支持的缺位，可能会导致咨询服务业管理混乱和竞争不规范。

(2) Lack of unified supervision of the industry

Since China's financial management consulting industry is still in its infancy, there is no unified regulatory body for this sector, or specific policies and regulations for its regulation. Due to the lack of policy guidance and legal support, it may lead to confusion in the management of the consulting service industry and the disorderly competition.

（3）不能适应信息化、数字化发展趋势的风险

随着信息技术、通讯技术及网络技术的发展，传统的咨询服务业正在逐步向现代咨询服务业转变，这种转变包括两方面，一是咨询工具和方法的数字化转型，二是咨询内容的数字化转型。在咨询服务业网络化、数字化转型的进程中，若无法及时跟上转型步伐则面临市场影响力下降和客户流失的风险。

(3) Risk of failing to adapt to the development trend of informatization and digitalization

With the development of information technology, communication technology and network technology, the traditional consulting service industry is gradually evolving into a modern consulting service industry. This change includes two aspects: one is the digital transformation of consulting tools and methods, and the second is the digitalization of consulting content. While the consulting service industry is oriented towards the network and digital transformation, it will face the risk of diminishing market influence and customer loss if it is unable to keep pace with the pace of transformation.

二、财务管理咨询是企业与时俱进发展的"外脑"，潜力巨大 II. Financial management consulting is the external "brainpower" of enterprise for keeping pace with the times and has enormous potential

财务管理咨询业是以提供信息和智力服务为特征的新兴行业，在市场经济的

浪潮中，企业作为经济主体只能以财富和知识转化成经济力量去竞争，因此，越来越多的企业开始寻求“外脑”，来帮助自己确定走向和路线，解决所存在的各种问题。

Financial management consulting industry is an emerging industry characterized by the provision of information and intelligence services. In the market economy, enterprises – as the main economic entities – can only compete by transforming wealth and knowledge into economic power. Therefore, more and more enterprises began to seek "external brainpower" to help them determine the direction and route and solve various existing problems.

首先，咨询服务的客户将不再局限于大型民营企业家和上市公司，而将向广大的中小企业扩展。有资料显示，我国目前需要财务咨询管理服务的很大一部分客户群来自于年收益额不足 500 万元的中小企业，在我国中小企业是国民经济和社会发展的重要组成部分，其数量占我国企业总数的 90%以上，在经济发展中起着举足轻重的作用，财务咨询管理有着专业的团队，能够弥补中小企业在经营管理中的空白，为其提供信息和智力服务。

First, the clients requiring advisory services will be extended to the vast number of SMEs, rather than limited to large-scale private entrepreneurs and listed companies. Data shows that a great number of clients requiring financial advisory management services in China are SMEs with annual revenue of less than RMB 5 million. In China, SMEs occupy a key part of national economic and social development, and the number of SMEs accounts for more than 90% of all enterprises in China, and thus play a decisive role in the economic development. Financial advisory management enterprises have a professional team who can make up for the lack of operations and management in SMEs by providing information and intelligence services for SMEs.

其次，当越来越多的人们意识到财务管理咨询业巨大的市场潜力时，大大小小的咨询公司将会如雨后春笋般成长起来，足以说明咨询业早已进入了高速发展时期，它在社会、经济生活中的重要作用已日益为人们所认知。

Second, when more and more people realize the huge market potential of the financial management consulting industry, consulting firms of varying sizes will mushroom, illustrating the fact that the consulting industry has entered a period of rapid development. People increasingly recognize its important role in the social and economic life.

从财务管理咨询业的产生到今天即将走向繁荣的历史过程，由于行业自身的一些特点，如它的财务咨询理念、实际操作方法和流程、操作人员的知识和文化背景到财务咨询管理业现状和未来发展趋势的分析，从长远来看，财务咨询管理业蕴涵着巨大的发展潜力，随着经济和社会的不断进步和人们对它的逐步认识，必将在经济生活中占据更重要的位置。

The financial management consulting industry has reached its heyday. Due to some of the characteristics of the industry, such as its financial advisory philosophy, actual operating methods and processes, knowledge and cultural background of operators, the status quo of the financial advisory management industry and future development trend, the financial consulting management industry faces great potential for development in the long run. With the continuous economy and social progress and the people's understanding of it, it will inevitably occupy a more pivotal position in the economic life.

三、对财务管理咨询服务专业化需求的深化将有力推动行业快速发展 III. The deepening professional needs of the financial management consulting services will effectively promote the rapid development of the industry

随着我国金融市场的迅速发展，多层次金融市场日渐成熟，国内金融市场与全球金融市场之间的关联度日趋紧密，金融信息呈爆发式增长，复杂的经济和金融环境给企业发展带来机会的同时，也带来了很多困难，信息不对称、信息复杂化等问题都给企业带来了挑战和困难。而财务管理咨询作为致力于为客户提升财务管理能力、降低财务成本、融资安排等提供的咨询，在资金的筹集、运用、投资、分配等方面为决策者提供有价值的建议，能帮助企业实现财务管理任务，扩大理财收益。

With the rapid development of China's financial market, the multi-level financial market is maturing and there is increasing closer correlation between domestic financial market and global financial market. The financial information witnesses an explosive growth, and the complex economic and financial environment brings both opportunities and difficulties to the enterprise development. Asymmetric information and information complexity and other issues have brought challenges and difficulties to enterprises. Financial management consulting provides valuable advice to

decision-makers on how to raise, use, invest, and allocate funds, in a bid to help clients boost financial management capabilities, reduce financial costs and make financing arrangements, thereby helping enterprises to achieve financial management tasks and expand financial income.

企业财务管理是企业增长的助推器，是企业经济平稳发展的重要力量，企业的财务管理关系着企业的稳定、发展。在市场经济条件下，企业财务管理只有适应经济环境、生态环境的发展，正确协调企业与环境和资源的关系，才能有效提升企业的效率，推动财务管理层次的全面提升，增强企业的核心竞争力。企业专业化需求的不断深化将有力推动行业的快速发展。

Corporate financial management is the booster of enterprise growth and is an important force for the steady development of enterprise economy. The enterprise's financial management has a bearing on the stability and development of enterprises. Under the condition of market economy, the corporate financial management can effectively promote the efficiency of enterprises, promote the overall level of financial management and enhance the core competitiveness of enterprises by adapting to the economic environment and ecological environment, and correctly coordinating the relationship among enterprises, the environment and resources. The deepening of specialization needs of enterprises will vigorously promote the rapid development of the industry.

第三节、中国金融咨询服务行业概览 Section III: Overview of China's financial advisory services industry

一、金融咨询服务概述 I. Overview of financial advisory services

金融咨询是指以提供金融投资策划、培训、顾问、调研服务为特征的中介活动，属于金融投资业的附带业务。金融咨询业涉及的内容十分广泛，提供的服务也多种多样，是一个发展前景极为广阔的新兴金融门类。金融咨询的咨询范围包括：金融机构战略、管控模式与组织设计、人力资源管理、财务管理、改善运营与风险管理、资产并购重组与企业改制、业务流程重组、新产品与服务的开发以

满足日渐复杂的客户需求。在国际上，金融咨询是许多大型银行、证券公司、基金公司、会计公司、律师事务所及投资银行的核心业务，特别是在从事证券投资服务的金融机构中，咨询和培训业务规模与水平已成为反映其竞争能力的一个重要指标。

Financial advisory service refers to the intermediary activities characterized by the provision of financial investment planning, training, consultancy, and research services, and is the ancillary service in the financial investment industry. Financial advisory industry involves a wide range of services and the services rendered cover a wide ground. It is an emerging financial category with very broad development prospects. The scope of financial advisory includes: financial institution strategy, control mode and organization design, human resources management, financial management, operation improvement and risk management, asset M & A and enterprise restructuring, business process reengineering, and the development of new products and service. These can meet the increasingly complex customer needs. Internationally, financial consulting is the core business of a great many of large banks, securities companies, fund companies, accounting firms, law firms and investment banks. Especially for financial institutions engaged in securities investment services, the scale and level of consulting and training business has become a key indicator of their competitiveness.

公司所处行业为咨询服务业行业，主要为中小微民营企业及企业主的投资、融资、生产经营以及资本运营等提供专业金融咨询服务。

The company is in the advisory service industry and chiefly provides professional financial advisory services in terms of investment, financing, production and operation as well as capital operation for small and medium-sized and micro private enterprises and business owners.

金融咨询服务企业最独特的优势就是中立、客观，它只是提供一个专业的服务，不经手借贷资金，不吸存或变相吸存客户资金，只在服务过程中只收取一定的服务费用。

The most unique advantage of financial advisory services enterprises its neutrality and objectiveness. These enterprises only provide professional services and only charge certain service charges without dealing with loan fund, absorbing or absorbing in disguise the fund deposited by the clients.

二、中小企业概述 II. Overview of SMEs

1、中小企业界定 1. Definition of SMEs

中小企业(Small and Medium Enterprises)，又称中小型企业或中小企，根据2003 年 1 月 1 日起施行的《中华人民共和国中小企业促进法》给出的定义，中小企业是指在中华人民共和国境内依法设立的有利于满足社会需要，增加就业，符合国家产业政策，生产经营规模属于中小型的各种所有制和各种形式的企业。

SMEs stand for Small and Medium Enterprises. According to the definition set forth in the "Law of the People's Republic of China on Promotion of Small and Medium-sized Enterprises" promulgated on January 1, 2003, small and medium-sized enterprises refer to the different forms of enterprises under different ownerships that are established within the territory of the People's Republic of China according to law, that help to meet the social needs and create more job opportunities, that comply with the industrial policies of the State, and that are small and medium-sized in production and business operation.

小微企业是小型企业、微型企业、家庭作坊式企业、个体工商户的统称。

Small-sized businesses, micro enterprises, family-owned enterprises, and privately or individually-owned businesses are collectively called small and micro businesses.

2、我国中小企业划分标准 2. Criteria for determining small and medium-sized enterprises in China

《中小企业划型标准规定》：

"Rules for Division Standards of SMEs":

中小企业的划分标准由国务院负责企业工作的部门根据企业职工人数、销售额、资产总额等指标，结合行业特点制定，报国务院批准。2003 年，国务院发布《中小企业标准暂行规定》作为暂行标准。2011 年 6 月工业和信息化部、国家统计局、发展改革委、财政部研究发布并实施了《中小企业划型标准规定》对

中小企业划型标准进行了详细划分：将中小企业划分为中型、小型、微型三种类型，具体标准根据企业从业人员、营业收入、资产总额等指标，结合行业特点制定。

The criteria for determining SMEs are set by the State Council's organ which is responsible for enterprises, based on the number of employees, sales revenue, total assets and other indicators, and combining the industry characteristics. The criteria are reported to the State Council for approval. In 2003, the State Council issued the "Interim Provisions for Standards of SMEs" as an interim standard. In June 2011, the Ministry of Industry and Information Technology, the National Bureau of Statistics, the National Development and Reform Commission, and the Ministry of Finance published and implemented the "Rules for Division Standards of SMEs" which detail the SMEs' division criteria: SMEs are divided into medium-sized, small-sized and micro-sized enterprises. The specific standards are formulated based on number of enterprise employees, operating revenue, total assets and other indicators, combined with the industry characteristics.

小微企业在税收上的概念和其他部门略有不同，主要包括三个标准，一是资产总额，工业企业不超过 3000 万元，其他企业不超过 1000 万元；二是从业人数，工业企业不超过 100 人，其他企业不超过 80 人；三是税收指标，年度应纳税所得额不超过 30 万元。（详见图表 11）

Small and micro businesses are slightly different from the perspective of taxation and other departments. It mainly includes three criteria: the first is the total asset; not more than RMB 30 million for industrial enterprises and not more than RMB 10 million for other types of enterprises. The second is the number of employees; not more than 100 people for industrial enterprises and not more than 80 people for other types of enterprises. The third is the tax index; the annual taxable income is not more than RMB 300,000. (See Figure 11 for details)

根据相关部门对《中小企业划型标准规定》的解读，促进中小企业平稳健康发展是我国长期坚持的重要方针。为促进中小企业发展，国家出台了一系列法律、政策措施。2003 年国家出台实施了《中小企业促进法》，2005 年国务院出台了《关于鼓励支持和引导个体私营等非公有制经济发展的若干意见》，为应对国际金融危机，2009 年国务院出台了《关于进一步促进中小企业发展的若干意见》。随着一系列法律和政策措施的出台，中小企业发展法律、政策和市场环境在逐步改善。但由于原标准中小企业面过宽，致使企业群体中最弱势、最需要政府扶持的企业难以享受到优惠政策，社会各方面反映强烈。这次新标准细分了企业规模类型，将企业分为大、中、小、微型。小型和微型企业将成为今后政策扶持的重点。国

家将对小型和微型企业着重从优化发展环境，进一步研究出台普惠性的政策措施，完善服务等方面加大扶持。

According to the interpretation of "Rules for Division Standards of SMEs" by relevant departments, promoting the steady and healthy development of SMEs is China's long-term key policy. In order to promote the development of SMEs, the state has promulgated a series of laws and policy measures. In 2003, the state promulgated the "Law on the Promotion of SMEs". In 2005, the State Council promulgated the "Opinions on Encouraging, Supporting and Guiding the Development of Non-public Sectors of the Economy including Individually-owned Enterprises". In response to the international financial crisis, the State Council promulgated the "Opinions on Promoting the Development of SMEs" in 2009. With the introduction of a series of laws and policy measures, the legal, policy and market environment for the development of SMEs is progressively improving. However, due to the over-generalized definition of SMEs in the former standards, the most vulnerable enterprises in most need of government support find it hard to enjoy the preferential policies, and there are strong implications in all aspects of the society. The new standard divides the enterprise type and scale in detail, including large, medium, small, and micro enterprises. Small and micro enterprises will be the focus of future policy support. By focusing on optimizing the development environment for small and micro enterprises, the state carries out research to release inclusive policies and measures, and steps up support in terms of improving services and so on.

图表 11：中小企业划型标准 Figure 11: Criteria for Division of SMEs

所属行业		划分标准	
		中小微型企业	中型、小型、微型企业细分标准
1	农、林、牧、渔业	营业收入 20000 万元以下。	营业收入 500 万元及以上的为中型企业； 营业收入 50 万元及以上的为小型企业； 营业收入 50 万元以下的为微型企业。
2	工业	从业人员 1000 人以下或营业收入 40000 万元以下。	从业人员 300 人及以上，且营业收入 2000 万元及以上的为中型企业； 从业人员 20 人及以上，且营业收入 300 万元及以上的为小型企业； 从业人员 20 人以下或营业收入 300 万元以下的为微型企业。
3	建筑业	营业收入 80000 万元以下或资产总额 80000 万元以下。	营业收入 6000 万元及以上，且资产总额 5000 万元及以上的为中型企业； 营业收入 300 万元及以上，且资产总额 300 万元及以上的为小型企业； 营业收入 300 万元以下或资产总额 300 万元以下的为微型企业。
4	批发业	从业人员 200 人	从业人员 20 人及以上，且营业收入 5000 万元及以上

		以下或营业收入40000万元以下。	的为中型企业； 从业人员5人及以上，且营业收入1000万元及以上的为小型企业； 从业人员5人以下或营业收入1000万元以下的为微型企业。
5	零售业	从业人员300人以下或营业收入20000万元以下。	从业人员50人及以上，且营业收入500万元及以上的为中型企业； 从业人员10人及以上，且营业收入100万元及以上的为小型企业； 从业人员10人以下或营业收入100万元以下的为微型企业。
6	交通运输业	从业人员1000人以下或营业收入30000万元以下。	从业人员300人及以上，且营业收入3000万元及以上的为中型企业； 从业人员20人及以上，且营业收入200万元及以上的为小型企业； 从业人员20人以下或营业收入200万元以下的为微型企业。
7	仓储业	从业人员200人以下或营业收入30000万元以下。	从业人员100人及以上，且营业收入1000万元及以上的为中型企业； 从业人员20人及以上，且营业收入100万元及以上的为小型企业； 从业人员20人以下或营业收入100万元以下的为微型企业。
8	邮政业	从业人员1000人以下或营业收入30000万元以下。	从业人员300人及以上，且营业收入2000万元及以上的为中型企业； 从业人员20人及以上，且营业收入100万元及以上的为小型企业； 从业人员20人以下或营业收入100万元以下的为微型企业。
9	住宿业	从业人员300人以下或营业收入10000万元以下。	从业人员100人及以上，且营业收入2000万元及以上的为中型企业； 从业人员10人及以上，且营业收入100万元及以上的为小型企业； 从业人员10人以下或营业收入100万元以下的为微型企业。
10	餐饮业	从业人员300人以下或营业收入10000万元以下。	从业人员100人及以上，且营业收入2000万元及以上的为中型企业； 从业人员10人及以上，且营业收入100万元及以上的为小型企业； 从业人员10人以下或营业收入100万元以下的为微型企业。
11	信息传输业	从业人员2000人以下或营业收入100000万元以	从业人员100人及以上，且营业收入1000万元及以上的为中型企业； 从业人员10人及以上，且营业收入100万元及以上的

		下。	为小型企业； 从业人员 10 人以下或营业收入 100 万元以下的为微型企业。
12	软件和信息技术服务业	从业人员 300 人以下或营业收入 10000 万元以下。	从业人员 100 人及以上，且营业收入 1000 万元及以上的为中型企业； 从业人员 10 人及以上，且营业收入 50 万元及以上的为小型企业； 从业人员 10 人以下或营业收入 50 万元以下的为微型企业。
13	房地产开发经营	营业收入 200000 万元以下或资产总额 10000 万元以下。	营业收入 1000 万元及以上，且资产总额 5000 万元及以上的为中型企业； 营业收入 100 万元及以上，且资产总额 2000 万元及以上的为小型企业； 营业收入 100 万元以下或资产总额 2000 万元以下的为微型企业。
14	物业管理	从业人员 1000 人以下或营业收入 5000 万元以下的。	从业人员 300 人及以上，且营业收入 1000 万元及以上的为中型企业； 从业人员 100 人及以上，且营业收入 500 万元及以上的为小型企业； 从业人员 100 人以下或营业收入 500 万元以下的为微型企业。
15	租赁和商务服务业	从业人员 300 人以下或资产总额 120000 万元以下。	从业人员 100 人及以上，且资产总额 8000 万元及以上的为中型企业； 从业人员 10 人及以上，且资产总额 100 万元及以上的为小型企业； 从业人员 10 人以下或资产总额 100 万元以下的为微型企业。
16	其他未列明行业	从业人员 300 人以下。	从业人员 100 人及以上的为中型企业； 从业人员 10 人及以上的为小型企业； 从业人员 10 人以下的为微型企业。

Industry		Classification standards	
		Medium, small and micro enterprises	**Standards for determination of medium, small and micro enterprises**
1	Agriculture, forestry, animal husbandry, fishery	Operating income of less than RMB 200 million.	Enterprises with an operating income of RMB 5 million yuan and above are medium-sized enterprises; Enterprises with an operating income of RMB

			500,000 yuan and above are small enterprises; Enterprises with an operating income of less than RMB 500,000 are micro enterprises.
2	Industry	Number of employees below 1000 or operating income less than RMB 400 million.	Enterprises employing 300 people and above, and having an operating income of RMB 20 million yuan and above are medium-sized enterprises; Enterprises employing 20 people and above, and having an operating income of RMB 3 million yuan and above are small enterprises; Enterprises employing less than 20 people or having an operating income of less than RMB 3 million are micro enterprises.
3	Construction industry	Operating income of RMB 800 million or less or total assets of less than RMB 800 million.	Enterprises with an operating income of RMB 60 million yuan and above, and the total assets of RMB 50 million and above are medium-sized enterprises; Enterprises with an operating income of RMB 3 million and above, and the total assets of RMB 3 million and above are small enterprises; Enterprises with an operating income of less than RMB 3 million or total assets of less than RMB 3 million are micro enterprises.
4	Wholesale trade	Number of employees below 200 or operating income less than RMB 400 million.	Enterprises employing 20 people and above, and having an operating income of RMB 50 million yuan and above are medium-sized enterprises; Enterprises employing 5 people and above, and having an operating income of RMB 10 million yuan and above are small enterprises; Enterprises employing less than 5 people or having an operating income of less than RMB 10 million are micro enterprises.
5	Retail trade	Number of employees below 300 or operating income less than RMB 200 million.	Enterprises employing 50 people and above, and having an operating income of RMB 5 million yuan and above are medium-sized enterprises; Enterprises employing 10 people and above, and having an operating income of RMB 1 million yuan and above are small enterprises; Enterprises employing less than 10 people or having an operating income of less than RMB 1 million are micro enterprises.
6	Transportation sector	Number of employees below 1000 or operating income less than	Enterprises employing 300 people and above, and having an operating income of RMB 30 million yuan and above are medium-sized enterprises; Enterprises employing 20 people and above, and

		RMB 300 million.	having an operating income of RMB 2 million yuan and above are small enterprises; Enterprises employing less than 20 people or having an operating income of less than RMB 2 million are micro enterprises.
7	Warehousing sector	Number of employees below 200 or operating income less than RMB 300 million.	Enterprises employing 100 people and above, and having an operating income of RMB 10 million yuan and above are medium-sized enterprises; Enterprises employing 20 people and above, and having an operating income of RMB 1 million yuan and above are small enterprises; Enterprises employing less than 20 people or having an operating income of less than RMB 1 million are micro enterprises.
8	Postal services sector	Number of employees below 1000 or operating income less than RMB 300 million.	Enterprises employing 300 people and above, and having an operating income of RMB 20 million yuan and above are medium-sized enterprises; Enterprises employing 20 people and above, and having an operating income of RMB 1 million yuan and above are small enterprises; Enterprises employing less than 20 people or having an operating income of less than RMB 1 million are micro enterprises.
9	Accommodation sector	Number of employees below 300 or operating income less than RMB 100 million.	Enterprises employing 100 people and above, and having an operating income of RMB 20 million yuan and above are medium-sized enterprises; Enterprises employing 10 people and above, and having an operating income of RMB 1 million yuan and above are small enterprises; Enterprises employing less than 10 people or having an operating income of less than RMB 1 million are micro enterprises.
10	Catering sector	Number of employees below 300 or operating income less than RMB 100 million.	Enterprises employing 100 people and above, and having an operating income of RMB 20 million yuan and above are medium-sized enterprises; Enterprises employing 10 people and above, and having an operating income of RMB 1 million yuan and above are small enterprises; Enterprises employing less than 10 people or having an operating income of less than RMB 1 million are micro enterprises.
11	Information transmission sector	Number of employees below 2000 or operating	Enterprises employing 100 people and above, and having an operating income of RMB 10 million yuan and above are medium-sized enterprises;

		income less than RMB 1billion. .	Enterprises employing 10 people and above, and having an operating income of RMB 1 million yuan and above are small enterprises; Enterprises employing less than 10 people or having an operating income of less than RMB 1 million are micro enterprises.
12	Software and information technology services sector	Number of employees below 300 or operating income less than RMB 100 million. .	Enterprises employing 100 people and above, and having an operating income of RMB 10 million yuan and above are medium-sized enterprises; Enterprises employing 10 people and above, and having an operating income of RMB 0.5 million yuan and above are small enterprises; Enterprises employing less than 10 people or having an operating income of less than RMB 0.5 million are micro enterprises.
13	Real estate development and operation	Operating income of RMB 2 billion or less or total assets of less than RMB 100 million.	Enterprises with an operating income of RMB 10 million yuan and above, and the total assets of RMB 50 million and above are medium-sized enterprises; Enterprises with an operating income of RMB 1 million and above, and the total assets of RMB 20 million and above are small enterprises; Enterprises with an operating income of less than RMB 1 million or total assets of less than RMB 20 million are micro enterprises.
14	Property management	Number of employees below 1000 or operating income less than RMB 50 million.	Enterprises employing 300 people and above, and having an operating income of RMB 10 million yuan and above are medium-sized enterprises; Enterprises employing 100 people and above, and having an operating income of RMB 5 million yuan and above are small enterprises; Enterprises employing less than 100 people or having an operating income of less than RMB 5 million are micro enterprises.
15	Leasing and business service industry	Less than 300 employees or the total assets of less than RMB 1200 million.	Enterprises employing 100 people and above, and the total assets of RMB 80 million and above are medium-sized enterprises; Enterprises employing 10 people and above, and the total assets of RMB 1 million and above are small enterprises; Enterprises employing less than 10 people or total assets of less than RMB 1 million are micro enterprises.

16	Other industries not listed	Less than 300 employees.	Enterprises employing 100 people and above are medium-sized enterprises; Enterprises employing 10 people and above are small enterprises; Enterprises employing less than 10 people are micro enterprises.

资料来源：《中小企业划型标准规定》

Source: "Rules for Division Standards of SMEs"

3、我国中小企业整体规模稳步增长 3. Overall scale of SMEs in China is growing steadily

中小企业的发展关系到国民经济的平稳，关系国计民生，是个重大的战略任务。中小企业由于规模小，竞争力弱，很容易受到经济波动和危机的干扰。尤其是近年来，外部需求低迷，内需不振，人民币持续升值导致国际竞争加剧，我国中小企业出口受挫。此外，我国中小企业面临着生产要素成本攀升、创新不足、融资环境恶劣的不利局面，发展举步维艰。十八届三中全会提出要积极发展混合所有制经济，鼓励非公资本与国有资本合作，取长补短，共赢互利。这为中小企业提供了新的发展平台和增长空间。

The development of SMEs is a major strategic task since it has a bearing on the stability of the national economy and the people's livelihood. SMEs are vulnerable and subject to economic fluctuations and crises due to their small size and weak competitiveness. Especially in recent years, with sluggish external demand and domestic demand, and increased international competition resulting from continued RMB appreciation, the Chinese SMEs suffer setbacks in exports. In addition, China's SMEs face unfavorable situation with rising costs of production factors, lack of innovation, and poor financing environment, thus having difficult development. The Third Plenary Session of the 18th CPC Central Committee proposed that efforts should be made to develop mixed ownership economy, encourage cooperation between non-public capital and state-owned capital, and learn from each other to achieve win-win and mutually beneficial results. This provides SMEs with a new development platform and room for growth.

我国中小企业实有户数包括全国实有企业户数和全国实有个体工商户户数。

截至 2014 年底，全国实有企业 1819.28 万户（含分支机构，下同），比上年底增长 19.08%。内资企业（不含私营）实有 226.84 万户，比上年底减少 2.54 万户，降低 1.11%；注册资本（金）51 万亿元，增长 12.83%。私营企业 1546.37 万户，增长 23.33%，注册资本（金）59.21 万亿元，增长 50.62%。外商投资企业 46.07 万户，增长 3.30%，注册资本（金）2.18 万亿美元，增长 7.39%。

China's actual number of SMEs includes the actual number of enterprises and the actual number of individually-owned enterprises in China. At the close of 2014, there are actually 18,192,800 enterprises (including branches, the same below), with a year-on-year increase of 19.08%. There are actually 2,268,400 domestic-funded enterprises (excluding private enterprises), down by 254,000 enterprises over the previous year, or by 1.11%; the registered capital amounts to RMB 51 trillion, up by 12.83%. There are 15.4637 million private enterprises, up by 23.33%. The registered capital was RMB 59.21 trillion, up by 50.62%. There are 460,700 foreign-funded enterprises, up by 3.30% and the registered capital was $2.18 trillion, up by 7.39%.

图表 12：2013 年和 2014 年我国中小企业户数发展情况（万户）Figure 12: Number of SMEs in China in 2013 and 2014 (unit: 10000)


2000
1800
1600
1400
1200
1000
800
600
400
200
0
1819.28
1527.84
226.84 229.38
46.07 44.6
1546.37
1253.86
实有企业数
内资企业
(不含私营)
外商投资企业
私营企业
2014年
2013年

实有企业数	Actual number of enterprises
内资企业（不含私营）	Domestically-funded enterprises (excl. private enterprises)
外商投资企业	Foreign-funded enterprises

私营企业	Private enterprises

数据来源：国家工商行政管理总局《工商行政管理统计汇编 2014》。

Source: State Administration of Industry and Commerce (compilation of statistics of State Administration of Industry and Commerce in 2014).

注：目前尚不存在中小企业户数统计，由于99.7%数量的企业为中小企业，故这里用总企业户数加上个体工商户户数作为一个替代指标，该指标的变化反映中小企业户数变化。

Note: At present, there is no statistics on the number of SMEs. Since 99.7% of enterprises are SMEs, the total number of enterprises plus the number of individually-owned enterprises are taken as an alternative indicator. The change of this indicator reflects the change of the number of SMEs.

综合看，近两年，国内外经济发展速度放缓，我国中小企业整体规模稳步增长，转型升级进程加快，但是结构性矛盾仍然存在，局部性困难突出，尤其是部分行业小微型企业面临形势严峻。一方面，在复杂多变的国内外宏观经济形势下，劳动密集型、加工贸易型和处于初创期的中小企业特别是小微型企业生产经营难度加大。另一方面，传统的粗放增长方式在原材料、用工、能源等成本持续上升的局面下难以为继，强大的市场倒逼机制将推动中小企业加快转型升级步伐。

In the past two years, the Chinese and foreign economic development is slowing down, and the overall scale of SMEs in China has been steadily growing, with an accelerated process of transformation and upgrading. However, there are still the structural contradictions, and prominent local difficulties, especially small and micro enterprises in some industries facing grave situation. On the one hand, under the complex, volatile macroeconomic situation at home and abroad, labor-intensive SMEs which belong to processing trade sector and are in the early stage, especially small and micro enterprises, face greater difficulties in production and management. On the other hand, the traditional way of extensive growth cannot last any longer due to rising costs in raw materials, labor, and energy, etc. The strong “anti-driving mechanism” of the market will promote SMEs to accelerate the pace of transformation and upgrading.

三、中小企业融资现状 III. Financing status for SMEs

1、中小企业融资困难的现状 1. Status quo of financing difficulties for SMEs

无论是发达国家还是发展中国家，中小企业都是国民经济发展的重要组成部分，加快中小企业的发展，可以为国民经济的持续稳定增长奠定良好的基础。

SMEs are a pivotal part of the national economic development in both developed and developing countries. Accelerating the development of SMEs can lay a good foundation for the sustained and stable growth of the national economy.

但在中小企业迅速发展的过程中，出现了很多问题需要及时加以解决，其中，融资问题成了困扰中国中小企业顺利发展的重大问题，融资困难成为制约中国中小企业发展最难突破的"瓶颈"。

In the process of rapid development of SMEs, however, many problems remain to be solved in a timely manner. Of these problems, the financing problem poses a major problem to the smooth development of SMEs in China. Financing difficulties is the hardest "bottleneck" for restricting the development of China's SMEs.

据中国中小企业协会于 2014 年 12 月开展调查，在全国范围内随机抽取 115 家企业。调查结果显示，企业经营者认为，"融资困难"是影响企业发展的首要原因，比重占到 49.6%。超过半数（54%)的企业反馈融资成本较高。最近几个月有 30.4%的企业资金成本有变化，主要表现在资金筹集费用上升和利率上升，具体所占比重分别为 51.4%和 22.9%。中小企业主对未来融资成本变化不明朗。

According to a survey on 115 companies randomly selected nationwide conducted by China Association of Small and Medium Enterprises in December 2014, business operators believe that "financing difficulty" is the primary cause affecting the development of enterprises, accounting for 49.6%. More than half (54%) of the enterprises reported high financing costs. In recent months, 30.4% of enterprises have change in the capital costs, mainly the rising costs of fund raising and rising interest rates. The specific proportion is 51.4% and 22.9%, respectively. SMEs owners are uncertain about the future financing costs.

（1）中小企业自身积累较少。由于中国中小企业采用低折旧计算方法，在生产经营中只计算有形折旧，而忽视科技进步、生产力提高带来的无形损失，所以造成中小企业在设备更新时缺乏足够的资金，而为了正常的生产经营，会导致

自有资金更少，负债过重。中小企业自身积累少，很难为融资作出贡献。

(1) SMEs themselves have little accumulation. As China's SMEs adopt low-depreciation method, they only calculate physical depreciation in the production and operation, while ignoring the intangible losses brought by technological progress and increased productivity. As a result, SMEs lack adequate funds for equipment renewal. For the sake of normal production and operation, they have less self-owned funds and are burdened with debts. Due to little accumulation by SMEs, it is difficult to contribute to financing.

（2）中小企业外源融资渠道狭窄。目前，中国中小企业融资很大程度上依赖于银行贷款，而银行为中小企业提供的贷款主要是用于流动资金及固定资产更新，银行很少为中小企业提供长期的信贷。

(2) External financing channels for SMEs are narrow. At present, the SMEs in China depend to a large extent on bank loans for financing, while loans provided by banks for SMEs are mainly used for working capital and renewal of fixed asset. Banks rarely provide long-term credit for SMEs.

（3）中小企业有价证券融资比例小。中国资本市场目前没有为中小企业作出安排，主要还是针对国有企业。大多数的中小企业自身难以达到上市标准，所以，直接融资渠道缺乏。

(3) Small percentage of securities financing for SMEs. There are no arrangements for SMEs on China's capital market, which is mainly for state-owned enterprises. Most SMEs cannot meet the criteria for listing, so there is a lack of direct financing channels.

（4）其他融资渠道杯水车薪。在中小企业融资过程中，一些非正式的金融活动发挥了重要作用。比如：在职工内部筹集资金、企业领导人向亲友借贷以及各种民间借贷行为。但是这些非正式融资活动由于地区差异、经济发展水平以及民间信用体系等诸多原因，虽然能帮助中小企业进行融资，却不能在中小企业中普遍实行。

(4) Other financing channels are a drop in the bucket. Informal financial activities play an important role in the financing of SMEs. For example: raise funds from the staff, business leaders borrowing money from relatives and friends and a variety of private lending. However, these informal financing activities cannot be implemented on a large scale in SMEs, due to regional differences, economic development level and civil credit system, although they can help SMEs to acquire financing.

2、中小企业融资困难所带来的影响 2. Impact brought by financing difficulties for SMEs

（1）中小企业发展缓慢，延缓经济的整体增长。目前，各国经济发展表明，中小企业在扩大就业、推动技术进步、发展国际贸易等方面有着十分积极和重要的作用。但是，由于融资困难，缺乏资金，周转不良，致使中小企业效益低，发展缓慢，不能为整体国民经济的快速发展提供应有的动力与支持，延缓了经济发展的步伐。

(1) The SMEs develop slowly, hindering the overall economic growth. At present, economic development in the countries globally shows that SMEs have a highly active and key role in expanding employment, promoting technological progress and developing international trade. However, due to financing difficulties, lack of funds, and poor liquidity, SMEs suffer low efficiency and slow development, and are unable to provide the power and support for rapid development of overall national economy, thus delaying the pace of economic development.

（2）中小企业融资难，滋长了非正规金融市场。由于中小企业在发展过程中很难通过正规合法的渠道筹集到资金，致使一些中小企业被迫将目光投向非正规的地下金融机构。这些非正规的金融机构为了规避风险、提高收益，设置了很高的借贷利率。这样既降低了中小企业的投资效益，又由于非正规金融机构的高利率而增加了成本，这些都对国家的宏观金融政策及产业政策发展不利。

(2) Financing difficulties for SMEs give rise to the informal financial markets. As SMEs find it hard to raise fund through formal and legitimate channels in the development process, some SMEs have no choice but to turn their eyes to informal underground financial institutions. These informal financial institutions set an exorbitant lending rate in order to avoid risks and improve profits. This not only reduces the investment efficiency of SMEs, but also increases costs due to the high interest rates charged by informal financial institutions. These are detrimental to the country's macroeconomic policy and industrial policy development.

（3）中小企业融资难，使资金利用率降低。对中国企业来说，资金是一种稀缺资源。而这种资源的使用效率低，且大部分滞留在流通领域，利用极不合理。从而导致中小企业不能进行技术改革和顺利经营管理，严重影响了中小企业的发展。

(3) Financing difficulties for SMEs lower the utilization rate of funds. For Chinese

enterprises, capital is a scarce resource. The use efficiency of such resources is low, and most of resources remain in circulation. As a result, SMEs are unable to carry out technical reforms and smooth operation and management, thereby seriously compromising the development of SMEs.

3、中小企业融资渠道及方式（境内）3. Financing channels and methods for SMEs (domestic)

图表 13：中小企业的融资方式及其相互关系 Figure 13: Financing methods for SMEs and their interrelationships

资金性质	融资渠道或融资方式		来源
自有资金	资本金		内源融资
	折旧资金		
	留存利润		
	发行股票	直接融资	外源融资
借入资金	发行债券		
	其他企业资金		
	民间资金（民间借贷和内部集资）		
	外商资金		
	银行信贷资金	间接融资	
	非银行金融机构（融资租赁、典当）		
	商业信用		

Nature of fund	Financing channels or ways		Source
Self-owned fund	Capital		Internal financing
	Depreciation capital		
	Retained profit		
	Issue of shares	Direct financing	External financing
Capital borrowed	Issue of bonds		
	Other corporate fund		
	Private capital (private		

	lending and internal fund-raising)		
	Foreign fund		
	Bank credit fund	Indirect financing	
	Non-banking financial institutions (finance lease and pawnshop)		
	Commercial credit		

从企业融资主体角度分，中小企业的融资方式可分为内源融资和外源融资。内源融资是在企业内部通过收益留存、折旧计提、闲置资产变现、应收账款转让、国家资金扶持(减免税及国家补贴资金)等方式筹集资金。外源融资是指在企业内部融资不能满足需要时，向企业外部筹集资金，吸收其他经济主体的资金，并使之转化为自己的投资。

From the perspective of corporate finance players, financing methods for SMEs can be divided into internal financing and external financing. Internal financing raises funds within the enterprise through retained earnings, depreciation provision, realization of idle assets, transfer of accounts receivable, and supporting funds by the state (tax relief and state subsidies). Under the external financing, enterprises raise funds outside the enterprise to absorb the funds of other economic entities, and transform the funds into their own investment when internal financing cannot meet their needs.

外源融资分为间接融资和直接融资。第一，间接融资路径分析。一般来说，间接融资主要包括银行贷款、其他金融机构贷款等。其中，银行贷款是世界各国间接融资的最主要渠道。现在我国的中小企业正处于一个规模扩张时期，仅靠初创时期原始积累、民间借贷以及集资入股等方式的资本投入是无法满足其需求的，必须拓展融资渠道，依靠直接、间接融资方式来解决。

External financing is divided into indirect financing and direct financing. First, indirect financing path analysis. In general, indirect financing chiefly includes bank loans, and loans by other financial institutions, etc. Bank loan is the most important channel for indirect financing globally. Since SMEs in China are now in a period of expansion, the capital investment through primitive accumulation in the start-up period, private lending and fund raising is unable to meet their needs. SMEs must expand the financing channels by relying on direct and indirect financing.

第二，直接融资路径分析。从发达国家扶持中小城市企业发展的主要金融举措看，中小企业直接融资渠道可以概括为债权融资、股权融资、风险投资与资产证券化。债权、股权融资是指企业通过发行债券、股票等方式募集资金。风险投资是指通过创建风险基金（或称创业基金）或风险投资公司，为中小城市企业（特别是高新技术中小城市企业）融通资金。

Second, direct financing path analysis. Judging from the main financial measures of supporting the development of SMEs in developed countries, the direct financing channels of SMEs can be summarized as debt financing, equity financing, venture capital and asset securitization. The debt financing and equity financing refer to the method whereby enterprises raise fund through the issuance of bonds, stocks, etc. Venture capital refers to the establishment of venture funds (or venture capital funds) or venture capital companies, which provide financing for small and medium-sized city enterprises (especially high-tech small and medium-sized city enterprises).

具体来看，中小企业的主要融资渠道有：

Specifically, the main sources of financing for SMEs are:

（1）银行贷款

银行贷款在大部分国家成为中小企业融资的主要来源。在我国，银行贷款分为信用贷款、保证贷款和抵(质)押贷款。目前，商业银行的信用贷款主要投向国有企业及大型企业，民营中小企业想通过自身信用融资基本上很难。近年来，商业银行为防范金融风险，加强内部监管，大幅度减少了信用贷款的数量，绝大多数贷款都需要抵押或担保。民营中小企业经济实力弱，很难有足够的抵押品，更少有人为其提供担保。数据显示，目前在我国主要银行业金融机构中，中小企业贷款占各项贷款金额的比重不到四分之一。

(1) Bank loans

Bank lending has become a major source of financing for SMEs in most countries. In China, the bank loan is composed of credit loan, guarantee loan and the mortgage loan (hypothecated loan). At present, the credit loans of commercial banks are mainly targeted at state-owned enterprises and large-scale enterprises, while it is very difficult for private SMEs to achieve financing through their own credit. In recent years, commercial banks, in order to prevent financial risks and strengthen internal control, significantly reduce the number of credit loans, and a vast majority of loans require mortgage or guarantee. Since private SMEs are weak in economic strength, they hardly have sufficient collateral, much less guarantees provided by other parties. Data shows that SMEs loans account for less than one quarter of the amount of loans in

China's major banking financial institutions.

（2）债券融资

我国《公司法》规定：发行债券的股份有限公司的净资产不低于 3000 万元，有限责任公司不低于 6000 万元；企业债券必须有前三年连续盈利的记录等。我国民营中小企业普遍规模不大、资信不足，且所有制成分多样化，加上法律的约束，使得民营中小企业很少获得债券发行的额度。中小企业集合债作为企业债的一种创新形式，是将若干经营状况良好、成长能力较强的中小企业组合在一起，以统一冠名的形式发行债券，在目前中小企业融资难的情况下，集合债券的发行可以使成长性良好的中小企业募集到发展所需的中长期资金。然而集合债高企的融资成本，以及时间上的不确定性、匹配度差等缺陷，阻碍了这一债券品种的健康发展。同时，发债主体的高门槛，又将真正需要资金支持的中小企业拒之门外。目前，我国只有三个地区发行过中小企业集合债，但中小企业集合债发行过程中所进行的有益尝试及其前景值得关注。

(2) Bond financing

The "Company Law of P.R. China" provides that: for the issuance of bonds, joint-stock company shall have net assets of not less than RMB 30 million, and a limited liability company not less than RMB 60 million; corporate bonds must have the records of continuous earnings for three consecutive years. China's private SMEs are generally small in scale, with a lack of credit. The diversification of ownership, coupled with legal constraints, make it hard for private SMEs to obtain the credit of bond issuance. As a kind of innovative form of corporate bonds, SMEs collection bond combines a number of SMEs with good operating conditions and strong growth ability, and issues bonds in the form of uniform name. In the current situation of financing difficulties for SMEs, the issuance of collection bond will enable SMEs with good growth performance to raise the medium and long-term funds for development. However, the high cost of collective debt financing, as well as such weaknesses of time uncertainty and poor matching, hinder the healthy development of this bond. At the same time, the high threshold of debt issuers in turn shut out the SME which have real need for capital. At present, there are only three regions in China which have issued the SME collection bond. However, the good attempts and its prospects in the SME collection bond issuance process are worthy of attention.

（3）股权融资

股权融资是指企业通过出让股权来为企业筹得资金的经济活动。股权融资可以使企业获得永久且不必偿还的资本，有利于转变企业经营机制，建立现代企业制度。1)吸收直接投资，是指投资者通过向某一企业注入一定资金，以达到占有

该企业股权，以参与或控制该企业生产经营活动为目的的融资方式。它又分为：政府投资、风险投资和其他企业投资。政府投资是指政府有关部门为了促进与扶持某一产业、行业的发展并提高社会效益，通过资助或股权投资方式获得企业经营管理权的活动。政府投资往往集中在以下几个领域：①具有自主知识产权的高新科技项目；②对扩大当地就业具有带动效益的行业；③促进农业发展的行业；④节能环保产品；⑤涉及民众公共利益的基础设施项目，等等。而能够获得风险投资的中小企业较少且多是高科技创新型企业，对大多数民营中小企业有一定局限性。对于中小企业而言，通过收购、兼并、战略联盟、联营等形式获得其他企业的直接投资，虽然能达到企业融资的目的，但由于担心控制权被稀释，部分中小企业会排斥外部权益融资。2)股票融资，是指以发行股票的方式融通资金的一种形式。股票融资与其他方式相比，对经营造成的限制小，公司上市后资产净值增加，有助于进一步筹资。但是，该融资方式对企业的要求很高，审批程序复杂，审批时间长，大多数民营中小企业达不到上市公司的标准，而且当市场容量有限时也不可能满足众多民营中小企业的要求。

(3) Equity financing

Equity financing refers to the economic activities of enterprises which raise funds by transferring equity. Equity financing can enable enterprises to obtain permanent capital the repayment of which is not required, and is thus conducive to the transformation of corporate business mechanisms and the establishment of a modern enterprise system. 1) Absorption of direct investment means that the investor injects certain funds into an enterprise in order to own the shares of the enterprise and participate in or control the production and business activities of the enterprise. It is divided into: government investment, venture capital and other business investment. Government investment refers to the activity of relevant government departments of obtaining business operations and management rights through assistance or equity investment in a bid to promote and support the development of an industry or sector and improve social benefits. Government investment is often concentrated in the following areas: ① high-tech projects with independent intellectual property rights; ② sectors which expand local employment; ③sectors which promote agricultural development; ④ energy-saving and environmentally friendly products; ⑤ infrastructure projects involving the public interest, and so on. The SMEs that can obtain venture capital are few and far between and are mostly high-tech innovation-oriented enterprises. Certain limitations are set for most private SMEs. Although SMEs can obtain direct investment from other enterprises through acquisition, merger, strategic alliances, and joint ventures, etc., some SMEs will exclude external equity financing for fear of diluting the right of control. 2) Equity

financing refers to the form of financing through the issue of stocks. Compared with other ways, equity financing have little restrictions on business operation, and companies will have greater net assets after the listing, thus contributing to further financing. However, this financing method has high demands on enterprises, with complex and long examination and approval procedures. Most private SMEs are not up to the standard for becoming a listed company. Moreover, the limited market capacity cannot meet the requirements of many private SMEs.

（4）融资租赁

融资租赁为中小企业开辟了新的资金来源渠道，它将传统的租赁、贸易与金融方式有机组合后而形成的一种新的交易方式。其基本含义是，出租人根据承租人选定的租赁设备和供应厂商，以对承租人提供资金融通为目的而购买该设备，承租人通过与出租人签订融资租赁合同，以支付租金为代价，而获得该设备的长期使用权。对于承租人而言，采用融资租赁的方式，通过融物的方式实现了融资的目的。实现我国金融租赁业同国际接轨，促进其健康、规范发展，可成为解决中小企业融资难问题的有效手段。

(4) Finance lease

Finance lease opens a new source of financing for SMEs. It is a new form of trading through the combination of traditional leasing, trade and financial methods. The basic meaning is that the lessor purchases equipment according to the rental equipment and supply manufacturers selected by the lessee in order to provide financing for the lessee, while the lessee obtains the long-term use rights of the equipment through signing the finance lease contract with the lessor and paying the rent as the consideration. The lessee achieves the purpose of financing by leasing tangible assets under the finance lease approach. To ensure the compliance between the finance lease sector in China and the international practice and promote its healthy and standardized development is an effective means to solve the financing difficulties for SMEs.

（5）信用担保机构

担保融资信用担保机构正日益成为中小企业和银行之间的桥梁和纽带，在增加中小企业信用的同时分担了银行的信贷风险，通过责任担保增加互信，使双方走出了在信贷博弈中的困境。自 1999 年 6 月原国家经贸委发布《关于建立中小企业信用担保体系试点的指导意见》，正式启动了中小企业信用担保体系试点工作之后，中小企业融资担保得到了迅速发展。信用担保融资正逐步成为中小企业的一条重要融资渠道。

(5) Credit guarantee institutions

Credit guarantee institutions are increasingly becoming the bridge between SMEs and banks. They share the credit risk of banks while increasing the credit of SMEs. By increasing mutual trust through liability guarantee, the both sides can dispense with the dilemma of credit game. Since the issue of the "Guiding Opinions on the Establishment of a Pilot Project for Credit Guarantee System for SMEs by the former State Economic and Trade Commission in June 1999, and the formal launch of the pilot project of the credit guarantee system for SMEs, the financing guarantee for SMEs has witnessed rapid development. Credit guarantee financing is becoming a key financing channel for SMEs.

（6）票据融资

这是一个正在兴起的中小企业融资渠道。企业存入保证金(10%-70%不等，视企业信用程度而定)，剩余部分由担保或者质押保证，银行即可开出银行承兑汇票，支持企业资金需求。目前银行一般要求汇票申请企业在 6 个月内补足资金。对于有真实贸易背景的中小企业，票据融资不仅容易获得，而且成本较低。但受到票据欺诈案频发的影响，目前银行对票据融资企业的信用要求较高，信用好的企业才能够以比较低的贴现率融到资金。

(6) Bill financing

This is an emerging financing channel for SMEs. The enterprises make a deposit as security (10% -70%, depending on the enterprise's credit level), and the remainder is secured by guarantee or pledge. The bank opens a banker's acceptance to support capital needs of enterprises. At present, banks generally require companies applying for bills of exchange to make up funds within 6 months. For SMEs with a real trade context, it is easy to obtain bill financing, with lower costs to boot. However, due to the frequent fraud cases involving bills, banks now have higher credit requirements for enterprises applying for bill financing, and enterprises with good credit can obtain finance at a relatively low discount rate.

（7）典当融资

相对于银行的繁琐手续和较长周期，典当贷款具有"短平快"的特点，最大优点就是申请周期短、办理速度快、能满足紧急的资金需求。无需信用审查、他人担保，只要将有价值的东西送到典当行，很快便能拿到当金。但对融资者来说，也需要承担很大风险，因为如果资金不能及时归还，那么借款人就必须继续承担高额利息，或者面临质押物（或抵押物）被强制拍卖的结局。

(7) Pawnshop financing

Compared to the bank's cumbersome procedures and longer cycle, pawnshop loans are "fast track" approach, and the biggest advantages are short application cycle, rapid

processing, and satisfaction of urgent needs of funds. Enterprises can obtain pawnshop loans by pawning valuable things to pawnshops, without the need of credit review or guarantee from others. But for enterprises obtaining finance, they also take a lot of risks, since if the funds cannot be repaid in a timely manner, the borrower must continue to bear high interest, or face the forced auction of collateral (or pledged product).

（8）"非主流"融资

作为难以获得正规渠道资金支持的自救办法，中小企业从地下钱庄避法融资的实例大量存在，尤其以中小企业集中并且民间借贷发达的江浙地区为甚。一份《温州金融业发展报告》显示，在 20 世纪 80 年代，温州中小企业资金来源构成中，自有资金、银行贷款、民间借贷各占 1/3；20 世纪 90 年代三者比例为 60：24：16；2003 年末三者比例为 57:37:6；而 2008 年年初以达到 54：18：28。可见，民间金融在中小企业发展过程中发挥了相当重要的作用。当中小企业难以从银行得到足够多的贷款，企业自有资金难以满足扩大再生产时，"地下钱庄"这种非主流的资金供给方式就有了其合理存在的空间。

(8) "Non-mainstream" financing

When it is difficult for SMEs to obtain financial support through formal channels, SMEs turn to illegal private banks to obtain illegal financing, as evidenced by many cases, especially in Jiangsu and Zhejiang provinces where SMEs are concentrated and private lending is mature. The "Development report of the financial industry in Wenzhou" shows that in the 1980s, the self-owned funds, bank loans, and private lending account for 1/3 in the source of funds for Wenzhou SMEs; in the 1990s, the proportion of the three stands at 60:24:16; by the end of 2003, the proportion of the three stands at 57:37:6; in early 2008, this proportion reaches 54:18:28. It can be seen that private finance plays a quite important role in the development of SMEs. When SMEs cannot get enough loans from the banks, and the self-owned fund of enterprises cannot meet the needs for expansion of reproduction, there is tenable reason for the existence of "illegal private bank".

但在我国，地下钱庄因其交易隐蔽、法律地位不确定、风险不易监控，容易引发社会动荡及非法集资、洗钱犯罪等问题，导致其长期被认为非法，游离于金融体制之外。为促进多层次信贷市场的形成和发展缓解中小企业融资难的问题，2008 年 5 月央行和银监会发布了《关于小额贷款公司试点的指导意见》。但从目前小额贷款公司实践的情况来看，其因注册资本小、融资受限制以及尚未形成规模等原因，小额贷款仍普遍维持着高利率。

In China, however, the underground banks have long been regarded as illegal and divorced from the financial system due to their hidden transactions, uncertain legal status, difficult monitoring of risks, proneness to cause social unrest as well as illegal fund-raising and money laundering, etc. In May 2008, the Central Bank and the China Banking Regulatory Commission (CBRC) issued the "Guidance on the Pilot Project of Microcredit Companies" to promote the formation and development of multi-level credit market and ease the financing difficulty for SMEs. However, judging from the current practice of micro-credit companies, micro-credit still generally maintains a high interest rate due to its small registered capital, financing constraints and the small scale.

以上仅对几种具有代表性的中小企业融资渠道进行了分析，其实，在具体操作中，企业融资渠道和融资方式远比这些多。但中小企业名义上的融资渠道多样化与实际的融资渠道狭窄形成鲜明的对比，因此，融资难问题普遍存在。

The above is the analysis of only a few representative financing channels for SMEs. In fact, there are many more corporate financing channels and financing methods in actual practice. However, the nominal diverse financing channels for SMEs are in sharp contrast to the actually narrow financing channels. As a result, financing difficulty is a common problem.

尽管我国中小企业融资渠道有多元化的趋势，但总体来看，直接融资准入门槛高，能够通过上市或者风险投资渠道获得资本的企业有限；民间信贷目前在我国并不规范，普遍缺乏长期稳定的资金来源。银行贷款仍是中小企业最重要的外部融资渠道。

Although China's SMEs have the trend of diversified financing channels, there is a high access threshold of direct financing on the whole and only a limited number of enterprises can obtain capital through listing or venture capital channels; the private lending is currently not regular in China, and generally lacks long-term, stable sources of funds. Bank loan remains the most pivotal external financing channel for SMEs.

4、中小企业融资渠道及方式（境外）4. Financing channels and methods for SMEs (overseas)

近年来，中小企业不断发展，对促进我国经济发展发挥了积极作用。随着其自身的快速发展，不少中小企业面临后续发展资金不足等问题。由于中小企业规模小，建制不规范，信用评估资信度低，致使在国内融资较难。为此，一些中小

企业通过多种方式进行境外融资，获得了一定的境外资金。

In recent years, SMEs continue to develop, playing a positive role in promoting China's economic development. With its own rapid development, many SMEs face problems such as lack of funds for follow-up development. SMEs face financing difficulty in China due to their small size, non-standard system, and low credit standing. In view of this, some SMEs obtain a certain amount of foreign funds through a variety of ways.

（1）变更为外商投资企业，以外债的形式向境外融资

(1) To change to a foreign-invested enterprise and secure foreign financing in the form of external debts

当前我国外汇管理政策允许外商投资企业在投资总额与注册资本的差额内借用外债。国内中小企业通过与国外投资机构合作，出让部分股权形成中外合资企业，然后在政策允许的范围内做大投资总额与注册资本的差额。在完成合法的注册程序后，国内中小企业与境外股东签订借款协议，通过外债达到向境外融资的目的。

At present, foreign-invested enterprises are allowed to borrow foreign debts within the difference between the total amount of investment and the registered capital according to China's foreign exchange control policy. Chinese SMEs, through cooperation with foreign investment institutions, transfer part of the equity to form a Sino-foreign joint venture, and then expand the difference between the total amount of investment and their registered capital within the scope permitted by the policy. Upon completion of the legal registration process, Chinese SMEs and foreign shareholders sign a loan agreement, and realize external financing through foreign debts.

（2）具有出口业务的中小企业以境外银行代付进口货款形式进行融资

(2) SMEs with export business achieve financing in the form of payment of imports by foreign banks

境内进口中小企业通过境内银行向其境外关联银行申请，要求境外关联银行直接向境外出口商支付进口货款，从而达到融资目的。境外银行直接支付进口货款主要运用在两种进口结算方式中：一是通过汇款结算，中小企业的进口货款直接由境外银行支付国外出口商；二是通过信用证结算，信用证到期后由境外银行代付进口货款。这种两种方式实质是在境内银行担保的前提下，中小企业向境外银行的直接借款，这种方式不占用境内银行的外债及贷款业务指标。

By applying to overseas affiliated banks through Chinese banks, Chinese import

SMEs request the overseas affiliated banks to make the import payment to overseas exporters, so as to achieve the purpose of financing. Foreign banks mainly use two kinds of settlement for import when directly making the import payment: First, through the remittance settlement; import payment of SMEs is directly paid by overseas banks to foreign exporters; second, through the settlement of letters of credit; the foreign banks make payment for imports by proxy upon the expiry of letters of credit. These two kinds of settlement are substantially the direct loans obtained by SMEs from foreign banks under the condition of guarantee by Chinese banks. This approach does not occupy the Chinese bank's external debt or the loan business indicators.

（3）境外发行存托凭证（DR）

(3) Depositary receipt (DR) issued overseas

存托凭证(Depositary Receipt 简称 DR)，是在一国证券市场流通的替代外国公司有价证券的可转让凭券。具体到中小企业以 DR 方式境外融资，可由中小企业将其发行的股票交给国内银行或外国银行在国内的分支机构保管（经常称为保管银行），保管银行以这些股票为担保，委托外国银行(存托银行)发行与上述股票相对应的存托凭证，国外投资者购买并流通存托凭证，就相当于购买和流通中小企业的股票，以这种方式中小企业可进行境外融资。

Depositary receipt (DR) is a negotiable bond that can replace a foreign company's negotiable securities and is in circulation in a country's securities market. Specific to offshore financing for SMEs in the form of DR, SMEs can place the issued shares in the custody of Chinese banks or Chinese branches of foreign banks (often called custodian bank). With these shares as guarantee, custodian banks entrust foreign banks (DR banks) with issuing DR corresponding to the aforesaid shares. Foreign investors purchase and circulate the DR, or equivalent to purchasing and circulating the shares of SMEs. SMEs can obtain foreign financing in this way.

（4）境外上市

(4) Overseas listing

当前中小企业通过境外上市融资一般有两种途径，一是直接在境外证券市场发行股票，俗称 H 股；二是在境外设立特殊目的公司（SPV），然后通过股权收购把境内企业装进特殊目的公司，最后将特殊目的公司在境外上市，俗称小红筹。

SMEs have two ways to raise fund through overseas listing. First, directly issue shares through the overseas stock market, commonly known as "H shares"; second, set up special-purpose vehicle (SPV) abroad, and then place domestic enterprises into the SPV through the equity acquisition. And finally the SPV is listed overseas, commonly known as small red chip companies.

5、中小企业融资规模分析 5. Analysis of financing scale for SMEs

银行贷款作为中国中小企业最重要的外部融资渠道。据中国人民银行初步统计，截至 2015 年末，全国银行业金融机构小微企业贷款余额 23.46 万亿元，占各项贷款余额的 23.90%。小微企业贷款余额户数 1322.6 万户，较上年同期多 178 万户。2015 年末，本外币贷款余额 99.35 万亿元，同比增长 13.4%，其中人民币贷款余额 93.95 万亿元，同比增长 14.3%，增速比上月末低 0.6 个百分点，比上年末高 0.6 个百分点。2015 年全年人民币贷款增加 11.72 万亿元，同比多增 1.81 万亿元。分部门看，住户部门贷款增加 3.87 万亿元，同比多增 5813 亿元，其中，短期贷款增加 8199 亿元，中长期贷款增加 3.05 万亿元；非金融企业及机关团体贷款增加 7.38 万亿元，同比多增 8988 亿元，其中，短期贷款增加 1.90 万亿元，中长期贷款增加 3.54 万亿元，票据融资增加 1.66 万亿元;非银行业金融机构贷款增加 3767 亿元。12 月，人民币贷款增加 5978 亿元，同比少增 3453 亿元。

Bank loan is the most important external financing channel for China's SMEs. According to the preliminary statistics by the People's Bank of China, the loan balance of small and micro businesses by the national banking financial institutions was RMB 23.46 trillion by the end of 2015, accounting for 23.90% of the various loan balance. There are 13.226 million small and micro businesses, up by 1.78 million over the previous year. By the end of 2015, the balance of RMB and foreign currency loans was RMB 99.35 trillion, up by 13.4% over the previous year; of the amount, the balance of RMB loans stands at RMB 93.95 trillion, with a year-on-year increase of 14.3%. The growth rate was down by 0.6% compared to the end of last month and up by 0.6% compared to the end of previous year. The balance of RMB loans increased by RMB 11.72 trillion in 2015, with a year-on-year increase of RMB 1.81 trillion. In terms of sub-sectors, loans to the household sector increased by RMB 3.87 trillion, up by RMB 581.3 billion over the same period of last year; of this amount, short-term loans increased by RMB 819.9 billion and medium- and long-term loans increased by RMB 3.05 trillion; loans to non-financial enterprises and government agencies and organizations increased by RMB 7.38 trillion, with a year-on-year increase of RMB 898.8 billion; of this amount, short-term loans increased by RMB 1.90 trillion, and medium and long-term loans increased by RMB 3.54 trillion, and the bill financing increased by RMB 1.66 trillion; the loans by non-banking financial institutions increased by RMB 376.7 billion. In December, the RMB loans increased RMB 597.8 billion, and the increase fell by RMB 345.3 billion.

图表 14：2012 年-2015 年银行业金融机构贷款余额及小微企业贷款余额 Figure 14: Balance of loans from banking institutions and balance of loans to small and micro businesses in 2012-2015



金融机构人民币各项贷款余额（万亿元）
小微企业贷款余额（万亿元）
100
90
80
70
60
50
40
30
20
10
0
62.99
11.58
71.9
13.21
81.68
15.26
93.95
23.46
2012年
2013年
2014年
2015年

金融机构人民币各项贷款余额（万亿元）	Balance of various RMB loans by financial institutions (RMB trillion)
小微企业贷款余额（万亿元）	Loan balance of small and micro enterprises (RMB trillion)

数据来源：中国人民银行

Source: People's Bank of China

如图可见，小微企业贷款余额占全部银行业金融机构贷款余额的 24%，对于中小企业来说，取得银行贷款是很困难的。中小企业很难找到合适的担保人，一些基层银行授权有限，这就使得许多中小企业很难通过银行取得贷款。中小企业借款一般为小额短期借款，又因为中小企业贷款监控成本高、风险大，银行信贷资金主要来源于追求低风险低收益的单位和个人存款，不应投向高风险的借款人，所以银行一般不愿意借款给中小企业。此外，信用评价体系和担保体系的不健全，让银行承担了过大的决策成本和风险成本。在预期收益并不是很大的情况下，银行对中小企业表现出来的大多为惜贷。

As can be seen from above, loan balances for small and micro businesses account for

24% of loan balance of all banking financial institutions. For SMEs, it is very difficult to obtain bank loans. It is difficult for SMEs to find suitable guarantors, and some grass-roots banks have limited authorization, making it difficult for many SMEs to obtain loans through banks. Loans for SMEs are usually short-term borrowings. Due to the high costs of monitoring and high risk of loans for SMEs, bank credit funds mainly come from the deposits of units and individuals who pursue low risk and low income, and shall not be granted to high-risk borrowers. Thus, banks are loath to lend loans to SMEs. In addition, since the credit evaluation system and the security system are not perfect, banks bear excessive decision-making costs and risk costs. When there are insignificant expected returns, banks mainly shy from granting loans to SMEs.

综上，可供小微企业选择的融资渠道并不少，然而，仅就目前可掌握的数据来看，无论是银行信贷、中小企业私募债还是民间借贷，小微企业贷款利率并未随基准利率的下降而明显下行。这其中的原因可能来自于，与基准利率相比，信用利差在小微企业融资成本中扮演着更为重要的角色——在经济下行周期中，小微企业抗风险能力弱的问题展露无遗，信用风险上升导致的风险溢价升高抵消了基准利率的下降。这或许很好的揭示了为什么在看到小微企业贷款需求下降以及基准利率下降的同时，小微企业贷款利率水平却没有全面下行，甚至存在有所升高的现象。

In summary, there are a lot of financing channels available for small and micro businesses. However, judging from the data available at present, loan interest rates for small and micro businesses do not fall significantly in tandem with the falling benchmark interest rate, whether it be bank credit, SMEs private debt or private lending. This may be because of the fact that credit spread plays a more important role in the financing costs for small and micro businesses when compared to the benchmark interest rate. In the economic downturn cycle, the weak ability of small and micro businesses to resist risks will be exposed and the rising premium due to the rising credit risk offsets the decline in benchmark interest rate. This explains why the lending rates for small and micro businesses do not fall and the lending rates even rise in some cases whereas there is a decline in demand for loans by small and micro businesses and a decline in the benchmark interest rate.

图表 15:不同类型企业贷款需求指数情况 Figure 15: Index of demand for loans by different types of enterprises


贷款总体需求指数
中型企业贷款需求指数
小微型企业贷款需求指数
90
80
70
60
50
40
30
2012.Q4
2013.Q1
2013.Q2
2013.Q3
2013.Q4
2014.Q1
2014.Q2
2014.Q3
2014.Q4
2015.Q1
2015.Q2
2015.Q3
2015.Q4

贷款总体需求指数	Index of overall demand of loans
中型企业贷款需求指数	Loan demand index of medium-sized enterprises
小微型企业贷款需求指数	Loan demand index of small and micro enterprises

数据来源：中国人民银行调查统计司

Source: Financial Survey and Statistics Department of the People's Bank of China

四、金融咨询服务是解决中小企业资金管理问题的途径 IV. Financial advisory service is the way to solve the problem of financial management for SMEs

1、解决中小企业融资难的有效途径 1. Effective way to solve financing difficulties of SMEs

中小企业在我国的经济增长过程中占据重要地位、发挥着不可忽视的作用。

促进中小企业发展，是保持国民经济平稳较快发展的基础，是关系民生和社会稳定的重大战略任务。但在我国中小企业快速发展进程中，伴随而来的则是越来越难的融资环境，以及越来越贵的融资成本。同时，针对中小企业的金融服务体系也不够完善。目前，市场上金融机构把主要精力和目标放在了大企业的服务上，银行等金融机构不屑于同中小企业打交道，目前没有一些专门为中小企业服务的金融机构，也没有中小企业政策性和商业性银行。金融机构对中小企业所在地的经济情况又不是很熟悉，也不了解中小企业资信情况，因此缺少专门服务中小企业的银行或部门。

SMEs occupy a key position in the process of China's economic growth and the role they play cannot be trifled with. Promoting the development of SMEs is the basis for maintaining steady and rapid development of the national economy and a major strategic task for the people's livelihood and social stability. However, in the rapid development process of SMEs in China, there is increasingly difficult financing environment, as well as increasingly exorbitant financing costs. Meanwhile, financial services system for SMEs is not sound. At present, financial institutions in the market put their main energy and goals on serving large enterprises, while banks and other financial institutions disdain to deal with SMEs. At present, there are not financial institutions specialized in SMEs, or policy-oriented and commercial banks for SMEs. Financial institutions are not very acquainted with the economic situation of the regions where SMEs are located and do not understand the credit position of SMEs. There is a lack of banks or sectors dedicated to serving SMEs.

就我国目前的经济状况及中小企业的经营特点而言，构建中小企业的多层次融资体系势在必行。其中，金融咨询服务作为中小企业和金融机构的居间服务者，起到了桥梁和纽带的作用，可以搭建起中小企业与金融机构对接平台，通过规范化、专业化的沟通对接机制，在推动双方相互了解、积极合作、良性互动方面起到了非常积极而重要的作用，对于解决中小企业融资难、资金利用问题，具有关键性作用和操作优势。

Therefore, it is imperative to construct a multi-level financing system for SMEs according to China's current economic situation and the characteristics of operations of SMEs. The financial management consulting enterprises, as intermediaries of SMEs and financial institutions, play the role as a bridge, and can build a platform between SMEs and financial institutions. Through the standardized, professional communication and matchmaking mechanism, the financial management consulting enterprises play a positive, important role in promoting mutual understanding, positive cooperation, and virtuous interaction. They have key advantages in solving the financing problems for SMEs and low capital utilization and so on.

2、提高企业资金利用率的重要途径 2. Key way to improve capital utilization by enterprises

资金是一个企业经营、融资、投资必不可少的重要元素。资金支持着企业从采购到投产，到最后产出的整个过程。资金的循环过程是产品产出的基本保证。而资金管理是企业财务管理和经营管理的首要任务与重要环节，高效、有序的资金管理对于任何一个企业而言都十分重要。加强营运资金管理就是加强对流动资产和流动负债的管理；就是加快现金、存货和应收账款的周转速度，尽量减少资金的过分占用，降低资金占用成本；就是利用商业信用，解决资金短期周转困难，同时在适当的时候向银行借款，利用财务杠杆，提高权益资本报酬率。由此可见，有效的资金管理对于任何一个企业而言都是十分重要的。加强企业资金管理将是企业发展永恒的主题，有效地对企业资金进行管理和提高资金利用率关乎到企业能否长久稳定发展，

Fund is an essential element for business operation, financing and investment. The fund supports the enterprises throughout the process from procurement to production, to the final output. The cyclic process of the fund is the basic guarantee of output of products. Capital management is a primary task and key link in the corporate financial management and business management. The efficient, orderly management of funds is highly important to any enterprise. Strengthening the management of working capital is to tighten the management of current assets and current liabilities; is to speed up the turnover of cash, inventory and accounts receivable to minimize the excessive occupation of funds and reduce capital occupancy costs; and is to use commercial credit to solve short-term capital turnover difficulties, while obtaining bank loans at the appropriate time to improve return rate of equity capital by means of financial leverage. Thus, effective fund management is essentially vital for any enterprise. Strengthening the management of enterprise funds is an eternal theme of enterprise development. Effective management of corporate funds and better utilization of funds hold the key to the long-term stable development of enterprises.

然而，目前我国的不少企业，无论大型企业、中型企业还是小型企业，在资金使用方面存在着资金管理制度不健全、投资和融资无度、资金监督管理乏力等等问题。因此，加强企业资金管理，提高企业的资金利用效率成了企业经营管理迫在眉睫的事情。对此，金融咨询服务能够促使企业资金达到最佳使用状态，真

正提高企业资金的使用价值。

However, quite a few enterprises in China, whether it be large enterprises, medium-sized enterprises and small enterprises, suffer problems in fund use, including imperfect capital management system, excessive investment and financing, and weak fund supervision and management. Therefore, it is extremely urgent to strengthen management of corporate funds, and improve the use efficiency of funds under the enterprise operation and management. In this regard, financial advisory services can help enterprises achieve the best use of funds, thus improving the use value of corporate funds.

五、金融咨询服务竞争格局分析 V. Analysis of competitive landscape of the financial advisory services

1、行业竞争格局 1. Industry competitive landscape

行业内向中小微企业提供金融咨询服务的企业有三种类型，分别是证券公司、中小型会计师事务所和财务咨询公司。我国小微企业数量庞大且分散，截至 2013 年底，小微企业数量达到 5606.16 万户，同时由于单一企业财务咨询服务费用较低，行业集中度低、竞争分散，主要服务商包括证券公司、中小会计师事务所和数量众多的专业咨询公司。

There are three types of enterprises providing financial advisory services for medium-sized, small sized and micro enterprises, namely securities companies, medium- and small-sized accounting firms and financial consulting firms. The number of small and micro enterprises in China is huge yet scattered. By the end of 2013, there are 56.0616 small and micro enterprises. Due to the low costs of single enterprise financial advisory services, low industry concentration, and scattered competition, the main service providers include securities companies, small and medium sized accounting firms and a large number of professional consulting firms.

我国中小微企业金融咨询行业市场容量巨大，市场份额分散，目前行业内尚无公开市场排名数据。

China's financial advisory industry for small and micro businesses has a huge market capacity, and the market share is scattered. There is no open data on market rankings.

2、公司竞争的优势 2. Company's competitive advantage

公司在管理水平、信用管理、信息管理、风控能力等诸多方面具有一定优势，已经渐渐形成了自身的核心竞争力。

The company has certain advantages in terms of management level, credit management, information management, and risk control capabilities, and has gradually formed its own core competitiveness.

（1）专业化的管理团队

公司的主要股东及核心业务团队，多年来专注在金融市场从事投融资及相关的咨询服务，积累了丰富的行业经验，具备敏锐的行业动态嗅觉，并聚集了大量的从事金融服务所需的行业资源，与国内大部分商业银行和许多的海外银行建立了业务往来和合作关系，公司的客户遍布全国各地。在行业内拥有较广泛的资源，能够充分了解下游客户需求，并根据需求变化调整公司的经营策略，提升公司的市场竞争和应变能力。

(1) Professional management team

The company's major shareholders and core business team have been engaged in investment and financing and related consulting services in the financial market over the years and has accumulated a wealth of industry experience. They possess a keen sense of industry dynamics, and gather a great deal of industry resources required for financial services. It has established business relationship and cooperation with a majority of Chinese commercial banks and many overseas banks, and the company's customers are scattered throughout the country. It possesses a wide range of resources in the industry, and fully understands the needs of downstream customers, and adjusts the company's business strategy according to changes in demand, with a view to enhancing the company's market competiveness and adaptability.

（2）先进的风险管理体系

公司的核心竞争力在于其出色的信用和风险控制能力。在实践中，公司基于客户实际情况，采用行为分析法，对按行业、地域等口径分类的相关数据信息进

行深度挖掘，以期精准找出相关口径与逾期行为间内在的风险，评判公司业务开展过程中的风险点，并及时通知业务团队更改既定商业计划，规避风险。此外，公司还对国家政策变化、自然灾害发生等变化因素进行及时的风险评估，以便根据实际情况灵活调整。

(2) Advanced risk management system

The company's core competitiveness lies in its excellent credit and risk control capabilities. In practice, the company uses behavioral analysis method based on the customer's actual situation, and realize in-depth data mining according to industry, geographical location, etc., with a view mining accurately finding the inherent risk of relevant caliber and the behavior of overdue loan, evaluating the company's risk points in the business development process, and notifying the business team in a timely manner to change the established business plan to avoid risks. Moreover, the company also makes a timely risk assessment on the national policy changes, and natural disasters, etc. in order to make flexible adjustment according to the actual situation.

（3）严密完善的业务流程

公司拥有严密而完善的内部流程管理办法，对可能出现利益冲突的环节进行梳理和制衡，降低内控风险并提高工作效率。作为专业咨询服务企业，汇集了法律、财务、金融、审计、评估等各类专业人士，弥补了律师事务所、会计师事务所提供服务单一性的不足，具有明显的综合性优势。

(3) Strict and sound business processes

The company put in place strict and sound internal process management approaches to check and balance the links with possible conflicts of interest, in a bid to reduce internal control risks and improve work efficiency. As a professional consulting service enterprise, the company brings together various professionals in law, finance, banking, audit and evaluation, so as to compensate the single services provided by law firms and accounting firms. Thus, it has obvious comprehensive advantages.

（4）掌握和了解国内银行的资源

具有相当的人脉关系与一些金融机构和行业协会建立了长期的战略合作关系。通过长期与银行多层次、高密度的战略合作关系，业务层面得到银行的广泛信任与大力支持。与全国各地的许多银行有业务来往，长期保持着密切的合作关系，包括国有银行、股份制银行、城市商业银行和农村合作银行等。

(4) Master and understand the resources of domestic banks

With a wide range of contacts, the company has established long-term strategic cooperative relations with a number of financial institutions and industry associations. Through frequent long-term multi-level strategic cooperative relationship with banks, the company has won wide trust and support from banks at the business level. It has business dealings with many banks nationwide, and has long-term close cooperative relations, including state-owned banks, joint-stock banks, urban commercial banks and rural cooperative banks.

（5）拥有稳固的客户资源

在经营过程中，公司客户资源主要分为两类，一类为自身开发新客户，另一类为公司老客户推介的客户。在激烈的市场竞争体系中，公司在发展新客户的同时也注重对于老客户的维护，公司发展新客户的成本要远远大于挽留老客户的成本，而向老客户推销的成功率也远远大于新客户推销，主要由于老客户对公司的信任程度相对较高，但公司不存在对老客户的依赖关系。公司对于自身客户资源做到了不间断联系，保证了追踪服务。其次，公司具有一定的产品宣传针对性，把自身的产品或服务随时宣传给客户，突出企业服务自身优秀，以换取客户的持续关注。公司产品宣传使用客户端平台方式等渠道，用来发布推荐新产品或服务及阶段性促销等。此外，企业具备稳定的售后部门，在维护老客户关系方面起到了至关重要的作用。

(5) Has solid customer base

In the course of business, the company's customer resources are divided into two categories. The first is the new customers developed by the company and the other is the customers introduced by the company's regular customers. In the fierce market competition system, the company also sets great store by the maintenance of regular customers while developing new customers. The cost of developing a new customer far exceeds that of retaining a regular customer, and the success rate of marketing to regular customers is far higher than to new customers. This is mainly because the regular customers have a high degree of trust in this company, but the company does not depend on regular customers only. The company makes uninterrupted contacts and ensures the follow-up service regarding its customer maintenance. Second, the company has certain degree of targeted marketing for its products, and promotes their products or services to customers at any time, highlighting their outstanding business services in exchange for the sustained interests of customers. The company launches and recommends new products or services and phased promotions via such channels as client platform. In addition, the company has a stable after-sales service department, which playing a crucial role in maintaining the relations with regular customers.

3、公司竞争的劣势 3. The company's disadvantages in competition

（1）公司内部管理风险

国内关于金融财务管理咨询的法律、法规尚未完善，在行业内不存在专门、明确的行业监管机构，行业监管主要依赖于工商行政执法部门的一般行政监管，公司在经营过程中有赖于自身的风险控制，若公司目前的风险控制体系与措施无法根据市场发展需要进行适应性发展调整，公司将面临较大的内部管理及运行风险。

(1) Internal management risks

In China, there are no perfect laws and regulations on banking and financial management consulting, and there is no specific, professional industrial regulation institution in the industry. It mainly depends on the general administrative supervision of the industrial and commercial law enforcement departments for industry supervision. The company relies on its own risk control system in the course of operations. If the company's current risk control system and measures cannot adapt to the development needs of the market, the company will face greater internal management and operation risks.

（2）市场运行风险

公司的经营模式属于新型的业务模式，而新的运营模式一般需要经受一段时间的市场检验，存在一定程度的市场风险。主要表现为市场的培育需要加大人力物力的投入，一旦投入不够将会造成效益滞后或经济损失。近年来国内市场竞争，使得经营方在把握市场变化的趋势及对市场进行预测方面存在一定的风险。

(2) Risk of market operation

The company's business model is a new business model, and a new business model generally needs to withstand a period of market test. There is a certain degree of market risk, mainly increased investment in human and material resources for the cultivation of the market. Insufficient input will give rise to lagging efficiency or economic losses. In view of the Chinese market competition in recent years, the operators face certain risks in grasping the trend of market changes and the market forecast.

4、行业各参与方关联因素分析 4. Analysis of associated factors of industry participants

公司上游行业是银行等相关金融机构，目前我国银行在贷款、票据融资业务方面处于垄断地位，通货膨胀、基准利率、银行准备金政策、银行信贷规模等因素都将影响银行放贷金额，如果银行市场景气度出现长期下滑，市场活跃程度受到影响，则会导致针对银行贷款咨询服务行业有效需求下降。同时，咨询服务行业也是上游银行业的重要补充。

The company's upstream sector refers to the financial institutions such as banks. At present, China's banks are in a monopoly position in lending and bill financing. The factors such as inflation, benchmark interest rate, bank reserve policy and bank credit scale will affect the amount of bank loans. If the banking market is in a long-term downward trend, the degree of market activity will be affected, resulting in a decrease in effective demand for advisory services about bank loans. At the same time, the advisory services industry is also a key supplement to the upstream banking industry.

公司的下游企业主要是中、小企业。下游企业对银行贷款、票据融资服务的需求与其发展情况呈正相关关系。随着下游行业的拓展，服务对象行业的分散程度将会得到加强，行业对单一或者少数下游行业的依赖程度将会相对降低。

The company's downstream enterprises are mainly small and medium-sized enterprises. Downstream enterprises have a positive correlation between their demand for bank loans and bill financing services and their development. With the expansion of the downstream industry, the degree of dispersion of service targets will increase, and the industry's dependence on a single or a small number of downstream industries will be relatively lower.

5、是否采用金融咨询服务的相关决定因素 5. Determinants of whether using financial advisory services

银行和第三方金融服务机构作为帮助客户解决资金问题的两大体系，很多客户在需要融资的时候，多数都会选择银行。但从目前中国金融市场的变化和金融

机构的发展，客户更需要的是专业化的建议和服务，更重要的是办理程序的简便和办理速度的快捷。因此，金融咨询服务公司的存在是必然的。

Banks and third-party financial services institutions are two major systems for helping customers solve the problem of funding. Many customers turn to banks for financing. But judging from the current changes in China's financial markets and the development of financial institutions, what customers need are professional advice and services. More importantly, enterprises require simple procedures and fast processing speed. Therefore, there is necessity of the existence of financial advisory services companies.

在金融领域里，银行的定位很清楚，在保证本金安全收回的同时赚取高额利润，因此从银行的角度，他们更愿意承接一些风险相对较小的客户群体，而通过第三方金融服务机构无疑可以使银行更好的降低风险。目前，银行除了直接受理一些资质较好的客户外，大部分受理的客户群体还是来自第三方金融服务机构介绍来的客户。

In the financial sector, the bank's positioning is clear, namely earning high profits while ensuring the safe recovery of the principal. From the bank's point of view, they are more willing to issue loans to the customer base with relatively low risks. Undoubtedly, banks can reduce risk through third-party financial services institutions. At present, in addition to a number of customers with good qualifications, the banks have a majority of customers introduced by third-party financial services institutions.

直接通过金融咨询服务公司办理的优势不仅体现在银行身上，更多的优势也可以体现在客户身上。

The advantages of financing through financial advisory services companies are reflected in the banks and to a greater degree in the customers.

（1）可以为客户提供更多、更新和更准确的融资信息。

(1) Can provide customers with more updated and accurate financing information.

对于大多数的金融咨询服务公司来说，都是在和数家甚至几十家银行合作，因而，也掌握着每家银行最新的贷款政策，并且可以及时地反馈给客户本人。

A great majority of financial advisory services companies cooperate with several or even dozens of banks, and therefore keep abreast of the latest lending policies of each

bank. They can feed this information back to the customers in a timely manner.

（2）可以节省客户的办理时间，提高客户的办理速度。

(2) Can save the customer's processing time by improving customer processing speed.

目前，大部分的金融咨询服务公司都提供了一站式服务。从客户接受金融咨询服务开始，就由专业的客户服务人员为客户本身提供服务。从选择融资银行、到预约评估所上门评估、到银行审批、再到后期办理过户，办理程序的每一步地可以由客服人员替客户安排、办理。这样一来，客户就在办理融资的业务上节省出大量的时间，同时也避免了办理程序的麻烦。

At present, most financial advisory services companies offer one-stop services. Professional customer service personnel provide services for customers once customers accept financial advisory services. Customer service staff makes arrangement for customers throughout the process, ranging from the choice of financing banks, reservation of evaluation agencies for evaluation, approval procedures by bank, to the transfer of ownership. As a result, customers save a lot of time in the process of financing business and also avoid the trouble of handling procedures.

（3）可以为客户量身定做融资计划，设计适合客户的融资方案。

(3) Can offer tailor-made financing plan for customers and design financing options for customers.

因为大多数的金融咨询服务公司掌握着大量的银行融资政策，并且对于每个银行政策的优势和劣势都非常清楚。因此，对于具体的融资申请，可以在完全掌握客户的基本资质和客户的基本需求的同时，为客户提供专业的咨询服务，帮助其选择适合的银行和制定合理的规划。然而，如果客户自己直接去银行办理的话，他们了解到的信息只是单方面的。

Since most financial advisory services companies are acquaint with many bank financing policies, and clearly know the pros and cons of policy in each bank, they can provide customers with professional advisory services based on their full understanding of the basic qualifications and basic needs of customers for financing, and then help customers choose the right bank and develop a reasonable plan. However, if the customer directly handles the procedures at the bank, customers only gain the information of a single party.

因此，对于目前大部分的金融咨询服务公司中，无论是他们的专业性和服务性，都在逐步改善并且在不断提高，越来越多的人们也在逐步认可并且接受这一

服务机构的存在。

Therefore, most financial advisory services companies have gone from strength to strength, regardless of their professionalism and services. More and more people gradually recognize and accept the existence of these service institutions.

第三章、主要业务与市场概况 Chapter III Overview of main business and market

第一节、贷款咨询服务行业概览 Section I. Overview of the loan advisory services industry

一、贷款咨询服务行业发展背景及有利因素 I. Development background of the loan consulting services industry and favorable factors

1、全社会贷款、理财观念形成 1. Formation of ideas among the whole society for loans and financial management

长久以来，随着国家经济的稳步增长，银行业推广的理财、贷款体系逐步完善，居民对于银行理财、贷款的认知也进一步形成。随着银行理财、贷款产品的多样化推广，居民对于银行个人消费贷款的需求也迅速增长。同时，在国家支持中小企业发展的大环境下，围绕国家鼓励中小企业发展战略与政策，银行也放开对中小企业经营贷款的政策与限制，开放个人贷款用于中小企业经营的模式。由于居民不熟悉对于理财、贷款流程及条件等，所以个人或中小企业对咨询服务业的需求极为迫切，这也促进了该行业的进一步发展。

With the steady growth of the national economy, the financial management system and the lending system of the banking industry has been gradually improved, and the residents have become cognizant of financial management and loans by banks. With the promotion of diverse bank financial management and loans, the residents have rapidly growing demands for personal consumption loans. At the same time, in the context of the state support for the development of SMEs, the banks also loosen their policies and restrictions on issuing operating loans to SMEs and grant personal loans

for the operations of SMEs. Since the residents are not familiar with the processes and conditions for financial management and loans, the individuals or SMEs have urgent demand for advisory services, thereby contributing to the development of this industry.

2、中小企业在我国经济发展中具有重要地位 2. SMEs play a crucial role in China's economic development

中小企业是我国经济的重要组成部分，也是经济增长、扩大就业的重要力量。根据国家工商总局全国小微型企业发展报告课题组 2014 年 3 月发布《全国小微企业发展报告》统计，截至 2013 年末，全国各类企业总数为 1527.84 万户，其中，小微企业 1169.87 万户，占企业总数的 76.57%。若将 4436.29 万户个体工商户视作微型企业纳入统计，则小微企业在工商登记注册的市场主体中所占比重达到 94.15%，提供的最终产品和服务价值相当于国内生产总值总量的 60%，纳税占国家税收总额的 50%，而且中小微企业就业人数占全部企业就业人数比重高达 81.89%，成为农村富余劳动力、国有企业下岗职工再就业和高校毕业生就业的主渠道。同时，中小企业提供了全国约 65%的发明专利、75%以上的企业技术创新和 80%以上的新产品开发，中小企业已成为我国提升自主创新能力、加快经济发展方式转变的生力军。中小企业是中国经济中最有活力的板块，为中国经济增长及就业做出巨大贡献。中小企业的持续健康发展对中国社会及经济的持续发展甚为重要。

SMEs are an important part of China's economy, and also a vital force for economic growth and creation of jobs. According to the "National Development Report for Small and Micro Businesses" issued in March 2014 by the Research Group of Development Report for National Small and Micro Businesses under the State Administration for Industry and Commerce, at the close of 2013, there are a total of 15,278,400 enterprises of various types in China, including 11.6987 million small and micro businesses, accounting for 76.57%. If the 44.3629 million individually-owned businesses are counted as micro businesses in the statistics, then the small and micro businesses account for 94.15% of the main market players under the industrial and commercial registration, and the value of final products and services provided is equivalent to 60% of China's GDP, and the taxes paid account for 50% of the total state tax revenue. The employees at medium, small and micro businesses account for 81.89% of the total number of employees at all enterprises, becoming the main

channel of employment for rural surplus labor, laid-off workers of state-owned enterprises and college graduates. At the same time, SMEs account for about 65% of patents for invention, more than 75% of enterprise technology innovation and more than 80% of new product development. SMEs have become a new force in boosting independent innovation ability and accelerating the transformation of economic development mode in China. SMEs are the most dynamic sector of China's economy and have contributed significantly to China's economic growth and employment. The sustained, healthy development of SMEs is of vital importance to the sustainable development of China's society and economy.

3、融资难、融资贵成为中小企业发展的主要瓶颈 3. Financing difficulties and costly financing are major bottlenecks for the development of SMEs

然而，虽然中小企业在中国经济增长中扮演了重要角色，但其融资需求却被传统金融机构所忽视，面向中小企业的金融服务明显不足。2013 年以来，世界经济复苏缓慢，国内经济增速继续回落，在"三期"叠加的作用下，经济发展面临巨大的挑战。行业、区域发展的不均衡，金融领域潜在风险积聚引起广泛关注。特别是产能过剩行业、房地产和钢贸等领域的风险已经在商业银行不良贷款急剧上升，民间借贷案件频发中得到体现。在经济结构调整过程中，没有能力越过"转型坎"的企业将面临被淘汰的风险，中小微企业信贷风险再一次引起金融机构的普遍担忧。

While SMEs play a key role in China's economic growth, their financing needs are neglected by traditional financial institutions and the financial services for SMEs are obviously far from inadequate. Since 2013, the economic development faces enormous challenges due to the weak recovery of the global economy, decrease in the growth of Chinese economy, and the three problems of "simultaneously dealing with the slowdown in economic growth, making difficult structural adjustments, and absorbing the effects of previous economic stimulus policies". There is unbalanced development in different industries and regions, and the accumulation of potential risks in the financial sector causes widespread concern. In particular, the risks in such industries as excess production capacity, real estate and steel trade have been reflected in the sharp rise in non-performing loans of commercial banks and the cases of private lending. In the process of economic restructuring, enterprises that do not have the ability to deal with "transition" will face the risk of being eliminated. The credit risks for medium, small and micro businesses once again have aroused widespread concern among financial institutions.

目前，不少中小企业都是源于个体户或小微企业，规模较小，大部分采取家族式管理，企业管理水平不高，没有建立现代企业制度，使得中小企业自身经营能力不强，抗风险能力较弱。而且银行与中小企业信息不对称，银行对中小企业放贷呈谨慎态度。尤其在现行金融制度下，银行以传统的信用评级方法参照大企业制度对中小企业进行融资管理，信用评级体系仍以财务指标为核心，没有充分考虑中小企业自身经营特点，对企业潜在风险预测能力有限。同时，银行过度依赖担保方式控制贷款风险，现行中小企业信用担保体系尚不完善，存在制度缺陷。这导致中小企业财务信息、担保能力难以达到银行的贷款标准，信用评级不高严重影响了中小企业有效融资的渠道。有调查显示中小企业被拒贷的比例超过 50%，而通过民间借贷渠道融资，其借贷利率远远高于 15%。融资难、融资贵已经成为制约我国中小企业发展的主要瓶颈。

At present, many SMEs are individually owned businesses or small or micro businesses, and most of them adopt family management, with low enterprise management and no modern enterprise system. Thus, SMEs have weak operation ability and weak ability to resist risks. Banks are cautious about issuing loans to SMEs since they do not have sufficient information about SMEs. Especially under the current financial system, the banks adopt the traditional credit rating method and refer to the large enterprise system to manage the financing for SMEs. Chiefly based on financial index, the credit rating system does not give full consideration to the characteristics of SMEs' own operation and has limited capability of predicting the potential risks of enterprises. At the same time, banks rely unduly on collateral to control the risk of loans. The existing system of credit guarantee for SMEs is far from perfection. As a result, SMEs cannot reach the bank standards for loans in terms of financial information and guarantee ability. The low credit rating seriously affects the effective financing channels for SMEs. A survey shows that there is more than 50% of refusal rate of loans for SMEs, and the borrowing rate is far higher than 15% if SMEs obtains financing through private lending channels. Financing difficulties and costly financing become the main bottlenecks restricting the development of SMEs in China.

4、中国银行业小微贷款需求显著增长 4. Demand for small and micro loans in the Chinese banking sector increases significantly

随着中小微企业融资需求的快速增长，中国银行业小微贷款经营规模不断扩大，这种市场形势为贷款咨询服务企业的主营业务拓展提供了广阔的市场空间。

中国银行业通过借助类似鼎治泰达这样的专业咨询服务机构，加快对小微企业和个人的贷前营销、调查、贷中评审和放款、贷后跟踪监管，从而降低自身的操作成本、分散操作风险并提高效率和效益。因此，未来银行业、小额贷款公司行业（我国当前有近万家小额贷款公司）对贷款咨询服务的需求市场空间巨大。

Demand for financing by small and micro businesses is growing rapidly and the scale of micro-credit business in China's banking industry has been expanding. This market situation provides broad market space for the main business development of loan consulting service enterprises. By means of professional consulting services companies such as TOPRULE, China's banking industry accelerates the pre-loan marketing, investigation, loan review and lending, and post-loan up supervision for small and micro businesses and personal loans, thereby reducing their operating costs, lowering operation risk while boosting efficiency and effectiveness. Therefore, the future banking and small loan company industry (China currently has nearly 10000 small loan companies) have huge demand for advisory services about loans.

5、针对中小微企业的金融服务体制及法律法规正不断完善 5. Financial services system and laws and regulations for small and micro businesses are constantly improving

小微信贷的风险与企业的经营状况和生存环境息息相关。2010 年以来中小企业面临的生存和发展环境持续恶化，2013 年中小企业发展指数有所上升，但在 2014 年又下降，且连续三年都处在景气临界值 100 以下。多家商业银行在 2014 年年报中表示，部分企业尤其是小微企业在经济增速放缓、产业结构调整升级等背景下，出现了经营困难、资金链紧张、利润下滑等问题，进而影响到了整体的资产质量，多数商业银行 2014 年放慢了小微企业贷款规模扩张的脚步，把更多的精力放到了不良贷款清收和现有贷款的风险管理上，对小微存量业务资产结构进行调整，对高风险行业进行压降和退出。

The risk of small and micro credit business is closely related to the business operation and the survival environment of enterprises. The survival and development environment of SMEs have been deteriorating since 2010. The SMEs development index has increased in 2013, but declined again in 2014 and is below the critical value of 100 for three consecutive years. Many commercial banks express in the 2014 annual report that some enterprises, especially small and micro businesses, suffer

operating difficulties, tight capital chain, profit decline and other issues in the context of slowdown in economic growth, and industrial restructuring and upgrading, thus compromising the overall asset quality. A majority of commercial banks slowed the pace of expansion of loan extension to small and micro enterprises in 2014, and focus more energy on the collection of non-performing loans and the risk management of existing loans. The commercial banks adjust the asset structure of inventory business for small and micro loans, and eliminate the high-risk industries.

当前我国经济发展已进入新常态，为持续改进小微企业金融服务，促进经济提质增效升级，中国银监会 2015 年 3 月发布《关于 2015 年小微企业金融服务工作的指导意见》，要求将 2015 年银行业小微企业金融服务工作目标由以往单纯侧重贷款增速和增量的"两个不低于"调整为"三个不低于"，从增速、户数、申贷获得率三个维度更加全面地考查小微企业贷款增长情况。在小微企业贷款基数已经很高且不良率不断攀升的背景下，监管部门对于商业银行小微信贷的要求从强调"量"的提升转为更注重"质"的考核，从单纯追求贷款规模增长转向贷款规模和服务覆盖并重。

At present, China's economic development has entered a "new normal". To improve financial services for small and micro businesses and promote economic quality and efficiency, China Banking Regulatory Commission (CBRC) issued in March 2015 the "Guiding opinions for providing financial services for small and micro businesses in 2015" which provide that the targets of financial services for small and micro enterprises in the banking sector in 2015 will be changed. Previously, the focus was on the growth rate of loans and increase of applicants. At present, the banking sector make a more comprehensive examination of small and micro businesses in terms of loan growth from the three dimensions of growth rate, number of enterprises and success rate of application for loans. Against the background that there are a great number of loans for small and micro businesses and the non-performing loan rate is rising, the regulatory department requires commercial banks to shift the focus from the emphasis of "quantity" to the evaluation of "quality" in terms of small and micro credit loans, and from the simple pursuit of amount of loans to both the size of loans and the services.

2016 年 1 月，国务院印发了《推进普惠金融发展规划（2016—2020 年）》，规划提出，中国将大力发展一批以政府出资为主的融资担保机构或基金，推进建立重点支持小微企业和"三农"的省级再担保机构，研究论证设立国家融资担保基金。拓宽小额贷款公司和典当行融资渠道，加快接入征信系统，研究建立风险补偿机制和激励机制。积极运用差别化存款准备金等货币政策工具。

In January 2016, the State Council issued the "Development plan for promoting the inclusive finance (2016-2020)". The plan proposes that China will vigorously develop a number of financing guarantee institutions or foundations which are mainly funded by the government; promote the establishment of provincial-level re-guarantee institutions which offer key support for small and micro businesses and the "three rural" issues, and study and demonstrate the establishment of national financing guarantee fund. Efforts shall be made to broaden the financing channels of microcredit companies and pawnshops, speed up the connection with the credit reference system, and study the establishment of risk compensation mechanism and incentive mechanism. Efforts are made to actively use the differential deposit reserve and other monetary policy instruments.

二、贷款咨询服务企业在市场上扮演着重要而特殊的角色 II. Loan advisory services enterprises play an important and special role in the market

贷款咨询服务企业致力于为客户提供专业的、详尽的、可执行的、利益最大化的贷款解决方案为产品，为客户提供贷款全程跟踪、指导的服务项目模式，具有服务便利、机制灵活等优势，熟悉行业上下游的操作规范，掌握银行等金融机构的操作模式以及偏好，以谋求与客户共同发展为目的，作用显著。

Loan advisory services enterprises is committed to providing customers with professional, detailed, executable loan solutions which maximize the benefits for customers, and provide customers with service model for the full-process loan tracking and guidance. With convenient service, flexible mechanisms and other advantages, they are well versed in the operation norms of the upstream and downstream players of the sector, and know the mode of operation and preferences of financial institutions such as banks. They seek common development with customers and play a significant role in the process.

1、有利于缓解小微企业融资难问题 1. Conducive to alleviating the financing difficulties for small and micro enterprises

目前，中小微型企业普遍存在流动性不足，说明了金融体制乃至经济体制方面的存在市场缺陷，表明小微型企业资本性融资存在困难或障碍。企业的资本来源有主要三个渠道：一是通过在市场上发行股票获得资本金；二是通过投资者追

加投人资金或将一部分资产折价当资本金；三是将企业的税后利润不予分配而扩充企业的资本金。在我国，现有的资本市场是企业筹集外源性资本的主要渠道。然而，该市场主要是为大型企业提供融资服务的场所。因此，要解决小、微型企业的融资问题，有赖于充分发挥民间的贷款咨询服务企业的资金融通作用。

At present, the general lack of liquidity for medium, small and micro enterprises indicates the presence of market defects in the financial system and even economic system, and demonstrates capital financing difficulties or obstacles for small and micro enterprises. There are three main channels of corporate capital source: First, obtain capital through the issuance of shares in the market; second, additional investment by investors or part of the assets is converted into capital; third, use the enterprise's after-tax profits as capital for expansion of enterprise rather than distribute the profit. In China, the existing capital market is the main channel for enterprises to raise external capital. However, this market chiefly provides financing services for large-scale enterprises. Therefore, to solve financing problem for small and micro enterprises, it is necessary to give full play to the role of non-governmental loan consulting service enterprises in financing.

2、有利于市场资源配置的优化 2. Conducive to the optimization of market resource allocation

贷款咨询服务企业的存在，对满足中小企业资金需求，促进中小企业的发展，发挥了重要作用。使社会财富能够更为便捷的流动，为社会资源的配置提供了巨大的空间范围，使社会资源配置的效率得到极大提高，促进了市场资源配置的优化。同时也为中小企业融资节约了交易费用，降低了企业融资成本，为中小企业融资提供了一个简单而又方便的筹资渠道。

Loan advisory services enterprises play a key role in satisfying the needs of SMEs for capital and promoting the development of SMEs. We must allow convenient flow of social wealth and provide a huge space for the allocation of social resources, thus greatly boosting the efficiency of social resource allocation and promoting the optimization of market resource allocation. Meanwhile, they save transaction costs for SMEs in financing, reduce the financing costs of enterprises, providing a simple yet convenient financing channel for SMEs.

3、有利于提高中小企业资源配置效率和融资效率 3. Conducive to improving the efficiency of resource allocation and financing efficiency for SMEs

贷款咨询服务企业不直接经手贷款资金的发放和偿还，只是从事借款申请过程的专业性服务，协助双方办理有关事项并力促交易的达成，为客户（银行、企业或个人）提供合适的贷款品种交易渠道。在从事贷款业务中，贷款咨询服务企业掌握了大量的客户信息和合作银行等放贷人的贷款品种、标准要求等信息，凭借其市场桥梁作用，可为金融机构、企业沟通信息，为企业借款提供专业协助与支持，使市场交易者的信息收集成本最低，交易信息公开透明，交易途径和交易方式更为便捷，资金周转最为安全和迅速，从而大大增加交易机会，降低交易成本，提高资源配置效率和融资效率。

Loan advisory service enterprises, which do not directly issue or repay the loan funds, are engaged in the professional service for the loan application process, assist the two parties to handle the relevant matters and urge the completion of transactions, and provide the suitable loan variety and transaction channels for customers (banks, enterprises or individuals). In the loan business, loan consulting service companies are familiar with a wealth of customer information and the loan varieties, standards and requirements of cooperative banks. By dint of its role as a market bridge, they communicate information between financial institutions and enterprises, and provide professional assistance and support for enterprises in terms of loans, so as to minimize cost of information collection for market traders, ensure transparent transaction information, realize convenient ways and channels of transactions, and realize most secure and rapid cash flow, thereby greatly increasing trading opportunities, lowering transaction costs and improving resource allocation efficiency and financing efficiency.

三、贷款咨询服务行业发展的风险因素 III. Risk factors for the development of the loan advisory services industry

1、法律法规制度不完善，违规成本低 1. Imperfect laws and regulations system and low cost of violation of regulations

鉴于贷款咨询服务企业的多样性，国家无法对各个领域的居间服务机构进行专门针对性的统一管理，无法制定统一的行业标准和严格的准入制度。现有法律框架和司法体制下，法律责任追究的成本、时效等因素，导致未形成对违规违法中介机构强有力的惩戒结果，发生违规成本低，导致贷款咨询服务企业作出宁愿违背诚信原则、冒险违规，也要争夺客户资源的选择。加之政府及行业主管部门对贷款咨询服务企业的违规经营行为整体上监管不够，更容易诱发居间服务机构人员的道德风险，从而形成整个贷款咨询服务业违反"职业道德"现象相当普遍。

In view of the diversity of loan consulting service enterprises, the state cannot exercise specialized, unified administration over intermediary service agencies in various fields, and cannot formulate unified industry standards and strict access system. Under the existing legal framework and the legal system, there is no strong disciplinary effect on delinquent intermediaries due to such factors as the costs of legal responsibility investigation and time limit. With low cost of non-compliance, loan advisory services companies compete for customer resources even if they breach the good faith and violate the laws. Moreover, the government and industry authorities make inadequate supervision over the illegal operation of loan consulting service enterprises, personnel of the intermediary service agencies are prone to commit moral risks, leading to the common occurrence of violation of "professional ethics" in the entire loan advisory service sector.

不过，国家当前的法律框架已经为追究违法违规从业企业的法律责任作出了规范性指引，任何一家企业违法违规，在法律法规层面、在合同责任层面受到刑事责任、行政责任、民事责任的追究，不存在制度性障碍。

However, the current legal framework has already made the normative guidance for the legal liability of illegal enterprises. Any enterprise which violates laws and regulations will be subject to criminal liability, administrative liability and civil liability and there is no institutional barrier.

2、贷款咨询服务市场竞争环境不够透明规范 2. Market competition environment for loan advisory services is not transparent or standard

由于咨询行业准入门槛低，市场低层次同质竞争激烈，人员素质、职业道德、诚信状况参差不齐，一些目光短浅的咨询机构为争抢业务、一味追逐利润而淡化了客观中立、专业高效、勤勉尽责的原则，盲目迎合客户的违规或不合理需要，

甚至出具虚假不实报告，严重影响其独立、客观、公正的社会公信力。同时，客户在选择贷款咨询服务机构时，同样面临着信息不对称的困境。这些都给双方合作带来一定的风险隐患。

Due to the low barriers of entry to the consulting sector, there is fierce homogeneous competition at the low level in the industry, with different quality of personnel, professional ethics and integrity. Some short-sighted advisory bodies are struggling to secure business and pursue only while downplaying the principles of objective neutrality, professionalism, and diligence. They blindly cater to the customer's illegal or unreasonable needs, and even issue false reports, seriously compromising their social credibility for independence, objectiveness and fairness. At the same time, customers are also faced with information asymmetry in the choice of loan advisory services. These bring certain risks to the cooperative parties.

3、行业发展可能受金融政策变动的影响 3. The development of the industry may be affected by financial policy changes

我国一直致力于建设一个透明高效、结构合理、功能完善、运行安全的资本市场，并已取得了显著成绩。近几年经济的快速发展，银行诸多体系逐步健全、完善，致使我国资本市场持续繁荣，带动了针对银行贷款产品咨询服务的快速发展。但相比发达国家，我国资本市场尚未完全成熟，许多方面尚需继续完善。同时，目前我国银行贷款业务处于垄断地位，如果银行市场景气度出现长期下滑，市场活跃程度受到影响，则会导致该细分行业有效需求下降，咨询服务行业发展受挫。

China has been committed to building a transparent and efficient capital market featuring rational structure, sound functions and safe operation, and has achieved remarkable results. In recent years, the economy has been developing rapidly and many banking systems gradually improve, leading to the sustained prosperity of China's capital market and boosting the rapid development of advisory services for banking loans. But compared to developed countries, China has yet to build a fully mature capital market, and there is room for improvement in many aspects. At the same time, China's bank lending business is in a monopoly position. If the banking market situation is in long-term decline and the market activity is affected, it will lead to a decrease in effective demand for services in this sector and hamper the development of the advisory services sector.

四、我国贷款咨询服务业的发展趋势 IV. Development trend of China's loan advisory services

随着我国经济发展步入中等发达国家水平，企业和居民金融服务需求日益多元化，必然带动贷款咨询服务业务快速发展。同时，贷款咨询服务企业与传统金融机构呈互补关系，它不仅可以增强金融市场活力，还能支持、反哺传统金融机构，增强其盈利能力及市场竞争力，从而提高金融业整体附加值，支持并服务于产业转型升级。同时，为了适应经济的快速增长，贷款咨询服务企业将在不断完善服务体系的同时，不断推进机构创新与制度创新。目前国家政策大力支持包括贷款咨询服务业在内的金融中介服务行业，行业发展指导性意见的出台也将推动行业发展的快速正规化、专业化、规模化。

When China's economic development reaches the level of moderately developed countries, and the demands of enterprises and residents for financial services become increasingly diversified, it will inevitably lead to the rapid development of loan advisory services. At the same time, the loan advisory service enterprises are complementary to the traditional financial institutions. Advisory enterprises can not only enhance the financial market vitality, but also support and nurture the traditional financial institutions to enhance their profitability and market competitiveness, thereby enhancing the overall value-added of the financial industry and serving the industrial transformation and upgrading. Meanwhile, to adapt to the rapid economic growth, loan advisory services companies will continue to improve the service system, and promote institutional innovation and system innovation. At present the national policy shows great support for the financial intermediary services industry including the loan advisory services. The promulgation of guidance opinions for the industry development will also promote the rapid standard, professional and large-scale development of the industry.

五、行业竞争格局分析 V. Analysis of the industry competitive landscape

1、行业竞争因素 1. Industry competition factors

贷款咨询业务盈利模式：贷款咨询服务企业不直接经手贷款资金的发放和偿还，只是从事借款申请过程的专业性服务，协助双方办理有关事项并力促交易的达成，为客户（银行、企业或个人）提供合适的贷款品种交易渠道，获取中介咨询费，其盈利模式清晰，利润来源稳定。

Profit model of loan consulting business: Loan advisory service enterprises, which do not directly issue or repay the loan funds, are engaged in the professional service for the loan application process, assist the two parties to handle the relevant matters and urge the completion of transactions, and provide the suitable loan variety and transaction channels for customers (banks, enterprises or individuals). They only charge intermediary consulting fees, and their profit model is clear, with a stable source of profits.

（1）风险控制能力

向中、小、微型企业进行贷款咨询服务业务面临着多种风险，如违反国家政策发放贷款的风险、借款人经营不善导致发生坏账的风险、公司内控不严员工违规放贷的操作风险等。需要在日常经营过程中，建立一整套行之有效的风险管理制度，以确保最大限度的防范各类风险并确保业务健康发展。

(1) Risk control capability

The provision of loan advisory services to medium, small and micro enterprises is exposed to various risks, such as the risk of issuing loans in violation of state policies, the risk of bad debts due to poor management of borrowers, and the operational risks of illegal lending by employees due to lax internal control. In the course of daily operations, a set of proven risk management system shall be built to ensure maximum protection against all types of risks and to ensure the healthy development of the business.

（2）高效的服务体系

中小企业资金需求有"短、小、频、急"的特点，其对融资过程的关注次序一般为是否能得到贷款、何时能拿到贷款、利息和费用水平。其中对时间和便捷性的要求甚至超过了对融资成本的关注。因此，需要在控制风险的前提下，通过组织保障、运营保障、外部保障等措施来保证业务服务体系的高效运转。

(2) Efficient service system

SMEs' demand for funds is characterized by "short-term, small, frequent, and urgent", and their order of concern for the financing process is as follows: whether they can

get loans, when they can get loans, interest and service charges. Their demands on time limit and convenience override their concern of financing costs. Therefore, under the premise of risk control, the consulting enterprises shall ensure the efficient operation of business service system through organizational guarantee, operational guarantee, and external guarantee, etc.

（3）与银行等金融机构的关系

银行是小额贷款、融资租赁和融资担保等业务的重要融资渠道。银行对类金融企业放款的要求较高，一般从企业的资产规模、过往业绩及承租方资信等方面综合考量。在缺乏优质客户和较深合作关系的情况下很难获得银行的授信额度。因此，是否积累了较多的优质客户，与银行有较长的合作历史，建立了深入的合作关系，又反过来促进其获得更多银行优质客源，这些资源是重要的行业竞争因素。

(3) Relationship with banks and other financial institutions

Banks are an important source of financing for small loans, finance leases and financing guarantees. Banks have high requirements for loans for similar financial institutions, generally taking into account the size of corporate assets, past performance and the creditworthiness of the lessee. It is very difficult to obtain bank credit line in the absence of high-quality customers and in-depth cooperation. Therefore, the accumulation of more high-quality customers, a long history of cooperation with banks, and establishment of in-depth cooperative relations will in turn promote its access to more high-quality bank customers. These resources are vital industry competitive factors.

（4）优秀的专业化团队

人才是咨询公司赖以发展的基础，也是咨询公司风险防范的最关键的防火墙。贷款咨询行业是人才密集型行业，需要有专业的知识、丰富的资本市场经验和广泛的社会资源。因此，优秀的专业人才非常稀缺。各大机构对专业人才的竞争也非常激烈，保证人才队伍的专业性和稳定性是在市场竞争中脱颖而出的重要推动力。因此，如何在人才紧缺的市场环境下有效的吸纳和引入优秀的人才队伍是制约潜在进入者的重要因素之一。

(4) Excellent professional team

Talent is the basis for the development of consulting firms and also the most critical risk firewall for consulting firms. As a talent-intensive industry, the loan consulting industry requires professional knowledge, rich experience in the capital market and a wide range of social resources. Therefore, outstanding professionals are highly scarce.

Major institutions are involved in fierce competition for professional talent. Ensuring the professionalism and stability of talent is a key driving force to come to the fore in the market competition. Therefore, how to absorb and introduce excellent talents under the market environment of talent shortage is one of the key factors that restrict the access of potential entrants.

2、行业竞争格局 2. Industry competitive landscape

随着资本市场的发展，越来越多贷款咨询企业加入到资本市场的服务领域。目前市场上的贷款咨询企业具备以下特点：

With the development of the capital market, more and more loan consulting enterprises join the capital market service sector. Currently, loan consulting firms on the market have the following characteristics:

（1）一般并未与特定的贷款机构建立长期固定的合作关系，其贷款申请投向的贷款机构具有不特定性、随机性，一般情况下是根据借款人的情况，符合哪家贷款机构的贷款形式标准即向其推荐。

(1) Generally, they do not establish a long-term fixed cooperative relationship with a specific lending institution. Lending institution is randomly selected for loan applications. Under normal circumstances, consulting enterprises recommend the lending institution based on the actual situation of the borrower if the borrower meets the criteria for loans.

（2）对于借款客户的信用状况、还款能力不做实质审查，其主要工作是帮助借款人获取贷款机构的贷款，贷款机构对其服务水平、服务质量没有相应的评价、监测，风险控制难以保证。

(2) They do not carry out substantive examination of the borrower's credit status and repayment ability. The main work is to help the borrower to obtain loans from the lending institutions. The lending institutions have no corresponding evaluation or monitoring of their service level and service quality, and the risk control cannot be guaranteed.

（3）一般不具备完善的风险控制体系，其向贷款机构推荐客户难以避免"关系型销售"，业务专业性水平与可持续经营能力不强。

(3) Generally, they lack a sound risk control system, and the "relationship sales" is inevitable when they recommend customers to lending institutions. They do not have strong professionalism or capacity as a going concern.

与以上业务内容不同，鼎治泰达向建立合作关系的特定银行、金融机构推荐优质客户，积极协助具备良好信用状况、还款能力及还款意愿的中小微客户在符合贷款机构的实质评审标准的前提下获取贷款。公司一方面可以协助中小微客户设计合理的信贷结构及还款计划，提高中小微客户申贷成功率；另一方面可以帮助银行、金融机构等贷款机构更好的认识、评价中小微客户，降低信贷业务的风险。与公司建立合作关系的贷款机构也会定期或不定期地对公司的评审业务进行监测、评价，公司的风险控制管理制度与风险控制流程体系完备，能够有效地把控自身经营与外部业务合规风险。

As distinguished from the above, TOPRULE recommends high-quality customers to specific banks and financial institutions with cooperative relations, and actively assist medium, small and micro enterprises with good credit status, repayment ability and repayment intention to obtain loans under the premise of meeting the substantive evaluation standards of lending institutions. On the one hand, the company can help medium, small and micro enterprises to design a reasonable credit structure and repayment plan to improve the success rate of application for loan; on the other hand, it can help banks, financial institutions and other lending institutions to better understand and evaluate medium, small and micro enterprises and reduce the risks of credit loan business. The lending institutions that establish cooperative relationship with the Company will also monitor and evaluate the Company's assessment business on a regular or non-regular basis. The company has sound risk control management system and risk control process system and can effectively control the operation of its own business and external business compliance risks.

公司的核心优势不仅是提供信息服务，而是提供高技术含量的信用和风险管理服务，具有其他贷款咨询类企业不具备的优势与核心竞争力。

The company's core strength is not only to provide information services, but also to provide the credit and risk management services with high technical content. Thus, the company possesses advantages and core competitiveness not available for other loan consulting enterprises.

3、公司的竞争优势 3. Company's competitive advantage

（1）拥有多年沉淀积累的大量需求客户

公司对中国的非公企业，特别是中小微企业的发展情况有较清晰的了解和深

入的接触，对这个领域的资金市场有相当程度的认识。本项业务的目标客户正是存在融资困难的中小微企业。

(1) The company has secured a large number of customers over many years of development

The company has a clear understanding of and in-depth contacts with the situation of non-public enterprises in China, especially medium, small and micro enterprises, and has a fairly good knowledge of the capital market in this sector. The target clients of this business are medium, small and micro enterprises facing financing difficulties.

（2）拥有丰富的国内银行资源

由于长期接触本领域的业务，与全国各地的许多银行有业务来往，长期保持着密切的合作关系。包括国有银行、股份制银行、城市商业银行和农村合作银行等。

(2) Has a wealth of domestic banking resources

Due to its long-term contact with the business in this sector, the company has business dealings with many banks in China, and maintains long-term close relations of cooperation, including state-owned banks, joint-stock banks, urban commercial banks and rural cooperative banks.

（3）拥有成熟的团队和丰富的实际操作经验

公司拥有一支业务水平过硬、实际操作经验丰富、职业道德良好的团队，能换位于存在融资困难的中小微企业，尽最大程度地为目标客户提供融资相关服务，解决企业燃眉之急，助推企业发展。同时，公司储备了包括销售、商务、外勤等重要业务岗位人才。

(3) Has a mature team and a wealth of practical experience

The company boasts a high-caliber team with practical experience and good professional ethics, who make every endeavor to provide financing-related services for medium, small and micro enterprises with financing difficulties and meet the urgent needs of enterprises to boost the enterprise development. At the same time, the company trains talents in key positions including sales, business, and legwork.

（4）熟悉行业操作规范，提供利益最大化解决方案

公司摸索总结了行业上下游的操作规范，掌握了不同银行的操作模式以及偏好。针对不同的银行、不同的客户需求制定不同的贷款方案，让客户在同等的条件下尽量减少融资成本。良好的专业能力使客户的贷款手续更加快捷简单。在经

营上，公司为客户提供专业的、详尽的、可执行的、利益最大化的贷款解决方案，为客户提供贷款全程跟踪、指导的贷款产品咨询服务项目模式，赢得了客户的青睐。

(4) Familiar with the industry code of conduct and provide solutions with maximum benefit

The company sums up the upstream and downstream operation standard of the industry and knows the operating modes and preferences of different banks. Different lending programs are formulated for different banks and different customer needs, so that customers can minimize financing costs under the same conditions. Good professional ability can simplify the loan procedures for clients. In terms of operation, the company provides customers with professional, detailed, executable loan solutions which maximize the benefits for customers, and provides customers with consulting service model for the full-process loan tracking and guidance. Thus, it has won the favor of customers.

4、行业内主要竞争对手 4. Major competitors in the sector

（1）聚元通和资本管理有限公司

聚元通和资本管理（北京）有限公司成立于 2011 年 3 月，注册资金 5000 万元。主要为多元化的客户群体提供各种各样的金融服务，客户包括企业、金融机构、政府和高净值个人。总部设在北京，旗下公司有聚鼎通投资有限责任公司、聚元信通资本管理有限公司（山东）、江西地球村金融服务有限公司（江西）、河北汇智股权投资有限公司、云南麒顺投资有限公司、河北超越财税科技有限公司。

(1) Juyuan Tonghe Capital Management Co., Ltd.

Juyuan Tonghe Capital Management (Beijing) Co., Ltd. was established in March 2011 with a registered capital of RMB 50 million. It offers a wide range of financial services for a diverse customer base. Its clients include corporations, financial institutions, governments and high-net-worth individuals. Headquartered in Beijing, Juyuan Tonghe Capital Management has set up Judingtong Investment Co., Ltd., Juyuan Xintong Capital Management (Shandong) Co., Ltd., Jiangxi Global Village Financial Services (Jiangxi) Co., Ltd., Hebei Huizhi Equity Investment Co., Ltd., Yunan Qishun Investment Co., Ltd., and Hebei Chaoyue Finance and Taxation Technology Co., Ltd.

主要从事以下四大类业务：

The company is mainly engaged in the following four categories of business:

1）投资银行顾问。

向由企业、金融机构、投资基金和政府组成的多元化客户群体提供广泛的投资银行顾问服务。我们的服务包括受托提供有关企业并购、资产剥离、公司防御活动、风险管理、重组和新三板及 ipo 上市方面的服务，以及与前述活动直接相关的衍生品交易。

1) Investment bank advisor.

The company provides a wide range of investment banking advisory services for a diverse customer base, including companies, financial institutions, investment funds and governments. Our services include the provision of services related to corporate mergers and acquisitions, divestitures, corporate defense activities, risk management, restructuring and National Equities Exchange and Quotations and IPOs, as well as derivative transactions directly related to the foregoing activities.

2）投融资.

通过投资为客户提供融资。此外，直接和间接地通过管理的基金投资于上市和非上市股权证券或债券、房地产夹层、并购夹层等。

2) Investment and financing

Provide financing for customers through investment. In addition, invest the fund for direct and indirect management in listed and unlisted equity securities or bonds, real estate mezzanine, mergers and acquisitions mezzanine.

3）机构客户服务.

在固定收益、股票和大宗商品产品方面协助客户交易及提供做市顾问，合作的主要客户类型包括企业、金融机构、投资基金和政府等机构客户。此外，还向机构客户提供融资、融券及大宗经纪顾问服务。

3) Institutional customer service

In terms of fixed income, stock and commodity products, it assists customers in trading and acts as market maker adviser. The cooperative clients include enterprises, financial institutions, investment funds and government and other institutional clients. In addition, it provides institutional clients with financing, securities lending and bulk brokerage advisory services.

4）资本管理.

管理的股权投资基金专注于产业发展战略性股权投资和企业股本扩张增值性股权投资。此外，直接和间接地通过管理的基金还投资于政府债券、公司债券、企业债券、过桥债权性融资、新三板上市和非上市股权证券及合并的投资实体等，向多元化的机构和个人客户群体提供所有主要资产类别的投资管理服务及投资产品（主要通过独立管理帐户及共同基金、私人投资基金等混合投资工具提供）。此外，还向高净值个人和家族提供投资组合管理和财务咨询等理财咨询服务、经纪服务以及其他交易服务。

4) Capital management.

Equity investment funds for management focus on strategic equity investment for industry development and value-added equity investment. In addition, the fund for direct and indirect management is also invested in government bonds, corporate bonds, bridge debt financing, New Three Board listing and unlisted equity securities as well as merged investment entities. The company provides a wide range of institutions and individual customers with investment management services and investment products for all major asset categories (mainly through mixed investment tools including independent management accounts, mutual funds, and private investment funds). In addition, it provides high net worth individuals and families with financial management advisory services, brokerage services and other trading services such as portfolio management and financial advisory services.

（2）国创中投（北京）投资顾问有限公司

(2) Guochuang Zhongtou (Beijing) Investment & Management Co., Ltd.

国创中投（北京）投资顾问有限公司成立于 2008 年，注册资本为 100 万元，是经北京工商行政管理局批准、北京国资委产权管理办公室资质认定的专业产权经纪机构，主要经营范围包括：产权经纪、项目投资咨询、资产重组策划等，推动着国资国企改革步伐的不断前进。国创中投拥有国务院国资委指定的四大中央企业国有产权交易机构北京产权交易所、上海联合产权交易所、天津产权交易中心、重庆联合产权交易所的经纪会员资格。

Founded in 2008 with a registered capital of RMB 1 million, Guochuang Zhongtou (Beijing) Investment & Management Co., Ltd. is a professional property brokerage institution approved by the Beijing Administration for Industry and Commerce and certified by the Property Management Office of State-owned Assets Supervision and Administration Commission of Beijing Municipality. The main business scope includes: Property rights brokerage, project investment consulting, asset restructuring planning, etc., in a bid to promote the reform of state-owned enterprises. Guochuang

Zhongtou owns the brokerage membership at four state-owned property rights trading organizations, namely China Beijing Equity Exchange, Shanghai United Assets and Equity Exchange, Tianjin Property Rights Exchange and Chongqing United Assets and Equity Exchange, designated by the State Council.

国创中投拥有一支由经验丰富、造诣深厚的投资领域资深人员组成的高效率管理团队，团队拥有来自其他投资公司曾经完成多项私募融资、管理咨询、企业并购和投资业务的执行总裁，来自清华北大的博士硕士，拥有经济、管理、财务、法律和工程等全方位的专业背景，以及高级经济师、注册会计师等各种职称成员，以专业、高效、规范的工作理念，竭诚为客户提供优质服务。

Guochuang Zhongtou has a highly efficient management team composed of experienced and highly qualified investment professionals. The team boasts chief executive officers from other investment companies who have completed a number of private equity financing, management consulting, M & A and investment businesses; professionals with master's or doctoral degree from Peking University and Tsinghua University in economics, management, finance, law and engineering; as well as senior economists, certified public accountants and other professionals. The team is dedicated to providing customers with excellent service based on professional, efficient and standard work philosophy.

近年来，国创中投完成产权交易、企业改制项目百余宗，涉及公用事业、经济贸易、房地产、金融业、服务业、制造业等各个领域，许多项目的成功运作成为了经典案例。公司拥有一批既能为企业提供创业咨询、优惠政策咨询、融资咨询、产权交易咨询策划，又能协助企业办理股权变更、财产转移、国企产权交割、技术产权转让、政府扶持基金申报、改制登记等事项的经验丰富的资深咨询师。公司将帮助企业完成企业设立、特许审批、企业改制、产权交割、项目融资等服务工作，帮助国有企业及非国有企业完成产权交易项目。同时，公司具有丰富的股权投资资源，能帮助个人和企业进行股权投资项目的策划，完成项目与投资方的对接。

In recent years, Guochuang Zhongtou has completed over 100 cases of property rights transactions and enterprise restructuring projects. Many projects with successful operation have become classic cases in the fields of public utilities, economy and trade, real estate, finance, services and manufacturing. The company has a great number of seasoned senior consultants who provide enterprises with entrepreneurship advice, preferential policy advice, financing advice, property rights trading advisory planning, and can also help enterprises deal with equity changes, property transfer, transfer of state-owned property rights, transfer of technological property rights, application for government support fund, and registration of restructuring. The

company assists enterprises to complete the establishment of enterprises, franchise approval, enterprise restructuring, delivery of property rights, and project financing, and help state-owned enterprises and non-state-owned enterprises to complete property rights trading projects. Meanwhile, the company has a wealth of equity investment resources that can help individuals and enterprises to carry out the planning of equity investment projects and complete the matchmaking between projects and investors.

此外，行业内相关竞争对手还包括资产管理类企业、投资担保类企业。公司与这些企业部分业务存在竞争关系：

Moreover, the competitors in the industry include asset management companies and investment guarantee companies. The company has competitive relation with these enterprises in certain business:

（1）北京六行君通信息科技股份有限公司

北京六行君通信息科技股份有限公司成立于 2006 年 2 月，注册资本 1000 万元，主要从事资产管理、投资管理、投资咨询等业务。首创国内真正含义的"金融超市"模式，依靠线上贷款、理财、投融资、保险、互联网金融多个模块，以及线下的门店、加盟商、直销团队等体系，完整打造线上线下整合的 O2O 商业模式。

(1) Beijing Liuhangwantong Information Technology Co., Ltd.

Beijing Liuhangwantong Information Technology Co., Ltd., established in February 2006 with a registered capital of RMB 10 million, is principally engaged in asset management, investment management, and investment consulting business. It pioneered the "financial supermarket" model in a true sense of the meaning in China. By relying on online loans, financial management, investment and financing, insurance, Internet finance, as well as brick-and-mortar stores, franchisees, and direct sales team, the company creates a comprehensive online and offline integrated O2O business model.

（2）北京交广易贷投资管理有限公司

北京交广易贷投资管理有限公司成立于 2013 年 8 月，注册资本 1600 万元，由中国易贷金融服务集团、交广传媒（北京人民广播旗下国有控股企业，北京交通广播 FM103.9 等）、知名风险投资公司三方出资成立；是一家致力于为客户提供企业经营贷款、信用贷款、房屋抵押消费贷款、周转贷款担保、二手房贷款担保等各类贷款相关服务的专业投资担保机构。

(2) Beijing Jingguang Edai Investment Management Co., Ltd.

Founded in August 2013 with a registered capital of RMB 16 million, Beijing Jingguang Edai Investment Management Co., Ltd. is jointly invested and established by China Edai Financial Services Group, Jingguang Media (State-owned holding company under Beijing People's Broadcasting Station, Beijing Traffic Radio FM103.9, etc.),and a well-known venture capital company; it is a professional investment guarantee institution dedicated to providing its clients with loan-related services, including loans for business operations, credit loans, housing mortgage consumer loans, revolving loan guarantees, and guarantee for loan of second-hand housing purchase money.

（3）融联伟业投资担保（北京）有限公司

融联伟业投资担保（北京）有限公司成立于 2009 年 7 月，注册资本 5000 万元，主要从事经济合同贷款（不含融资性贷款）、投资咨询、投资管理等业务。融联伟业投资担保不断追求先进的信用担保管理模式，运用担保和创新的运营模式，全面整合相关产业优势资源，积极参与中国信用担保行业体系的建立，力求发展成为独具特色的专业化融资贷款机构。

(3) Ronglian Weiye Investment Guarantee (Beijing) Co., Ltd.

Ronglian Weiye Investment Guarantee (Beijing) Co., Ltd., established in July 2009 with a registered capital of RMB 50 million, is mainly engaged in economic contract loans (excluding financing loans), investment consulting, and investment management business. Ronglian Weiye Investment Guarantee constantly pursues advanced credit guarantee management mode, and uses guarantee and innovative operation mode to fully integrate the advantageous resources of relevant industries. It also actively participates in the establishment of China's credit guarantee industry system, in a bid to develop into a unique specialized financing loan institution.

第二节、国内商业支付咨询服务行业概览 Section II Overview of Domestic Commercial Payment Consulting Service Industry

一、我国票据市场概况 I. Overview of China's Bill Market

1、票据市场在商业和经济发展中具有重要地位 1. Bill market plays an important role in commercial and economic development

票据市场是以商业票据为金融工具，主要从事短期融资交易或融资业务的货币市场，它通过票据的签发、承兑、贴现、转贴现等业务把企业、商业银行、中央银行有机地联系在一起。票据市场是金融市场的基础和重要组成部分，是传导中央银行货币政策意图的有效市场载体。发展票据市场不仅能拓宽企业的融资渠道，而且有利于金融机构优化资产结构和提高经济效益。

Taking commercial bill as financial instrument, bill market refers to monetary market mainly focused on short-term financing transaction or business; it organically builds a bridge for the communication of enterprises, commercial banks, central bank through bill issuing, acceptance, discount, transfer discount, etc. Bill market is a fundamental and significant component of financial market and the effective market carrier for passing on the intentions for monetary policy of central bank; therefore, its development not only can widen enterprise's financing channel but also can facilitate financing institution's optimizing asset structure and improving economic benefits.

成熟的票据市场是融资者、投资者、中介服务机构、监管当局等出于不同目的共同参与的短期资金市场，是完整的货币市场不可缺少的有机组成部分。商业票据市场作为衔接中央银行和企业的短期资金融通场所，在一国货币市场中占有重要的地位。

Mature bill market is the short-term capital market which financiers, investors, agencies, supervision authorities and other organizations jointly participate in with different purposes and is the indispensable organic component for a complete monetary market. As the short-term financing place for linking up central bank and enterprises, commercial bill market is significant in monetary market of a country.

2、我国票据市场得到了长足发展 2. China's bill market has been developed considerably

纵观 20 多年的发展历程，中国票据市场从无到有，得到了长足发展。2008 年"四万亿刺激计划"后，票据市场迎来了大发展，2009 年银行承兑汇票的签发量超过 10 万亿元，累积贴现额超过 20 万亿元，相对于 2008 年分别增长 71.85%和 41.38%，到 2014 年全国金融机构商业汇票累计承兑量和累计贴现量分别达到 22 万亿元和 60 万亿元。2014 年，针对经济增速放缓的下行压力，中央采取微刺激政策，央行实施定向宽松货币政策的预调微调，为银行票据业务经营提供了有利的市场环境，金融机构加大商业汇票承兑业务办理力度，充分发挥了承兑业务在支持中小企业票据信用增级和融资支持两方面的重要作用，银行承兑汇票业务持续增长调整。2015 年第三季度，全国共发生票据业务 1.04 亿笔，金额 57.79 万亿元。其中，实际结算商业汇票业务 500.21 万笔，金额 5.17 万亿元，同比分别增长 4.37%和 4.60%。

With more than 20 years' development, China's bill market has been developed considerably since its being established. The market has advanced with big strides since "RMB 4 Trillion Stimulation Plan" was carried out in 2008: in 2009, bank acceptance drafts issued totaled over RMB 10 trillion and accumulated discount amount exceeded RMB 20 trillion, with an increase of 71.85% and 41.38% respectively compared those in 2008; till 2014, accumulated acceptance and discount amounts for commercial draft of financial institutions in the whole country were RMB 22 trillion and 60 trillion respectively. In 2014, bank acceptance draft business had a continuous increase and adjustment due to the fact that: oriented to downward pressure for economic increase getting slow, the central government authorities adopted micro-stimulus policy, central bank made presetting and micro-setting towards easing monetary policy to provide favorable market environment for operation of bill business, and financial institutions strengthened the acceptance handling of commercial draft and gave full play to acceptance business's roles in bill credit enhancement and financing support of middle and small-sized enterprises (hereinafter refereed to as "SMEs"). In the third quarter of 2015, there were 104

million bill businesses totally, with amount of RMB 57.79 trillion; of which, there were 5.0021 million commercial draft businesses settled worth RMB 5.17 trillion, with year-on-year growth of 4.37% and 4.60% respectively.

图表 16：2009 年-2014 年我国票据业务交易额与平均单笔票据额统计 Diagram 16: Statistics on Transaction Amount and Average Single-Bill Amount for China's Bill Business in 2009-2014

票据业务（万亿元）	Bill business (in RMB 1 trillion)
平均单笔票据（万元）	Average single-bill amount (in RMB 1 trillion)

数据来源：中国人民银行

Source: People's Bank of China

2000 年以来，商业汇票更是已成为重要的信用工具和短期直接融资方式。从实际情况来看，企业之间由于正常贸易往来而流通的票据约占 20%到 30%，其余约 70%到 80%的票据是进入银行体系进行贴现融资。按保守估计 20%计算，2014 年企业之间由于正常贸易往来而流通的票据额约为 3.86 万亿元。

Since 2000, commercial draft has been the significant credit instrument and short-term direct financing way. According to the reality, 20% - 30% bills are circulated due to normal trades among enterprises and the other 70% - 80% are used in discount financing in bank system. According to 20% conservative estimation, bills circulated for normal trades among enterprises in 2014 totaled RMB 3.86 trillion.

图表 17：2009 年-2014 年我国商业汇票业务交易额与交易量统计 Diagram 17 Statistics on

Transaction Amount of China's Commercial Draft Business in 2009-2014

商业汇票业务（万亿元）	Commercial draft business (in RMB 1 trillion)
企业间正常贸易往来流通的票据额（万亿元）	Bill amount for normal trades among enterprises (in RMB 1 trillion)
商业汇票笔数（万）	Number of commercial drafts (in 10,000)

数据来源：中国人民银行

Source: People's Bank of China

3、我国中小企业票据市场的现状 3. Current situation of China's bill market for SMEs

（1）新世纪以来票据融资发展成为中小企业主要融资方式

(1) Bill financing has grown into SMEs' principal financing way since stepping into the 21st century

上世纪 80-90 年代，我国票据融资的主体主要为央企、国企、上市公司等大

型企业。新世纪以来，随着短期融资券、超短期融资券、中期票据等多种短期债券融资工具的创新发展，大型企业具有更多的融资途径选择，上述企业逐步采用成本相对更低的融资性票据开展直接融资。与此同时，中小企业对票据融资业务的认识程度和应用意识明显提升，中小企业在生产经营中大量采用签发商业汇票并向银行寻求承兑和贴现以及背书转让的方式进行支付结算和贸易融资，推动票据市场步入快速发展阶段。

In 1980s-1990s, the subject of China's bill financing covered central enterprises, state-owned enterprises, listed companies and other large enterprises. However, since stepping into the 21st century, with innovation and development of short- term financing bond, ultra short-term financing bond, medium-term bill and other short-term bond financing instruments, large enterprises obtained more financing approaches and the enterprises above gradually adopted financing bill with relatively low cost to implement direct financing; meanwhile, SMEs obviously improved their understandings and application consciousness on bill financing business and in their production and operation, they adopted the way for issuing commercial draft heavily for acceptance and discount of bank as well as the way for endorsement for transfer, for payment, settlement and trade financing; all of those push bill market's into rapid development stage

2014 年，全国商业汇票累计签发量 22.1 万亿元，比 2001 年增长了 16.4 倍，年末商业汇票未到期承兑余额 9.9 万亿元，比 2001 年末增长了 18.4 倍；累计贴现量 60.7 万亿元，比 2001 年增长了 33.4 倍，年末贴现余额 2.9 万亿元，比 2001 年末增长了 9.4 倍。据《2015 年第三季度中国货币政策执行报告》披露，2015 年前三季度，企业累计签发商业汇票 16.6 万亿元，期末商业汇票未到期金额 10.6 万亿元。从企业结构看，由中小型企业签发的银行承兑汇票约占三分之二。票据承兑的持续稳定增长有效加大了对实体经济、特别是小微企业的融资支持。

In 2014, national commercial draft issued totaled RMB 22.1 trillion, with an increase of 16.4 times compared with that in 2001; year-end undue acceptance balance of commercial draft was RMB 9.9 trillion, with an increase of 18.4 times compared with that in 2001; accumulated discount amount was RMB 60.7 trillion, with an increase of 33.4 times compared with that in 2001; year-end discount balance

was RMB 2.9 trillion, with an increase of 9.4 times compared with that in 2001. According to *Report on the Implementation of China's Monetary Policy in the Third Quarter of 2015*, enterprises' commercial draft issued totaled RMB 16.6 trillion in the first three quarters of 2015, with term-end commercial bill of undue exchange amount of RMB 10.6 trillion. In terms of enterprise's structure, two thirds of bank acceptance drafts were issued by SMEs. Continuous and steady increase of bill acceptance enhances the support for the real economy especially for financing of small and micro enterprises effectively.

图表 18：2012-2015Q3 中小企业签发的银行承兑汇票规模 Diagram 18 Scale of Bank Acceptance Drafts Issued by SMEs in Q3 of 2012-2015

企业当季签发商业汇票（万亿元）	Commercial draft that enterprises issued in the same quarter (in RMB 1 trillion)
中小型企业当季签发的银行承兑汇票（万亿元）	Bank acceptance draft that SMEs issued in the same quarter (in RMB 1 trillion)

数据来源：中国货币政策执行报告

Source: China Monetary Policy Report

注：图中数据是根据 2012 年-2015 年各季度《中国货币政策执行报告》中所述的占比情况计算得出。

Note: Data in the figure were calculated out according to the proportions in *China Monetary Policy Report* for various quarters in 2012-2015.

（2）中小企业票据融资难且贵的现象普遍存在

(2) Generally, SMEs' bill financing is difficult and expensive

尽管新世纪以来，商业汇票已成为中小企业重要融资工具，但在我国当前票据市场制度框架下，中小企业票据融资的渠道狭窄且融资成本相对更高。我国现行的票据法规定，票据的签发、取得和转让必须具有真实的交易关系和债券债务关系，即只认可交易性票据。交易性票据首先是一种结算工具和支付手段，中小企业票据融资需要向银行提供销售商品发票、实物抵押、设备按揭、互助担保等。这对于注册资本小、实物价值低、销售不大且下游客户分散的普通中小企业来说，往往难以满足要求。从人民银行披露信息看，中小企业票据融资成本普遍高于同期限贷款利率；同时，在 2014 年商业汇票承兑费率由银行根据市场原则自主确定之后，银行将根据风险收益对等的市场原则，对中小企业授信提出更严格的抵押、担保等权益要求，否则后者需要缴付更高的承兑手续费和更大比例的保证金，从而中小企业票据融资成本进一步上升。

Though commercial draft has become the significant financing instrument since the 21st century, channel for SMEs' bill financing is narrow and financing cost is relatively high under China's current institutional framework of bill market. According to provisions in China's current Law of Bill, bill issuing, acquisition and transfer must be under the premise of true transaction relationship and bond debt relationship, i.e. only transactional bill can be recognized. Transactional bill is a kind of settlement and payment means and SMEs need to provide invoices of commodities sold, real object pledged, equipment mortgage, mutual guarantee, etc. to bank for bill financing, which is difficult to be met for those ordinary SMEs with low registered

capital, real object value and sales revenue and scattered downstream customers. As disclosed in information of central bank, SMEs' financing costs are higher than loan interest rate in the same term generally. Meanwhile, since it was entitled to determine commercial draft acceptance rate autonomously according to market principle in 2014, banks have put forward stricter requirements on pledge, guarantee and other equities for SMEs' credit extension, based on the market principle for risk and return equivalence; otherwise, the latter should pay higher acceptance commission and cash deposit and thus SMEs' financing costs rise further.

4、我国中小企业票据市场存在的一些问题 4. There are some problems in China's SMEs' bill market

（1）企业自身条件不足和信息不对称制约中小企业票据市场发展

(1) Insufficiency of enterprise's conditions and asymmetry of information restrict the development of SMEs' bill market.

据相关统计信息披露，当前我国 80%的中小企业集中在技术水平低下和劳动密集型的制造业。总体上看，中小企业经营规模小，管理基础薄弱，公司治理机制不健全，企业制度更新滞后，财务制度透明度低，内部控制不健全，资信度不高，坏账风险大。在此基础上，金融机构与中小企业信息不对称，对中小企业票据服务产生显著不利影响。一是中小企业交易金额较小，单笔票据交易成本相对较高，加之缺乏信誉透明度和统一的信用评级，金融机构难以取得中小企业真实的财务信息，中小企业票据获取的信用风险较大。二是中小企业经营灵活性，其在票据业务办理和交易中的随意性较大，加大了金融机构为其办理票据承兑的操作风险和政策风险，客观上制约了金融机构对中小企业开展票据业务的积极性。

As disclosed in the statistical information concerned, 80% of China's SMEs are engaged in technology-poor and labor-intensive manufacture industry. In general, SMEs have small operation scale, thin management foundation, incomplete corporate governance mechanism, lagging enterprise system updating, low transparency of financial system, defective internal control, poor credit reliability and high risk of bad debts. On that basis, information asymmetry of financial institutions and SMEs

generates an obvious adverse effect on SMEs' bill service: Firstly, since SMEs' transaction amount is low, single-bill transaction cost is high, credit is not so transparent and credit rating is not so united, financial institutions are hard to obtain SMEs' true financial information and credit risk for SMEs' bill acquisition is high. Secondly, SMEs have more obvious randomness in bill business handling and transaction due to its flexible operation, which strengthens operating and policy risks for financial institutions handling bill acceptance for them and thus hinders financial institutions' enthusiasm on carrying out bill business for them.

（2）区域票据市场割裂，缺乏统一完善的票据市场

(2) Regional bill market is partitioned and there is no united and complete bill market.

首先，我国的票据市场仍然处于分割状态，仅在部分中心城市形成了区域性的票据市场，缺乏一个全国统一、完善的市场。其次，票据在各行业、各地区之间的流动性较差。由于各商业银行办理票据业务的出发点是盈利，出于竞争的需要，各行在出现流动性、资产结构等方面问题时，往往是将已贴现的票据转贴现到异地或是再贴现。不能跨区域自主转换资金，制约了票据流通，小额票据流转更加不顺畅，也对中小企业票据融资发展带来负面影响。

Firstly, China's bill market is partitioned still, regional bill market is formed only in parts of central cities and there is no a united and complete national market. Secondly, bills have poor mobility in various industries and regions. Since profits making is the starting point for commercial bank handling bill business, for competitiveness needs, banks usually transfer the bills discounted into the foreign place or rediscounted them in case of problems in mobility, asset structure, etc. Failure of trans-regional autonomous transference of capital restricts bill circulation makes micro bills circulation hindered and generates negative effect on SMEs' bill financing development.

（3）中小企业票据融资产品和参与主体单一

(3) SMEs' bill financing product and participant subject are single.

当前，我国票据市场流通的只有交易性票据，且 95%以上为银行承兑汇票，

商业承兑汇票占比不足 5%，并局限在少数大中城市的少数国有大中型企业。我国票据市场参与主体仍主要局限于商业银行、信用社和财务公司三类银行类金融机构，而在货币市场中日趋活跃的证券、保险、基金、金融租赁等金融公司还未成为票据市场参与主体。此外，中国企业信用环境尚不健全，票据市场缺乏专业的票据授信、评估机制。这使得票据发行市场的参与主体主要是大型企业集团，而众多中小企业被排除在票据发行市场之外，从而不利于票据市场的扩大发展。

Currently, bills circulated in China's bill market are only of transactional type, over 95% of which are banker acceptance drafts; while commercial acceptance drafts only occupy less than 5%, which are used only by those large and medium-sized state-owned enterprises in a small number of large and medium-sized cities. Participant subjects of China's bill market only involve three kinds of bank institutions, i.e. commercial bank, credit union and financial company; however, those increasingly active finance companies specialized in securities, insurances, funds, financial lease, etc. have not been the participant subject of bill market yet. Besides, China's credit environment is incomplete and there is no specialized bill credit extension and evaluation mechanism in bill market, which makes the participant subject of bill issuing market be dominated by large enterprises and groups and while those SMEs are excluded out of bill issuing market, which, as a result, hinders expanding and development of bill market.

（4）市场缺乏中小企业信用评级机构和合理的票据评级方法

(4) The market is lacking in SMEs' credit rating agency and reasonable bill rating method.

国际经验表明，良好的信用评级体系和机构是商业票据市场发展的必要前提。银行作为企业授信主体，在判断一些中小企业信用级别时更多的是查看账户往来情况等基本信息，还缺乏专业的信用评级技术来作出全面、合理和公正的信用评价分析，部分中小型高新技术企业往往采用非法手段向银行提供虚假信息以获得较高的信用评级，从而为票据获取创造良好的信用额度。目前，我国信用评级机构大部分都是地方性的，全国性的信用评级机构只有大公国际、联合资信、远东资信和中国诚信等少数几家，核心竞争力不显著，市场份额相当有限，且缺乏商

业票据专业信用评级经验。

International experience tells that excellent credit rating system and agency are the prerequisite for bill market's development. As the enterprise's credit extension subject, banks tend to judge SMEs' credit ratings by reviewing current accounts and other basic information and there is no specialized credit rating technology for complete, reasonable and just credit rating analysis; parts of small and medium-sized high-tech enterprises usually adopt illegal means to provide bank with false information for obtaining higher credit rating and thus striving for excellent credit line for bill acquisition. At present, most of our credit rating institutions are local and national ones are only limited to several companies, including Dagong Global Credit Rating Co., Ltd., China Lianhe Credit Rating., Co., Ltd., Fareast Credit and China Chengxin Credit Management Co., Ltd.; all of them are lacking in powerful core competitiveness, market spares and specialized credit rating experience of commercial draft.

（5）我国票据市场缺乏做市商机制

(5) There is no market maker mechanism in China's bill market.

在国外，专营票据服务的商业支付咨询企业是票据市场上的做市商，推动这票据市场的发展，我国票据市场存在的一个重要问题是缺乏做市商机制，使得市场功能的发挥受到很大的限制，发展商业支付咨询企业将推动做市商制度的建立。有了商业支付咨询企业充当市场上的做市商，可以相对集中地办理票据业务，充分发挥专业化分工的优势，降低交易成本，提高市场效率，激活票据市场。

For other countries, commercial payment consulting enterprise specialized in bill service is market maker, who promotes the development of bill market. However, with respect to China's bill market, an important problem existing is lacking of market maker mechanism, which restricts the performance of market function greatly. Development of commercial payment consulting enterprise will boost the establishment of market maker system, and with commercial payment consulting enterprise acting as market maker in the market, it will be possible to handle bill business on a relatively concentrated basis, give full play to the advantages of specialized division of labor, lower transactional costs, improve market efficiency and

activate the bill market.

5、新常态下中小企业票据金融服务的发展趋势 5. Development trend of bill financial service under new normal

未来一段时期，我国经济发展"新常态"特征逐步显现，经济增长速度将由高速增长转变为中高速增长，经济结构优化升级，经济发展动力将由要素驱动、投资驱动转变为创新驱动，城乡区域发展更加均衡。与此同时，金融市场也将在全面深化改革中与经济新常态相协调，央行将继续加大对稳健货币政策的预调微调，稳步推进利率市场化，金融脱媒化进一步加速。由此，未来金融市场发展将日益呈现出金融机构跨市场竞争更趋激烈，金融市场低利率水平和金融工具低收益率以及商业银行存贷款利差大幅收窄和盈利增速明显下降的新常态。在经济金融新常态发展背景下，票据市场将呈现出票据融资脱媒和市场参与主体增多、票据资金化运作愈加明显、票据跨市场创新和跨界发展更加深入、电子票据发展逐步加快以及金融机构票据业务差异化经营和盈利模式更趋多元的新常态。经济新常态及金融市场的深刻变革对票据市场发展将产生深远影响，我国票据市场发展仍面临多重发展机遇，也将给商业银行票据业务经营带来了更多挑战。

In a period of future time, characteristics for "new normal" of China's economic development will get obvious gradually, speed for economy increase will vary from high to medium-high type, economic structure will be optimized and upgraded, economic development will be driven by factors and urban and rural regional development will become more balanced. Meanwhile, financial market will coordinate with economic new state while reform is being fully deepened, the central bank will continue strengthening the presetting and micro-setting for financial market to advance interest rate liberalization steadily and financial disintermediation will speed up further. Consequently, development for future financial market will show the new normal: cross-market competition of financial institutions will get fiercer, low interest rate level and financial instruments' low yield rate of financial market as well as deposit and loan interest margin of commercial bank will narrow at a large scale and profit growth rate will lower obviously. Under the development background of economic and financial new normal, in bill market, there will emerge: bill financing

disintermediation and market participant subject will increase, bill capitalization operation will get more obvious, cross-market innovation and cross-industry development of bill market will get deeper, electronic bill development will get quicker gradually and differential operation and profit modes for bill business of financial institutions will get more diversified. All of those profound changes in economic new normal and financial market will have a far-reaching impact on development of bill market. In conclusion, there will be multiple development opportunities for development of China's bill market; meanwhile, there will be more challenges for bill business operation of commercial bank.

十八大后，经济增速放缓和市场竞争加剧，使得中小企业更加重视应用商业汇票来降低融资成本和提升企业竞争力。尽管经济增速放缓降低了企业一般性票据融资需求，但票据融资增速仍高于同期 GDP 增速。未来一段时期，经济结构加快调整将进一步增强票据市场发展的内在动力。新常态下经济加快调结构和转方式，中小企业和民营经济发展前景更加稳定，符合国家产业政策的先进装备制造业、高科技信息产业、现代化农业和现代服务业以及中小企业票据需求将成为票据市场发展的新增动力，将为金融机构票据业务带来新的商机。

After the 18th National Congress of the Communist Party of China, with economic increase speed slowing down and market competitiveness intensification, SMEs have paid more attention to application of commercial draft for lowering financing cost and improving enterprise's competitiveness. Increase speed for bill financing is higher than that of GDP at the same term, in spite of lowering of enterprise's general bill financing demand due to economic increase speed's slowing down. In future, internal impetus for bill market development will be strengthened further with the faster adjustment of economic structure. Under new normal, with economic structure adjustment and mode transformation speeding up, development prospect for SMEs and private economy will become more stable; those advanced equipment manufacture industry, high-tech information industry and modern agriculture and service industry conforming to national industrial policy as well as SMEs' bill demands will become the newly increased power for bill market development and will generate new business opportunity for financing institution's

bill business.

从新常态下中小企业票据金融服务的发展来看，围绕跨市场和跨界票据业务创新将成为未来一段时期票据市场创新发展的重点，也将是商业银行创新票据金融服务模式的发展方向。

From the view of development of SMEs' bill financial service under new normal state, innovation concentrated on cross-market and cross-industry business will be the focus for innovation and development of bill market in the future and will be the development direction for commercial bank's innovations in bill financing service mode.

二、银行承兑汇票概述 II. Overview of Bank Acceptance Draft

在金融市场成熟的国家和地区，在直接融资和间接融资之外，商业票据已成为中小企业短期融资的重要工具。近十年来，随着我国票据市场的快速发展，商业汇票承兑、贴现、转贴现规模不断扩大，对便利企业支付结算、拓宽企业融资渠道、改善商业银行信贷资产质量等发挥了积极作用。

In those countries and regions where financial market is mature, commercial bill has become the significant instrument for SMEs' short-term financing, besides direct and indirect financing. Over the past one decade, the scales for acceptance, discount and transfer discount of commercial draft have been gradually enlarged, with the rapid development of China's bill market, which was in favor of enterprise's payment settlement, widening of enterprise's financing channel, improvement of commercial bank's credit assets quality, etc.

商业汇票是出票人签发的，委托付款人在指定日期无条件支付确定的金额给收款人或者持票人的票据。商业汇票分为商业承兑汇票和银行承兑汇票。新世纪以来，我国票据市场在快速发展中成为中小企业融资的重要途径，但由于我国金融市场体系尚不成熟，票据融资工具主要为银行承兑汇票，允许企业签发具有真实贸易背景的票据和到银行办理承兑和贴现。

Divided into commercial and bank acceptance drafts, commercial bill is issued by the drawer on the payer for unconditionally paying a fixed amount to the payee or the bearer before the designated day. Since stepping into the new century, China's bill

market has become the significant approach for SMEs' financing with its rapidly developing; however, since system of China's financial market is not mature yet, financing instrument of bill is bank acceptance draft mainly, i.e. enterprises are allowed to issue bills with true trade background and go to bank for handling acceptance and discount.

商业承兑汇票是指由付款人签发并承兑，或由收款人签发交由付款人承兑的汇票。银行承兑汇票是由在承兑银行开立存款账户的存款人出票，向开户银行申请并经银行审查同意承兑的，保证在指定日期无条件支付确定的金额给收款人或持票人的票据。

Commercial acceptance draft is a kind of bill that the payer issues and accepts or bill that the payee issues and the payer accepts. Bank acceptance draft is a kind of bill that the depositor who opens deposit account in accepting bank draws, applies to deposit bank for accepting and obtains the agreement for accepting after the bank's review, ensuring unconditionally paying a fixed amount to the payee or bearer before date designated.

1、 银行承兑汇票含义及相关服务 1. Meaning and relevant services of bank acceptance draft

银行承兑汇票简称银承汇票，是一种由银行担任承兑人的可流通商业票据。承兑是汇票付款人做出的，表示其于到期日支付汇票金额的票据行为。付款人在汇票上注明承兑字样并签字后，就确认了对汇票的付款责任，并成为承兑人。

Bank acceptance draft is a kind of bill where bank serves as the acceptor; made by bill payer, acceptance is a kind of bill behavior for payer paying amount of draft before due date. Once marking draft with the word "accepted" and signing the draft, the payer will determine his payment responsibility and turn into an acceptor.

在银行开立存款账户的法人以及其他组织之间，有真实的商品或劳务交易的款项结算可使用银行承兑汇票。

Bank acceptance draft can be used in payment settlement of true commodity or service transactions for legal person or other organizations having opened deposit account in bank.

银行承兑汇票相关服务：

Related services of bank acceptance draft:

（1） 承兑

(1) Acceptance

承兑是一种附属票据行为，它以出票行为的成立为前提，承兑行为必须在有效的汇票上进行才能生效。商业交易中的收、付款双方协议在一定时期内支付货款时，付款方凭协议书，可向其申请银行承兑汇票。银行承兑汇票的承兑银行，应按票面金额向出票人收取万分之五的手续费。

As the auxiliary bill behavior, acceptance is established on the premise of establishment of drawing and will be effective when it is performed in effective draft. Where the payer and payee in commercial transaction agree payment for goods within a definite period, the payer can apply to his opening bank for bank acceptance draft by means of that agreement. Accepting bank for this bank acceptance draft should charge the drawer 0.5‰ handling fee according to face amount.

（2）贴现

(2) Discount

商业交易中的收、付款双方协议在一定时期内支付货款时，付款方凭协议书，可向其开户行申请银行承兑汇票。

Where the payer and payee agree to pay for goods within a definite period, the payer can apply to his opening bank for bank acceptance draft by means of that agreement.

（3）质押

(3) Pledge

持票人可持未到期的银行承兑汇票向银行申请质押贷款，但质押贷款的期限多是短期，一般期限不得长于银行承兑汇票的到期日。

The bearer can apply to bank for pledge loans, with undue bank acceptance draft held; but term of pledge loans is short, not beyond due date of bank acceptance draft generally.

（4）委托收款

(4) Consignment collection

当银行承兑汇票到期时，持票人可持汇票委托其开户银行通过委托收款结算方式向付款人收取票项。

When bank acceptance draft falls due, the bearer can collect the payment by entrusting collecting settlement to opening bank with the draft held.

（5）付款

(5) Payment

付款是指票据付款人在持票人提示付款时按票据上的记载事项向持票人支付票据金额的行为。

Payment refers to payer's behavior of paying amount of bill to the bearer according to matters recorded on the bill upon the bearer's presentation for payment.

（6）挂失

(6) Countermand of payment

持票单位遗失银行承兑汇票，应及时向承兑银行办理银行承兑汇票挂失，待汇票到期日满一个月再办理手续。

In case of losing bank acceptance draft, the bearer should have countermand of payment for the draft timely in acceptance bank; deal with formalities again one month after due date of the draft.

2、银行承兑汇票融资优点 2. Advantages of bank acceptance draft

（1）门槛低、效率高、手续简便

(1) Low threshold, high efficiency and simple procedure

企业在银行信贷审批中，往往具有审批周期长、资质要求多的特点，使很多中小企业对银行信贷望而却步。而采用银行承兑汇票贴现融资则基本不受企业规模的限制。企业开立银行承兑汇票，只要有真实贸易背景和保证金做基础，银行资金回笼风险最大程度降低，因此门槛较低，审批高效简便。

Many SMEs are discouraged from bank credit, as enterprise's bank credit approval is usually featured by long approval cycle and lots of qualification requirements. However, discount financing of bank acceptance bill is free of the restriction of enterprise scale basically. Enterprise's drawing of bank acceptance draft is only based on true trade background and cash deposit and bank's capital return risk

is reduced to the largest extent; therefore, bank acceptance draft is featured by low threshold and efficient and simple approval.

（2）融资成本低、利率市场化

(2) Low financing cost and interest rate liberalization

银行承兑汇票贴现利率高度市场化，在银行间资金充裕的时候，远低于同期贷款利率。而开立银行承兑汇票贴现融资一般不需抵押，签发银行收取的手续费较少。总体来说，通过银行承兑汇票贴现获得的资金与取得等额贷款相比，可减少利息支出。

Discount rate of bank acceptance draft is of high liberalization and far lower than loan interest rate in the same term when inter-bank capital is sufficient. Besides, pledge is not required for discount financing of bank acceptance draft in general and handling fee charged by issuing bank is relatively low. In a word, compared with loan, interest expense can be reduced, discount of bank acceptance draft is used for financing, under the condition that capital amounts obtained in those two ways are equal.

（3）促进银企关系，实现银企双赢

(3) Improving bank-enterprise relationship and realizing win-win

采用银行承兑汇票融资，企业可以获得高效、低成本的融资渠道。同时，银行也可以实现收益的提升：对于开票行而言，办理票据业务收取手续费，增加保证金存款；对于贴现行而言，可增加贴现利息收入。

With bank acceptance draft financing, enterprise can obtain high-efficiency yet low-cost financing channel; meanwhile, bank can increase its earnings: issuing bank can have income for bill business handling fees and increase cash deposit; discount bank can increase discount interest income.

（4）降低应收风险、节约管理费用

(4) Lowering risk of receivables and saving management expense

对于收票企业，远期账款变成了“即期”票据，避免了账款不能收回的风险，大大降低了坏账损失。企业因此不再承担资产管理和帐款回收的工作及费用，从而大大降低管理费用。

For the payee, the receivables after sight grow into bills “at sight”, which avoids

failure of receiving and lowers the loss on bad debt greatly. Enterprise, consequently, no longer bears the work and expenses for assets management and receivables collection and thus lowers its management expense enormously.

（5）提前扣税、增加现金流

(5) Deducting tax in advance and increasing cash flow

税法规定，商业企业所购货物的货款支付完毕后才能够抵扣增值税进项税额。如果商业企业开具的是银行承兑汇票的话，在开出之后就可以抵扣增值税进项税额，这样可以为企业带来了一定的流动资金。

According to Tax Law, input VAT cannot be deducted until payment for goods purchased by commercial enterprise is finished. Where it is bank acceptance draft issued by commercial enterprise, input VAT can be deducted after the draft is drawn; thus enterprise can strive for a definite amount of working capital.

（6）增加企业信用，提高谈判筹码

(6) Increasing enterprise credit and increasing negotiation chips

企业开立的银行承兑汇票有银行信用作担保，具有极强的流动性，弥补了企业信用不足的缺点。现实市场中厂商货款难收和小额采购比较多，用银行承兑汇票支付没有应收款的后顾之忧，自然可以提谈判的筹码，从而获益更多。

Bank acceptance draft drew by enterprise with bank credit guaranteed enjoys strong mobility meanwhile; thus shortage of enterprise's credit can be made up. In actual market, it is quite common that manufacturer's payment for goods is hard to be collected and micro purchase happens most; for payment with bank acceptance draft, there is no worry on receivables; naturally, more negotiation chips can be put forward, so as to earn more.

（7）可以加强企业的财务监督

(7) Strengthening enterprise's financial supervision

银行承兑汇票在财务管理中是可以发挥财务监督作用的。例如它可以控制资金流向和流量，防止资金人为的流失，同时还可以更有效的实施资金筹化和合理化库存结构。

Bank acceptance draft can play a financial supervision role in financial management; to be specific, it can control capital flow direction and rate, for fear of

artificial capital outflow, and meanwhile, can implement capital planning and inventory structure rationalization effectively.

（8）提升公司竞争力，扩大生产规模

(8) Improving company's competitiveness and enlarging production scale

对于卖方，对客户提供远期付款方式，可以增加销售额，提高市场竞争力。对于买方，利用远期付款，以有限的资金购进更多货物，最大限度地减少对营运资金的占用与需求，有利于扩大生产规模。

In terms of the seller, providing payment terms after sight to customers can increase and improve competitiveness. With respect to the buyer, with payment after sight, limited capital can be utilized to purchase more goods to minimize occupation and demands of operational capital, which in favor of enlarging scale.

3、银行承兑汇票对中小企业发展的作用 3. Significances of bank acceptance draft on SMEs

（1）商业汇票在支持经济发展中的重要作用

(1) Significances of commercial draft on supporting economic development

票据作为具有悠久历史的、传统的支付与融资工具，在促进商品流通、服务经济发展中发挥积极而巨大作用。流传至今，票据仍然在经济金融市场中发挥着重要作用。

As the long-standing and traditional payment and financing instrument, bill has played a positive and enormous role in promotion of commodity circulation and economic development, so does it in economic and financial market nowadays.

1）汇兑作用

1) Exchange function

在商业交易中，交易双方往往分处两地或远居异国，一旦成交，就要向外地或外国输送款项供清偿之用。在这种情况下，如果输送大量现金，不仅十分麻烦，而且途中风险很大。但是，如果使用汇票或其他票据来代替现金的输送，这些麻烦或风险就可以大大减少。

In commercial transaction, both parties are usually from different regions or

courtiers; in case of closing the deal, funds will be conveyed to foreign regions or counties for clearing. Under that circumstance, it must be troublesome and high-risk during transportation if lots of cash is selected as payment instrument. However, the foresaid trouble or risk can be reduced dramatically if cash is replaced with draft or other bills.

票据的汇兑作用，避免了使用大量现金进行结算，在国际贸易中显得更为突出。因为国际贸易的双方当事人往往分处两国，交易金额较大，如果不使用票据，每笔交易都是输送大量现金进行结算，其困难是可想而知的。

For avoiding settlement of lots of cashes, bill exchange is more outstanding in international trade, as both parties herein are from different countries often, transaction amount is high and there must be a great deal of cashes for every transaction conveyed for settlement and a great number of difficulties if bill is not used.

2）支付作用

2) Payment function

票据的支付作用是票据最原始、最简单的作用。汇票、本票作为汇兑工具的作用逐渐形成后，在交易中以支付票据代替现金支付的方式逐渐流行起来。用票据替现金作为支付工具，既可以避免清点现金时可能产生的错误，还可以节省清点现金的时间。因此，在经济生活中，人们都普遍使用票据特别是支票作为支付工具。正是由于票据的支付功能，代替了现金，才使得现代商品交易，尤其是大宗的或国际上的交易，能够做到迅速、准确、安全。

Payment is bill’s most original and simplest function. Since draft and cashier order were gradually formed as exchange instrument, the way for replacing cash payment with bill type prevailed gradually in transaction. With bill payment rather than cash type, not only the error generated in cash inventory can be avoided but also time for cash inventory can be saved; therefore, in economic life, people use bill especially for cheque as payment instrument generally. It is just bill payment’s replacing cash payment that makes modern commodity transaction, particularly for block or international trade, rapid, accurate and safe.

3）信用作用

3) Credit function

票据的信用作用是票据的核心作用。在现代商品交易活动中，信用交易不仅大量存在，而且起着举足轻重的作用。票据作为信用工具，在现代社会中的作用日益重要，既可以作为商业信贷的重要手段，又可以用作延期付款的凭证，还可以作为债务的担保。汇票和本票都具有信用工具的作用，票据当事人可以凭借这种信用，实现资金的周转与融通。同时，票据的背书制度客观上也加强了票据的信用作用。

Credit is bill's core function. In modern commodity transaction, credit transaction not only exists widely but also counts for much. As credit instrument, bill gets more and more significant in modern society: it can be used not only as significant means of commercial credit but also as evidence for deferred payment and guarantee for debt. Both draft and cashier order can act as credit instrument; with that credit, parties of draft can realize capital turnover and financing. Meanwhile, bill's credit function can be enhanced through bill endorsement system objectively.

4）流通作用

4) Circulation function

最初的票据仅限于一次付款，不存在流通问题。背书制度产生之后，票据就具有流通作用，可以通过背书的方式进行转让。依照背书制度，背书人对票据付款负有担保责任，即在持票人的付款请求权不能实现或者无法实现时，持票人可以向背书人追索，背书人应当付款。因此，票据背书转让的次数越多，票据债务人也就越多，票据债权实现的可能性也就越高。在当今经济发达的国家，票据的流通日益频繁，仅次于货币的流通。

Only used in full payment, the original bill is irrelevant to circulation. After establishment of endorsement system, bill has circulation function and can be transferred with means of endorsement. According to endorsement system, the endorser holds warranty liability for bill, i.e. the bearer is entitled to press for payment to the endorser in case that his payment request is not realized or cannot be realized, and the endorser is liable for payment. Consequently, the more times bill is transferred for, the more debtors of bill are and the more likely creditor's rights of bill are to be

realized. In current economically developed countries, bill circulation is increasingly frequent and ranks only second to currency circulation.

5）融资作用

5) Financing function

随着票据贴现制度的出现，票据的融资作用日益突出。通过票据的签发、承兑、贴现等不同途径，实现支付结算、融通资金。

With occurrence of bill discount system, bill financing function becomes increasingly obvious. Payment settlement and financing will be realized through bill issuing, acceptance, discount, etc.

票据融资在解决一般经济实体短期资金融通问题中具有非常大的优势，一方面票据融资简便灵活，经济实体在筹集资金时可以不受其规模的限制，可以持未到期的票据到银行办理贴现业务取得生产资金。另一方面通过签发票据用于支付结算、贴现融资等活动，按时支付到期票款，可以提升经济实体在市场中的信用度。同时，与同期限的银行贷款相比，票据融资利率要比同期银行贷款低，可以有效降低融资成本。

Bill financing is much advantageous in terms of settlement for short-term financing of general economic entity: on one hand, bill financing is simple and flexible and economic entity will not be subject to scale but can go to bank to handle discount business and obtain production capital with undue bill. On the other hand, economy entity can implement payment settlement, discount financing and other activities by issuing bill; his paying on schedule can improve his credit line in market. Meanwhile, bill financing can lower financing cost effectively, as its interest rate is lower than that of bank loan in the same term.

（2）银行承兑汇票对中小企业发展的作用

(2) Significances of bank acceptance draft on SMEs' development

银行承兑汇票、商业承兑汇票能够有效地解决中小企业资金紧张的问题，为中小企业进入市场直接融资、间接融资打开宽阔的通道，从而成为中小企业便利的筹资渠道。银行承兑汇票和商业承兑汇票作为一种结算手段和信用工具，在企业之间使用得越来越频繁，从而缓解和解决了不少中小企业的资金短缺问题。

Bank and commercial acceptance drafts can solve SMEs' financial strain

effectively and provide a broader channel for their direct and indirect financing for entering market; therefore, acceptance draft can be said as SMEs' convenient financing channel. As a kind of settlement and credit instrument, bank and commercial acceptance drafts are used by enterprises more and more frequently, so as to relieve and deal with capital shortage of many SMEs.

票据不但具有支付结算功能，还具有融资功能。票据的签发过程也就是中小企业一种信用工具的产生过程，票据通过流通转让，实现了票据的汇兑和信用功能，完成了中小企业的直接融资；票据通过贴现、再贴现，实现了票据的融资功能，完成了中小企业的间接融资。中小企业签发商业汇票、背书转让、贴现、再贴现的过程，也就是中小企业实现直接、间接融资的过程。

Bill plays roles not only in payment settlement but also in financing. Course for bill issuing is also the course for generation of enterprise's credit instrument; bill's circulation and transfer realize its exchange and credit functions, which also finishes SMEs' direct financing; bill's discount and rediscount realize bill's financing function, which also finishes SMEs' indirect financing. Course for SMEs' commercial draft issuing, endorsement transfer, discount and rediscount is also the course for their realizing financing, both directly and indirectly.

目前，我国票据发展对促进中小企业的发展作用越来越明显，已成为有效解决中小企业融资困难、促进企业发展的重要场所。实践证明，实行商业信用票据化，将债权债务关系以票据来规范，保证各经济主体正常进行商品交易，把无约束的商业信用变为有约束的票据信用，这是规范商业信用的必由之路。银行业通过票据市场将商业信用纳入到银行信用，能够有放抑制中小企业拖欠债务的发生，从而塑造中小企业良好的社会信用，为其正常融资奠定良好的基础。

Currently, China's bill development works on the promotion of SMEs' development more significantly and bill market has grown into a significant place of effectively solving SMEs' financing difficulty and promoting their development. As shown in the practice, commercial credit's being guaranteed through bill and debtor-creditor relationship's being normalized by bill ensure normal commodity transaction of various economic entities and transform unconstrained commercial credit into constrained bill credit, which is the inevitable course for normalizing

commercial credit. Bank's bringing commercial credit into bank credit through bill market can restrain SMEs' default effectively; therefore, SMEs' excellent social credit will be established and foundation for their normal financing will be laid.

银行承兑汇票、商业承兑汇票对中小企业发展的作用体现在：

Significances of bank and commercial acceptance drafts on SMEs' development are embodied in:

1）对债务人而言

1) For the debtor

a）可以降低出票人的财务费用和提高其谈判的筹码。它可以通过"信用货币"换来供应商的现金，从而获得银行存款及银行存款利息等好处，可以降低财务费用，且由于现在的市场竞争中应收贷款难收和非现金的票据支付方式的提前支付，因而可以提高谈判的筹码，从而更多在益。

a) The drawer's financial expense can be lowered and negotiation chips drafts can be improved. Supplier's cash can be realized with "credit money" so as to obtain deposit in bank, interest on deposit and other benefits and lower financial expense; besides, negotiation chips can be improved to obtain more benefits, as loan receivables are difficult to be collected in modern market competitiveness and in-advance paying for non-cash bill payment mode can solve that problem.

b）可以加强企业的财务监督。银行承兑汇票在财务管理中可以发挥财务监督作用。可以控制资金流向和流量，防止入为的流失，同时还可以更有效地实施资金筹划和合理化库存结构，从而发挥其财务监督作用。

b) Enterprise's financial supervision can be strengthened. Bank acceptance draft can play the financial supervision role in financial management; to be specific, it can control capital flow direction and rate, for fear of artificial capital outflow, and meanwhile, can implement capital planning and inventory structure rationalization effectively.

c）开具票据还可以提高企业形象。因为票据本身就是"信用票据"，开具票据可以说明企业的经营效益好、信用高，以此增加合作者的信心。

c) Bill issuing can improve enterprise's image. Since bill itself is the "credit bill", its issuing can indicate that enterprise enjoys excellent operation performance and

credit, which can increase the partner's confidence on transaction.

d）票据的支付解决了企业流动资金不足的问题。票据可以平衡因客户资金"回笼"不及时造成的经营现金流的问题。

d) Bill payment can solve the shortage of working capital. Bill can balance the problem for operational cash flow due to delay of customer's capital return.

2）对债权人而言

2) For the creditor

a）可以达到融通资金的目的，如贴现。

a) Financing such as discount financing can be realized.

b）可以安全地实现销售，解决因客户信誉不好而面临的应收账款的风险和坏账问目。

b) Sales can be finished on a safe basis and risk and bad debt of receivables resulted from bad customer's reputation can be settled.

c）票据可用于背书，解决供应商的资金支付问题。

c) Bill can be used in endorsement for solving the supplier's capital payment problem.

综上所述，银行承兑汇票和商业承兑汇票作为货币市场上一项重要的融资手段和信用工具，在商业银行和企业间搭建了一座桥梁，融通了银行和中小企业间的资金，很大程度上解决了自身资金紧张的状况，有利于拓宽筹资渠道，扩大资金来源，有效地解决中小企业资金不足的实际困难。

In conclusion, as the significant financing and credit instrument, bank and commercial acceptance drafts establish a bridge between commercial banks and enterprises, finish the financing between banks and SMEs and relieve capital shortage to a great extent, which is in favor of widening financing channel, enlarging capital source and effectively solving SMEs' practical problem for capital shortage.

4、票据承兑业务的区域性特征 4. Regional characteristics for bill acceptance business

（1）承兑业务的区域分布

(1) Regional distribution of acceptance business

近十年来，票据承兑业务快速增长，承兑余额和发生额持续上升。全国金融机构承兑余额从 2004 年的 1.5 万亿元增长至 2014 年的 9.9 万亿元，年均复合增长 21%，承兑发生额从 2004 年的 3.4 万亿元增长至 2014 年的 22.1 万亿元，年均增长 21%。由于东部、东北、中部、西部地区的地理位置、资源禀赋、经济金融发展程度以及社会文化等方面存在差异，承兑业务在发展中逐渐形成了明显的区域分布特征。

Over the last decade, bill acceptance business has grown rapidly and acceptance balance and amount have risen continuously. Acceptance balance of China's financing institution increased from RMB 1.5 trillion in 2004 to RMB 9.9 trillion in 2014, with the annual average compound increase of 21%; acceptance amount increased from 3.4 trillion in 2004 to 22.1 trillion in 2014, with the annual average increase of 21%. There gradually form obvious regional distributional characteristics in development of acceptance business due to differences of geographical location, resource endowment, economic and financial development degree, social culture, etc. of east, northeast, middle and west regions of China.

从 2011 年-2013 年各地区的数据对比来看，东部地区承兑业务发展最发达，其次是中部和东北地区，而西部地区的承兑业务发展相对不足。具体看，东部地区的承兑余额和承兑量（三年平均值）占比分别为 65%和 65%，超过整个票据市场的"半壁江山"。东部 10 个省市中，平均承兑余额排名前四位的是江苏、浙江、山东和广东，四省承兑余额合计占东部地区的 71%，江苏以 11841 亿元居东部之首，占东部地区的 23%；承兑发生额排名前四位的同样为浙江、山东、广东和江苏，四省平均承兑量占东部地区的 60%，浙江以 22432 亿元居东部第一，占 20%。可见，无论是承兑余额还是承兑量，江、浙、鲁、粤四省都名列全国前茅。中部地区票据承兑业务发展程度仅次于东部，平均承兑余额占全国的 15%，承兑发生额占全国的 16%。中部 6 省中，承兑余额靠前的是河南、湖北，两省承兑余额合计占中部地区的 47%，河南以 2815 亿元居中部城市之首；承兑发生额排名靠前的同样为湖北、河南，两省承兑量占中部地区的 44%，湖北以 6184 亿元居中部首位。

According to data comparison of various regions in 2011 - 2013, east region

occupied the first place in prosperity of acceptance business, which was followed by middle and northeast regions; west region lagged behind other regions. To be specific, east region occupied over half of the whole bill market, with proportions of acceptance balance and amount in east region (average value for the three years) of 65% respectively. The top four in average acceptance balance rank of eastern ten provinces were Jiangsu, Zhejiang, Shandong and Guangdong, with total of acceptance balance occupying 71% of that in east region; of which, Jiangsu ranked the first with amount of RMB 1.1841 trillion and proportion in that of east region of 23%. With respect to acceptance amount rank, the top four were also these four provinces, with four provinces' average acceptance amount occupying 60% of that in east region; of which, Zhejiang ranked the first with amount of RMB 2.2432 trillion and proportion of 20%. It was thus clear that those four provinces were leading in China whatever acceptance balance or acceptance amount. Middle region ranked only second to east region in development of bill acceptance business, with average acceptance balance occupying 15% of that in China and acceptance amount occupying 16% of that in China. In acceptance balance rank of middle six provinces, the top two were Henan and Hubei, with total of two provinces' acceptance balance occupying 47% of that in middle region; of which, Henan was number one with amount of RMB 281.5 billion. With respect to acceptance amount rank, top two were also these two provinces, with total of acceptance amount occupying 44% of that in middle region; of which, Hubei was number on with amount of RMB 618.4 billion.

总的来看，河南、湖北两省的票据承兑业务为中部地区之魁首，居全国前十强。东北地区的承兑余额和承兑量分别占全国的 6%，在四个区域中的占比最低，主要是因为该地区仅有吉林、辽宁和黑龙江 3 个省，承兑业务规模总体不大。但占比最低并不完全意味着东北地区的票据承兑业务发展最弱，辽宁的承兑余额在全国排至前十名以内，超过中西部地区的大多数省市，吉林和黑龙江的承兑余额和发生额在全国也大致排 20 位左右，并非最低。可见，东北地区的票据承兑业务在四个经济区域中处于中下水平。西部地区尽管地理面积是四个区域中最大的，但其票据承兑业务发展却最弱。西部 12 省(市、区)的承兑余额和发生额均仅占

全国的 14%，其中仅四川、重庆的承兑业务发展相对较好，为西部地区最佳，排名居全国前十位左右，除此之外乏善可陈，大多数省的承兑余额和发生额均在全国 20 名之外。

Generally speaking, Henan and Hubei were leading in middle region in bill acceptance business, ranked to China's top ten. For northeast region, acceptance balance and amount respectively occupied 6% of those in China, the lowest in four regions, which was mainly for this region's consisting of Jilin, Liaoning and Heilongjiang only and overall scale for acceptance business was not so large. However, the lowest proportion did not fully mean it had the weakest bill acceptance business: Liaoning had its acceptance balance ranked to China's top ten, performing better than lots of provinces and municipalities in middle region; Heilongjiang and Jilin had their acceptance balances and amounts ranked 20 or so, not so low. Therefore, for development degree, this region's bill acceptance business was below the average. Though largest in four regions, west region had the weakest bill acceptance business; acceptance balance and amount of 12 west provinces, municipalities and autonomous regions only occupied 14% of that in China; of which, Sichuan and Chongqing performed relatively well in acceptance development and were leading in west region, ranked to China's top ten; for others, there's nothing better and most were exclusive of China top 20 in acceptance balance and amount ranks.

图表 19：票据承兑业务区域分布 Diagram 19 Regional Distribution of Bill Acceptance Business



黑龙江
吉林
辽宁
新疆
内蒙古
北京
天津
河北
山西
宁夏
青海
甘肃
陕西
山东
河南
江苏
上海
西藏
四川
湖北
安徽
重庆
浙江
江西
贵州
湖南
福建
云南
广西
广东
海南
南海诸岛
图 例
承兑余额
承兑量

图 例	Legend
承兑余额	Acceptance balance
承兑量	Acceptance amount
新疆	Xinjiang
西藏	Tibet
青海	Qinghai
四川	Sichuan
云南	Yunnan
甘肃	Gansu
宁夏	Ningxia
内蒙古	Inner Mongolia
陕西	Shaanxi

重庆	Chongqing
贵州	Guizhou
广西	Guangxi
海南	Hainan
广东	Guangdong
山西	Hunan
河北	Hebei
山东	Shandong
北京	Beijing
河南	Henan
福建	Fujian
浙江	Zhejiang
上海	Shanghai
湖北	Hubei
湖南	Hunan
江苏	Jiangsu
天津	Tianjin
吉林	Jilin
辽宁	Liaoning
黑龙江	Heilongjiang
南海诸岛	China South Sea islands

图表来源：《上海金融》，2015 年第 6 期

Diagram from *Shanghai Financial*, Issue 6, 2015

此外，实证研究表明，我国票据承兑业务和经济增长之间具有高度相关性，承兑可以为实体经济的支付结算提供便利，加速资金周转和商品流通。从 2011 年-2013 年平均承兑量占 GDP 的比重来看，占比较高的前 10 个省市主要分布在：东部地区的浙江(65%)、天津(61%)、福建(38%)、山东(34%)、北京(30%)，中部地区的山西(38%)、湖北(28%)、江西(27%)，西部地区的重庆(30%)、四川(27%)。可以看出，占比较高的省市大多分布在东部和中部地区，而这两个区域的经济发展相对较好，占比较高的省市的经济总量在所属区域也相对靠前，这说明经济发展较好的区域、经济总量较大的省市，其票据承兑量的占比也相对较高。

Moreover, empirical research shows that China's bill acceptance business and economic growth are highly relevant: Acceptance is in favor of payment and settlement of real economy and acceleration of capital turnover and commodity circulation. According to the proportions of 2011-2013 average acceptance amount in GDP, the top ten provinces and municipalities with high proportion were Zhejiang (65%), Tianjin (61%), Fujian (38%), Shandong (34%) and Beijing (30%) in east region; Shanxi (38%), Hubei (28%) and Jiangxi (27%) in middle region; Chongqing (30%) and Sichuan (27%) in west region. As it was shown, most of those provinces and municipalities with high proportions are in east and middle regions and also have nice economic development; their economic aggregates are relatively leading in the region where they lie; all of those indicate that those regions or provinces and municipalities with excellent economic development and economic aggregates have high proportions of bill acceptance amount.

（2）区域市场的形成的原因分析

(2) Reason analysis for the forming of regional market

1）区域经济发展不平衡

1) Unbalanced development of regional economy

实证研究表明，票据业务发展和经济增长之间相互促进、互为因果。一方面，

票据业务为实体经济发展提供金融支持。另一方面，区域经济的发展为票据签发和贴现创造了有利环境，强化了票据的支付结算功能，同时刺激企业对票据的融资需求。我国票据业务发展之所以出现明显的区域性特征，主要是由于区域经济发展不平衡造成的，我国经济发展呈明显的“东高西低”格局，东部沿海地区经济发展繁荣、市场化程度较高，而中西部地区尤其是西部偏远地区经济发展相对落后、市场化程度较低。而形成这种区域差异的主要原因是地理位置与资源禀赋、政策导向与开放政策存在显著差别。

As indicated in empirical research, relationship for bill business development and economic growth is mutual promotion and mutual promotion. On one hand, bill business can provide financing support for development of real economy. One the other hand, development regional economy can create favorable environment for bill issuing and discount, enhance bill’s payment settlement function and stimulate enterprise’s demand for bill financing. In China’s bill business development, the obvious regional characteristics are mainly attributed to unbalanced development of regional economy. China’s economic development is featured by the obvious pattern for “East High and West Low”: east coastal region enjoys prosperous economy and high marketization degree; while west and middle regions, especially for those remote areas, have their economic development and marketization degree lagging behind. That regional difference mainly resulted from the remarkable differences between geographical location and resource endowment and between policy orientation and opening policy.

从分布情况看，首先，我国经济增长的区域分布状况与票据承兑、贴现量的分布特征相一致。近三年，东部、中部、西部和东北地区的 GDP 占比分别为 51%、20%、20%和 9%，同期票据承兑量占比为 64%、16%、14%和 6%，可以看出，GDP 占比较高的东部地区的票据承兑量占比也较高，GDP 占比较低的东北地区的票据承兑量占比相应较低。其次，产业集聚形成的区域经济优势对票据业务发展具有促进作用。根据央行货币政策执行报告，目前三分之二的票据是由中小企业签发的，签发票据集中在制造业、批发和零售业等行业。数据显示，制造产业集聚明显和中小企业分布集中的浙江、江苏、福建、广东、山东等地的票据业务

规模明显较高，也从侧面印证了这一观点。

In terms of distribution, firstly, regional distribution of China's economy is consistent with distributional characteristics for bill acceptance and discount. In recent years, GDP proportions of east, middle, west and northeast regions were 51%, 20%, 20% and 9% respectively; proportions of those regions for bill acceptance amount in the same term were 64%, 16%, 14% and 6% respectively. Therefore, we can summarize that east region with the high GDP proportion has the high bill acceptance amount; while northeast region with the low GDP proportion has low bill acceptance amount. Secondly, advantages of regional economy for industrial agglomeration can promote the development of bill business. According to central bank's report on the implementation of China's monetary policy, two thirds of bills are issued by SMEs and mainly by those enterprises in manufacture, wholesale and retail industries. According to data display, Zhejiang, Jiangsu, Guangdong and Shandong where manufacture industry is developed and lots of SMEs gathers have large scale of bill business, which verifies the view above from the side.

2）区域金融发展程度存在差异

2) Difference of regional financial development

我国经济发展的区域不平衡性导致了金融发展也相应具有显著的区域差异特征，这种差距甚至大于经济发展的差距。总体来看，东部地区已形成了完善的金融制度架构，金融体制改革和金融发展战略都先于和优于中西部地区，而西部地区金融体系不完善，功能不健全，金融发展相对滞后，金融机构往往通过系统内资金调拨机制将西部地区的资金转移至利润率较高的东部，使得西部本来就稀缺的资金通过资本市场流向东部，加之居民个人通过购买股票、基金等金融资产的"抽血"作用，加剧了西部地区金融资源的贫瘠程度。

Unbalanced regional economic development leads to remarkable regional difference of financial development, which is even bigger than deference of economic development. As a whole, there has been complete financial institutional structure in east region and financial reform and development strategies are antecedent and superior to those of west region; while in west region, with defective financial system and function and lagging financing, financial institutions usually transfer capital in

this region to east region with profit margin through capital allocation mechanism in system, which makes the insufficient capital flow into east region; additionally, this region's condition of financial resources will be aggravated further due to "blood drawing" function for individuals' purchasing stocks, funds, etc.

从具体表现来看，一是金融中心集聚和辐射效应扩大了票据业务发展的地区差异，包括区域内各省市的差异以及不同区域之间的差异，目前我国正逐渐形成以上海、北京、深圳、武汉、重庆等金融发达的大城市为中心的区域性金融中心，依靠金融中心的聚集和辐射功能，带动周边城市的票据业务发展。

To be specific, firstly, agglomeration and radiation effects of financial centre enlarge regional difference for bill business development, including difference among various provinces and municipalities in the same region and difference among different regions. Currently, a regional financial center centered on Shanghai, Beijing, Shenzhen, Wuhan, Chongqing and other major cities where financing is developed is forming gradually in our country; bill business development in cities nearby will be driven by this center's agglomeration and radiation functions.

二是金融市场的发达程度显著影响区域票据业务的发展。东部地区金融市场发展很快，各子市场之间的联系非常紧密，资金可以在不同市场间高度自由流动，投入票据市场的资金也比其他地区多，票据业务与金融市场、理财等相关业务板块之间的联动发展更有效。同时，总部集中在东部地区的金融机构纷纷设立了票据专营机构或票据中心专业化经营票据业务，极大地促进了东部地区的票据业务发展。

Secondly, prosperity degree of financial market influences the development of regional bill business remarkably. For east region, with financial market growing very quickly and various sub-markets' contacting closely, capital can flow among different markets very freely, capital put into bill market is more than that of other regions and there is more effective linkage between bill business and financial market, wealth management and other businesses concerned. Meanwhile, financial institutions with headquarters in east region establish specialized bills agencies or bill centers in succession, which boosts bill business development in east region.

三是东部地区的金融监管和服务制度更加完善，对于票据市场的业务创新、机制突破等重大事项，这些地区的金融机构可以通过长三角地区商票联会议等多种形式和渠道与政府和监管部门进行沟通，积极争取政策支持，提高政府和监管部门对票据市场的重视和关注度，引导市场规范健康发展。四是金融较发达的东部地区，金融创新更加活跃。金融机构创新的动力，要么源自自身追求潜在利润，要么是为了逃避金融管制、规避风险，但无论哪种原因，金融创新无疑会充分发挥票据的信用、融资、调控及避险等功能，推动票据业务的创新发展。

Thirdly, there is more complete financial supervision and service systems in east region. For business innovation, mechanism breakthrough and other major events in bill market, financial institutions in this region can actively communicate with governments and supervision authorities through multiple forms and channels such as Commercial Bill Joint Meeting in Yangtze River Delta Area, so as to strive for policy support, attract more governments and supervision authorities' attention on bill market and guide market to develop rapidly and healthily. Fourthly, in east region where financing is developed, financial innovations are more active. Power for financial innovation is from either pursuit for potential profits or avoidance from financial regulation and risks; but for whatever the reason, financial innovation will give full play to bill credit, financing, regulation and control, hedging and other functions and promote the innovation and development of bill business.

3）不同地区的信用文化差异明显

3) Remarkable difference of credit culture in different regions

一方面，东西部地区的信用文化存在明显差异。东部地区改革开放较早，与西方的"资本文化"接触较多，使生活在东部沿海地区的人们的价值观念发生改变，信用文化发展较快，因此对建立在银行信用或商业信用基础上的票据业务的认识更加深入，在信用文化发展较早的东部地区，票据支付结算和融资功能更早、更好地得以发挥，票据业务获得较好的发展。相反，在改革开放较晚、市场经济发展较慢的西部偏远地区，人们的价值观念、生活理念等改变缓慢，商品生产、流通、消费等环节的信用关系不发达，资金来往过程中现金支付仍是主要形式，对票据的认识不够深入，间接阻碍了票据业务的发展。

On one hand, there is the remarkable difference of credit culture between east

and west regions. Since east region undergoes reform and opening up earlier so they have got more opportunities for contacting the west's "capital culture", people in east coastal region have their values changing and credit culture developing rapidly; as a result, they enjoy a more in-depth understanding on bill business based on bank and commercial credits; thus in this region, a place where credit culture develops earlier, play can be given to bill's settlement and financing functions earlier and better and bill business can be developed well. On the contrary, for those west remote areas where reform and opening up are late and market economy develops slowly, changes for people's values, life ideas, etc. are slow and credit relations for commodity production, circulation, consumption and other links are undeveloped; additionally, cash payment is still the principal form in capital flow and people have not so profound understanding on bill; all of those hinder the development of bill business.

另一方面，东西部地区的信用基础和信用体系建设进展也存在差异。当前我国仍处于社会信用体系建设的初级阶段，信用环境还存在很多不足之处，如覆盖全社会的征信系统尚未形成，只在北京、上海、广州等大城市设立了一些征信机构，信用服务市场尚不发达，服务体系不成熟，服务机构公信力不足，社会诚信意识和信用水平偏低。虽然当前社会信用基础总体较薄弱，但不同地区的信用环境仍有差异。东部地区信用体系建设起步较早、推进步伐较快，江、浙、沪等地在诚信理念、信誉准则、诚信治理机制等方面执全国牛耳，征信体系、信息交换与共享机制发展较完善，形成了相对发达的信用环境和良好的社会氛围，对推进长三角地区乃至整个东部地区的票据业务发展起到积极作用。

On the other hand, there is difference in credit foundation and system between east and west regions. Nowadays, China is still in the primary stage of social credit system and there is a great deal of inadequacy in credit environment, e.g. credit reference system covering the whole society has not been formed and only Beijing, Shanghai, Guangzhou and other major cities are equipped with some credit reference agencies; there is underdeveloped credit service market and service system, credibility of service agency is deficient and social integrity awareness and credit level are relatively low. Though social credit foundation is thin overall, there is difference of credit environment between different regions. Credit system in east region is

established earlier and developed rapidly; in particular, Jiangsu, Zhejiang and Shanghai have formed relatively developed credit environment and excellent social atmosphere, with great achievements in integrity idea, credit rules, integrity governance mechanism, etc. and relatively complete credit reference system and information exchange and sharing mechanism, which plays a positive role in promoting development of bill business in Yangtze River Delta Area and even the whole east region.

三、电子商业汇票概述 III. Overview of Electronic Commercial Draft

1、电子商业汇票的设立背景 1. Establishment background of electronic commercial draft

商业汇票是主要的票据品种之一，兼具支付结算和短期融资功能，对满足企业支付需要、拓宽融资渠道、降低财务费用，提高商业银行支付服务水平、强化资产负债管理，以及丰富中央银行货币政策手段都有着非常重要的作用。

As a principal bill category, commercial draft, with payment settlement and short-term financing functions, plays a critical role in meeting enterprise's payment demand, widening financing channel, lowering financial expense, improving payment service of commercial bank, intensifying asset-liability management and enriching monetary policy instruments of central bank.

近年来，随着我国金融电子化水平不断提高和金融基础设施的完善，在银行票据业务方面，银行汇票、银行本票和支票都不同程度地实现了电子化，安全性和效率得到极大改善。2007 年全国支票影像交换系统的建立，实现了纸质支票处理的部分电子化；2008 年，银行本票和华东三省一市银行汇票的业务通过小额支付系统进行清算，实现了电子化处理。但是，相对而言，商业汇票的电子化步伐比较滞后，其业务处理基本上采用传统的手工、纸质方式，效率低、风险高，不利于商业汇票的进一步发展。2005 年开始，虽然国内部分商业银行在票据电子化和电子票据应用方面进行了积极的探索和尝试，但由于缺乏统一的票据集中

登记机制和跨行交易平台，业务开展受到了极大限制。

Over the past few years, with constant rising of China's financial electronics and improving of financial infrastructures, bank draft, cashier order and cheque are electronic-oriented to different degrees and safety and efficiency are improved greatly. In 2007, national cheque image clearing system (CICS) was established, which realized parts of electronic treatment for paper cheque; in 2008, bank cashier order and bank draft in the three provinces and one municipality (Jiangsu, Zhejiang, Anhui and Shanghai) can be settled through micro payment system, which realized electronic treatment for bank cashier order and bank draft. However, relatively speaking, development for electronic commercial draft is lagging; since dependent on traditional handwork and paper way generally, the business treatment is featured by low efficiency and high risk, which goes against the future development of commercial draft. Since 2005, parts of domestic commercial banks have made active explorations and attempts in electronic bill development and application; but business of electronic bill is restricted heavily due to lacking of united centralized bill registration mechanism and cross-bank transaction platform.

为进一步推动国内票据业务和票据市场发展，便利企业支付和融资，支持商业银行票据业务创新，在充分调研论证的基础上，中国人民银行于 2008 年 1 月决定组织建设电子商业汇票系统，6 月正式立项，2009 年 10 月 28 日建成投入运行。

In order to further promote the development of China's bill business and market, facilitate enterprise's payment and financing and support commercial bank's innovation in bill business, the People's Bank of China had organized the establishment of electronic commercial draft system since January 2008, based on sufficient investigation, research and argument. The project was approved officially in June 2008 and put into operation as of October 28, 2009.

2、电子商业汇票的定义和分类 2. Definition and classification of electronic commercial draft

电子商业汇票（Electronic Commercial Draft）是指出票人依托电子商业汇票系统，以数据电文形式制作的、委托付款人在指定日期无条件支付确定的金额给收款人或者持票人的票据。电子商业汇票的付款人为承兑人。按照承兑人的不同，电子商业汇票又分为电子银行承兑汇票和电子商业承兑汇票。电子银行承兑汇票一般由银行或其他金融机构承兑；电子商业承兑汇票一般由票面记载的付款人承兑。与纸质商业汇票相比，电子商业汇票具有以数据电文形式签发流转、以电子签名取代实体签章以及期限长（最长可达到一年）等特点。

Electronic commercial draft refers to the bill that the drawer issued in the form of data electronic text by means of electronic draft system to entrust the payer with paying the definite amount to the payee or the bearer unconditionally before date designated. The payer of electronic commercial draft is the acceptor. According to difference in the acceptor, electronic commercial draft is divided into electronic bank acceptance draft and electronic commercial acceptance draft; of which, electronic bank acceptance draft is accepted by bank or other financial institutions generally; while electronic commercial acceptance draft is accepted by the payer recorded on the face. Compared with paper commercial draft, electronic commercial draft enjoys the features below: it is issued and circulated in the form of data electronic text; electronic signature replaces physical signature and stamp; term is long (one year at most), etc.

其中，电子银行承兑汇票是纸质银行承兑汇票的继承和发展，电子银行承兑汇票所体现的票据权利义务关系与纸质银行承兑汇票没有区别，不同之处是电子银行承兑汇票以数据电文形式替代原有的纸质实物票据，以电子签名取代实体签章，以网络传输取代人工传递，以计算机录入代替手工书写，实现了出票、流转、兑付等票据业务过程的完全电子化。电子银行承兑汇票通过采用电子签名和可靠的安全认证机制，能够保证其唯一性、完整性和安全性，降低了票据被克隆、变造、伪造以及丢失、损毁等各种风险；电子银行承兑汇票的出票、保证、承兑、交付、背书、质押、贴现、转贴现、再贴现等一切票据行为均在电子商业汇票系

统上进行，可大大提升票据流转效率，降低人力及财务成本，有效提升金融和商务效率。

To be specific, electronic bank acceptance draft is the result for inheritance and development of paper one and there is no distinction between electronic and paper ones in bill relationship of rights and obligations embodied. With respect to differences, in electronic one, data electronic text replaces the original paper physical bill, electronic signature replaces physical signature and stamp, network transmission replaces manual delivery and computer type-in replaces pen-and-ink writing; in general, electronic one fully realizes electronic operating in bill business procedure, such as drawing, circulation and honor. This kind of draft can ensure uniqueness, completeness and safety through electronic signature and reliable safety certification mechanism and lower the risks for bill being copied, altered and counterfeited and being lost and damaged. For this kind of draft, all bill behaviors such as drawing, guarantee, acceptance, delivery, endorsement, discount, transfer discount and rediscount are performed in electronic commercial draft system, which can improve efficiency of bill circulation dramatically, lower manpower and financial costs and thus increase financial and commercial efficiencies effectively.

电子银行承兑汇票最长票期从 6 个月延长至 1 年，最大票额从 1 亿元放大至 10 亿元，流动性好、短期融资能力强，非常有助于集团系统企业降低财务费用。

With electronic bank acceptance draft, term is prolonged from six months to one year; maximum face value was increased from RMB 100 million to RMB one billion; moreover, featured by excellent circulation and powerful short-term financing capacity, the draft is highly favor of lowering financial expense of enterprise group system.

3、电子商业汇票的重要意义 3. Significances of electronic commercial draft

电子商业汇票系统的建成运行，是我国金融信息化、电子化进程中的又一个重要里程碑，标志着中国现代化支付体系基本建成，标志着我国商业票据业务进

入电子化时代，对促进电子商务和票据市场发展将产生深远影响。

Establishment and operation of electronic commercial draft system is another significant milestone for China's information and electronic development process and a mark for China's modern payment system being established fundamentally and China's commercial bill business stepping into electronic era; moreover, it has a far-reaching influence on development of e-commence and bill market.

首先，电子商业汇票系统为电子票据业务提供安全高效、互联互通、标准统一、方便快捷的多功能、综合性业务处理平台。与现行纸质商业汇票相比，其最大的特性就是签发和流转都采取电子化方式，以数据电文来完成。电子商业汇票系统的建成将从根本上解决纸质商业汇票交易方式效率低下、信息不对称、风险较大等问题。

Firstly, electronic commercial draft system provides a safe, efficient, interconnected and integrated business treatment platform with uniform standard and convenient multiple functions. Compared with the current paper one, the most obvious feature is electronic issuing and circulation and form of data electronic text. Establishment of electronic commercial draft system will solve low efficiency, asymmetric information, high risk and other problems for the transaction way of paper commercial draft fundamentally.

其次，电子商业汇票系统的建成对企业、商业银行、中央银行和票据市场的发展意义重大。对企业来说，电子商业汇票不仅提供了纸质票据的所有功能，更重要的是企业在使用过程中不受时间和空间的限制，交易资金在途时间大大缩短，资金周转效率明显提高。对商业银行来说，电子商业汇票系统的建成不但使电子票据能够实现实时、跨地区流通使用，而且节省了纸基票据业务的人工成本，节约票据印制成本，降低票据保管成本，规避票据遗失风险，增强了业务的安全性，加快了结算速度，从而有效提高银行的金融服务效率。对中央银行来说，电子商业汇票系统的建成将使中央银行成为电子商业汇票市场的一个经常性交易主体，未来可能成为中央银行公开市场操作的一个主要手段，增加中央银行货币政策操作的弹性和力度，提高中央银行调控货币市场的能力，畅通货币政策传导机制。通过电子商业汇票系统，中央银行能够全面监测商业汇票各种票据行为，准确了

解资金流量流向，为宏观经济决策提供重要参考依据。

Secondly, the establishment of electronic commercial draft system is significant in development of enterprise, commercial bank, central bank and bill market. For enterprise, electronic commercial draft not only provides all functions of paper bill but also have the advantages below: enterprise can get rid of time and space restrictions during its being used; transit time of transactional capital will be shortened greatly and capital turnover rate will improved obviously. In terms of commercial bank, besides electronic bill's being implemented and circulated in different regions, and establishment of system will save labor cost of paper bill business, cost of bill printing and keeping, avoid the risk for bill losing, strengthen the safety of business, accelerate settlement speed and thus improve bank's efficiency for financing service effectively. With respect to central bank, establishment of the system will make central bank become a subject of frequent transactions; the system may be a principal approach for central bank's open market operation in the future and can increase the elasticity and intensity of central bank's monetary policy, improve the ability for central bank's regulating and controlling monetary market and unblock conduction mechanism of monetary policy. With this system, central bank can supervise various bill behaviors of commercial draft fully and understand capital flow rate and direction accurately, so as to provide important reference basis for macroeconomic decision.

4、电子商业汇票的优势 4. Advantages of electronic commercial draft

与纸质商业汇票相比具有以数据电文形式签发、流转，并以电子签名取代实体签章的突出特点，其对于杜绝伪造、变造票据案件，降低企业结算成本、提升结算效率、控制融资风险具有十分重要的作用。

Compared to paper one, electronic commercial draft is highly featured by issuing and circulation in the form of data electronic text and electronic signature's replacing physical signature and stamp; it play a significant role in elimination of bill counterfeiting and alteration, lowering of enterprise's settlement cost, improvement of settlement efficiency and control of financing risk.

电子商业汇票具有安全性大大提升，期限延长，传递及保管成本大大降低，票据的支付结算效率大大提高，同时，资金融通的操作成本也将大幅降低等优势。电子商业汇票全面革新了商业汇票的操作模式，扩大了票据市场参与主体，增加了票据市场交易品种，同时消除了票据交易中可能存在的信用风险和流动性风险。

By using this kind of draft, it is possible to greatly improve the safety, prolong the term, lower bill transmission and storage costs and increase bill payment settlement efficiency; meanwhile, operating cost for financing will be lowered dramatically. Moreover, this kind of draft reforms the operational mode comprehensively, enlarges the participant subject of bill market, increases transaction varieties of bill market and eliminates credit and liquidity risks likely existing in bill deal.

（1）期限延长，有利于企业短资融通

(1) Prolonging term is in favor of enterprise's short-term financing

电子商业汇票使用期限延长，付款期限自出票日起最长为 1 年，较纸质票据使用期限增长半年。传递及保管成本大大降低，票据的支付结算效率大大提高，同时，资金融通的操作成本也将大幅降低。这些优势，有利于企业短资融通。另外，商业汇票从纸质转为电子化，为企业客户提供了方便、高效的支付及融资工具。电子商业汇票通过网上企业银行接人，在使用过程中不受时间空间限制，简化了手续，减少了环节，交易在途时间大大缩短，与其他支付工具和融资方式相比，效率极大提升。

Compared with that of paper one, service term of electronic commercial draft is prolonged by half a year: payment term is one year from data of draft at most, which improves bill payment settlement efficiency and lowers operating cost for financing dramatically. All of those advantages are convenient for enterprise's short-term financing. Moreover, with transformation from paper to electronic commercial draft, enterprise clients can obtain convenient and effective payment and financing instruments. Since electronic commercial draft is used through internet enterprise bank and is free of time and space restrictions, the procedure is simplified, links are decreased and transactional transit time are shortened greatly when using it; moreover, efficiency can be improved enormously, compared with other payment and financing

instruments.

（2）流通范围广，有助于全国统一票据市场的形成

(2) Large circulation scope is convenient for forming a united bill market.

电子商业汇票系统同时能为企业客户提供完整的电子商业汇票服务。从业务范围看，电子商业汇票“覆盖”了传统纸质化票据的所有功能；从业务流程看，电子商业汇票从签发、承兑开始到背书流转，最后到托收入账，所有环节都实现了电子化操作，大大降低了票据业务的操作风险。电子商业汇票流通范围广，可在全国范围流通，不受地域限制，有助于统一的票据市场的形成，促进金融市场的连通和发展，交易快速、方便。纸质商业汇票的交易，需买卖双方见面后当面交易，时间长、成本高、效率低。推行电子票据后，企业、银行和其他组织可以借助电脑网络通过电子商业汇票系统完成票据的签发、承兑、背书、贴现、质押、保证、兑付、追索等票据流通的各个流程，足不出户即可完成票据在全国乃至全球范围的流转，实时、快捷、节省地办理各项票据业务，大大简化交易过程，提高交易效率。

Electronic commercial draft system can provide complete electronic commercial draft service to enterprise clients. From the perspective of business scale, electronic commercial draft covers all functions that traditional paper one owns; in terms of business flow, electronic operating is applied in all links from the initial issuing and acceptance to endorsement and transmission and to the final collection, which lowers operating risk of bill business to the largest extent. Electronic commercial draft has large circulation scope; it can circulated around the country and is free of territory restriction, which is in convenient for forming of a united bill market, intercommunication and development of financial market and implementation of rapid and convenient transaction. For transaction of paper commercial draft, the buyer and seller's face-to -face meeting is necessary; thus slowness, high cost and low efficiency are its features. With electronic bill being carried out, enterprises, banks and other organizations can implement bill issuing, acceptance, endorsement, discount, pledge, guarantee, honor, recourse and other bill circulation links through electronic draft system, based on computer and internet, in another word, they can realize bill circulation all over the country and even the world at home, which simplifies

transactional course and improves transactional efficiency tremendously.

（3）电子商业汇票介质电化，杜绝假票、“克隆”票风险

(3) The electronic-oriented medium is conducive to eliminate the risks for bill counterfeiting and copy.

电子商业汇票介质电子化，安全性大大提升，能杜绝假票和“克隆”票，可规避遗失、损坏的风险。电子票据不易丢失、损坏和遭抢劫。各家商业银行成熟的网银平台上的电子商业汇票系统，采用严格的数字证书体系进行加密，附加了多重防护手段，可确保电子商业汇票使用的安全。就是说，电子票据存储在系统中，通过可靠的安全认证机制能保证其唯一性、完整性、安全性，降低纸质票据携带的风险。人们容易辨别票据的真假，不易遭受假票、“克隆”票诈骗。在目前的纸质票据中，票据本身以及书面盖章是鉴别真伪的手段。虽然在票据的纸张和印制过程中，应用了很多防伪措施，但是仅凭人工肉眼辨别真伪仍存在很大的困难，一些不法分子利用伪造、变造的票据凭证和签章骗取银行和客户资金的案件时有发生。推行电子票据后，使用经过安全认证的电子数据流和可靠的电子签名，能够抑制假票和“克隆”票犯罪。

Since medium of electronic commercial draft is electronic, safety can be improved greatly, risks for bill counterfeiting and copy can be eliminated and probabilities for loss and damage can be avoided. Electronic bill is less possible to suffer loss, damage and robbery: electronic commercial draft systems on mature internet bank platforms of various commercial banks are encrypted through strict digital certificate system and equipped with multiple protective measures, in effort to ensure using safety of electronic commercial draft. That is to say, with electronic bill stored in the system, uniqueness, completeness and safety can be ensured by means of reliable safety certification mechanism and the risk for carrying paper bill can be eliminated. People are easily to distinguish those false bills and less likely to suffer fraud for bill counterfeiting and copying. In current using of paper bill, distinguishing those false bills are dependent on bill itself and written stamp. Though many anti-counterfeiting measures are taken in the paper and printing, distinguishing is difficult still only through our eyes; it surfaces from time to time that some criminals use the counterfeited and altered bills and signatures and stamps to illegally obtain

capital from clients and banks. After putting electronic bill into operation, criminal activities for bill counterfeiting and copying can be restrained by using electronic data stream with safety certificate and reliable electronic signature.

（4）电子商业汇票也能满足集团客户“票据池”管理的需要

(4) Electronic commercial draft can meet “bill pool” management demand of group clients.

资金集中化管理水平较高的集团企业迫切需要实现票据的集中化管理。在电子商业汇票推出前，由于成本、效率、风险等多方面因素，票据集中管理困难重重。电子商业汇票的推出，使票据集中化管理变得简单，企业管理的是票据的电子信息，无需进行实物的转移，降低了成本、提高了效率、控制了风险。

Those groups and enterprise with high capital centralized management level are in sore need of bill centralized management. Prior to application of electronic commercial draft, there are great difficulties in bill centralized management owing to restrictions from cost, efficiency, risk, etc. Application of this kind of draft simplifies bill centralized management; enterprise only needs to manage electronic information of bill and dispense with physical transfer; all of those are in favor of cost lowering, efficiency improvement and risk control.

5、电子商业汇票有助于缓解中小企业融资难问题 5. Electronic commercial draft avails to relieve SMEs’ financing difficulty.

电子商业汇票是票据市场发展的产物，是社会经济发展的必然趋势，在将来会有更多的承兑企业融入到这个新的票据时代。电子商业汇票将成为我国票据市场创新发展的主要方向，电票取代纸票是商业汇票业务发展的必然趋势。

Electronic commercial draft is the outcome for market development and the inexorable trend for social and economic development; in future, this rising bill era will greet more acceptance enterprises. Obviously, electronic commercial draft will be the principal innovation and development direction for our country’s bill market and it is a inexorable trend of commercial draft business that paper bill is replaced with electronic one.

电子商业汇票系统的建成为全国性的电子商业汇票推出提供了基础条件。企业在使用电子商业汇票过程中能够不受时间和空间的限制，交易效率大大提高，提高了企业资金周转速度，畅通了企业的融资渠道，提升了企业的融资效率。电子商业汇票以数据电文代替纸质票据，采用电子签名代替实体签章，确保了电子商业汇票使用的安全性，大大降低了票据业务的欺诈风险。电子商业汇票的付款期最长为一年，更是增强了企业的短期融资能力，有助于进一步降低企业短期融资成本，降低企业财务费用。

Establishment of electronic commercial draft system lays the foundation for carrying out electronic commercial draft all over the country. Since not subject to time and space during its using of electronic commercial draft, enterprise can witness the following achievements: there is a rise in transactional and financing efficiencies and capital turnover rate and the dredging for financing channel. For application of electronic commercial draft, paper bill and physical signature and stamp will be replaced respectively with data electronic text and electronic signature, which ensures using safety of electronic commercial draft and lowers fraud risk in bill business dramatically. With one-year payment term, enterprise's short-term financing ability can be enhanced further, as it is conducive to further reduce enterprise's short-term financing cost and financial expense.

中小企业获得资金的难易程度是衡量一个国家金融体系效率高低的重要因素。在我国直接融资渠道中，股票、债券、短期融资券等直接融资渠道一般需要经过严格的审批，难以从根本上解决中小企业融资难题。电子商业汇票的推出能够给中小企业融资提供一条出路。首先，从融资的主动性看，电子商业汇票的签发无严格的准入门槛，企业可根据自身交易需要自主签发。其次，从融资期限的灵活性看，电子商业汇票最长付款期从纸质商业汇票的 6 个月延长至 1 年，企业可以在 1 天至 1 年之间选择符合自身需要的融资期限，更易切合不同类型企业的生产经营周期，从而大大提高融资期限灵活性。最后，从融资成本来看，由于承兑成本和贴现利率市场化程度高，通常远低于同档期的贷款利率，企业通过票据融资能够有效节约财务费用。一旦票据法律制度放开票据的真实交易背景的限制，企业可以根据自身融资的需要批量签发商业汇票，企业和个人可以通过买卖商业

汇票进行投融资，电子商业汇票的投融资功能将更为凸显，其对提高直接融资比重，改善整个社会的融资结构将起到有力的推动作用。

Convenience level for SMEs' financing is a significant factor for measuring the efficiency of financial system in a country. With respect to China's direct financing channel, strict approval is generally required for stock, bond, short- term financing bond, etc. and it is difficult to solve SMEs' financing difficulty fundamentally. Application of electronic commercial draft can open one door for SMEs' financing. Firstly, from the perspective of financing initiative, there is no strict admission threshold in issuing of electronic commercial draft; enterprises can make issuing autonomously according to their transactional demands. Secondly, in terms of flexibility of financing maturity, the longest payment term of electronic commercial draft are prolonged from six months of paper commercial draft to one year; enterprises, as a result, can choose the financing maturity that can meet their own demands with span from one day to one year, which improves flexibility of financing maturity dramatically. Finally, with respect to financing cost, acceptance and discount rates are far lower than loan interest rate in the same term due to their high market degree; therefore, enterprise can save financial expense effectively through bill financing. Where legal system has no limitation regarding true transactional background of bill, enterprises can issue commercial drafts on a batched basis according to their own financing demands; enterprises and individuals can realize financing by buying and selling commercial drafts. Moreover, electronic commercial draft will be more outstanding in investment and financing functions and will make a powerful contribution to enlarge direct financing proportion and better financing structure of the whole society.

6、电子商业汇票将成为我国票据市场未来发展主体 6. Electronic commercial draft will turn into the key for future development of our country's bill market.

我国自上世纪 80 年代初期恢复办理商业汇票业务至今已逾三十余年，在社会经济建设中发挥着信用保证、支付结算、资金融通等多种重要作用，已成为中小企业融资的重要途径和银行优化资产负债结构、加强流动性管理的重要手段。从我国商业汇票业务发展历程看，我国传统的票据业务以纸质票据为主。但是，随着我国金融信息化程度的不断提高，票据业务已迈入电子化时代，电子商业汇票成为我国票据市场创新发展的主要方向，也已经成为了一种市场迫切需求的、重要的新型融资工具。

It has been more than 30 years since commercial draft was recovered at the beginning of 1980s. Commercial draft plays credit guarantee, payment settlement, financing and other important roles in social and economic construction and has grown into the significant approach for SMEs' financing and critical means for banks' optimizing asset and liability structures and strengthening liquidity management. In terms of development history of our country's commercial draft business, the traditional bill business is focused on paper bill; however, with constant improvement of our country's financing information degree, the bill business has stepped into electronic era and electronic commercial draft has been the principal direction for innovative development of our country's bill market and also grown into a highly-needed significant financing instrument.

银行承兑汇票以其银行信用而成为经济市场上的准货币，同时又因其不受央行贷款规模约束而呈现出每年较高的增量，近年来，市场上流通的未到期银行承兑汇票余额与同期企业贷款余额构成比例持续高位，其融资作用不容小觑。但随着票据市场的持续扩大，监管部门通报和司法部门受理的票据案件激增，仅 2015 年下半年，中国银监会就公布了湖北、宁波、深圳、天津、江苏、福建、浙江、辽宁、湖南等 13 个地区的银监局及部分银监分局的超过 50 份关于票据业务的处罚公告，其中主要的违规原因即为办理无真实贸易背景的票据业务。

Bank acceptance draft has become the quasi money in economic market by means of its bank credit and meanwhile, the draft yields high annual increment due to its getting rid of the constraint for central bank's load scale. In recent years, it makes a big difference in financing, with continuously high ratio of balance for undue bank acceptance drafts circulated in market and enterprise loan balance in the same term. However, with bill market expanding continuously, there surge bill cases that supervision authorities disclose and judicial authorities accept: in the next half year of 2015 alone, there were over 50 punishment bulletins regarding bill business published by China Banking Regulatory Commission (CBRC); all those bill cases were provided by banking regulatory bureaus and parts of banking regulatory sub-bureaus in 13 regions, such as Hubei, Ningbo, Shenzhen, Tianjin, Suzhou, Fujian, Zhejiang, Liaoning and Hunan, and most of them should be attributed to no true trade background.

对于银行票据业务出现的问题，银监会在 2015 年 12 月 31 日下发了关于票据业务风险提示的《中国银监会办公厅关于票据业务风险提示的通知》，要求各机构全面加强票据业务风险管理。根据银监会上述下发的文件，在对银行业金融机构 2015 年上半年票据业务现场检查后做出风险提示，发现的违规问题包括：通过票据转贴现业务转移规模；削减资本占用；利用承兑贴现业务虚增存贷款规模；利用贴现资金还旧借新；调节信贷质量指标；发放贷款偿还垫款；掩盖不良七方面。并提出了四个方面监管要求，要求对银行业金融机构高度重视票据业务风险；强化合规管理，规范票据经营；完善绩效考核，防止资金空转；加大监管力度，依法查处违规行为。

Oriented to the problem emerging in bill business, CBRC issued *Notice of the General Office of the China Banking Regulatory Commission on Warning of Risks of Bank Acceptance Bill Cases* regarding risk warning of bill business in December 31, 2015, to require various organizations to strengthen risk management of bill business comprehensively. Risk warning was given after site inspection of bill business in the first half year of 2015 for banking financial institutions in accordance with the foresaid notice issued by CBRC. Illegal problems were discovered, which entail seven types: transferring scale through bill transfer discount business; cutting down capital

occupation; false increasing loans and deposits scales through acceptance and discount; borrowing for repaying through discount capital; regulating credit quality index; making loans for paying advance and covering up unfavorable information. Supervision requirements were also put forward to banking financial institutions, which cover four aspects: attaching high importance to bill business risk; intensify compliance management and normalize bill operation; improve performance appraisal and prevent funds empty operation; enhance supervision and investigate and prosecute illegal behaviors according to laws.

图表 20：2010 年-2015 年上半年我国电子商业汇票发展规模 Diagram 20: Development Scale of China's Electronic Commercial Draft in 2010 - the first half year of 2015

出票金额（亿）	Total amount of drafts issued (in RMB 100 million)
出票数量（万笔）	Number of drafts issued (in 10,000)

数据来源：中国支付体系发展报告

Source: China Payment System Development Report

对比起银行的其他业务，票据业务的最大弊病就是电子化程度极低，还存在手工交付验收环节，只要有人工参与的地方，操作风险都会加大。而票据业务电

子化确实会让其变得可追踪、更透明，且有利于实现风控。目前，“纸质票据范围会慢慢萎缩，电子票据的比例会越来越大”已成为银行等票据相关从业人员的共识，随着电子商业汇票的广泛使用，由纸质汇票带来的操作环节的漏洞也将逐渐缩小，同时在未来经济增速下行的背景下，银行信贷也将较为宽松，票据利差进一步缩小，这些都将促成电子汇票迅速发展。

Compared with other bank's businesses, the greatest disadvantage of bill business is very low electronic degree - its delivery and acceptance is manual; operating risk will be amplified, as long as there is manual operating. With electronic-oriented development, bill business can get traceable and more transparent indeed, which will be convenient for implementation of risk control. Currently, it has become the common view of bill business-related employees in bank and other organizations that "paper bill will wither gradually and electronic bill will boom further". With electronic commercial draft widely used, loopholes in operating links resulted from paper bill will shrink gradually; meanwhile, under the background of future economic growth speed descending, bank credit environment will get relatively loose and bill interest margin will shrink further, all of which will facilitate the booming of electronic draft.

四、商业支付咨询服务概述 IV. Overview of Commercial Payment Consulting Service

商业支付咨询服务，是指在票据市场中利用自身信息优势，通过介绍需要资金的待贴现企业和银行完成交易并赚取佣金的服务，是为在国内有实际商业支付的企业提供的一种专业金融服务。

Commercial payment consulting service is a kind of specialized financial service provided to domestic enterprises required for actual commercial payment, in specific, commercial payment consulting enterprise makes use of their own information advantages to introduce enterprises and banks required for capital discount to each other and boost them to finish deal and thus earn commission from that.

商业支付咨询服务企业在交易信息的汇总、处理，活跃票据市场，保持价格

的相对稳定和合理性以及满足中小企业融资需求等方面，都发挥了重要的作用。商业支付咨询服务机构的存在，有效地降低了交易成本，很好地解决了交易过程中的信息不对称问题，并且可以充当流通性中介，发挥做市商的作用。

Commercial payment consulting service enterprise plays a significant role in summary and treatment of transactional information, activation of bill market, keeping of price stability and rationality and meeting of SMEs' financing demands. Tanks to existence of this kind of agency, transactional cost is lowered effectively, information asymmetry is settled well; additionally, this kind of agency can act as circulation agent and give play to the function of market maker.

1、我国商业支付咨询服务企业发展情况 1. Development of our country's payment consulting service enterprise

从广泛意义上讲，在新世纪我国票据市场繁荣发展中出现的商业支付咨询服务企业，成为票据市场创新发展的有益补充。2013 年，在互联网金融蓬勃兴起中，商业支付咨询服务企业和互联网票据投融资平台，以 P2P 模式为中小企业小额票据贴现业务提供了有效途径，与传统银行业专注于大额票据贴现业务形成了互补，使得票据市场融资功能得到更有效的完善发展。

Broadly defined, commercial payment consulting service enterprise, which occurs along with prosperity and development of our country's bill market in the new century, is the favorable supplement for innovative development of bill market. Since 2013, with booming of internet financing, commercial payment consulting service enterprise and internet bill financing platform has provided the effective approach for SMEs' micro bill discount business, by means of P2P mode, kept a complementary relationship with traditional bank's concentrating on macro bill discount business.

2、国外商业支付咨询服务机构发展情况 2. Development of our country's commercial payment consulting service agency

海外发达国家或地区票据市场的商业支付咨询服务机构，多具专业化趋势，

能为市场提供多种服务，如代理发行、包销、承销各类票券，为企业和金融机构的各种短期票券提供组合便利，并承担着促进票据流通的重要作用。

Most of commercial consulting service agencies of bill market in those developed countries or regions develop toward specialization; they can provide multiple services for market, such as agency issuing, exclusive sales and consignment of various tickets, facilitate the combination for various short-term tickets of enterprises and financing institutions and undertake the function for promoting bill circulation.

（1）英国商业支付咨询服务机构的发展情况

(1) Development of commercial payment consulting service agency in the UK

作为建立时间最早、历史最长的货币市场，英国的贴现市场主要的交易工具包括政府国库券、商业票据、中央和地方政府的债权和大额可转让存单等。市场主体以贴现行为中心，另外还有承兑行、商业银行、证券经纪商和英格兰银行等。市场对承兑人和贴现人的角色进行区分，在诸多市场主体中，承担中介职能的是贴现行，它一方面接受客户经过承兑行承兑的票据和商业票据进行贴现，另一方面连接着英格兰银行和其它商业银行之间的业务，在贴现承兑行的票据后，再作为贴现申请人向英格兰银行申请再贴现。各个不同主体在票据市场中发挥着不同的作用，贴现行未产生之前，由票据经纪人来活跃市场，成为当时金融市场的核心力量，而贴现行出现后，极大的便利了持票人将票据转为资金的需求，经纪人的业务也相应发生转变。

As the earliest and longest standing monetary market, discount market of the UK has its transactional instruments mainly including government bond, commercial bill, central and local government bonds, negotiable certificates of time deposit (CDs), etc. Mainly focused on discount behavior, the market is involved with accepting bank, commercial bank, securities broker, Bank of England, etc. There is the distinguishing between roles of acceptor and applicant for discount in the market; among lots of market subjects, the discounter undertakes the intermediary function; on one hand, it accepts the discount for client’s accepting bank acceptance bill and commercial bill; on the other hand, it makes the business contention between Bank of England and other commercial banks and applies for rediscount to Bank of England with identify

of applicant for discount after discounting accepting bank bill. Various different subjects play different roles in bill market. Prior to generation of discounter, bill broker was in charge of enlivening the market and became the core power of financial market at that time; while after discounter appeared, the demand for the bearer transforming bill into capital were facilitated greatly and accordingly, broker business was varied.

（2）美国商业支付咨询服务机构发展情况

(2) Development of commercial payment consulting service agency in the US

在美国，票据行为主要由《统一商法典》的第三篇作出专门规定，市场上的交易工具主要包括银行承兑汇票和商业承兑汇票；票据发行者除了金融公司之外，还包括非金融公司和银行控股公司；而投资者也非常的丰富，除了上述三个发行者之外，投资公司和政府、基金都可以参与，还允许个人投资者的加入。承担市场中介作用的是投资银行的子公司，它承担了商业票据的部分发行和销售任务，促使了美国商业票据一级市场的活跃，而二级市场是实行询价交易的场外大宗市场，小额投资不能直接参与交易，所以较一级市场的活跃程度相去甚远。另外，由于美国市场实行分业经营，证券业务与银行业务分开，导致了具有双重性质的票券的发行与交易长期处于曲折状态，发行人发行或出售票据，主要是通过证券商或承销商，商业银行虽然也被允许进行承销，但实践中存在很多限制。

With respect to the US, bill behavior is mainly specified through Uniform Commercial Code-Part III; transactional instruments in the market mainly include bank and commercial acceptance drafts; except for finance companies, bill issuer is also involved with non-finance and bank holding companies; other than the foresaid three kinds of issuers, investor also entails investment company, government, foundation and individual investor. Subsidiary of investment bank plays an intermediary role in market: it undertakes parts of issuing and sales tasks of commercial bill and has promotion function for activating primary market of the US's commercial bill. For secondary market, which is block OTC market of inquiry transaction, direct participation and transaction are not allowed for micro investment; therefore, in terms of active degree, this market is poorer than the primary one. Moreover, separate operation should be followed in the US's market and securities

and banking businesses are separate, which gives rise to issuing of dual-nature ticket and long-term frustration of transaction. Issuer's bill issuing or sales is mainly dependent on securities dealer or consignee. For commercial bank, though consignment is allowed, there are many restrictions in practice.

（3）日本商业支付咨询服务机构发展情况

(3) Development of commercial payment consulting service agency in Japan

日本的票据市场的发达程度相较于英美市场而言，交易工具和交易方式都不够丰富，金融机构主要通过贴现或再贴现实现资金融通，且主要是对有真实贸易背景的票据进行买卖。短资公司作为市场上的商业支付咨询服务机构，在贴现市场发挥着支柱作用，一旦金融机构出现资金短缺时，一般都要通过向短资公司进行贴现借入资金。但随着更多市场工具的出现，原本交易工具和方式就比较单调的贴现和再贴现业务都逐渐呈现萎缩状态。

Compared with those in US and UK, bill market in Japan is not so rich in transitional instruments and means. Financing institution's financing is mainly relied on discount or rediscount and focused on selling and buying of bill with true trade background. As the commercial payment consulting service agency, short-term financing company is the backbone in discount market; in case of capital shortage, financing institution usually borrowed capital from short-financing company through discount. However, with more and more market instruments appear, those discount and rediscount businesses with monotonous transactional instruments and means start to wither gradually.

从任何市场的发展历程来看，要充分有效地发挥市场的效率就必须有相应的市场中介——商业支付咨询企业，对于票据市场来说，市场需要交易信息的汇总、处理，需要专门的做市商活跃市场，保持价格的相对稳定，而票据市场的各类商业支付咨询服务机构暨扮演这一角色。

From the perspective of development history for every market, there must be the corresponding market agent-commercial payment consulting enterprise, if wanting to give full and effective play to market efficiency. For commercial bill market, there are the needs for summarizing and treating transactional information and for the specialized market maker to activate market and keep price relatively steady. It is just

those diverse commercial payment consulting service agencies that play that role.

五、商业支付咨询服务企业发展的必要性 V. Necessity for Developing Commercial Payment Consulting Service Enterprise

随着我国货币市场的不断发展完善，票据所具有的融资、信用、宏观调控、降低风险功能等越来越受到重视。票据市场在我国货币市场中具有十分重要的地位，它的发展，极大地方便了企业的购销活动，为商业银行提供了一个新的流动性管理场所，为中央银行实施货币政策提供了社会载体。

With constant development and improvement of our country's monetary market, more and more importance has been attached to bill functions in financing, credit, macro control, risk reduction, etc. Bill market is very significant in our country's monetary market and its development can facilitate enterprise's buying and selling greatly and provide a new fluidity management place to commercial bank and a social carrier for central bank's carrying out monetary policy.

目前，票据市场的经营者主要是商业银行的内设机构，它们之间信息不对称，操作规程不统一，不利于市场的健康发展。票据业务具有专业性强和企业连接性强的特点，风险集中，营销方式独特，适合专业化经营，因此大力发展有我国特色的商业支付咨询企业对于推动我国商业票据市场的发展规律十分重要。

Currently, operator of bill market mainly refers to inside organizations of commercial banks; information asymmetry and SOP disunity among those organizations hinder healthy development of the market. Featured by strong professionalization and enterprise connectivity, bill business is of risk centralization and marketing mode uniqueness and is suitable for specialized operation; therefore, for promoting the development of our country's bill market, it is critical to strive to develop commercial payment consulting enterprise with Chinese characteristics.

1、中小企业票据融资需求催生了商业支付咨询企业的发展 1. SMEs' bill financing demands boost the development of commercial payment consulting enterprise.

随着我国金融体制改革的深化，间接融资不断减少，直接融资份额逐渐增加，票据业务由于同时具备融资、结算等多种功能，越来越为市场所重视，为企业所接受。我国票据市场在快速发展中已成为中小企业融资的重要场所，其中，作为支付结算工具的银行承兑汇票得到了广泛应用和快速发展，与一般银行贷款相比，银行承兑汇票贴现获取资金具有的成本低、速度快等特点，是企业获取短期资金的重要途径之一。由于中小企业在银行的授信额度很少甚至没有，取得贷款比较困难，而银行承兑汇票的流通性是基于承兑行信誉，与出票企业信用关联度不高，企业出于降低融资成本的需求，也倾向于用票据融资替代短期贷款。但是，金融机构业务流程较为繁杂，不能及时满足中小企业票据贴现需求。商业支付咨询企业恰恰能很好的解决这一问题，他们或是利用自己庞大的营销网络为企业找到贴现银行，或是直接利用自有资金为企业办理贴现。他们的存在极大的满足了中小企业的融资需求，是解决中小企业、小微企业融资难问题的有效途径。

With reform deepening of our country's financial system, constant decrease of indirect financing shares and constant increase of direct financing shares, bill business has attracted more and more attentions and been accepted by more and more enterprises, due to its multiple functions in financing, settlement, etc. Our country's bill market has turn into a significant place for SMEs' financing, along with its rapid development. In particular, as the payment settlement instrument, bank acceptance draft is widely used and rapidly developed; compared with the general bank loan, bank acceptance draft discount is featured by low cost, fast speed, etc. in capital acquisition and is one of significant approaches for enterprise's obtaining short-term capital. SMEs are difficult to obtain load owing to their very low and even no line of credit in bank; circulation of bank acceptance draft is based on credit of accepting bank and not so highly relevant to enterprise credit of the drawer; in consideration of those factors and also with purpose of lowering financing costs, enterprise, therefore,

tends to replace short-term load with bill financing. However, business flow of financing institution is relatively complex and cannot meet SMEs' bill discount demands timely, which is a problem that commercial payment consulting enterprises can deal with exactly. These consulting enterprises either make use of their huge marketing network to look for discounting bank for enterprise or directly use their owned capital to handle discount for enterprises. Since these enterprises are able to meet SMEs' financing demands well, development of them is the effective approach for solving SMEs' and small and micro businesses' financing difficulties.

2、中小金融机构票据业务的需要为商业支付咨询企业奠定了市场基础 2. Demands for small and medium-sized financing institutions lay the market foundation for commercial payment consulting enterprise

当前，诸多中小金融机构都面临比较严格的存贷比的考核压力，银行承兑汇票的诸多特性使之成为银行调控存贷比的重要工具。一方面，银行可以在一级市场通过开具银行承兑汇票收取保证金存款，增加本行的存款金额；同时，贴现、转贴现票据是纳入贷款限额管理的，商业银行可以通过票据业务买卖调节本行的存贷比；而且票据业务具有良好的盈利效能，且风险较低，诸多因素使得中小金融机构都追切发展票据业务。但是由于人力、物力、财力等诸多因数的制约，中小金融机构不具备与大型商业银行竞争的能力。银行追求盈利的冲动和经营考核的双重压力使中小金融机构与商业支付咨询企业合作，这也在客观上为商业支付咨询企业的发展奠定了市场基础。

Nowadays, many small and medium-sized financing institutions are under the strict assessment pressure of loan-to-deposit ratio. Bank acceptance draft turns into the important instrument for bank's regulating and controlling loan-to-deposit ratio, by means of its multiple characters. On one hand, bank can obtain margin deposit for security by issuing bank acceptance draft in primary market and increase its amount deposited. On the other hand, since bills on discount and transfer discount are under the scope of credit limit, commercial bank can regulate its loan-to-deposit ratio by buying and selling bills; besides, bill business can yield excellent profit performance

and enjoy low risk. All of those foresaid factors boost small and medium-sized financing institutions' developing bill business urgently. However, these institutions are not equipped with ability for competing with large commercial banks, due to restrictions in human, material and financial resources, etc. Under the dual pressure for profit pursuit and operational assessment, small and medium-sized financing institutions start to cooperate with commercial payment consulting enterprise, which lays the market foundation for commercial payment consulting enterprise objectively.

总之，一方面，银行内票据专营机构发展还不壮大，导致企业的融资需求得不到及时满足；另一方面，现实的局限和市场的需求两者之间的矛盾促使了商业支付咨询企业的出现，此类机构的存在便利了票据的流通、满足了中小企业的融资需求、促进了我国票据市场的快速发展，对票据市场起到承上启下的连接作用和润滑作用。

All in all, on one hand, constant development and strengthening of specialized bills agencies in bank leads to failure for meeting enterprise's financing demands timely; one the other hand, contradiction between actual limitation and market demands gives birth to commercial payment consulting enterprise, which is in favor of promoting bill circulation, meeting SMEs' financing demands and boosting the rapid development of our country's bill market and plays a transitional and lubricating role in bill market.

六、商业支付咨询服务企业的重要作用 VI. Significances of Commercial Payment Consulting Service Enterprise

1、提供交易信息，给银行带来业务便利 1. Provide transactional information and facilitate banking business

由于人员、网点和专业的优势，中介信息较为集中，能针对不同地区、不同银行、不同期限、不同业务品种等同时报出 50、60 种交易价格，因此部分银行在人手和信息不足的情况下，会向商业支付咨询企业询价，借助商业支付咨询企业进行票据买卖。一些协议银行，更是借助商业支付咨询企业获得了较高的收益，

因为借助商业支付咨询企业，协议银行可以采取当天买入、当天卖出的流量交易模式，赚取比传统持有票据到期更高的收益。

With personnel, branch and professional advantages, agent has relatively centralized information and can report 50 or 60 kinds of transaction prices simultaneously, oriented to different regions, banks, terms, business varieties, etc. Therefore, in cased of insufficient manpower and information, parts of banks will inquire of commercial payment consulting enterprise about price, in hope to reply on commercial payment consulting enterprise for bill deal. In particular, some agreement banks can harvest high earnings by means of commercial payment consulting enterprise: under the support of this kind of enterprise, these banks can earn higher compared with traditional method for holding bill and waiting for its falling due, by adopting the flow transactional mode for buying and selling on the same day.

2、提高企业资金使用效率、降低融资成本，给企业带来融资便利 2. Improve enterprise's capital usage efficiency, lower financing cost and facilitate enterprise's financing

与一般银行贷款相比，银行承兑汇票贴现获取资金具有的成本低、速度快等特点，是企业获取短期资金的重要途径之一。但是金融机构业务流程较为繁杂，不能及时满足中小企业的需求，商业支付咨询企业可以利用自己庞大的营销网络和专业的理财服务，为企业实现增值服务，提高企业的支付现金流量，实现企业资金使用效率的提高。

Compared with general bank load, obtaining capital through bank acceptance draft discount is characterized with low cost, fast speed, etc. and is one of significant approaches for enterprise's wining short-term capital. However, with relatively complex business flow, financing institution cannot meet SMEs' demands timely; while commercial payment consulting enterprise can take advantages of its own huge marketing network and professional wealth management service to assist enterprise in implementation of value-added services, improvement of paying cash flow and raise of capital usage efficiency.

另外，根据现行业务流程，企业直接到银行办理贴现需要 2--4 天才能收到款项，而通过商业支付咨询企业，一般只需要半天就能收到贴现款项，这大大提高了资金的使用效率。更重要的是，通过商业支付咨询企业的贴现利率比市场上贴现利率一般低 30 个 BP 以上，这直接降低了企业的融资成本。

Additionally, according to the current business flow, enterprise must wait 2-4 days to receive the money if directly going to bank for handling discount; while through commercial payment consulting enterprise, it just takes half of the day, which will increase capital usage efficiency dramatically. More importantly, discount rate of the latter is 30 BP lower than that in market generally; thus enterprise's financing cost can be reduced directly.

3、提高了票据交易效率，有利于全国一体化票据市场的形成 3. Improve bill transactional efficiency and facilitate the formation of national integrated bill market

一方面，商业支付咨询企业不断向企业和银行询价、报价、撮合交易，并在不同业务品种、不同区域市场、不同金融机构间进行套利，这在一定程度上丰富了票据市场各项业务，提高了票据市场交易效率。另一方面，商业支付咨询企业帮助银行异地收票、提供跨区域票据流转信息，这使得不同区域票据市场间的信息更加透明，买卖双方信息更加对称，有助于全国一体化票据市场的形成。

On one hand, commercial payment consulting enterprise constantly makes inquiry, quotation and matchmaking tradeoff between enterprise and bank and has interest arbitrage in different business types, regional markets and financing institutions, which enriches various businesses and improves transactional efficiency in bill market to some degree. On the other hand, commercial payment consulting enterprise can provide bank with assistance in remote bill collection and cross-regional bill circulation information; as a result, information of bill markets in different regions get more transparent and information of the buyer and seller become more symmetrical, which is convenient for forming a national integrated bill market.

七、行业竞争格局分析 VII. Analysis on Industrial Competition Pattern

1、行业竞争因素 1. Industrial competition factors

国内商业支付咨询服务的盈利模式为：在票据市场中利用自身信息优势，通过介绍需要资金的待贴现企业和银行完成交易并赚取佣金的服务，其盈利模式清晰，利润来源稳定。

Profit mode of domestic commercial payment consulting service is distinct and equipped with steady source of profit; more specifically, commercial payment consulting enterprise makes use of their own information advantages to introduce enterprises and banks required for capital discount to each other and boost them to finish deal and thus earn commission from that.

（1）风险控制能力

(1) Risk control ability

风险管理作为各项业务活动的重中之重，建立一个规范、高效的风险控制体系是十分重要的，包括制度控制、流程控制、人员控制、财务控制和业务控制等组成的全面、有效的标准化风险控制体系。加强风险管理体系，提高风险管理能力，实行风险条线垂直管理，保持风险管理独立性很重要。风险管理的目标是在满足监管部门、股东对公司稳健经营要求的前提下，在可接受的风险范围内，实现股东利益的最大化。

For risk management is the priority among priorities in various business activities, it is highly important to establish a normative, efficient and comprehensive risk control system, including control in system, flow, personnel, finance, business, etc.; to intensify risk management system, improve risk management ability, carry out multi-line vertical management and keep risk management independent. Risk management is aimed to maximize shareholder benefits within the acceptable risk scope and under the premise of meeting supervision authorities and shareholders' requirement for steady and sound operation of company.

（2）优秀的专业化团队

(2) Outstanding professional team

人才是咨询公司赖以发展的基础，也是咨询公司风险防范的最关键的防火墙。国内商业支付咨询行业是人才密集型行业，需要有专业的知识、丰富的资本市场经验和广泛的社会资源。因此，优秀的专业人才非常稀缺。各大机构对专业人才的竞争也非常激烈，保证人才队伍的专业性和稳定性是在市场竞争中脱颖而出的重要推动力。因此，如何在人才紧缺的市场环境下有效的吸纳和引入优秀的人才队伍是制约潜在进入者的重要因素之一。

Talents are the foundation for consulting enterprise's development and also the most critical firewall for its risk prevention. Domestic commercial payment consulting industry is talent-intensive and is required for talents with professional knowledge, abundant capital market experience and extensive social resources; however, such excellent professionals are highly insufficient. Various institutions compete with each other fiercely for professionals, as they know ensuring of professionalization and stability of talent team is the significant impetus that they can stand out in market competition. Failure of absorbing and introducing excellent talent team effectively under the market environment where talents are badly needed is the key factor for hindering potential incomers.

（3）与银行等金融机构的关系

银行是小额贷款、融资租赁和融资担保等业务的重要融资渠道。银行对类金融企业放款的要求较高，一般从企业的资产规模、过往业绩及承租方资信等方面综合考量。在缺乏优质客户和较深合作关系的情况下很难获得银行的授信额度。因此，是否积累了较多的优质客户，与银行有较长的合作历史，建立了深入的合作关系，又反过来促进其获得更多银行优质客源，这些资源是重要的行业竞争因素。

(3) Relationship with bank and other financing institutions

Bank is the significant financing business channel for micro credit, financial lease, financing guarantee, etc. Bank has strict requirements for similar financial enterprise and the requirements are generally focused on enterprise's asset scale, past performance, the lessee's credit reliability, etc. Similar financial enterprise is difficult

to obtain line of credit without high-grade client and long-term cooperative history with bank. Therefore, in turn says, it will be in favor of obtaining more bank's superior client source with lots of high-grade clients, long-term cooperative history with bank and in-depth cooperation relationship; all of those resources are the principal factors for industrial competition.

2、行业竞争格局 2. Industrial competition pattern

公司专注为在国内有实际商业支付的中小企业提供专业的银行承兑汇票的票据咨询服务，公司居间于银行和企业进行交易撮合，并收取手续费或佣金。不同于目前市场上占据主流的商业票据中介企业的运作模式，公司在服务过程中不直接参与票据交易，主要为交易双方提供理财产品信息以及交易撮合等服务，具备高收益、低风险、刚性兑付等优点。

Focused on providing professional bill consulting service of bank acceptance draft to those SMEs with actual commercial payment demands, commercial payment consulting enterprise is occupied in matchmaking tradeoff between bank and enterprise and charge handling fee or commission for that. Different from the one which prevails in current market, the other commercial bill agent's operational mode means agent does not participate in bill deal directly in its service process but is mainly aimed to provide WMP information, matchmaking tradeoff and other services to both parties in the deal; the deal reached by this method will enjoy high yield, low risk, and other advantages.

在经济发展过程中商业汇票承兑等业务在引导资金投向，规范商业信用，帮助企业衔接产销关系等方面具有积极的作用。近年来我国票据市场有了较大的发展，商业汇票逐步成为企业融资的重要渠道；区域性票据市场已初步形成，票据的市场运作和价格形成机制已初步建立。

In economic development, commercial draft acceptance and other similar businesses have the positive effect on guiding capital investment direction, normalizing commercial credit, helping enterprise connect production and marketing relationship, etc. Over the past few years, our country's bill market has developed

dramatically and commercial draft has grown into the significant channel for enterprise's financing gradually; regional bill market has been formed elementarily and operational and pricing mechanisms of bill market have been established preliminarily.

目前市场上的票据中介企业运作模式主要分为两类：一类是直接参与票据交易，赚取买卖利差；另一类是提供票据买卖信息，收取手续费和佣金。

Currently, bill agent's operational mode in the market is mainly divided into two types: one is that agent participates in deal directly and earns interest margin for buying and selling; the other is that agent is only responsible for providing transactional information and charges handing fee and commission.

模式一：直接参与票据买卖，赚取买卖利差

Mode 1: Participate in bill deal directly and earn interest margin for buying and selling

这种模式是目前票据中介经营的主流模式，市场上多数中介以上述模式运作，约占全部中介的 90%以上。这种模式下，票据中介不仅给银行介绍票源，还直接参与票据的买卖。随着互联网的发展，近几年此类票据中介发展迅速，并逐渐形成以银行为背景的票据理财平台（民生银行旗下"民生易贷"平台）、大型互联网企业的票据平台（阿里、新浪、苏宁的票据理财频道）以及各类票据理财平台（如金票银贷、金银猫、银票网等）三足鼎立的市场格局。

This mode is the mainstream in the current bill agent's operation; over 90% agents in the market adopt it. Under this mode, bill agent will not only introduce bill source to bank but also participate in bill deal directly. With development of internet, this kind of bill agent has realized a rapid development over the recent years and gradually formed a situation of tripartite confrontation composed of bank-background bill wealth management platform ("Minsheng E-commerce" subordinate to China Minsheng Bank), bill platforms of large internet enterprises (bill wealth management channels of Ali, Sina and Suning) and various bill wealth management platforms (e.g. JinpiaoYindai, Jinyinmao. com.cn and Yinpiao. com)

模式二：提供票据买卖信息和交易撮合，收取手续费或佣金

Mode 2: Provide bill deal information and matchmaking tradeoff and charge

handling fee or commission

这种模式以上海普兰投资管理公司为代表，在该模式下，票据中介不直接参与票据交易，只是提供交易信息以及交易撮合等服务，范围覆盖直贴和转贴现业务。在该业务模式下，票据中介的作用主要是收集、发布交易信息，撮合交易。

Represented by Shanghai Purang Investment Management Co., Ltd., this mode means bill agent does not participate in bill deal directly and only provides deal information and matchmaking tradeoff, covering direct discount and transfer discount businesses. Under this business mode, bill agent is mainly in charge of collecting and issuing deal information and matchmaking tradeoff.

3、公司的竞争优势 3. Competitive advantages of the company

（1）专业化团队能为企业投资、融资以及资本运营等提供票据增值服务。有良好的团队协作意识，创新能力，公司领导层均对融资行业具有独特见解和丰富的管理经验各部门中高层管理人员均在金融、法律、财务、等相关行业从业多年。

(1) Professional team, which can provide bill value-added services for enterprise’s investment, financing, capital operation and so on. There is excellent team cooperative consciousness and innovative ability; the company’s leadership enjoys distinctive understanding on financing industry and abundant management experience; all middle and senior managers of various departments have been occupied in financing, laws, finance and other industries concerned for many years.

（2）获取市场上信息的能力强并且有庞大的客户群。庞大而活跃的客户群是国内支付业务的成功要素之一，不但为公司的客户提供即时信息及其它增值服务而互相交流的庞大社区，在保留现有的客户的同时亦可吸引新客户的加入。

(2) Strong market information acquisition ability and enormous client base. Enormous and active client base is one of success factors for domestic payment business; this base not only is a huge community where the company’s clients can be provided with instant information and other value-added services but also enjoys function for retaining the current clients and attracting new clients.

（3）掌握和了解国内银行的资源。具有相当的人脉关系与一些金融机构和行业协会建立了长期的战略合作关系。通过长期与银行多层次、高密度的战略合作关系，业务层面得到银行的广泛信任与大力支持。

(3) Own and understand domestic bank's resources. The company is equipped with considerable interpersonal connections and has established long-term strategic cooperation relations with some financing institutions and industrial associations. At the business level, it is extensively trusted and strongly supported by bank through long-term multilevel and high-density strategic cooperative relationship.

（4）有相当丰富的实际操作经验。对服务于客户的不同业务操作起来很快捷，站在客户的角度，与银行进行沟通谈判，取得企业利益的最优化。

(4) Fairly abundant practical operating experience. The company can rapidly operate the different businesses oriented to clients and communicate and negotiate with bank standing at client's perspective to maximize enterprise's benefits.

4、行业内主要竞争对手 4. Major rivals in the industry

（1）上海陆家嘴国际金融资产交易市场股份有限公司

(1) Shanghai Lujiazui International Financial Asset Exchange Co., Ltd.

上海陆家嘴国际金融资产交易市场股份有限公司，简称陆金所，是中国平安集团打造的上海唯一一家通过国务院交易场所清理整顿的金融资产交易信息服务平台。2011 年 9 月在上海注册成立，注册资本金 8.37 亿元，总部设在国际金融中心上海陆家嘴。为中小企业及个人客户提供专业、可信赖的投融资服务，帮助客户实现财富增值。截至 2014 年 1 月末，注册用户已逾 570 万。

Shanghai Lujiazui International Financial Asset Exchange Co., Ltd. (hereinafter referred to as "Lufax") is the only financial asset exchange information service platform that is forged by Ping An of China and survives cleaning-up and rectification conducted by the State Council in Shanghai. It was registered in Shanghai in September 2011, with a capital of RMB 837 million and headquartered in Shanghai Lujiazui, the international finance center (IFC). It is committed to providing the professional and reliable investment and financing services for SMEs and individual

clients, so as to help them realize the wealth appreciation. Till the end of January 2014, its registered users had reached over 5.7 million.

陆金所为非金融企业与金融企业机构推出了票据收益权转让信息服务业务。票据收益权转让是指借入人(一般为企业)以其持有的、未到期的银行承兑汇票，经过质押，将收益权转让给投资人。陆金所票据收益权转让信息服务中，陆金所作为信息中介为需要融资的持票人和投资人发布和传递信息和咨询服务。

Lufax launches the transfer of right to bill yields related information service for the non-financial businesses and financial organizations. The transfer of right to bill yields refers to that the borrower (normally an enterprise) transfers its right to yields to the investor by pledging the undue bank's acceptance drafts it held. In such transfer of right to bill yields related information service, Lufax, as an information intermediary, publishes and delivers the information and consultation services for the bearers and investors who need financing.

（2）上海普兰金融服务有限公司

(2) Shanghai Purang Financial Service Co., Ltd.

上海普兰金融服务有限公司（简称"普兰金融"）是浦东新区政府"票据中介"的试点单位，是一家行业领先的创新型金融服务公司。普兰金融的前身是上海普兰投资有限公司，成立于 2002 年。经过十年的发展和沉淀，公司已经步入快速发展期，目前公司拥有员工逾 800 人，在全国多个城市设有分支机构，服务企业客户逾万家，银行客户近千家。票据经纪是普兰为中小企业提供的主要经纪业务，也是普兰迄今为止最成熟、最核心的经纪产品。它为签约企业提供即时的不同区域、不同银行及不同票种的贴现利率，以便于企业做出交易选择。

Shanghai Purang Financial Service Co., Ltd. (hereinafter referred to as "Purang") is a pilot organization for "bill intermediary" of Pudong New Area Government and an industrially leading innovation-type financial service company. It was formerly Shanghai Purang Investment Co., Ltd., established in 2002. Through ten years' development and precipitation, it has been in the rapid development period, now having more than 800 employees, nation-wide branches in many cities, more than 10,000 service businesses, and approximate 1,000 bank clients. Bill brokerage is one of the major businesses of broker Purang provided for SMEs also the most mature

core brokerage product of Purang. It may provide the signatory enterprises with real-time discount rates for the bills in different banks and areas, for them to make choices in exchange.

普兰金融票据咨询服务模式为：每日通过各地网点收集全国主要区域企业和银行次日的各类业务品种、各种交易期限、各类票面金额的买入和卖出信息，并在下午 5 点交易结束时通过内部短信报价平台向合作银行和合作企业发布，并将交易信息进行汇集和配对，撮合协议银行完成交易。如果当晚接受的协议银行买入需求与市场上卖出需求不匹配，该公司还需要在次日上午帮助协议银行调高或调低交易利率，以促成交易。

The mode of consulting service for financial bills: Everyday, Purang collects the next day's buying-in and selling-out information of various business lines, transaction terms, and face values for main regional enterprises and banks in China via dots at different places. Then, at 5:00 p.m. on the same day when exchanges are closed, Purang publishes the collected information to cooperative banks and enterprises via internal message quotation platform, gathers and make pairs of the exchange information, and bring signatory banks together to finish exchanges. If the buying-in demand of signatory banks that accept exchanges on that evening does not match with the selling-out demand, Purang need up adjust or down adjust the exchange rate on next morning, so as to achieve exchanges.

1. 必达控股集团

(3) U.Trust Holdings Group Co., Ltd.

必达控股集团创始于 1996 年，集团总部位于上海浦东新区陆家嘴国金中心，目前拥有员工 500 余人，是一家金融混业的多元化民营企业。集团旗下业务主要有三大板块，包括必达金融、必达资本和必达实业。必达控股长期探索在金融领域的多元化发展，通过控股参股先后在货币经纪、银行投资、银行间债券、保理、典当等领域进行了投资，通过发掘和价值提升，打造了多家行业领先的企业。

U.Trust Holdings Group Co., Ltd. was established in 1996 and headquartered in Lujiazui IFC, Pudong New Area, Shanghai. Now, having over 500 employees, it is a diversified private enterprise for mixed operation in financial industry. Its businesses are mainly divided into three plates: U.Trust Financial, U.Trust Capital, and U.Trust

Industry. U.Trust has been exploring the diversified development in banking & finance for many years, invested in the currency brokerage, bank investment, inter-bank factoring, health care, mortgage, etc. in the order of holdings and equity participation, and forged many leading enterprise in various industries through excavation and value promotion.

必达致力于为企业的打造最有效最快捷的资金链服务，帮助企业直接参与货币市场，为企业的票据提供安全、高效、规范的贴现服务和咨询服务。随着行业的发展，必达已经建立了线上线下多个票据融资平台，快速解决企业多种票据贴现，提升变现速度，降低变现成本。

U.Trust is committed to creating the most efficient and the quickest capital chain service for enterprises, helping enterprises directly participate in the market, and providing the safe, efficient, and normative discount consulting services for the enterprise's bills. With the industrial development, U.Trust has established many online and offline bill financing platforms, rapidly resolving the discount of many kinds of bills, enhancing the discount speed, and reducing the discount cost.

第三节 、跨境金融咨询服务行业概览 Section III. Overview of Cross-border Financial Advisory Service Industry

一、 我国跨境金融咨询服务行业的背景 I. Background for China's cross-border financial advisory service industry

1. 跨境金融咨询服务的产生 1. Generation of cross-border financial advisory services

对外投资市场的发展是推动跨境金融咨询服务前进的根本动力，亦是开展跨境金融咨询服务的先决条件。跨境金融咨询服务的产生源于国内企业在进入国际市场开展贸易、投资活动时，对当地金融环境、市场规则以及外汇等相关知识的缺失。起初企业通过向有跨国业务的公司咨询相关信息，但随着我国改革开放程

度的逐渐深化，对外开放力度进一步加大，越来越多的企业走出国门，在世界外围内寻求更好的发展机会，此时，企业对跨境金融咨询服务的需求无论是从精细专业化成度，或是规模量级都已无法通过原有方式得到满足，由此产生了专业的跨境金融咨询服务业务。

The development of foreign investment market is the fundamental power propelling cross-border financial advisory services also a premise for their conducting. These services are generated from Chinese enterprise' deficiencies in local financial environment, market rules, and foreign exchange related knowledge when they enter the international market for trades and investment. Initially, enterprises consulted relevant information from the cross-border company. Then, with the deep-going of Chinese Reform and Open up and the expansion of foreign opening, an increasing number of enterprises went abroad to seek for better development opportunities in the world. At this moment, their demand for cross-border financial advisory services cannot be satisfied by the original means any longer, either from the fine professionalism or from the scale, thus professional cross-border financial advisory services arose.

2. 跨境金融咨询服务伴随着我国对外投资发展而产生 2. Generation of cross-border financial advisory services accompanying the development of foreign investment of China

从 1979 年 8 月国务院明确规定允许国内企业出国投资建厂，标志着中国实现了对外直接投资，到"十五计划纲要"明确提出要积极实施"走出去"战略，再到"一带一路"发展战略，我国在对外投资发展的历程上已经经历了从无到有、从少量到爆发的四个阶段。伴随着信贷、外汇、财政、税收等一系列鼓励政策的实施，我国企业到境外投资的热情空前高涨。尤其是 2015 年国家提出"一带一路"发展战略，再次推进我国企业对外直接投资的快速增长。大量非国有企业，特别是民营中小企业初次接触国际市场，对跨国金融咨询服务有着迫切的需求，跨境金融咨询服务进入快速发展阶段。

From China's realization of foreign direct investment (FDI) in August 1979, when the

State Council allowed domestic enterprises to investment in abroad established plants in the form of plaintext, to "Outline for the 10th Five-year Plan" explicitly putting forward to actively implement the "Go-out" Strategy, to "One Belt One Road" Strategy, China has been through for stages on the way of foreign investment development. With the implementation of a series of encouragement policies such as credit, foreign exchange, finance, and taxation, the passion of Chinese enterprises for foreign investment rose to an unprecedented height. Especially, the "One Belt One Road" Strategy proposed in 2015 propelled the rapid growth of China's FDI again. Lots of non-state-owned enterprises, especially small private enterprises, initially touched the international market, with an urgent demand for cross-border financial advisory services, so such services entered a rapid development stage.

3. 经济全球化背景下发展跨境金融咨询服务的重要意义 3. Significance of the development of cross-border financial advisory services in the background of economic globalization

（1）有利于我国过剩产能的释放和实现产业的优化升级

(1) Conducive to the release of Chinese excess capacity and the realization of industrial upgrading

发展跨境金融咨询服务是对我国"走出去"战略的相应，其协助企业完成对外投资活动，有利于我国过剩产能的释放和实现产业的优化升级。当前，我国传统行业产能严重过剩，市场饱和、生产过剩和内需不足已经成为我国国民经济运行中的主要矛盾。针对这种现状，实施"走出去"战略可以将我国的过剩产能通过对外直接投资的方式转移出去，例如将发电能力、装备能力、钢铁、水泥、电解铝、玻璃等，输出到此类资源短缺的非洲国家。向海外转移尚可利用的边际产业，使传统产业在投资国外市场时顺利退出，而不至于造成社会和经济上的负面影响，同时又能获取高于国内收益水平的海外投资收益，促进本国产业结构的升级。

Developing the cross-border financial advisory services is a response to Chinese "Go-out" strategy, assisting enterprises in finishing the foreign investment and conducive to the release of Chinese excess capacity and the realization of industrial

upgrading. Currently, Chinese capacity in traditional industries is seriously excessive, and the market saturation, overproduction, and shortage in domestic demand have been the major conflicts in China's national economic operation. Regarding to this, the "Go-out" Strategy may transfer our excess capacity out via FDI, e.g., outputting the power generation capacity, loading capacity, steel and iron, cement, electrolytic aluminum, glass, etc. to African countries that are short for such resources. Transferring the available marginal industries abroad may not only allow the traditional industries to smoothly exit from the foreign market, without any negative influences on the society or economy, but achieve the overseas investment yield higher than domestic yield level and facilitate the upgrading of China's industrial structure.

（2）有利于我国对外投资信息服务体系的补充和完善

（2）Conducive to the complementation of China's foreign investment information service system

一方面，我国行业协会、商会体系较西方发达国家不完善，对涉外投资领域也没有深刻的认知和完善的信息分享平台。中国企业在对外投资过程中普遍缺乏有凝聚力的华人商会组织和服务平台来协调和引导企业的行为，帮助企业与当地政府进行沟通，从而帮助新进入的企业尽快熟悉当地的投资、法律环境，并依法维护自身的正当权益。另一方面，国家虽然大力推动公共信息服务体系建设，也取得了显著成果。但受制于政府职能部门自身结构原因，这些信息主要还是一些国家政治、经济和法律等较为宏观的信息，对于企业在实际金融活动的参考性意义不大。

On one hand, the trade association and chamber of commerce system in China are less complete than that in western developed countries, and there are neither deep understanding nor complete information sharing platform of foreign investment field. During the foreign investment of Chinese enterprises, there is always lack of cohesive chambers of commerce or service platforms set up by Chinese people to coordinate and guide their conducts and to help them communicate with local government, so as to help newly-coming enterprises get familiar with local investment and legal environment and maintain their legitimate interests. On the other hand, although

China has a significant achievement in boosting the construction of public information service system, these information are mainly macroscopic about national policies, economies, laws, etc. due to the structure of governmental functional departments, which is not significant for enterprises to conduct actual financial activities.

然而，居间服务企业因其自身市场机制的灵活性，在数据采集、处理、更新等方面具有职能机构不可比拟的优势条件。加之其经常参与此类经济活动，对企业的需求和相应的规则有着更为深刻的认识和更准确的把握。因此，发展跨境金融咨询服务于我国对外投资信息服务体系有着补充和完善作用。

However, intermediate service enterprises enjoy some dominant conditions functional organs do not have in the aspects of data acquisition, processing, updating, etc. due to its flexibility in market mechanism. Additionally, these enterprises often participate in such economic activities so they have deeper understanding and more accurate grasp of their demands and corresponding rules. For these reasons, developing cross-border financial advisory services can complement the foreign investment information service system of our country.

二、 中小企业对外投融资现状及市场机会 II. Current situation of SMEs' foreign investment & financing and market opportunities

随着国民经济的发展，我国中小企业海外投资得到快速发展，中小企业的发展为人们提供了更多的就业岗位，缓解了农村、城镇的劳动力就业压力。但是，中小企业对外投资发展远远不能与世界贸易组织 WTO 的大型企业相比较，相对于跨国企业的海外投资，市场对中小企业的海外投融资等问题的重视程度较低。

With the development of national economy, the SMEs' foreign investment has developed rapidly in China, which provides more jobs for people and thus relieves the employment pressure for rural and urban labors. However, such development is incomparable to large enterprises of World Trade Organization (WTO). Relative to the multinational enterprises' foreign investment, less attention is paid to the problems in overseas investment & financing of SMEs on the market.

1. 中小企业对外投融资宏观环境 1. Macro environment for the SMEs' foreign investment

2. 2015 年中国服务贸易规模保持稳定增长趋势，高附加值服务贸易与传统服务贸易齐头并进。在国内经济增速放缓、外贸低迷的背景下，我国服务贸易仍保持较快增长势头。2015 年服务贸易收支总额达到 7554 亿美元，同比增长 3%，货物贸易总额同比下降 8%。服务贸易与货物贸易总额的比例为 20%，较上年高 2 个百分点。在国家优化服务贸易结构，支持高附加值服务发展政策的推动下，我国服务贸易转型升级不断深化。2105 年全年电信、计算机和信息服务出口 270 亿美元，同比增长 25%，占服务出口总额比重提升 1.5 个百分点；专业管理和咨询服务出口 291 亿美元，同比增长 13.6%，占比提升 0.7 个百分点；广告服务、文化和娱乐服务、知识产权使用费出口增幅分别达 37.1%、43.9%、64.9%，占比均比上年有所提高。

In 2015, Chinese service trade scale is stably increasing, the service trade with high added value keeping pace with traditional service trade. In the background of slowed domestic economic growth and depressed foreign trade, China's service trade remains growing rapidly. In 2015, the total of incomings and outgoings reached USD 755.5 billion with a year-on-year (YOY) growth of 3% and a YOY reduction in total cargo trade value of 8%. The ratio of total service trade value to total cargo trade value was 20%, 2% higher than that in last year. As the country optimizes the service trade structure and boosts the service with high added value development supporting policies, the transformation and upgrading of our country's service trade is deeper and deeper. In 2015, the export amount of telecommunications, computer, and information services was USD 27 billion with a YOY growth of 25% and a growth in the proportion in total service export amount of 1.5%; the export amount of professional management and consulting services was USD 29.1 billion with a YOY growth of 13.6% and a growth in the proportion in total service export amount of 0.7%; the export amounts of advertisement, culture and entertainment services, and intellectual

property rights usage fee respectively grew by 37.1%, 43.9%, and 64.9%, with growths in the proportion in total service export amount.

图表 21：2004 年-2015 年货物贸易和服务贸易收支总额 Diagram 21: Total Amount of Incomings and Outgoings for Cargo and Service Trades in 2004–2015

货物贸易（亿美元）	Cargo trade (in USD 100 million)
服务贸易（亿美元）	Service trade (in USD 100 million)

数据来源：外汇管理局

Source: State Administration of Foreign Exchange

2015 年，我国境内投资者共对全球 155 个国家/地区的 6532 家境外企业进行了非金融类直接投资，累计实现对外投资 7350.8 亿元人民币(折 1180.2 亿美元)，同比增长 14.7%，实现中国对外直接投资连续 13 年增长，年均增幅高达 33.6%。其中股权和债务工具投资 6304.4 亿元人民币(折 1012.2 亿美元)，同比增长 17.6%，占 85.8%;收益再投资 1046.4 亿元人民币(折 168 亿美元)，与去年持平，占 14.2%。

In 2015, domestic investors in China made non-financial direct investments in a total of 6,532 overseas enterprises in 155 countries / regions in the world, realizing an accumulative investment amount of RMB 735.08 billion (i.e., USD 118.02 billion), showing a YOY growth of 14.7%, and realizing a continuous growth of 13 years in

China's FDI with an annual average increment up to 33.6%. Among these investments, the equity and debt instruments occupied RMB 630.44 billion (i.e. USD 101.22 billion), with a YOY growth of 17.6%, and took up 85.8%; the reinvestment of earnings occupied RMB 104.64 billion (i.e., USD 16.8 billion), the same with the last year, and took up 14.2%.

对外直接投资大增，显示了我国企业海外布局的加速。2015 年，我国企业共对"一带一路"相关的 49 个国家进行了直接投资，投资额合计 148.2 亿美元，同比增长 18.2%；我国企业在"一带一路"相关的 60 个国家承揽对外承包工程项目 3987 个，新签合同额 926.4 亿美元，占同期我国对外承包工程新签合同额的 44%。同期，我国企业投向交通运输、电力、通讯等优势产业直接投资累计约 116.6 亿美元，同比增长 80.2%。装备制造业对外直接投资 70.4 亿美元，同比增长 154.2%。

FDI showed a sharp increment, indicating the acceleration of the overseas layout of Chinese enterprises. In 2015, Chinese enterprises made direct investments of USD 14.82 billion in a total of 49 "One Belt One Road" related countries, with a YOY growth of 18.2%; these enterprises undertook 3,987 foreign contracted projects in 60 "One Belt One Road" related countries and newly signed contracts with a total amount of USD 92.64 billion, taking up 44% of the amount of newly-signed contracts in China's foreign contracted projects. In the same term, Chinese enterprises made direct investments of about USD 11.66 billion in total in the dominant industries such as transportation, power, and communications, with a YOY growth of 80.2%. The FDI in equipment manufacture industry was USD 7.04 billion with a YOY growth of 154.2%.

图表 22：2004 年-2015 年直接投资统计 Diagram 22: Foreign Direct Investment (FDI) Statistics in 2004–2015


3500
3000
2500
2000
1500
1000
500
0
26
21
137
239
172
567
439
580
484
650
730
1231
1878
1,041
1,241
1,562
1,715
1,311
2,437
2,801
2,412
2,909
2,681
2,499
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015H1
对外直接投资（亿美元）
来华直接投资（亿美元）
直接投资差额（亿美元）

对外直接投资（亿美元） 来华直接投资（亿美元） 直接投资差额（亿美元）	FDI (in USD 100 million) Direct investment to China (in USD 100 million) Direct investment difference (in USD 100 million)

数据来源：外汇管理局

Source: State Administration of Foreign Exchange

图表 23：2015 年我国非金融部门对外直接投资流出分布(按国内行业划分)Diagram 23: FDI Outflow Distribution of China's Non-Financial Sectors (by Domestic Industry) in 2015


25%
30%
10%
8%
10%
17%
租赁和商务服务业
制造业
批发和零售业
金融业
采矿业
其他

租赁和商务服务业 制造业 批发和零售业 金融业 采矿业 其他	Rental and commercial service industries Manufacture industry Wholesale and retail industries Financial industry Mining industry Others

数据来源：外汇管理局

Source: State Administration of Foreign Exchange

图表 24：2015 年我国非金融部门对外直接投资流出分布(按投资目的国划分)Diagram 24: FDI Outflow Distribution of China's Non-Financial Sectors (by Country of Investment Destination) in 2015



21%
7%
5%
5%
62%
香港
新加坡
荷兰
美国
其他

香港 新加坡 荷兰 美国 其他	Hong Kong Singapore Holland The US Others

数据来源：外汇管理局

Source: State Administration of Foreign Exchange

在海外投资增长的同时，利用外资方面也达到历史新高。2015 年全国共设立外商投资企业 26575 家，同比增长 11.8%；实际使用外资金额 7813.5 亿元人民

币（折 1262.7 亿美元），同比增长 6.4%。2015 年主要国家/地区对华投资总体保持稳定，1-12 月，前十位国家/地区（以实际投入外资金额计）实际投入外资总额 1186.3 亿美元，占全国实际使用外资金额的 94%，同比增长 5.4%。对华投资前十位国家/地区依次为：香港（926.7 亿美元）、新加坡（69.7 亿美元）、台湾省（44.1 亿美元）、韩国（40.4 亿美元）、日本（32.1 亿美元）、美国（25.9 亿美元）、德国（15.6 亿美元）、法国（12.2 亿美元）、英国（10.8 亿美元）和澳门（8.9 亿美元）。

At the same time of growth in overseas investment, the use of foreign capital reaches an historic high. In 2015, there were a total of 26,575 foreign-funded enterprises set up throughout the country, with a YOY growth of 11.8%; the actual foreign capital used reached RMB 781.35 billion (i.e., USD 126.27 billion), with a YOY growth of 6.4%. In 2015, the total investment in China from main countries / regions remained stable. In January–December, the total investment from top 10 countries / regions was USD 118,630,000,000, taking up 94% of the actual foreign capital used, with a YOY growth of 5.4%. Top 10 countries / regions of which the investment in China are Hong Kong (USD 92,670,000,000), Singapore (USD 6.97 billion), Taiwan (USD 4.41 billion), Korea (USD 4.04 billion), Japan (USD 3.21 billion), the US (USD 2.59 billion), Germany (USD 1.56 billion), France (USD 1.22 billion), the UK (USD 1.08 billion), and Macao (USD 890 million).

图表 25：2015 年对华投资前十位国家/地区（以实际投入外资金额计） Diagram 25: Top 10 Countries / Regions Ranking in the Investment to China (by Amount of Actually-Made Foreign Investment) in 2015


2.71%
2.18%
1.31%
1.03%
0.91%
0.75%
3.41%
3.72%
5.87%
78.11%
香港
新加坡
台湾省
韩国
日本
美国
德国
法国
英国
澳门

香港	Hong Kong
新加坡	Singapore
台湾省	Taiwan
韩国	Korea
日本	Japan
美国	The US
德国	Germany
法国	France
英国	The UK
澳门	Macau

数据来源：商务部

Source: Ministry of Commerce

中小企业对外投融资现状 2. Current situation of SMEs' foreign investment & financing

1979 年，我国实行了改革开放。随着改革开放的到来，我国中小企业在国际市场中取得了显著的成果和成就，同时也在跨国经济领域中不断探索和实践。从海外投资企业的总数可以发现，海外投资项目大多数都是我国中小企业投资的，海外投资项目数目已占到 90%以上，并且我国中小企业海外投资的项目大部分都是规模较大的投资项目，如浙江省的境外投资规模已达到 58.77 亿美元。我国中小企业对外投资不仅遍布美国，而且遍布东南亚、亚非拉发展中国家、俄罗斯等，其主要以贸易、服务行业为主。随着我国加入世界贸易组织，我国中小企业已向渔业、纺织业等方向发展。加入世界贸易组织后，我国中小企业海外投资在公平竞争的环境下发展。

In 1979 when China performed Reform and Open up, the SMEs in our country have gradually got significant achievements on the international market, and also make explorations and do practices in global economy field. It may be found from the total of overseas investment enterprises that most, above 90%, of the overseas investment projects are invested by Chinese SMEs. Furthermore, almost all of them are large-scaled investment projects, for example, the overseas investment of USD 5.877 billion in Zhejiang Province. The foreign investment of Chinese SMEs is distributed

not only in the US but also in Southeast Asia, Afro-Asian-Latin American developing countries, Russia, etc. In most cases, such investment is in trade and service industries. With Chinese joining in WTO, Chinese SMEs has developed towards fishery and textile industries. Since China joined WTO, the overseas investment of these enterprises develops in the fair and competitive environment.

3. 中小企业海外投融资存在的问题 3. Existing problems in SMEs' foreign investment & financing

改革开放以后，我国中小企业海外投资取得了一定的成就，但是目前我国中小企业海外投资面临着重大挑战，海外投资问题也不断出现，尤其是受 2008 年金融危机的影响，我国中小企业的发展停滞不前。

Since the Reform and Open up, Chinese SMEs have gained some achievements in overseas investment. Now, however, they are faced with big challenges. One and another problem arise. Especially influenced by 2008 financial crisis, Chinese SMEs have stopped developing.

（1）中小企业海外投融资成本高

(1) High cost in SMEs' foreign investment & financing

由于我国中小企业的发展规模不大，资金实力有限，向银行贷款机构申请贷款也是比较困难的。银行只倾向于实力雄厚、偿还贷款能力强的大型企业，资金薄弱导致中小企业不能及时解决资金问题，在一定程度上产生投资风险。即使银行为中小企业提供了资金贷款，但是由于中小企业海外投资风险大，银行会增加企业的贷款利率，这就加大了中小企业的海外投资成本。

Chinese SMEs have rather big difficulties in applying for loans from banks and other lending institutions due to their small development scale and limited capital. Since banks tend to lend money to large enterprises with strong power and capacity to repay the loan, the weal economic strength causes SMEs' disability to solve capital problems without delay, which leads to certain investment risks. Even if they are provided with a loan, the lending bank will enhance their interest rate for loans due to high risks in SMEs' overseas investment, which increases the cost of such investment.

（2）经济体制不完善

(2) Incomplete economic mechanism

虽然中小企业海外投资大多数是受外在环境的影响，但是中小企业自身也存在许多问题，即中小企业体制不完善，主要包括企业缺乏直接投资经验和管理经验、企业投资盲目、企业经营能力和技术水平不足等三个方面。与美国、东欧等发达国家相比，我国中小企业发展相对比较缓慢，在国际市场中的竞争力也比较低。虽然我国加快了中小企业的体质改革，但是由于企业自身资金实力有限，我国中小企业海外投资缺乏先进的管理经验和投资经验。我国每年都会对中小企业海外投资的经营进行数据统计。资料显示，我国一部分中小企业海外投资出现亏损，其主要原因是企业盲目投资，没有对投资项目进行可行性研究，也没有充分了解合作伙伴的资金情况和诚信度，导致企业经营亏损严重。企业海外投资经营需要大量的专业人才和管理队伍，但是受企业自身资金实力影响，企业没有多余的资金引进优秀人才，并且我国中小企业的技术水平远远比不上发达国家的技术水平，经营能力和技术水平的不足严重制约了中小企业的发展。

Although the SMEs' overseas investment is mostly influenced by the external environment, these enterprises themselves also have a lot of problems. For example, their mechanism is incomplete, which is mainly reflected by three aspects: lack of direct investment experience and management experience, blind investment, unsatisfactory operating capacity and technical level. Compared with the US and other developed countries in East Europe, the SMEs in our country develop slowly and have weak competitiveness on the international market. Chinese SMEs lack advanced management experience and investment experience due to their limited capital, although China speeds up the reform of SMEs' constitution. Every year, we will do a data statistic of these SMEs' overseas investment and operation. According to statistical data, some of these enterprises show deficits, due to blind investment. Enterprises did neither feasibility studies nor efforts in understanding the capital and credibility conditions of partners, leading to serious operational losses. The overseas investment and operation require a large quantity of professional persons and management teams, but these cannot be introduced for enterprises do not have excess capital. Also, Chinese SMEs are incomparable to developed countries in technical

level, and the deficiencies in operation capacity and technical level greatly restrict the development of these SMEs.

（3）中小企业在国际市场中的竞争力较低

(3) Weak competitiveness of SMEs on the international market

由于当前我国中小企业主要以服装、旅游、纺织品等为主要的出口产品，韩国、印度等发展中国家的出口产品也主要以服装、纺织品为主，中小企业与发展中国家存在着同构性。与发达国家相比，我国中小企业海外投资的出口产品远远比不上发达国家海外投资的规模，其主要表现在出口产品结构不合理和出口产品附加值低等问题上。由于中小企业海外投资大多以中低档产品为主，而高新技术和成套设备产品较少，严重影响了中小企业的对外发展。受技术水平的限制，我国中小企业的大量设备都没有及时更新。由于出口制成品都需要较高的技术，但是当前我国出口产品附加值低，制成品加工程度也较低，这严重降低了我国中小企业在国际市场中的竞争力。

The SMEs are isomorphic with developing countries, since Chinese SMEs mainly export garments, tourism, and textile products at present and such developing countries as Korea and India also take garments and textiles as major export products. Compared with the overseas investment scale of developed countries, the export products for Chinese SMEs' overseas investment are far fewer, which is mainly reflected by the unreasonable structure and low added value of export products. The SMEs make most of the overseas investments in mid- and low-grade products and only a few in high-tech and package products, which greatly influences their foreign development. Limited by the technical level, Chinese SMEs cannot update their equipment in time. The finished products for export require high technologies, but currently Chinese export products have only a low added value and their processing are not fine, which greatly reduces these enterprises' competitiveness on the international market.

4. 中小企业海外投融资咨询的市场机会良好 4. Good market opportunities in consulting about the SMEs' overseas investment & financing

根据中国与全球化智库统计数据显示，2002 年-2015 年上半年，中国企业对外投资总案例数为 2018 起，其中跨国并购案例数为 1817 宗，占总案例数 90%，表明跨国并购成为中国企业对外投资的主要方式。跨国并购是企业实现快速发展的捷径，87%的中国企业通过横向并购形成规模经济，达到降低成本的目的。5%的企业通过纵向并购完善上下游价值链，获得品牌或技术并进入高端市场。8%的企业通过混合并购整合全球资源，进入房地产、医药、体育等不同行业，增强企业国际竞争力，获得全球资源配置的主动权。据初步统计，2015 年中国企业共实施的海外并购项目 593 个，累计交易金额 401 亿美元（包括境外融资），几乎涉及国民经济的所有行业。其中地方企业并购业务增长迅猛，并购金额占总金额的 75.6%。传统的采矿业、农业、制造业领域之外，信息服务业、境外房地产开发和文化体育领域发展迅速，2015 年科技领域的并购交易额达到 188 亿美元，同比增长 87%。

According to statistical data in Center for China and Globalization (CCG), in the first half years of 2002-2015, there were 2,018 cases of Chinese enterprises' foreign investment, including 1,817 cases of cross-border mergers & acquisitions (M&A), taking up 90% of total cases. It indicates cross-border M&A becomes one of the major means of Chinese enterprises' foreign investment. Cross-border M&A is a shortcut for enterprises to realize rapid development. To be specific, 87% of Chinese enterprises form their economies of scale through horizontal M&A, to reduce the cost; 5% of them perfect their upstream and downstream value chains through vertical M&A, to get brands or technologies and to access the high-end market; 8% integrate the global resources through mixed M&A, to access various industries, including real estate, medicine, sports, etc., to enhance their international competitiveness, and to gain the initiative for global resource allocation. According to the preliminary statistics, in 2015, Chinese enterprises implemented a total of 593 overseas M&A

projects, with an accumulative trade amount of USD 40.1 billion (including overseas financing), almost relating to all industries in national economy. Among others, the local enterprises M&A showed a rapid growth, its amount taking up 75.6% of total amount. Except for traditional mining, agriculture, and manufacture industries, the information service, overseas real estate development, and culture and sports fields developed fast. The M&A amount in science & technology in 2015 reached USD 18.8 billion with a YOY growth of 87%.

基于三方面因素：第一，国家宏观因素。中国经济的高速增长使得中国成为世界第二大经济体。中国经济在全球的竞争力提高，为中国企业“走出去”提供了基本条件。第二，“一带一路”战略全面开展，成为“走出去”新载体。第三，全球经济和市场需求的推动影响。未来几年，中国企业“走出去”将持续快速增长。与此同时，受国内劳动力价格上升、环境压力等因素影响，中国民营企业近年来积极拓展海外市场，加之相关部门修改了对外投资审批办法，放宽了对外投资的限制，提高了民营企业的海外投资积极性。

There are three factors. The first is national macro factor. The high-speed growth of Chinese economy makes China the second economy in the world. The enhancement in global competitiveness of Chinese economy lays the fundamental conditions for Chinese enterprises' "Go-out". The second is "One Belt One Road" strategy acting as the new carrier for "Go-out". The third is the effect of global economy and market demand. In future years, Chinese enterprises' "Go-out" will become more and more. At the same time, influenced by the rise in domestic labor price, environmental pressure, and other factors, Chinese private enterprises actively expand the overseas market in recent years. Additionally, relevant sectors have modified the method of approval for foreign investment and loosened the restriction over foreign investment, improving the private enterprises' enthusiasm for overseas investment.

根据中国与全球化智库（CCG）数据库，2014 年，中国民营企业对外投资呈现爆炸式增长，同比增加 295%，相当于 2013 年的三倍，占当年总投资案例数的 69%。截至 2014 年底，中国非金融类对外投资存量已达到 6600 亿美元，其中民营企业约占 30%；非金融类对外投资流量为 1028.9 亿美元，民营企业约占 40%。

截至 2014 年底，1.85 万家中国投资人在国外共注册了 3 万家企业，非公企业占 89%，覆盖 186 个国家与地区。数据显示，中国民营企业已成为中国"走出去"的主力。

According to the CCG data bank, in 2014, Chinese private enterprises' overseas investment showed an explosive growth, with a YOY increment of 295%, equivalent to three times of that in 2013, and took up 69% of the total investment cases in the same year. Till the end of 2014, China's non-financial foreign investment stock had reached USD 660 billion about 30% made by private enterprises; non-financial foreign investment flow was USD 102.89 billion about 40% occupied by private enterprises. Till the end of 2014, a total of 30,000 enterprises, of which 89% are non-state-owned enterprises, had been registered abroad by 18,500 Chinese investors, covering 186 countries and regions. According to related data, Chinese private enterprises had been the main force of China "Go-out".

然而，当前中资银行的全球化组织程度仍然较低，其国际融资业务和产品仍缺乏国际竞争力，对"走出去"企业的金融助力仍显不足。综合 CCG 和中国国际经济合作学会的调查，以及中国国际贸易促进委员会发布的中国企业"走出去"调查数据，有近 30%的企业对目前对外直接投资的融资支持服务非常不满意，68.4%的受访企业希望政府提供融资支持。这一点在民营企业中表现得尤为突出。由于大型国有企业及大型私营企业多为上市企业，资本市场是其对外直接投资资金的主要来源。同时，商业银行、政策性银行以及并购贷款等专项贷款主要向大型国有企业倾斜，中小企业的国际化运营则受累于融资困境难以持续。调查显示，有 56.6%的受访中小企业通过自有资金进行对外直接投资，因自有资金规模小、风险承受能力低，中小企业的境外项目难以持续运营；仅有 17.39%的受调查企业是通过国内银行等金融机构获得了对外直接投资资金，但其在国内资本市场的融资成本偏高，影响了其国际投资的竞争力。数据表明，中小企业在开展对外投资业务时融资困难问题突出，仅有少数企业获得了成本较高的资金支持，而一半以上的中小企业的融资需求没有得到满足，

However, China-funded banks now have a low globalized level still, and its international financing business and products still lack international competitiveness, with an insufficient financial assistance to "Go-out" enterprises. Integrating the

surveys of CCG and China International Economic Cooperation Association and the survey data of Chinese enterprises "Go-out" published by China Council for the Promotion of International Trade (CCPIT), approximate 30% of enterprises are unsatisfied with current financing supporting service for FDI, and 68.4% of visited enterprises hope the government will provide financing support. This is prominent in private enterprises. Since most of the large state-owned and private enterprises are listed ones, the capital market is the major source for their FDI funds. Moreover, such special loans as commercial banks, policy banks, and M&A loans lean to large state-owned enterprises, while SMEs' international operation can hardly last due to financial distress. As indicated by surveys, 56.6% of the visited SMEs made FDI using their own funds, and these overseas projects can hardly last due to the small scale and low risk-bearing capacity of own funds; only17.39% of visited enterprises gain the FDI funds from financial institutions like domestic bank, but the high financing cost in domestic market influences their international competitiveness. Based on these data, the SMEs have obvious difficulties in financing during FDI. Only a few of them obtain the capital support of high cost. More than a half of their financing demand is not satisfied.

因此，无论是客观因素还是主观因素方面，这些企业都需要专业的跨境金融咨询服务，包括境外银行贷款、跨境支付、外汇等咨询服务，以解决自身所面临的发展问题。

Therefore, these enterprises need professional cross-border financial advisory services, including overseas bank loan, cross-border payment, foreign exchange, etc., from either objective or subjective factors, to solve the development issues they are faced with.

三、跨境金融咨询对"走出去"企业的促进作用 III. Promotion of Cross-border Financial Consultation on "Go-out" Enterprises

在我国"一带一路"政策的驱动下，中国企业纷纷走出国门，在境外的资本市场寻求机会与利润。在陌生的政治、经济环境中，往往遇到诸多难题。如何帮助

企业化解危机，应对挑战，成为跨境金融服务的一个重要趋势。

Driven by national “One Belt One Road” Strategy, Chinese enterprises start to seek for opportunities and profits at oversea capital market but they encounter many problems in a strange political and economical environment. How to assist these enterprises in getting rid of risks and facing up to challenges becomes an important tendency of cross-border financial service.

我国已成为世界第一制造大国，国内市场接近饱和，而境外市场却有巨大空间和购买力可以开发，在国家“一带一路”等“走出去”战略的驱动下，我国企业越来越多的开拓海外市场将成为新的常态；而且由于我国金融体系成熟度相对较低，企业面对境内融资难、融资贵的现实因素影响下，利用境外成熟金融市场寻找融资、投资机会成为了当下众多企业尤其是中小企业的新途径；另外，中国企业大步迈向多元化、国际化，企业通过并购、新设机构等手段，获得境外的原材料、技术、渠道、人才、信息等稀缺资源，以补充企业自身短板。

China has become the world’s largest manufacture country, whose domestic market nearly approaches to saturation but the overseas market has huge space and purchasing power. It has become a new normal that an increasing number of Chinese enterprises start to exploit oversea market under encourage of national “One Belt One Road” and “Go-out” Strategy; besides, the Chinese financial system is not mature enough so many enterprises have to face up to influence of actual factors, such as domestic financing difficulty and financing expensiveness, it is a new approach for many enterprises, especially SMEs to seek for financing and investment opportunities at present via mature oversea financial market; besides, Chinese enterprises stride forward diversification and internationalization and gain scarce resources, such as oversea raw materials, technologies, channels, talents and information through M & A and establishment of new institutions in order to reduce their insufficiencies as much as possible.

然而，陌生的政策、市场环境以及新增的贸易合作方，企业在海外经营的过程中将面临多方面多维度的挑战。首先，当地政府的管制政策、区域法律、行业法规、监管条例短时间内难以吃透，尤其是个别行业还同时面临一定的政治风险

和贸易保护主义等；其次，企业在商务谈判、合作交易的过程中，对国际惯例的把握程度普遍不高，同时文化冲突、风俗习惯不一致等问题也屡见不鲜；再次，在交易双方的了解程度上，企业很难做到对对手企业信用和真实资质情况、交易契合程度等各方面的全面了解，因此很难准确的对交易进行估值；最后，由于我国金融体系境外服务布局仍不成熟，导致对走出去企业金融支持不到位，投融资渠道不畅，使得企业较容易背负沉重的资金链负担。

However, enterprises have to deal with various and multi-dimensional challenges in the course of oversea operation due to strange policy, market environment and new trade partner. First, it is difficult to master governance policies, regional laws, industrial regulations and supervision rules of local government in a short time, especially some industries involved in certain political risks and trade protectionism; second, enterprises are not able to master international conventions well during commercial negotiation and cooperative trade; cultural conflicts and inconsistencies of manners and customs are not rare; third, enterprises can hardly know about all-round credit, actual qualification or transaction conformity of transaction counterparty so it is difficult for them to evaluate transaction accurately; fourth, the oversea service layout of Chinese financial system is still immature so the enterprises implementing "Go-out" Strategy may not be supported for finance in place, the investment and financing channel are blocked and enterprises may bear heavy capital chain burden.

面对上述实际问题，走出去企业迫切的需要可提供政策咨询、交易结构设计、融资支持等全方位的金融服务为其保驾护航，因此跨境金融服务借助其专业性为企业解决资金来源、财务顾问、国际税务、国际审计等多方面问题已成为目前走出去企业的不二之选。

For such actual problems, enterprises implementing "Go-out" Strategy are in need of all-round available financial services, such as policy consultation, transaction structure design and financing support for protection; therefore, cross-border financial service is considered as the solid choice for these enterprises due to its expertise in dealing with capital source, financial consultation, international tax and international audit.

专业的跨境金融服务将从以下几个方面助力企业规避风险：

The special cross-border financial service will assist enterprises in avoiding risks from the several aspects below:

1、正确选择跨境结算方式可助企业规避汇率风险 1. Correct choice for cross-border settlement mode assists enterprises in avoiding exchange rate risk.

在当前人民币国际化过程中，人民币汇率围绕合理均衡水平波动将成为"新常态"。人民币汇率双向波动趋势的不确定性，一方面将刺激市场主体对跨境人民币业务需求的多元化，另一方面将提高商业银行的产品设计和定价难度。

During the current process of RMB internationalization, RMB will become a "new normal" by focusing on rational balance level fluctuation and the dual fluctuation trend uncertainty of RMB exchange rate will stimulate the diversification of market entity demand for cross-border RMB business and improve product design and pricing difficulty of commercial banks.

面对汇率波动，正确选择计价和结算货币和方式对企业规避汇率风险十分重要。计价和结算的货币及其金额将直接成为风险的弥补对象，企业在签订合同时争取出口合同以硬货币计值，进口合同以软货币计值；对外借款时选择将来还本付息时趋软的货币，对外投资时选择将来收取本息时趋硬的货币。

In face of exchange rate fluctuation, it is quite important for enterprises to avoid exchange rate risks by selecting pricing and settlement currency and mode. The pricing and settlement currency and amount will become risk compensation object directly; if signing a contract, enterprises should evaluate in form of hard currency in export contracts and evaluate in form of soft currency in import contracts as much as possible; in case of borrowing abroad, enterprises should repay principal and interest in the currency tending softness in the future; as for the investments abroad, enterprises should collect principal and interest in the currency tending hardness in the future.

对于中国的贸易企业而言，选择恰当的跨境人民币结算方式已成为企业需要考虑的新情况，越来越多的企业将使用人民币进行国际交易计价和结算，以从根

本上减少汇率波动给其自身所带来的风险。据中国人民银行数据显示，2015 年跨境贸易人民币结算业务发生 7.23 万亿元，2015 年以人民币进行结算的跨境货物贸易、服务贸易及其他经常项目分别发生 63911 亿元、8432 亿元。对商业银行而言，跨境结算仍将是人民币跨境业务的重头戏。（包括商业银行、财务公司等金融服务主体）应根据汇率波动的特点，积极研究、开发、应用更多的跨境人民币结算产品，丰富跨境人民币贸易结算业务相关产品。

For Chinese trade enterprises, it is a new case for enterprises to select rational cross-border RMB settlement mode and an increasing number of enterprises will deal with international transaction pricing and settlement in RMB in order to reduce self-risk due to exchange rate fluctuation fundamentally. According to data of the People's Bank of China, the RMB settlement business of cross-border trade was RMB 7.23 trillion in 2015 while the cross-border goods trade, service trade and other current accounts settled in RMB was RMB 6.3911 trillion and 843.2 billion in 2015 respectively. .For commercial banks, cross-border settlement is still critical to RMB cross-border business. The financial service entities (such as commercial banks and financial companies) should research, develop and apply more cross-border RMB settlement products based on exchange rate fluctuation features so as to enrich RMB trade settlement business-related products.

2、提供整体解决方案满足企业跨境融资需求 2.Enterprises' cross-border financing demand should be met by providing integral solution.

首先，伴随着"一带一路"、自贸区的不断创新，企业国际化的供应链整合不断增强，进而衍生出对供应链融资的新需求。目前市场中的跨境人民币融资业务多是产品组合形式，这已经无法满足企业对全球供应链金融解决方案的需求。

First, with gradual innovation of "One Belt One Road" and Free Trade Zone, the integration for enterprise internationalization supply chain will be reinforced gradually, from which, the new demand for supply chain financing is derived. At present, most of cross-border RMB financing businesses are in product combination mode, which cannot meet enterprises' demand for financial solution of global supply chain.

其次，中小企业的跨境人民币融资需求显著增加。也正是基于此，人民银行降低了参加跨境双向人民币资金池企业的相关标准，提高了企业可选的主办银行的数量，并提高了跨境人民币资金净流入额上限的宏观审慎政策系数。政策门槛的降低使许多中小企业也成为了跨境人民币业务的合格客户群。因此，金融服务体系中的各参与方要根据客户的融资需求，注重整体解决方案和中小客户的创新。

Second, SMEs' demand for cross-border RMB financing is increased remarkably so the People's Bank of China lowered relevant standards for enterprises' participating in two-way cross-border RMB cash pooling, increased quantity of leading banks available for enterprises and raised macro prudential policy coefficient of upper limit of net capital inflow volume of cross-border RMB capital. The reduction of policy threshold enables many SMEs add into qualified client group of cross-border RMB business. Therefore, all participants for financial service system should pay attention to integral solution and innovation of small and medium-sized clients based on clients' financing demand.

在整体解决方案创新方面，对于"一带一路"中具有较高技术含量的出口核心企业，金融服务体系中的各参与方需要重点支持其跨境供应链金融需求，提供覆盖产品供应链全链条的全球化供应链综合解决方案；对于"一带一路"沿线国家资源类产品的进口业务，应通过推进大宗商品人民币计价和结算，建设专业化大宗商品服务平台，拓展境内外联动的贸易融资，促进这些产品的有效进入。

For core export enterprises with quite high technical contents in "One Belt One Road" at the aspect of innovation of integral solution, all participants in financial service system should support financial demand of cross-border supply chain intensively and provide integral solution for globalization supply chain covering the entire product supply chain; for import business of "One Belt One Road" involved in national source products, the special bulk commercial service platforms should be built and domestic and foreign linked trade financing should be extended by promoting the pricing and settlement of bulk commodities in RMB in order to promote the inflow of products efficiently.

在中小企业客户开发方面，金融服务体系中的各参与方需要根据经济发展趋

势和企业融资实际需求，通过以产品为核心内容的客户营销方式，形成囊括不同规模、不同行业的中小企业客户群体的市场。比如商业银行可以通过跨境人民币表外融资业务依托真实性交易或应收、应付款项，为缺乏抵押物或资信较低的中小企业提供融资支持，解决跨境中小企业"担保难"。再比如中国银行的跨境撮合服务，在帮助国内中小企业开拓境外市场的同时，也引进国外优质中小企业的先进经验，进而大大降低中小客户的授信风险。

At the aspect of SMEs clients development, all participants in financial service system should form SMEs client base market integrated with various scales and industries through product-oriented client marketing mode based on economic development tendency and the actual demand of enterprise financing; for example, commercial banks can provide financing support for SMEs short of collateral or with low credit and get rid of "guarantee difficulty" of cross-border SMEs through cross-border RMB off-balance-sheet financing business and by depending on authenticity transaction or accounts receivable or payable; take cross-border matching service of People's Bank of China as another example, the service can introduce advanced experience of foreign excellent SMEs while assisting domestic SMEs exploiting oversea market so as to reduce credit risk of small and medium-sized clients.

3、融资和融智并重可助企业海外投资顺利进行 3. Equal importance of financing and intelligence combination assists enterprises in dealing with oversea investment successfully.

随着"走出去"进程的不断推进，中国企业将掀起新一轮海外并购和投资热潮。而且，人民币加入 SDR 之后，各国政府和中央银行对人民币债券的投资偏好也将直接影响到全球投资人的意愿及兴趣。中国人民银行在 2014 年先后批准苏州工业园及天津生态城与新加坡开展四项跨境人民币业务创新试点，其中股权基金境外投资和个人境外直接投资两大业务均为首次提出，实现了资本项下跨境人民币业务的新突破。据中国人民银行数据显示，2015 年跨境贸易人民币结算业务发生 7.23 万亿元，直接投资人民币结算业务发生 2.32 万亿元。2015 年以人民币

进行结算的跨境货物贸易、服务贸易及其他经常项目、对外直接投资、外商直接投资分别发生 63911 亿元、8432 亿元、7362 亿元、15871 亿元。

With the constant boosting of "Go-out" Strategy, Chinese enterprises will make another round of oversea M & A and investment wave. After RMB was added into SDR, the investment preference of governments of all countries and People's Bank of China will affect aspiration and interest of global investors directly. The People's Bank of China approved Suzhou Industrial Park and Tianjin Eco-city to develop 4 RMB business innovation pilots with Singapore in 2014 gradually, among which the equity fund and personal cross-border direct investment were proposed for the first time and the cross-border RMB business under capital was improved newly. According to the data of the People's Bank of China, the RMB settlement business of cross-border trade occurred RMB 7.23 trillion in 2015 and the RMB settlement business of direct investment occurred RMB 2.32 trillion. The cross-border goods trade, service trade and other current accounts, oversea direct investment and foreign direct investment settled in RMB was RMB 6.3911 trillion, RMB 843.2 billion, RMB 736.2 billion and RMB 1.5871 trillion in 2015 respectively.

在海外并购与投资的过程中，汇率风险是永恒的话题。中国企业承揽海外国际工程时，需要承受当地货币偏"软"以及人民币"偏硬"带来的汇率风险，并且工期长短与汇率风险的大小成正比。如何创新跨境人民币投资产品，服务于企业的跨境投资和并购活动，是汇率波动新形势下的金融服务体系中的各参与方需要思考的新课题。

Exchange rate risk is an eternal topic in oversea M & A and investment. While contacting oversea and international projects, Chinese enterprises need to bear exchange rate risks due to local currency "softness" and RMB "hardness" and the construction period is in direct proportion to exchange rate risk. How to make innovation for cross-border RMB investment products and serve for enterprises' cross-border and M & A activities are the new issues to be discussed by all participants in financial service system under new exchange rate fluctuation situation.

首先，金融服务体系中的各参与方要树立个性化的服务理念。为了规避风险、

投资审查、税务、信息披露等多方面因素，并购和投资的交易方通常会设计复杂的跨境交易结构，从而使得跨境并购与投资的融资模式呈现多元化特征。因此，金融服务体系中的各参与方要树立个性化的服务理念，根据交易的具体状况进行个性化的设计。金融服务体系中的各参与方需要关注交易结构每一层级的特点，需要对支付和交付的方式和时间进行评估，从而提出对应的融资安排，使金融服务体系中的各参与方真正成为企业跨境并购和投资活动的有力支撑。其次，融资和融智并重。金融服务体系中的各参与方不仅要为客户的海外并购融资，更要为客户“融智”，即作为客户的顾问，为企业海外并购和投资活动目标的确定、并购方案设计、并购和投资操作、整合发展以及推出机制的安排提供全流程的专业化支持。

First, all participants in financial service system should set personalized service concept. To avoid risks, investment counseling, tax and information disclosure, transaction parties for M & A and investment should design compound cross-border transaction structure generally to show diversification feature of financing mode of cross-border M & A and investment. Therefore, all participants in financial service system should set personalized service concept and make personalized design based on specific conditions of transaction. All participants in financial service system should pay attention to the features of all layers of transaction structure and assess mode and time of payment and delivery in order to propose corresponding financing arrangement and make all participants in financial service system grow into powerful supporters of enterprise cross-border M & A and investment activities actually. Second, the same importance should be attached to financing and intelligence combination. All participants in financial service system should not only finance for clients' oversea M & A but also make "intelligence collection" for clients to provide special whole process support for enterprises' determination for oversea M & A and investment activity target, design for M & A plan, M & A and investment operation, integration development and arrangement for promotion mechanism as clients' consultant.

4、创新服务模式可助企业规避汇率双向波动风险 4. Innovation service mode assists enterprises in avoiding exchange-rate two way fluctuation risks.

由于今后汇率将呈现双向波动趋势，企业必须由以前主要考虑人民币汇率单边升值风险转变为对升值、贬值两个方向的风险进行规避。现有的远期结售汇、人民币与外币掉期等汇率产品已无法满足企业汇率风险管理需求，企业迫切需要通过更丰富的外汇衍生产品来降低汇率波动对其收支产生的影响。对于汇率走势有着较强的预判企业，对即期结售汇产品需求较强；对于保守型的进出口企业，对远期结售汇产品需求较强；而对于有一定风险承担能力，希望改善结售汇价格的企业，则可能对期权组合产品需求较强。因此，汇率双向波动对汇率风险管理带来新挑战的同时，也对金融机构开发更多的汇率避险产品提出了更高的要求。金融服务体系中的各参与方必须加快开发新型汇率避险模式与产品。

Since exchange rate will be developed towards two-way fluctuation tendency in the future, enterprises should start to avoid appreciation and depreciation risks from considering unilateral appreciation risk of RMB exchange rate mainly in previous times. The current exchange rate products, such as long-term settlement and sales exchange, RMB and foreign currency swap cannot meet the demands of enterprise exchange rate risk management so enterprises need urgently to reduce influence of exchange rate fluctuation on income and expenditure through more abundant foreign exchange derivative products. The pre-judgment enterprises good at exchange rate tendency need settlement, sales and exchange product at sight quite strongly; the conservative import & export enterprises need long-term settlement, sales and exchange products quite strongly; meanwhile enterprises with certain risk bearing capacity and hoping to improve settlement, sales exchange price needs share option combination products quite strongly. Therefore, the exchange rate two-way fluctuation proposes higher requirements for financial institutions to develop more exchange rate risk avoiding products while bringing new challenges for exchange rate risk management. All participants in financial service system shall develop new style exchange rate risk avoiding modes and products with a faster speed.

四、我国国际投融资市场规模持续增长 IV. Continuous Increase of Chinese International Investment and Financing Market Scale

根据商务部统计数据，自 2003 年中国发布年度对外直接投资统计数据以来，连续 12 年实现增长，2014 年中国对外直接投资继续高速增长，创下 1231.2 亿美元的历史最高值，同比增长 14.2%，是 2002 年的 45.6 倍，2002-2014 年的年均增长速度高达 37.5%。同时，中国对外直接投资与中国吸引外资仅差 53.8 亿美元，双向投资首次接近平衡。截止 2014 年末，中国对外直接投资存量 8,826.4 亿美元，较上年末增加 2,221.6 亿美元，占全球外国直接投资流出存量的份额由 2002 年的 0.4%提升至 3.4%，在全球分国家地区的对外直接投资存量排名中较上年前进 3 位，位居第 8，首次步入全球前 10 行列。

On the basis of statistics data of Ministry of Commerce, China's annual oversea direct investment statistics data have bee increased for consecutive 12 years since they were published in China in 2003; in 2014, the Chinese oversea direct investment was increased continuously at high speed and created the historical peak of USD 123.12 billion, growing by 14.2% on year-on-year basis and 45.6 times of that of 2002; the annual average growth speed of 2002-2014 reached 37.5%. At the same time, the Chinese oversea direct investment is only USD 5.38 billion different from foreign investment in China and the two-way investment approaches to balance for the first time. Till the end of 2014, the stock of Chinese oversea direct investment was USD 882.64 billion, increasing by USD 222.16 billion compared with that of the end of last year and the proportion in outward stock of global foreign direct investment was raised to 3.4% from 0.4% of 2002 and makes progress by 3 places of stock ranking of global country and area-divided oversea direct investment, compared with that of last year; it ranked the 8th place and stepped into global top 10 for the first time.

2015 年，我国境内投资者共对全球 155 个国家/地区的 6532 家境外企业进行了非金融类直接投资，累计实现对外投资 7350.8 亿元人民币(折合 1180.2 亿美元)，同比增长 14.7%,其中股权和债务工具投资 6304.4 亿元人民币(折合 1012.2 亿美元)，同比增长 17.6%，占 85.8%；收益再投资 1046.4 亿元人民币(折合 168 亿美元)，与去年持平，占 14.2%。截止 2015 年末，中国对外直接投资存量首次超过

万亿美元大关。

In 2015, the Chinese domestic investors made non-financial direct investment for 6,532 oversea enterprises from global 155 countries/ areas and realized outward investment of RMB 735.08 billion (USD 118.02 billion) accumulatively, growing 14.7% on year-on-year basis, including stock right and debt tool investment of RMB 630.44 billion (USD 101.22 billion) which grew 17.6% on year-on-year basis and occupied 85.8%; the income re-investment was RMB 104.64 billion (USD 16.8 billion), which was the same as that of last year and occupied 14.2%. Till the end of 2015, the stock of Chinese oversea direct investment exceeded USD 1 trillion for the first time.

图表 26：2002 年-2014 年中国对外直接投资流量与存量 Diagram 26: Flow and Stock of Chinese Oversea Direct Investment in 2002－2014


10000
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
1400
1200
1000
800
600
400
200
0
27
28.5
55
122.6
211.6
265.1
559.1
565.3
688.1
746.5
878
1078.4
1231.2
299
332
448
572
906.3
1179.1
1839.7
2457.5
3172.1
4247.8
5319.4
6604.8
8826.4
2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014
对外投资存量（亿美元）
直接投资流量（亿美元）

对外投资存量（亿美元）	Oversea investment stock (in USD 100 million)
直接投资流量（亿美元）	Direct investment flow (in USD 100 million)

注：2002-2005 数据为中国非金融类对外直接投资数据，2006-2014 年数据为全行业对外直接投资数据

Note: The 2002-2005 data are Chinese non-financial oversea direct investment data while the 2006-2014 data are oversea direct investment data of the whole industry.

数据来源：中国商务部统计数据

Source: Statistics data of Ministry of Commerce

五、我国跨境金融咨询服务未来发展趋势向好 V. Favorable Future Development Tendency of Chinese Cross-border Financial Consultation Service

1、"一带一路"战略的实施为我国企业对外投资带来更多契机 1. The implementation of "One Belt One Road" Strategy will bring more opportunities for Chinese enterprises to make oversea investment.

随着本土市场竞争的不断加剧和技术的不断革新许多企业都在寻求国际化经营，据联合国贸发会议发布《2015 年世界投资报告》数据显示，2014 年全球跨国投资为 1.23 万亿美元，相比 2013 年略有下降。但根据 2014 年年末全球 5000 家跨国企业持有的 4.4 万亿美元现金的规模来看，全球投资呈乐观态势，预计 2015 年全球 FDI 流量预计上升 11%，达到 1.4 万亿美元。2016 年、2017 年全球 FDI 有望达到 1.5 万亿美元和 1.7 万亿美元。

With gradual aggravation of local marketing competition and continuous technical innovation, many enterprises are seeking for internationalization operation. According to the data stated in *2015 World Investment Report* published by United Nations Conference on Trade and Development, the global transnational investment was USD 1.23 trillion in 2014, a little bit lower compared with that of 2013. However, the global investment tended to be optimistic based on USD 4.4 trillion cash held by 5,000 world transnational enterprises at the end of 2014. It was predicted that the global FDI flow of 2015 would raise 11% by reaching USD 1.4 trillion. The global FDI of 2016 and 2017 is expected to reach USD 1.5 trillion and 1.7 trillion respectively.

图表 27：1995 年-2014 年全球及各类经济体直接外资流入量 Diagram 27: Inflow Volume of Direct Foreign Capital of Global and All Kinds of Economic Entities in 1995-2014



发达经济体
转型中经济体
发展中经济体
全球总量
2 000
1 500
1 000
500
0
1995
2000
2005
2010
2014
55%

数据来源：联合国贸易和发展组织《2015 年世界投资报告》

Source: UN Trade and Development Organization *World Investment Report in 2015*

 发达经济体 转型中经济体	Developed economic entity Economic entity under transformation
 发展中经济体 全球总量	Developing economic entity Total global volume

良好的国际投资环境为我国企业"走出去"奠定市场基础。我国自 2000 年就将"走出去"作为国家战略，通过财税补贴、政策支持、文件规范等多种形式鼓励我国企业走向国际，在全球领域内寻找新的经营模式和利益增长点。在此过程中，经过不断的努力与创新，中国企业的国际竞争力得到了较大提升，2001 年-2014 年，中国内地进入全球 500 强企业数量由 11 家增至 91 家。目前中国在境外设立的企业近 3 万家，境外企业资产总额超过 3 万亿美元，中国已连续三年位居全球第三大对外投资国，对外承包工程的合同额和营业额均位居世界第一。

Favorable international investment environment brought market foundation for Chinese enterprises to go out. China started to view" Go-out" Strategy as a national strategy since 2000 and encouraged domestic enterprises to head for internationalization through finance and taxation, policy support and document regulation to seek for new operation mode and interest growth rate in the world. During the process, the international competitiveness of Chinese enterprises was improved largely through gradual endeavor and innovation. In 2001-2014, the quantity of China mainland enterprises entering Fortune Global 500 was raised to 91

from 11. At present, there are about 30,000 oversea enterprises established by Chinese and the total amount of oversea enterprise assets exceeds USD 3 trillion. China ranked as the world's third largest oversea investment country for three years continuously and also ranked the first worldwide in terms of contact and business volume of oversea contracting projects.

2、跨境金融咨询服务业快速增长，未来市场前景广阔 2. Cross-border financial consultation service industry grows quickly and the further market prospect is wider.

我国对外直接投资实现 12 年连续增长，且未来发展空间巨大。根据商务部、国家统计局、国家外汇管理局共同编辑出版的《2014 年度中国对外直接投资统计公报》数据显示，2014 年全年，我国境内投资者共对全球 156 个国家和地区的 6128 家境外企业进行了直接投资，投资额度继续高速增长，创下 1，231.2 亿美元的历史最高值，同比增长 14.2%。自 2003 年中国发布年度对外直接投资统计数据以来，连续 12 年实现增长，2014 年流量是 2002 年的 45.6 倍，2002-2014 年的年均增长速度高达 37.5%。2014 年，中国对外直接投资与中国吸引外资仅差 53.8 亿美元，双向投资首次接近平衡。

China's oversea direct investments have grown for consecutive 12 years and the development space will be dramatic in the future. According to the data of *2014 Statistical Bulletin of China's Outward Foreign Direct Investment* co-edited by Ministry of Commerce, National Bureau of Statistics and State Administration of Foreign Exchange, Chinese domestic investors invested 6,128 oversea enterprises in total in 156 countries and regions directly in the whole year of 2014; the investment volume grew at high speed continuously and achieved historical peak value of USD 123.12 billion with a year-on-year growth of 14.2%. Since China published annual oversea direct investment statistics data in 2003, it grew for consecutive 12 years; the flow in 2014 was 45.6 times of that of 2014; the annual average growth speed in 2002-2014 reached 37.5%. In 2014, the Chinese oversea direct investment was only USD 5.38 billion different from foreign capital attracted to China and the two-way investment reached to balance for the first time.

我国企业对外直接投资规模不断扩大，但在总体存量方面，中国还处于探索和起步阶段，投资规模远不能与美、欧、日等西方国家相比。截至 2014 年底，中国对外直接投资存量为 8826 亿美元，居世界第 8 位，占全球存量的 3.4%，相当于美国的 14%、英国和德国的 55.7%、法国的 69%，日本的 74%。因此，我国对外直接投资还有巨大发展空间，根据预测，今后 5 年，我国对外直接投资将继续保持快速发展势头，对外投资规模超过 5000 亿美元，年增速在 10%以上，存量超过 1 万亿美元。

The oversea direct investment scale of Chinese enterprises is expanded gradually; however, China is still at exploration and starting stage at the aspect of total stock and the investment scale cannot be compared with that of the US, Europe and Japan. Till the end of 2014, the stock of Chinese oversea direct investment was USD 882.6 billion, which ranked the world 8th, occupying 3.4% of global stock, 14% compared that that of the US, 55.7% compared with that of UK and Germany, 69% of France and 74% compared with Japan. Therefore, Chinese oversea direct investments still have huge development scope and will keep quick development tendency continuously in the next 5 years. The scale of direct investment will exceed USD 500 billion; the annual growth rate will keep above 10%; the stock will exceed RMB 1 trillion.

随着大量民营中小企业参与对外直接投资，市场对跨境交易、境外贷款、融资等方面的金融咨询服务需求也将持续快速增长。

With a lot of privately-owned SMEs' participating in oversea direct investment, the marketing demand for financial consultation service at the aspect of cross-border transaction, oversea loan and financing will be increased continuously and quickly.

3、我国进出口贸易额保持世界领先水平，跨境结算服务市场潜力巨大 3. Chinese import & export trade value keeps world leading level and the potential of cross-border settlement service market is enormous.

根据世界贸易组织(WTO)2014 年贸易进出口总额统计结果显示，中国进出口贸易总额达 4.303 万亿美元，规模连续两年位列世界第一。增速方面，中国进

出口增速比全球贸易增速高出 2.7 个百分点，也高于美国、欧盟、日本、印度、巴西等主要经济体增速，全球第一货物贸易大国地位进一步巩固。

According to statistical result of total import & export volume of WTO trade in 2014, the total volume of Chinese import & export trade reached USD 4.303 trillion and the scale ranked the world's first for consecutive two years. The Chinese import & export growth rate was 2.7% higher than global trade growth rate and also higher than that of main economic entities, such as the US, EU, Japan, India and Brazil with its position of world's first goods trade country reinforced further.

2015 年我国货物贸易进出口总值 24.59 万亿元人民币，同比下降 7%。其中，出口 14.14 万亿元，下降 1.8%;；进口 10.45 万亿元，下降 13.2%；贸易顺差 3.69 万亿元，扩大 56.7%。

The total import & export volume of Chinese goods trade was RMB 24.59 trillion in 2015, declining 7% on year-on-year basis, including the export volume of RMB 14.14 trillion which was declined by 1.8%, the import volume of RMB 10.45 trillion which was declined by 13.2% and the trade surplus of RMB 3.69 which was expanded by 56.7%.

图表 28：2010 年-2015 年我国进出总体情况 Diagram 28: Overall Situation of Chinese Import & Export Business in 2010 – 2015


5,000,000
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
791,461
968,978
956,115
1,220,060
1,132,562
1,430,693
1,005,923
1,201,612
1,396,247
1,577,754
1,743,484
1,898,381
1,818,405
2,048,714
1,949,989
2,209,004
1,959,235
2,342,293
1,681,951
2,274,950
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
出口额（百万美元）
进口额（百万美元）

数据来源：海关总署网

Source: Website of General Administration of Customs

■出口额（百万美元）	Export volume (in USD 1 million)
■进口额（百万美元）	Import volume (in USD 1 million)

我国进出口经营主体结构进一步改善，民营企业成为出口的主力军。2015年，中国民营企业出口 1.03 万亿美元，同比增长 1.8%，比上年提高 2.1 个百分点，占出口总额的比重为 45.2%，占比第一次超过外资企业。外资企业出口 1 万亿美元，同比下降 6.5%，占出口总额的比重为 44.2%。国有企业出口 2424 亿美元，同比下降 5.5%，占出口总额的比重为 10.6%。

The Chinese import & export business major structure has been improved further and privately-owned enterprises have become export main force. In 2015, the Chinese Privately-owned enterprises exported USD 1.03 trillion, growing 1.8% on year-on-year basis; it was 2.1% higher than that of last year, occupying 45.2% of the total export volume; the proportion exceeded that of foreign-owned enterprise for the first time. The foreign-owned enterprises exported USD 1 trillion which was declined by 6.5% on year-on-year basis, occupying 44.2% of the total export volume. The state-owned enterprises exported USD 242.4 billion which was declined by 5.5% on year-on-year basis, occupying 10.6% of the total export volume.

综上，我国进出口贸易额度保持世界领先水平，民营企业规模占比在持续增长，未来的跨境结算服务市场潜力巨大。

In conclusion, the Chinese import & export trade volume keeps world leading level with continuous growth of privately-owned enterprise scale proportion and the potential of future cross-border settlement service market is dramatic.

图表 29：2010-2015 年我国民营企业进出口额及其所占总出口额比例 Diagram 29: Import & Export Volume and Proportion in Total Export Volume of Chinese Privately-owned Enterprises in 2010-2015


25.22%
28.01%
31.55%
33.41%
36.49%
0.75
1.02
1.22
1.39
1.57
2010
2011
2012
2013
2014
民营企业进出口额（万亿美元）
民营企业占总出口比例

民营企业进出口额（万亿美元）	Import & export volume of privately-owned enterprises (in USD 1 trillion)
民营企业占总出口比例	Proportion of privately-owned enterprises' export volume in total export volume

数据来源：海关数据网

Source: www.haiguan. Infor

4、大量中小企业进入国际市场将为境外贷款咨询业务带来更多需求 4. A lot of SMEs enter international market and will bring more demands for oversea loan consultation business.

要素供给、制度变迁和技术进步是经济增长的源泉，资金供应则是经济持续增长的要素之一。改革开放以来，伴随着经济持续快速增长的是我国信贷规模的持续增加，金融对经济增长在规模上的支持力度不断增大。

Element supply, system change and technical progress drive economic growth while capital supply is one of elements for constant economic growth. Since China's implementing Reform and Opening up policy, the Chinese credit scale was increased continuously with economic continuous growth; the financial support for economic growth at the aspect of scale will be increased unceasingly.

根据中国人民银行发布的《2015 年第 4 季度中国货币政策执行报告》数据显示，2015 年末，金融机构本外币贷款余额为 99.3 万亿元，同比增长 13.4%，比年初增加 11.7 万亿元，同比多增 1.3 万亿元。人民币贷款增长较快。年末余额

为 94 万亿元，同比增长 14.3%，比上年末高 0.6 个百分点，比年初增加 11.7 万亿元，同比多增 1.8 万亿元。2015 年末，金融机构外币贷款余额为 8303 亿美元，同比下降 5.8%，比年初减少 502 亿美元，同比多减 1323 亿美元。

According to the data in *China Monetary Policy Report, the Fourth Quarter, 2015* issued by People's Bank of China, the balance of Chinese and foreign-funded loan of financial institution was RMB 99.3 trillion, growing 13.4% on year-on-year basis and it grew RMB 11.7 trillion compared with that of the beginning of this year, growing RMB 1.3 billion on year-on-year basis. The RMB loan grew quickly. The balance at the end of this year was RMB 94 trillion, growing 14.3% on year-on-year basis and 0.6% higher than the end of last year; it was increased by RMB 11.7 trillion compared with that of the beginning of this year, growing RMB 1.8 trillion on year-on-year basis. At the end of 2015, the balance of foreign-funded loan of financial institutions was USD 830.3 billion, declining 5.8% on year-on-year basis; it declined USD 50.2 billion, compared with that at the beginning of the year, decreasing USD 132.3 billion on year-on-year basis.

图表 30：2006 年-2015 年人民币贷款余额与外汇贷款余额 Diagram 30 Balance of RMB and Foreign Exchange Loan in 2006 - 2015



100
90
80
70
60
50
40
30
20
10
0
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
1664
2198
2438
3799
4534
5387
6836
7769
8351
8303
22.5
26.2
30.3
40
47.9
54.8
63
71.9
81.7
94
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
人民币贷款余额（万亿）
外币贷款余额（亿美元）

数据来源：历年货币政策执行报告

Source: Report on the Execution of Monetary Policies for previous years

人民币贷款余额（万亿）	Balance of RMB loan (in RMB 1 trillion)

—■— 外币贷款余额（亿美元）	Balance of foreign-funded loan (in USD 100 million)

2016 年 3 月末，金融机构本外币贷款余额为 103.8 万亿元，同比增长 13.4%, 增速与上年末持平，比年初增加 4.4 万亿元，同比多增 5343 亿元。3 月末，人民币贷款余额为 98.6 万亿元，同比增长 14.7%，增速比上年末高 0.4 个百分点，比年初增加 4.6 万亿元，同比多增 9301 亿元。外币贷款有所减少。3 月末，金融机构外币贷款余额为 8088 亿美元,比年初减少 216 亿美元，同比少增 556 亿美元。

By the end of March of 2016, the balance of Chinese and foreign-funded loan of financial institutions was RMB 103.8 trillion, growing 13.4% on year-on-year basis; the growth speed is the same as that of the end of last year and increased by RMB 4.4 trillion compared with that of the beginning of last year; it increased RMB 534.3 billion on year-on-year basis. At the end of this March, the balance of RMB loan was RMB 9.86 billion, growing 14.7% on year-on-year basis and the growth rate was 0.4% higher than that at the end of first half year; it was increased by RMB 460 million compared with that at the first half year, increasing RMB 930.1 billion on year-on-year basis. Meanwhile, the foreign-funded loan was decreased. At the end of this March, the balance of foreign-funded loan of financial institutions was USD 808.8 billion, decreasing USD 21.6 billion compared with that at the beginning of this year and declining to increase USD 55.6 billion on year-on-year basis.

可见，"一带一路"战略的实施将促进我国对外直接投资规模进一步扩大，进而促使越来越多的民营中小企业进入国际市场，这将对境外贷款咨询业务产生更多的市场需求。

It therefore can be concluded that the implementation of "One Belt One Road" Strategy will promote China to expand oversea direct investments and enable more privately-owned SMEs to enter international market; it will bring more market demands for oversea loan consultation business.

六、行业竞争格局分析 VI. Analysis on Industrial Competition Pattern

1、行业竞争因素 1. Industrial competition factors

跨境金融咨询服务的盈利模式为：业务人员与客户接洽，介绍公司情况和服务产品，在与客户达成合作意向后，客服部门进行客户回访，并与客户签订服务合同，咨询顾问会根据合同服务内容提供境外投融资相关的金融咨询服务。

Profit mode of cross-border financial consultation service: The business personnel consult with clients and introduce their company and service products; after both parties reach cooperation intention, the service department plays a follow-up visit to and sign service contract with the client; the consultants can provide oversea investment-related financial consultation services based on the service contents as stated in the contract.

关键的竞争要素主要是：

Key competition factors:

（1）强大的投资顾问团队

(1) Powerful investment consultant team

跨境金融咨询服务需要研究素养全面、理论水平高、市场经验丰富的专业团队，涉及从国际到国内、从宏观到微观、从货币市场到资本市场、从上市公司到非上市公司、从行业到个股等的广阔范围。除了一支专业素养高、研究能力强、市场经验丰富的队伍，同时，还需要顾问熟悉境外银行内部授信流程，具备丰富的境外银行融资经验，顾问以团队的形式，分工合作，互补长短，根据客户的不同需求来提供利益最大化的服务。

The professional team featured by comprehensive research quality, high theoretical level and rich market experience is required for cross-border financial consultation service, with a wide range from macro aspect to micro aspect, from currency market to capital market, from listed company to non-listed company and from industry to individual share. In addition to a team with high professional quality, strong research capacity and well-experienced in market, consultants should get familiar with internal credit process of oversea banks and be well experienced in oversea bank financing; consultants should deal with the work through cooperation &

labor division and mutual shortage compensation and provide the maximum benefit services based on clients' various demands.

（2）灵活的客户导向式服务

(2) Flexible client-oriented service

要求对客户需求的敏感度要高，通过部门间的协同优势，相互协同形成一个完整的业务链。要深入挖掘对跨境金融咨询服务有潜在需求的客户，在实际运作中，要结合市场的环境，贴近市场、贴近客户，抓住客户需求，为客户捕捉市场机会；根据客户的实际情况，从服务期限、风险承受能力、投资限制等多角度出发，为客户量身定制方案，从而满足客户对资金的安全性、流动性、收益性的综合要求。

Companies are required to be highly sensitive to clients' demand and form a complete business chain through collaborative advantage among departments. The clients with potential demand for financial consultation service should be excavated deeply; during actual operation, the market and clients should work and cooperate closely based on marketing environment to provide opportunity for clients by accurately grasping their demands; on the basis of clients' actual condition, the clients' plans should be customized from the point of service period, risk bearing capacity and investment limitation so as to meet their comprehensive requirements for safety, flowability and profitability.

（3）与境外银行等金融机构的关系

(3) Relationship with financial institutions, such as oversea banks

境外银行对类金融企业放款的要求较高，一般从企业的资产规模、过往业绩及承租方资信等方面综合考量。在缺乏优质客户和较深合作关系的情况下很难获得银行的授信额度。因此，是否积累了较多的优质客户，与银行有较长的合作历史，建立了深入的合作关系，又反过来促进其获得更多银行优质客源，这些资源是重要的行业竞争因素。

Oversea banks pose high requirements to similar financial enterprises applying for loan distribution rigorously and may evaluate their capital scale, previous performance and the leasee's credit and integrity of enterprises generally. If the excellent clients or senior cooperation relationship is in lack, it is difficult to gain

credit line of banks so the numerous accumulated excellent clients, long cooperation history with bank and establishment of deep cooperative relationship can promote the access of more excellent bank clients in turn and the resources are important industrial competitive factors.

2、行业竞争格局 2. Industrial competitive pattern

随着 WTO 对多边贸易体制的建立，放松外汇管制，国际经营环境日趋宽松，发展中国家金融市场国际化程度不断提高，经济金融化特征开始显现，融资方式趋于复杂、多样化；同时，随着贸易企业规模性生产国际化，需要投入的资金规模增大，通过全球范围内的资金筹集与资金配置，从国际资本市场获得解决自身发展所需的短缺资金成为越来越多企业选择的方式。

With establishment of WTO multilateral trade system, the foreign exchange governance and international business environment are loosened gradually; the developing countries improve internationalization of financial market gradually; the economic financialization features start to appear; the financing mode heads for complexity and diversification. With internationalization of trade enterprises' sale production, the scale of capital to be input is increased and an increasing number of enterprises choose to get the required short capital for self-development from international capital market through worldwide capital collection and capital distribution.

目前国际筹资的媒介主要由在世界各地设立分支机构的跨国经营的大型投资银行、专门为单个投资人从事投资活动而设立的投资公司、专门为筹资者提供贷款而不接受存款的各类金融公司等三类主体组成。

At present, the major international capital collection media consist of three kinds of entities, such as large transnational operating large-scale investment banks that have established their sites all over the world, investment companies specialized in investment activities for single investors and all kinds of financial companies providing loan for fund raiser specially but not accepting deposit.

随着国家鼓励中小企业跨境经营的政策作用逐步显现，大量民营中小企业对

跨境交易、境外贷款、融资等方面的金融咨询服务需求也将持续快速增长。目前服务于境外中小企业融资的相关咨询类业务内容主要包括：（1）海外中小企业融资方案的设计服务；（2）境外投资方的引进服务；（3）外资并购中方企业顾问服务；（4）中方并购海外非上市公司顾问服务；（5）海外上市顾问服务；（6）国际发展战略咨询服务等六类业务。

With the constant promulgation of a number of Chinese policies that encourage SMEs' cross-border operation, a lot of privately-owned SMEs' demand for financial consultation service at the aspect of cross-border transaction, oversea loan and financing will grow continuously and quickly. Recently, relevant consultation businesses serving for financing of oversea SMEs mainly consist of 6 businesses: (1) design service for financing plan of oversea SMEs; (2) introduction service of oversea investor; (3) consultancy service for merging & purchasing Chinese enterprises through foreign-funded capital; (4) consultancy service for China's merging & purchasing oversea non-listed company; (5) oversea listing consultancy service; (6) international development strategy consultation service.

3、公司的竞争优势 3. Company's competitive advantages

（1）公司具有丰富的境外融资经验，拥有广泛的境外银行资源

(1) The Company is well experienced in oversea financing with wide oversea bank resources.

近年来，随着我国"走出去"、"一带一路"等一系列对外投资鼓励政策的出台，我国对外贸易及对外直接投资规模持续快速增长，国内企业纷纷走出国门，到国外寻找市场和商机。在此过程中中小企业的占比逐年上升，公司通过分析企业所在行业的背景以及自身特点为企业寻找合适的境外银行，协助企业完成融资事项。秉持"诚信至上，稳步发展"的经营理念，公司与许多海外银行建立了业务往来和合作关系，加之以往与银行丰富的谈判经验，获取投资企业利益的最大化等业务经验，使得公司能更好的为投资企业提供一系列融资服务。

With the release of a series of Chinese policies that encourage oversea investment in recent years, such as "Go-out" and "One Belt One Road", Chinese oversea trade and oversea direct investment scale has grew continuously and quickly

and many domestic enterprises started to seek for market and commercial opportunities abroad. During the process, the proportion of SMEs was increased year by year; by analyzing industrial background and features of enterprises, the Company sought for rational oversea banks and assisted enterprises in dealing with financing matters. By insisting "integrity-oriented, stable development" business concept, the Company has built business transaction and cooperative relationship with many oversea banks and is able to provide a series of better financing services for investment enterprises, in addition to rich experience negotiating with banks, such as gaining investment enterprise profit maximization.

（2）公司重视人才储备，拥有优秀的、高素质的经营团队

(2) The Company focuses on talent reservation and owns excellent and high quality business team

咨询行业是典型的知识密集型行业，公司自成立以来就将人才建设作为企业发展的重要战略之一，一方面积极完善公司内部人员评价、激励制度，另一方面将外部引进与内部培养相结合，不断为公司的人力资源积蓄能量。公司股东和主要业务团队在融资行业中具有独特见解和丰富的管理经验，业务团队成员在金融、法律、财务等相关行业从业多年，拥有良好的团队协作意识，具备丰富的境外银行融资经验，拥有境外多家银行资源，熟悉境外银行内部授信流程。

In light that consultation is a typical knowledge-intensive industry, the Company has given priority to talent construction among all the critical strategies since its establishment by improving the Company's internal personnel evaluation and incentive system positively on one hand and combining external talents introduction and internal cultivation on the other hand, so as to ensure the human resources of the Company. The Company's shareholders and main business team have accumulated unique understandings and rich management experience in financing industry; after serving in financial, law and finance-related industry for many years, all business team members own goods team cooperation awareness, rich oversea bank financing experience and various oversea bank resources and get familiar with internal credit process of oversea banks.

4、行业内主要竞争对手 4 Main rivals in industry

（1）中国出口信用保险公司

(1) China Export & Credit Insurance Corporation

中国出口信用保险公司（中国信保）是我国惟一承办政策性信用保险业务的金融机构。SinoRating——中国信保资信，是中国信保向海内外客户提供资信产品和服务的专业咨询机构。自 2002 年成立以来，SinoRating 凭借独特的核心竞争力，为客户提供质量稳定可靠的各类专业资信调查报告、行业分析报告、信用评级与风险管理咨询服务、海外投资咨询服务，有效地满足了各类企业对投资、经营和管理中风险进行防范的需要。

As the sole financial institution dealing with policy credit insurance business in China, China Export & Credit Insurance Corporation (hereinafter referred to as "SinoRating") is a special consultation institution that provides credit products and service for domestic and oversea clients. Since its establishment in 2002, SinoRating has provided clients with all kinds of highly stable and reliable professional credit information reports, industrial analysis reports, credit rating, risk management consultation service and oversea investment consultation service so as to satisfy all kinds of enterprises' demands for preventing risks due to investment, business or management efficiently by taking advantage of unique core competitiveness.

SinoRating（中国出口信用保险公司（SINOSURE）资信评估中心）总结中国信保在海外项目和投资保险的承保经验，以服务走出去企业为宗旨，推出了海外投资咨询服务，主要内容包括：提供海外潜在项目信息、提供企业"走出去"的基础咨询服务、提供海外项目风险评估服务、提供海外项目融资咨询服务、提供定制化的"走出去"培训服务。

SinoRating (Credit Evaluation Center of China Export & Credit Insurance Corporation (SINOSURE)) has promoted oversea investment consultation service by concluding insurance experience in oversea projects and investment insurance and by abiding by the aim of becoming a "Go-out" enterprise, mainly including provision of potential oversea project information, enterprises' "Go-out" basic consultation service, risk evaluation service and financing consultation service of oversea project and

customized “Go-out” training service.

（2）嘉融信（天津）国际保理有限公司

(2) JRF International Factoring Ltd.

嘉融信（天津）国际保理有限公司（JRF International Factoring Ltd.）成立于是 2008 年，注册资本 5000 万人民币，专注为广大中小型出口企业安排有真实贸易背景项下的应收账款承购、贸易融资、应收账款催收及管理、买方信用额度担保等综合国际保理服务。2009 年嘉融信加入国际保理商协会（International Factors Group 简称“IFG”），同年成为美国商业金融协会（Commercial Finance Associate，简称“CFA”）的会员单位；2012 年嘉融信正式成为中国第一个加入国际保理商联合会（Factors Chain International 简称“FCI”）的商业保理公司，与中国 22 家银行一起，成为 FCI 的中国会员单位。专注且不断加强化的国际协作，使嘉融信可以为中国出口企业带来全新的风险控制方案和贸易融资解决渠道，更广泛的合作区域选择，全面提升中国出口企业国际竞争水平。

Established in 2008 with registered capital of RMB 50 million, JRF International Factoring Ltd. (hereinafter referred to as “JRF”) is specialized in arranging real trade-based comprehensive international factoring services, such as purchase of accounts receivable, trade financing, collection and management for accounts receivable and guarantee for the Buyer’s credit line to a great deal of small and medium-sized export enterprises. In 2009, JRF joined International Factors Group (hereinafter referred to as “IFG”) and became a member of Commercial Finance Associate (hereinafter referred to as “CFA”); in 2012, it formally become the first Chinese commercial factoring company joining Factors Chain International (hereinafter referred to as “FCI”) and FCI Chinese member units together with other 22 Chinese banks. By focusing on and keeping reinforcing international cooperation, JRF can bring Chinese export enterprises brand new risk control plan, trade financing solution channel and wider cooperation region selection in order to improve international competitiveness of Chinese export enterprises integrally.

第四章、未来业务领域的市场发展概览 Chapter 4 Overview for Market Development of Business Field in the Future

第一节、商业支付 Section 1 Commercial Payment

一、行业现状 I. Current Industrial Situation

经过多年发展，票据业务已成为我国商业银行一项重要业务，在货币政策传导工具中的地位与作用不断增强。目前，票据业务各市场主体呈现出差异化、多元化趋势，并通过改革创新、结构转型等措施提升内在竞争实力，不断加大对实体经济，特别是小微企业的融资支持。

Through years of development, bill business has become a kind of important business in Chinese commercial banks and keeps reinforcing its position and function among currency policy transfer tools. Recently, all market entities of bill business head for differentiation and diversification and the inner competitive strength is improved by such measures as reformation & innovation and structural transformation in order to reinforce financing support for entity economy, especially small and micro businesses.

伴随着经济和金融改革的不断深化，票据市场的发展环境与前期相比已发生了显著的变化，市场和监管对于票据业务的关注程度已显著提升，票据业务目前正处在发展的关键时期，在成为重要金融工具的同时，其自身面临的模式转换、产品创新需求等都将对今后票据市场的发展产生深远影响。一方面，票据业务在总量和结构上需要进一步优化，在业务经营和风险管控上需要进一步平衡，在法律基础和市场操作上需要进一步完善，票据业务目前在各类业务创新和发展方向上，需要进一步的探索和把握；另一方面，国家对于实体经济和中小企业的支持，以及金融市场的快速发展和变革，都为票据业务参与经济发展和适应金融趋势提供了良好的发展基础和发展条件，票据业务依然具有较大的市场潜力。

With the constant deepening of economic and financial reformation, the development environment of bill market has been changed dramatically compared with that of previous stage and the market and supervision lay more emphasis on bill

business; At present, bill business is under the key stage of development; the self-mode conversion and production innovation demand will affect development of future bill market seriously while the bill business is growing into a key financial tools. On one hand, bill business should be optimized further at the aspect of volume and structure, balanced further at the aspect of business operation and risk governance and control, improved further in terms of legal foundation and market operation and explored and mastered further at all kinds of business innovation and development directions; on the other hand, central government's support for entity economy and SMEs and rapid development and transformation of financial market will provide good development basis and conditions for bill business's participating in economic development and adapting to financial tendency; bill business still have quite large market potential.

在经济新常态下，我国票据市场发展的新常态也将逐步显现，其内涵主要为以下三方面：

Under new economic normal, the new normal for the development of Chinese bill market will appear gradually, whose connotation mainly includes the following three aspects:

第一，与经济新常态下相适应，我国票据市场融资规模增速预计将由20%-30%的高速增长转变为中速稳定增长；第二，与经济结构调整和融资结构优化相适应，票据市场将在拓宽战略型新兴产业、创新型装备制造业、高科技信息产业以及现代金融服务业等行业融资渠道中发挥更大作用。可以预见，银行票据贴现业务将在加强风险防控的基础上更加注重支持实体经济发展和结构调整；第三，与金融市场脱媒和跨市场业务创新趋势相适应，票据市场将呈现票据融资脱媒、市场参与主体增多、票据资金化运作愈加明显、票据跨市场创新、跨界发展更加深入、电子票据发展逐步加快以及金融机构票据业务差异化经营和盈利模式更趋多元的新常态。

First, by responding to the new economic normal, the financing scale of China's bill market is expected to be grown stably with medium speed from 20%-30% high speed growth; second, by adapting to economic structural adjustment and financing

structure optimization, bill market will work on the financing channels of such industries as broadening strategic emerging industry, innovation equipment manufacture industry, high-tech information industry and modern financial service industry more substantially. It can be predicted that the bank bill discount business will support entity economic development and structural adjustment more intensively on the basis of reinforcing risk prevention and control; third, by adapting to financial market disintermediation and trans-market business innovation tendency, bill market will welcome a new normal such as bill financing disintermediation, increase of market participating entities, more obvious bill capitalization operation, bill trans-market innovation, deeper cross-border development, progressive acceleration of electronic bill development as well as more diversified differential operation and profitability mode of bill business of financial institutions.

由中国银行业协会票据专业委员会组织撰写的《中国票据市场发展报告（2014-2015）蓝皮书》（以下简称《报告》蓝皮书）显示，在经济新常态，以及金融改革不断深化的背景下，我国票据市场将迎来新的机遇期，票据融资仍将有较大发展空间，也为商业汇票的创新发展提供了历史性机遇。

According to *China Bill Market Development Report (2014-2015) Blue Paper* (hereinafter referred to as *Report* blue paper) prepared by Special Bill Committee of China Banking Association, the Chinese bill market will come up with new opportunity period under the background of new economic normal and gradual improvement of financial revolution; the bill financing still has quite large development space; it also provides historic opportunities for innovation and development of commercial bill.

二、市场发展趋势 II. Market Development Tendency

票据金融支持实体经济的作用更加显著。一是中小企业票据融资途径将有效拓宽，主要表现在：新常态下商业银行票据业务更加契合中小企业融资需求；金融深化改革促进社会资本参与票据金融服务实体经济。二是票据融资推进中小企业信用环境建设作用更加突出，主要表现在：电子票据将成为中小企业融资和信

用良性发展的助推工具；融资性票据的创新发展将拓展中小企业信用覆盖范围。

The influence of bill finance on supporting entity economy is more remarkable. Firstly, the bill financing approach of SMEs will be broadened efficiently, mainly including the commercial bank bill business's better meeting financing demand of SMEs under new normal and financial in-depth revolution's promoting social capital to participate in entity economy of bill financial service. What's more, the bill financing can promote credit environment construction of SMEs more intensively, for instance, the electronic bill will become auxiliary tool for good development of SMEs financing and credit and the innovative development of financing bill will broaden credit coverage scope of SMEs.

票据市场发展提升货币市场运行和货币政策传导效率的作用将更加凸显。一方面，票据作为货币市场交易工具的作用更加显著。票据交易容量的持续增长将有效提升票据作为货币市场交易工具的市场深度，同时票据创新交易业务的发展有助于满足更多样化的资金交易需求，更有效提升票据作为货币市场交易工具的市场广度。另一方面，创新发展票据有利于提升货币政策传导效能。未来票据融资仍将是商业银行拓展中小企业融资的重要方式，中小企业票据融资的持续创新发展，为央行强化再贴现工具的应用提供了有效工具，且能够把政策调控与中小企业发展以及经济转型更加紧密联系。

The bill market development's role in promoting currency market operation and currency policy conduction efficiency becomes more obvious. On one hand, the function of bill, as currency market transaction tool, is more remarkable. The continuous growth of bill transaction volume will improve bills efficiently as market depth of currency market tool; in addition, the development of bill innovation transaction business will meet more diversified capital transaction demands and promote bill more efficiently as market breadth of currency market transaction tool. On the other hand, bill that is developed innovatively is beneficial to improving currency policy conduction efficiency. The bill financing will still serve as an important mode for commercial banks to extend SMEs financing in the future; the continuous innovative development of SMEs bill financing provides efficient tools for People's Bank of China to reinforce rediscount tools and is able to connect policy

regulation, SMEs development and economic transformation more closely.

票据市场基础设施将进一步完善。一是市场对《票据法》修订、尤其是放开融资性票据等焦点问题的推动力度不断加大，未来票据法律制度有望更加适应票据市场发展的客观需要；二是在未来的票据市场创新发展中，电子票据将逐渐成为业务主流，电子票据业务发展的基础条件有望得到逐步优化改进；三是随着金融改革创新和市场规范监管的协同发展，今后对票据创新业务的规范监管将成为票据市场监管的重点；四是未来中国银行业协会票据专业委员会将进一步加强与票据同业机构的协作，重点加强与监管机构、金融学会、区域性票据同业联席会议机构等沟通联系，组织各方对业务进行探讨和信息交流，共同推进票据市场稳健发展。

The infrastructure of bill market will be improved further. First, *Law of Negotiable Instrument* has been revised and in particular, focus issues, such as opening financing receipt have been promoted gradually and the bill law system is expected to adapt to objective demand of bill market development better in the future; second, the electronic bills will become business mainstream gradually in bill market innovation development in the future and the basic conditions of electronic bill business is expected to optimize and improve gradually; third, the regulation and supervision for bill innovation business will be focused on by bill market supervision more intensively in the future with coordinative development of financial revolution and innovation and market regulation and supervision; fourth, the Special Bill Committee of China Banking Association will reinforce cooperation with institutions in bill industry further, intensively strengthen the communication and contact with supervision organs, financial associations, industrial joint conference institutions of regional bill, organize all parties to discuss business and communicate information and promote the bill market to develop stably and healthily together.

电子商业汇票发展前景广阔。近年来，电子票据业务表现出明显加速发展态势，金融机构主动提升电子票据业务经营意识，各类型电子票据业务总量同比明显增长。从长远来看，电子票据具有安全性和交易效率高的特点，尤其是能够大幅减少票据伪造和变造的风险隐患，必将成为我国银行票据业务发展的未来趋势，

中小企业也有望获得更加优质的电子票据金融服务。同时，电子票据业务发展给票据电子化交易平台创造机会，也将加快推进我国票据市场的规范发展。

Electronic commercial draft enjoys a broad perspective. In recent years, the electronic bills have been developed with a faster speed; the financial institution promotes electronic bill business operation awareness positively; the total volume of all kinds of electronic bill businesses grows obviously on year-on-year basis. From long-term perspective, the electronic bills are featured by safety and high transaction efficiency, especially the ability for reducing bill forging and alteration risk hidden danger largely and therefore will become the future development tendency for Chinese bank bill business; the SMEs are expected to gain more excellent electronic bill financial services. At the same time, the development of electronic bill business provides opportunity for bill electronic trading platform and will accelerate standardization and development of Chinese bill market.

三、行业市场前景 III. Market Prospects

从市场前景看，在政策层面未来供给侧改革要金融供给端与实体经济供给端两个方面联动的不断深化，预计票据及票据电子化交易等将在供应链金融中获得广阔的发展空间。

From the perspective of market prospects, the reform on the future supply side at the policy level requires further deepening of the linkage between financial supply side and real economy supply side. It is estimated that bills and its electronic trading will have broad development space in the supply chain finance (SCF).

2011 年以来，各家商业银行受到信贷规模的限制，可以发放的贷款额度十分有限，但是通过承兑，票据、信用证等延期支付工具，既能够增强企业之间的互相信任，也稳定了一批客户，银行界空前重视供应链金融业务。目前，商业银行在进行经营战略转型过程中，已纷纷将供应链金融作为转型的着力点和突破口之一。供应链管理已成为企业的生存支柱与利润源泉，几乎所有的企业管理者都认识到供应链管理对于企业战略举足轻重的作用。

The credit scale of commercial banks has been restricted since 2011 and their

credit lines are thus made limited. However, deferred-payment instruments, such as acceptance, bills and letter of credit, strengthened the mutual trust among enterprises and calmed down a batch of customers. Banking circles are paying unprecedented attention to SCF. At present, commercial banks are seeing SCF as the impetus and breaking point in their business strategy transformation. Supply chain management has become the props to support and profit source of enterprises, and almost all enterprise managers have learned about the importance of supply chain management to enterprise strategies.

"供应链金融"发展迅猛，原因在于其"既能有效解决中小企业融资难题，又能延伸银行的纵深服务"的双赢效果。2012 年以来受世界经济复苏明显放缓和国内经济下行压力加大的影响，国际国内市场需求总体不足，我国各行业产能过剩问题较为突出，在此背景下，企业应收账款规模持续上升，回收周期不断延长，应收账款拖欠和坏账风险明显加大，企业周转资金紧张状况进一步加剧。据估计，目前，全国企业的应收账款规模在 20 万亿以上。假如用这些应收账款当作银行贷款的潜在抵押品加以充分利用，可以预见未来我国供应链金融发展市场潜力巨大，前瞻产业研究院供应链金融行业报告数据显示，到 2020 年，我国供应链金融的市场规模可达 14.98 万亿元左右。

The reason why "SCF" can develop in such a rapid speed is that it "can not only effectively solve the financing difficulty of SMEs, but also can expand banking services deeper and broader". Since 2012 when the recovery of the world economy started to slow down and the downward pressure on domestic economy started to increase, the overall demand of international and national markets became insufficient and excess production capacity of all domestic industries became noticeable, In this background, the scale of accounts receivable of enterprises kept increasing, the recovery cycle kept extending and the risks on arrears and bad debts increased obviously, which made the tensions in revolving fund further aggravated. According to estimates, the scale of accounts receivable of enterprises countrywide is more than RMB 2 trillion currently. If these accounts receivable could be used as the potential collaterals of bank loans, there would be a great market potential for national SCF development. Data in SCF industry report made by Qianzhan Industry Research

Institute indicate that the market scale of domestic SCF could be up to about RMB 14.98 trillion in 2020.

图表 31:2015 年-2020 年供应链金融市场空间规模预测 Diagram 31: Forecast on SCF Market Scale in 2015-2020



供应链金融市场规模预测（万亿元）
16
14
12
10
8
6
4
2
0
11.97
12.51
13.08
13.7
14.33
14.98
2015E
2016E
2017E
2018E
2019E
2020E

数据来源：前瞻产业研究院整理

Source: consolidated by Qianzhan Industry Research Institute

供应链金融市场规模预测（万亿元）	Forecast on SCF Market Scale (RMB 1 trillion)

第二节、商业保理 Section II Commercial Factoring

一、行业市场规模 I. Market Scale

在市场经济中，赊销是企业间的贸易往来中一种重要的信用销售方式，不但加快了商业流通业的高速发展，也带来了商品的加大丰富和市场繁荣。同时对于工业企业来说，也扩大了产品销路，加快了企业发展。但由于我国中小企业普遍缺乏"融资难"问题，代销的扩大及买方的拖欠，使得企业又面临较大的资金周转压力。在此背景下，我国保理业务应运而生， 2009-2013 年，国内保理市场规模持续扩张，特别是 2012 年以后，保理市场地位大幅提升。

As an important credit sales mode used in the trading among enterprises in market economy, sell on credit not only accelerates the development of commercial

circulation industry, but also enriches commodities and boosts the market. For industrial enterprises, it also expands product sales channel and accelerates enterprise development. However, it intensifies the capital turnover pressure of domestic SMEs, most of which suffered from "financing difficulty", when sales by proxy expands and defaults of buyers increase. In this background, the national factoring business emerged as the times require. In 2009-2013, the scale of national factoring business market continued to expand, especially after 2012, the market position of factoring increased significantly.

据前瞻产业研究院数据显示，从 2005 年到 2011 年，全球保理业务量翻了一番，平均年增长 12%。在主要经济体中，中国保理业的增速排名第一，平均年增长达到惊人的 96%。2013 年，全国商业保理业务总量为 200 亿元(不包括第三方支付类、电子商务类及供应链融资类)，与 2012 年相比增长超过一倍。按照近年来的发展进程，结合全球保理业务的增长水平，前瞻产业研究院预计，2020 年我国国内保理业务规模将达到 5.12 万亿元。

Data of the Qianzhan Industry Research Institute indicates that global factoring business doubled from 2005 to 2011 with an average annual growth of 12%. Among the main economies, China's factoring industry grew the fastest with an amazing average annual growth of 96%. As of 2013, the total domestic commercial factoring business was RMB 20 billion (excluding the third-party payment, e-commerce and SCF types), increased more than double comparing with 2012. According to its development in recent years and the growth level of global factoring business, Qianzhan Industry Research Institute predicts that the domestic factoring business would be up to RMB 5.12 trillion in 2020.

图表 32：2015 年-2020 年国内保理业务规模增长预测 Diagram 32: Forecast on Domestic Factoring Business Growth in 2015-2020


国内保理业务规模增长预测（万亿元）
6
5
4
3
2
1
0
3.19
3.61
3.99
4.32
4.75
5.12
2015E
2016E
2017E
2018E
2019E
2020E

数据来源：前瞻产业研究院整理

Source: consolidated by Qianzhan Industry Research Institute

国内保理业务规模增长预测（万亿元）	Forecast on domestic factoring business growth (in RMB 1 trillion)

银行业保理在中国保理市场上占据着绝对主导地位，而商业保理业务则刚刚起步，从资金实力、业务规模、专业水平等方面都还处于初级阶段。根据中国服务贸易协会商业保理专业委员会发布的《2014 中国商业保理行业发展报告》，2014 年我国商业保理规模 4061 亿欧元，仅为银行保理的 2.5%。但受益于国家和地方政府商业保理试点政策，从 2012 年起商业保理公司的数量如雨后春笋般急速增长，2012 年，被称为“商业保理元年”。2012 年 6 月，商务部发文，同意在天津滨海新区、上海浦东新区开展商业保理试点；同年，商务部发出通知，允许港澳企业在深圳、广州设立商业保理企业。

Factoring of banking industry is the predominant power in Chinese factoring market, while commercial factoring business just developed is still in its infancy in terms of financial strength, business scale and professional level. According to *Year 2014 Annual Report of China Commercial Factoring Industry* issued by Commercial Factoring Expertise Committee of CATIC, the domestic commercial factoring scale in 2014 was EUR 406.1 billion, only accounting for 2.5% of banking industry. Benefiting from the commercial factoring pilot policy of state and local governments, the number of commercial factoring companies sprung up quickly since 2012, and the

year was thus called "the year of commercial factoring". In June 2012, Ministry of Commerce dispatched its approval for the commercial factoring pilots to be built in Tianjin Binhai New Area and Shanghai Pudong New Area; in the same year, Ministry of Commerce issued a notice that Hong Kong and Macao enterprises are allowed to set up commercial factoring enterprises in Shenzhen and Guangzhou.

据商业保理专委会统计，截至 2014 年 12 月 31 日，全国共有注册的商业保理企业 1220 家，其中法人企业 1129 家，分公司 91 家。2014 年新设立 845 家商业保理企业和 91 家分公司，注册数量是 2013 年的 4.23 倍，2012 年的 19.2 倍，2011 年的 47 倍。继 2013 年之后，新注册商业保理企业数量又一次出现井喷。

According to the statistics made by Commercial Factoring Expertise Committee, there were totally 1,220 registered commercial factoring enterprises country wide by the December 31, 2014, including 1,129 incorporated enterprises and 91 branches. 845 new commercial factoring enterprises and 91 new branches were set up in 2014, the number of registrations was 4.23 times, 19.2 times and 47 times of that of 2013, 2012 and 2011 respectively. There was another explosive growth in factoring enterprise registration in 2014 after 2013.

图表 33:1991 年-2014 年商业保理公司历年注册情况 Diagram 33: Commercial Factoring Enterprise Registration in 1991-2014


商业保理公司历年注册情况
（单位：个）
900
800
700
600
500
400
300
200
100
0
845
200
44
18
11
3
2
1
2
1
1
1
2014
2013
2012
2011
2010
2009
2008
2007
2004
1999
1993
1991

数据来源：商业保理专委会

Source: Commercial Factoring Expertise Committee

商业保理公司历年注册情况（单位：个）	Commercial Factoring Enterprise Registration (Unit: each)

二、行业市场前景 II. Market Prospects

在国际上，商业保理是一种成熟的金融服务和融资方式。但在国内，商业保理还是一个新兴业态。由于中国的中小企业数量众多，且普遍存在订单多、应收账款多的问题，商业保理业务在我国有更迫切的需求。中国保理业的创新带着鲜明的中国特色，是顺应全球经济由卖方市场向买方市场转变的大格局、顺应有效支持实体经济的需要，从客户需求出发，融合了融资、担保、应收账款管理等不同业务，利用改革政策红利，通过将客户的授信信息、交易信息、上下游企业的信息汇聚在一起，围绕真实的交易和实际的需求，将现有技术重新组合，是根植于风险管理的实质创新。

In international market, commercial factoring is a kind of mature commercial service and financing mode; while in China, it is still an emerging format. Since there are many SMEs that have lots of orders and accounts receivable, commercial factoring business is more urgently demanded in China. The innovation in China's factoring business featuring with distinctive Chinese characteristics comply with the transition of global economy from seller's market to buyer's market, and the demand for effective support for real economy. It also integrates financing, guarantee and accounts receivable based on customer demands, utilizes reform policy dividends to gather the information of credit granting and transaction information of customer and the information of upstream and downstream enterprise, and recombine existing technologies according to actual transactions and demands so as to make it the substantive innovation rooted in risk management.

近年来我国保理业务发展迅速，自 2011 年以来已连续 4 年在全球市场占据第一的位置。据 FCI 统计，2012 年我国保理业务量折合人民币 2.83 万亿元，占全球保理业务总量的份额为 16.1%。2013 年我国保理业务量达到 3781 亿欧元，折合人民币 3.18 万亿元（首次超过 3 万亿元人民币），占全球保理业务总量的份

额上升为 17%。2013 年全球保理业务量相比 2009 年扩大了 0.74 倍，而同期，中国保理业务量扩大了 4.62 倍，净增长了 3108 亿欧元，增量占全球增量的 33%。

Factoring business develops quickly in recent years in China, and grew the fastest for consecutively 4 years comparing with other countries since 2011. According to FCI, the national factoring business in 2012 can be converted into RMB 2.83 trillion, accounting for 16.1% of total global factoring business. The national factoring business in 2013 was up to EUR 378.1 billion, which is equivalent to RMB 3.18 trillion (be more than RMB 3 trillion for the first time), accounting for 17% of total global factoring business. Moreover, the scale of global factoring business expanded by 0.74 times in 2013 comparing with 2009, while China's factoring business expanded by 4.62 times at the same period with a net growth of EUR 310.8 billion, which accounted for 33% of total global growth.

2015 年 3 月，中国服务贸易协会商业保理专业委员会发布了《2014 中国商业保理行业发展报告》披露的信息显示，2014 年，中国连续第四年卫冕全球最大的保理国，2014 年中国保理业务量折合人民币 2.92 万亿元，其中国内保理业务量为人民币 2.17 万亿元，而国际保理业务量为 1224.41 亿美元。值得注意的是，截至 2014 年 12 月末，全国规模以上工业企业应收账款总额超过 10 万亿元，而 2014 年一至三季度我国保理业务量却仅 2.09 万亿元，商业保理这片新蓝海还有待进一步开发。

The *Year 2014 Annual Report of China Commercial Factoring Industry* issued by Commercial Factoring Expertise Committee of CATIC in March 2013 disclosed that China continued to be the largest factoring nation in the world for consecutively the 4th year in 2014, and the factoring business of China in 2014 was RMB 2.92 trillion, including domestic factoring business of RMB 2.17 trillion, and international factoring business of USD 122.441 billion. What is noticeable is that by the end of December 2014, the total accounts receivable of the nationwide industrial enterprises or of larger scale exceeded RMB 10 trillion, while the national factoring business from the first to the third quarter of 2014 was only RMB 2.09 trillion. The virgin land of commercial factoring is waiting to be further developed.

可见，随着商业保理行业的政策环境、法律环境、融资环境、征信环境和人才供给的逐渐改善，在强大的市场需求和新一代互联网技术的推动下，《2014 年中国商业保理行业发展报告》预测，2015 年，我国商业保理行业仍将保持高速增长态势。预计到 2015 年底，商业保理数量将达到 2000 家左右，商业保理业务量将达到 1600 亿元左右，保理融资余额将到达 400 亿元左右。

As the policy environment, legal environment, financing environment, credit environment and talent supply of commercial factoring industry improve and strong market demand and new generation Internet technology develop, the *Year 2014 Annual Report of China Commercial Factoring Industry* forecasted that the national commercial factoring industry would keep grow in a rapid speed in 2015. According to estimates, the number of commercial businesses would be about 2,000, commercial factoring companies and their business would be about RMB 160 billion and the balance of factoring financing would be about RMB 40 billion by the end of 2015.

第三节、融资租赁 Section III. Financial Leasing

一、行业现状 I. Industry Status

近几年来，我国融资租赁业的市场格局发生了巨大变化，已经从非常态的发展阶段开始回归专业轨道，促进经济发展的积极作用也日益显现。融资租赁产品独具"融资+融物"优势，以"资产信用"为基础，能有效地控制资金走向，直接服务于实体经济。

In recent years, the market pattern of national financial leasing industry changed significantly, it has returned to professional development track from the non-normal development stage and the positive role it played in promoting economic development is increasingly showing up. Financial leasing products, featuring with "financing + asset financing" and based on "asset credit", can effectively control fund flows and directly serve the real economy.

基于这一特点，融资租赁在解决中小企业融资难题、推动企业技术改造和设

备升级、促进企业产品销售等方面具有不可替代的独特作用。从宏观层面来说，融资租赁业在平衡国际贸易、支持“中国制造”走向世界等方面也日益显现出积极意义。未来融资租赁行业在中国经济中的分量将越来越大，而在随着中国实体经济的日益强大，融资租赁行业也将成为服务业的主流业态。

For this point, financial leasing plays an irreplaceable role in solving the financing difficulties of SMEs, promoting technical reformation and equipment upgrading of enterprises and boosting product sales. From a macro point of view, financial leasing is showing increasing significance to international trade balancing and the introduction of “Made In China” to the world. In the future, financial leasing industry will have growing weight in national economy, and become the mainstream format of service industry as national real economy grows stronger.

二、行业市场规模 II. Market Scale

据由中国社会科学院金融研究所2015年6月发布的首部融资租赁蓝皮书《中国融资租赁业发展报告（2014-2015）》显示，融资租赁在社会资本形成、拉动产业升级、促进就业以及扩大出口等方面可以发挥重要作用。为促进我国融资租赁行业的持续健康发展，2007 年 1 月底银监会修改《金融租赁公司管理办法》，明确规定“允许国内商业银行介入金融租赁”，并陆续批准了由商业银行所成立的金融租赁公司。与此同时，天津、上海、深圳等城市出台了一系列鼓励租赁行业发展的优惠政策，在我国金融业改革不断深化的背景下，我国融资租赁业进入了蓬勃发展的新时期，企业数量和资产规模大幅增加，租赁业务范围逐步扩大，经营管理和风险控制能力得到快速提升。我国融资租赁行业总体规模不断提升，截至 2014 年底，融资租赁企业总数超过 2000 家，增长速度为 100%。融资租赁合同余额超过 3 万亿人民币，增长速度超过 50%。

Annual Report on China's Financial Leasing Development (2014-2015), the first financial leasing bluebook issued by Institute of Finance and Banking, CASS, on June 2015 indicates that financial leasing can play an essential role in facilitating the formation of social capital, pulling industrial upgrade, promoting employment and expanding export. In order to promote the sustainable and healthy development of national financial leasing industry, China Banking Regulatory Commission modified

Measures for the Administration of Financial leasing Companies at the end of 2007 to clearly specify that "domestic commercial banks are allowed to involve in financial leasing", and approved the financial leasing companies set up by commercial banks. At the same time, cities including Tianjin, Shanghai and Shenzhen introduced a variety of preferential policies to encourage the development of leasing industry. Against a background of constantly deepening of commercial industry, domestic financial leasing entered a new period of vigorous development, the number of enterprises and their assets increased sharply, the scale of leasing business expanded gradually and business management and risk control ability improved quickly. The overall scale of domestic financial leasing industry enlarged continuously. By the end of 2014, the total number of domestic financial leasing enterprises exceeded 2,000, with a growth speed of 100%; the balance of financial leasing contract exceeded RMB 3,000 billion with a growth speed of more than 50%.

据前瞻产业研究院发布的《2015-2020 年中国融资租赁行业市场前瞻与投资战略规划分析报告》显示，在 2007-2014 年，我国融资租赁业务总量由 2007 年 240 亿元增至 2014 年的 32000 亿元，增长了 133 倍，年均增速达到了 101.17%。近年来，尽管增速有所放缓，但是我国融资租赁市场规模依然保持着较高的增长速度。我国融资租赁市场的快速发展也为外资租赁企业提供了进入中国市场发展的机遇。

The *Report of Market Prospective and Investment Strategy Planning on China Financial Leasing Industry (2015-2020)* released by Qianzhan Industry Research Institute indicates that the total domestic financial leasing business increased from RMB 24 billion in 2007 to 3,200 billion in 2014, increased by 133 times with an annual growth of 101.17%. In recent years, the growth of domestic financial leasing industry slightly slowed down but its scale still grew in a high speed. Moreover, the rapid development of domestic financial leasing market also provides opportunities for foreign leasing enterprises to enter Chinese market.

图表 34：2007 年-2014 年中国融资租赁行业市场规模变化情况 Diagram 34: Market Scale Changes of China's Financial Leasing Industry in 2007-2014


35000
30000
25000
20000
15000
10000
5000
0
600%
500%
400%
300%
200%
100%
0%
545.83%
200%
138.71%
89.19%
32.86%
66.67%
35.48%
52.38%
240
1550
3700
7000
9300
15500
21000
32000
2007
2008
2009
2010
2011
2012
2013
2014
业务总量（亿元）
同比增长

数据来源：前瞻产业研究院整理

Source: Sorted out by Qianzhan Industry Research Institute

业务总量	Total volume
同比增长	YOY growth

三、行业市场机遇 III. Market Opportunities

在"十三五"乃至更长一段时期内，我国融资租赁行业将保持持续快速增长的发展态势，新常态经济条件下租赁行业发展将面临五大战略机遇：

During the "13th Five-year" or even a longer period, domestic financial leasing industry will keep its development trend of rapid growth, and will face 5 strategic opportunities in the New Normal economic conditions:

1、产业结构转型升级释放巨大融资租赁需求

1. Industrial structure transformation and upgrading will release hug financial leasing demands

融资租赁业发展与产业结构转型相伴而生，一方面融资租赁有助于解决了新兴技术产业发展之初的资金不足问题；另一方面，传统行业领域的众多企业淘汰落后产能，不断加快产业结构转型升级，这又进一步催生出融资租赁的新需求。"十二五"时期伴随我国大规模的经济结构调整，大力发展战略性新兴产业等已经

推动融资租赁业实现了跨越式发展。未来较长一段时间内，我国产业结构转型升级将进一步深化，以重化工业为代表的传统产业集群将逐渐降低发展速度，以高端制造业和现代服务业为代表的新兴主导产业集群快速成长。随着我国不断加快产业结构调整步伐，推动技术革新过程，我国融资租赁业务规模和市场渗透率将会迅速上升。

The development of financial leasing industry is accompanied by industrial restructuring. On one hand, financial leasing is conducive to solving the inadequacy problem at the beginning of the development of emerging technology industries; on the other hand, the enterprises of traditional industries are eliminating outdated capacity and accelerating the transformation and upgrading of industrial structure, which further hastens the new demand for financial leasing. In the "12th Five-year Plan" period, financial leasing industry developed by strides while large-scale economic structure adjustment was made and strategic emerging industries were vigorously developed. In a rather long period in the future, the national industrial restructuring will be further deepened, the development of traditional industrial clusters represented by heavy chemical industries will slow down, and the emerging dominant industries represented by high-end manufacturing industry and modern service industry will grow rapidly. With the acceleration of industrial restructuring and progress of technology innovation, the scale and market penetration of domestic financial leasing business will shoot up.

2、城镇化和工业化为融资租赁业提供发展空间

2. Urbanization and industrialization provide development space for financial leasing

党的十八大强调"要坚持走中国特色新型城镇化道路，推动工业化和城镇化良性互动、城镇化和农业现代化相互协调，促进工业化、信息化、城镇化、农业现代化同步发展"。我国未来新型城镇化改革将释放巨大增长潜力，将有望成为拉动我国经济增长的新引擎。为推动我国建设新兴城镇化进程，破解城乡二元制经济结构，各级政府将统筹推进铁路、公路、水运、航空、输油气管道和城市交通基础设施建设，这无疑为我国融资租赁行业发达提供了巨大发展空间。

The 18th CPC National Congress emphasized that "it is required to adhere to the

new path of urbanization with Chinese characteristics, promote the sound interaction of industrialization and urbanization, the mutual coordination of urbanization and agricultural modernization, facilitate the synchronous development of industrialization, informationization, urbanization and agricultural modernization". The future reform of new urbanization will release enormous growth potential and is expected to be new engine that drives domestic economic growth. In order to promote new urbanization progressing and make economic structure of urban-rural dual system break down, governments at all levels will coordinate to promote the construction of railway, highway, water transport, aviation, oil and gas pipeline and urban transportation infrastructure, which will provide huge development space for national financial leasing industry without doubt.

与此同时，随着"十二五"规划进入后期，我国工业化进程将不断加速，政府在不断加大对钢铁、电解铝、水泥、平板玻璃等传统行业过剩产能治理力度的同时，高新技术产业和战略性新兴产业将在产业结构调整中发挥更积极的作用。以新通信技术、新能源、新材料等为代表的战略性新兴产业发展迅速，与之相关的固定资产和新增设备投资需求将持续增长。这将为融资租赁行业的发展带来极大的发展机遇。

At the same time, the process of national industrialization will accelerate constantly, governments will make more efforts to govern the excess capacity of traditional industries such as steel, electrolytic aluminum, cement and plate glass, and hi-tech industries and strategic emerging industries will play a more positive role in industrial structure adjustment, in the later "12th Five-year Plan" period. The rapid development of strategic emerging industries represented by new communications technology, new energy and new material will definitely make the investment demand of fixed assets and new equipment relating to them grow continuously. If that is the case, there will be great development opportunity for financial leasing industry.

3、深化金融改革为租赁企业拓宽融资渠道

3. Deepen financial reform to broaden the financing channels for leasing enterprises

未来我国金融改革进程不断加速，拓宽融资租赁业融资渠道，进一步促进企业融资方式多元化。促进直接融资与间接融资协调发展、提高直接融资比重将成为未来金融改革的一个重要方向。成熟市场独立租赁公司主要通过银行贷款、债券、资产证券化和同业拆借作为外部融资来源，后三种融资方式在我国尚不成熟，目前国内租赁公司主要通过银行贷款和母公司进行融资，两种方式均不能成为融资租赁公司稳定的资金筹集渠道。未来我国金融市场改革将有助于减缓独立系融资租赁公司长期以来存在的资本约束。因此，我国未来金融改革加速将促进租赁公司在资本市场多种渠道筹集资金，为租赁业务规模扩张提供长期稳定的资金保障。

In the future, domestic financial reform will keep accelerating, the financing channel of financial leasing will expand and the diversified financing mode of enterprises will be further promoted. The promotion of coordinated development of direct financing and indirect financing and the increase of the proportion of direct financing will become an important direction of future financial reform. In a mature market, independent leasing companies acquire external finance mainly from bank loans, bonds, asset securitization and inter-bank borrowing, the later three among which are still immature in our country. At present, domestic leasing companies finance by ways of bank loans and parent companies, both of which are not the stable fund-raising channels of financial leasing companies. In the future, the reform of national financial reform will facilitate to relieve the long-standing capital restricts for independent financial leasing companies. Therefore, the accelerated domestic financial reform will boost the multi-channel financing of leasing companies in capital market and provide long-term stable capital guarantee for the scale expansion of leasing business.

4、互联网金融成为融资租赁业增长的重要引擎

4. The internet finance will become an important engine for growth of financial leasing industry

2014 年我国互联网金融继续呈迅猛发展态势，新型金融机构不断涌现，市场规模持续扩大，这无疑为长期受困于融资难题的租赁企业发展提供了一个重要

机遇。2013 年 11 月，普资华企平台正式引入融资租赁行业项目，成为第一家以融资租赁项目为资金流向的互联网金融平台。2014 年爱投资、理财范、积木盒子等互联网金融平台，相继推出了与融资租赁挂钩的 P2P 理财产品。随着网络技术和移动通信技术的普及，我国互联网金融行业未来将持续处于高速发展阶段，如何让融资租赁业搭上互联网金融发展快车，在投融资风险可控前提下拓宽租赁企业的融资方式，成为摆在我国融资租赁理论与实务的重要课题。可以预期，借助互联网金融平台，我国融资租赁企业可以将资金的供给与需求在更大范围内进行匹配，通过网络进行信息交互，并最终促成完成租赁交易达成。

The Chinese internet finance tended to develop continuously and dramatically in 2014 and the gradual appearance of new financial institutions and continuous expansion of market scale provided an important opportunity definitely for the leasing enterprises suffering from financing difficulty for a long time. In November 2013, the Price Capital China Business leasing project introduced financing leasing industry project formally and became the first internet financial platform with financing leasing project as capital flowing. In 2014, the internet financial platforms, such as Itouzi, Licaifan and Jimu promoted financial leasing-related P1P wealth management product in succession. With popularization of network technology and mobile communication technology, the Chinese internet finance industry will keep at high-speed development stage in the future and how to enable the financial leasing industry to connect to internet finance development express bus and extend financing mode of leasing enterprise under the premise the investment and financing risks are controllable becomes an important issue of Chinese financial leasing theory and practice. It can be expected that the Chinese financial leasing enterprises can match capital supply and demand within larger scope in virtue of internet finance platform, deal with information interaction through network and complete leasing transaction finally

5、监管环境优化为融资租赁业发展保驾护航

5. The optimization for supervision environment can convoy development of financial leasing industry.

目前我国融资租赁行业中，多部门管理与法律条款零散、部门规章并行等问题是目前行业发展的监管瓶颈。由商务部制定的《融资租赁企业监督管理办法》自 2013 年 10 月 1 日起施行，其中制定了一系列促进融资租赁企业发展的政策改革思路。目前我国尚无全国性的租赁行业税收优惠政策，但各地为鼓励租赁行业发展均出台相应税收优惠政策，如天津目前对租赁行业不征收增值税及出口退税，营业税实施返还政策、所得税进行税前扣除。上海自贸区、深圳前海深港现代服务业合作区等也实施了一些了推进融资租赁业发展的措施，加之《国务院关于加快发展生产性服务业促进产业结构调整升级的指导意见》明确提出研究制定相关政策支持融资租赁发展。因此，我们可以预期融资租赁业监管政策优化将进一步推动我国融资租赁业迅速发展。

At present, the multi-department management, law article scattering and department rule concurrency problems are the supervision bottle necks of current industrial development in Chinese financial leasing industry. The *Measures for the Administration of Financial Leasing Enterprises* prepared by Ministry of Commerce was started to implement on October 1, 2013, which enacted a series of policy reformation thoughts for development of financial leasing enterprises. There has not been any nationwide preferential tax policy in leasing industry but all local governments issued corresponding preferential tax policies so as to encourage development of leasing industry; for example, the value-added tax (VAT) and tax rebate are not collected for leasing industry in Tianjin where the business tax will be returned and the income tax will be deducted prior to tax payment. Besides, some measures for promoting development of financial leasing industry are taken in China (Shanghai) Pilot Free Trade Zone and Qianhai Shenzhen-Hong Kong Modern Service Industry Cooperation Zone; besides, the *Guiding Opinions of the State Council on Accelerating the Development of Producer Service Industry and Promoting Industry Restructuring and Upgrading* proposes definitely to research and prepare relevant policy to support financial leasing development. Thus, we can expect that the optimization for supervision policy of financial leasing industry will promote fast development of Chinese financial leasing industry further.

另外，国务院办公厅 2015 年 9 月发布了《关于加快融资租赁业发展的指导意见》，《意见》要求，到 2020 年，融资租赁业务领域覆盖面不断扩大，融资租赁市场渗透率显著提高，成为企业设备投资和技术更新的重要手段；一批专业优势突出、管理先进、国际竞争力强的龙头企业基本形成，统一、规范、有效的事中事后监管体系基本建立，法律法规和政策扶持体系初步形成，融资租赁业市场规模和竞争力水平位居世界前列。《意见》的发布，将为我国尚在不断成长中的融资租赁业有效解决行业整体税负加重、缺乏专门立法管理等问题，为融资租赁行业未来 5 年的发展保驾护航。

In addition, the General Office of the State Council published the *State Council on Accelerating the Guidance of the Development of Financial Leasing Industry* and *Opinion* in September 2015 to require that the coverage of financial leasing business field will be expanded gradually, the permeability of financial leasing market will be improved remarkably and the financial leasing will become an important means for enterprise equipment investment and technical updating in 2020. A batch of leading enterprises featured by prominent specialty advantages, advanced management and strong international competitiveness form basically; the uniform, regulated and efficient pre-supervision and post supervision system are set up basically; the law, regulation and policy supporting systems are formed basically; the market scale and level of competitiveness of financial leasing industry rank the first in the world. The publication of *Opinion* will get rid of heavy integral industrial tax and lack of special legislation management in the growing financial leasing industry and convoy for development of financial leasing industry in the next 5 years.

综上，未来几年内，中国金融租赁业务规模将大幅增加，金融租赁将成为企业，尤其是中小企业，重要的融资选择。同时，为了适应市场和客户的需要，许多新型融资租赁形式产生并不断发展，金融租赁业将从投资向服务转型。随着金融租赁业的"四大支柱"在我国建立健全，我国的金融租赁形式开始快速向现代租赁过渡。可以预见，随着市场竞争的日益激烈，市场规模的不断扩大，以及客户需求的日益多样化，融资租赁服务的范围、模式还将继续创新，不断发展和完善。中国租赁联盟召集人、天津租赁协会会长杨海田预计，我国融资租赁业将在 2015

年内超越美国，成为世界第一租赁大国，并有可能于 2020 年达到 12 万亿元的规模。

In conclusion, the business scale of Chinese finance leasing industry will be increased largely in the next several years and the finance leasing will become an important financial choice for enterprises, especially SMEs. At the same time, many new financial leasing modes generate and develop gradually to meet market and clients' demand and the finance leasing industry will transform from investment to service. With improvement of "four pillars" in finance leasing industry in China, the Chinese finance leasing mode starts to transit towards modern leasing. It can be predicted that the scope and mode of financial leasing service will be created continuously and developed and improved gradually with gradual intensity of market competitiveness, unceasing expansion of market scale and constant diversification of client demand. Yang Haitian, China Leasing Alliance convener and chairman of Tianjin Leasing Association predicted that the Chinese financial leasing industry would exceed the US in 2015, became the world first largest leasing countries and might reach RMB 12 trillion in 2020.

第四节、小额贷款 Section 4 Petty Loan

一、行业发展阶段 I. Industrial Development Stage

我国小额贷款行业主要经历了如下三个发展阶段：

The Chinese petty loan industry mainly undergoes the following three development stages:

第一阶段（1994 年—1999 年）：1994 年，小额贷款的模式被引入中国，农村信用贷款业务试验计划正式展开，主要作为降低贫困率的工具；

Stage 1 (1994-1999): The petty loan mode was introduced to China in 1994 and the rural credit loan business test plan was developed formally as the tool for reducing poverty rate mainly.

第二阶段（1999 年—2005 年）：中国政府更加积极参与小额贷款业务的发展；以农村信用社为主体的正规金融机构开始试行并推广小额贷款，中国小额贷款发展开始进入以正规金融机构为导向的发展阶段；

Stage 2 (1999-2005): The Chinese governments participate in development of petty loan business more positively and the Rural Credit Cooperatives-entity formal financial institutions start to make trial implementation and popularize petty loan; the development of Chinese petty loan start to enter formal financial institution-guided development stage.

第三阶段（2005 年至今）：小额贷款行业更为商业化阶段；2008 年 5 月，中国人民银行和中国银监会联合颁布了《关于小额贷款公司试点的指导意见》，这一指导给予小额贷款公司合法地位，小额贷款公司试点开始在全国各地展开，为私人资本及金融机构提供一个服务中小微企业的平台；新设的小额贷款公司数量急剧增长，小额贷款行业开始进入快速发展期。

Stage 3 (2005-now): It is the stage when the petty loan industry becomes more commercial; in May 2008, the People's Bank of China and China Banking Regulatory Commission issued *Guiding Opinions on the Pilot Operation of Petty Loan Companies* to give legal position of petty loan companies; the pilot work of petty loan companies are developed all over China to provide a platform serving for small and micro businesses for private capital and financial institution; the new petty loan companies are increased dramatically and the petty loan industry will step to fast development period.

小额贷款在地方经济的作用

Function of petty loan in local economy

（一）促进多层次金融体系发展

(i) It can promote to develop multi-layer financial system.

中国经济发展具有不平衡性，多层次的经济发展水平和复杂的经济结构，需要多层次的金融机构为之服务。各种金融机构应根据成本效益原则和各自的比较优势，对贷款市场进行细分，准确地定位其主要目标市场和发展战略。 随着金融体制改革的不断深化，各商业银行的经营机制发生了根本的变化，安全性、盈

利性已成为首要的、最终的、也是必须的追求目标。国有商业银行的信贷审批权限陆续上收，农村现有的金融机构很少愿意主动开展农户和微小企业小额贷款业务，这就需要一个专门的机构面向广大农户和微小企业，以填补金融服务的空白。而小额贷款公司在小规模、应急性贷款方面具有天然优势，在定价、额度、还款方式、期限、担保要求等方面相对灵活，有其合法、合理的存在空间。 金融业发展趋势是分类分层，即村镇银行和小额贷款公司将业务范围定位于农户、微小企业、个体工商户等，中小型银行将中小企业作为目标客户，经营规模较大的银行主要面向大型企业和项目开展业务。这样可以有效满足不同地区、产业、人群的金融需求。 当前一些中小企业、农村地区缺乏资金，生产发生困难。小额贷款公司积极引导民间资本向资金缺口较大的地区"输血"可以解决上述问题，提高金融体系配置资金的效率。因此，小额贷款公司的产生能有效促进农村金融服务的专业化发展，提高资金配置效率，解决农村资金供求的矛盾。

Since the development of Chinese development is not balanced, the multi-layer economic development level and complex economic structure needs service of multi-layer financial institutions. All kinds of financial institutions should subdivide the loan market based on costs benefit principle and their own comparative advantages and locate main target market and development strategy accurately. With gradual development of financial system reformation, the operation mechanism of all commercial banks is changed fundamentally and the safety and profitability has become the primary, final and necessary pursue target. Since the credit and loan approval authority of stated-owned commercial banks is loosened gradually and few current rural financial institutions are willing to develop petty loan business for peasant household and small and micro businesses positively, an institution devoting to the extensive peasant households and small and micro businesses is in need to fill up the blank of financial service. While the petty loan companies have the natural advantages at the aspect of small scale and emergency loan, which are quite flexible for pricing, limit, repayment mode, period and guarantee requirement and own legal and rational existence space. The development tendency of financial industry consists 6 layers: The village and town banks and petty loan companies orient businesses to peasant households, micro enterprises and individual industrial and commercial

households; the small and medium-sized banks regard the SMEs as target clients; the banks with larger operation scale mainly develop business for large-scale enterprises and projects. Therefore, all regions, industries and groups of financial demand can be met. At present, some SMEs and rural areas are in lack of capital and difficult in production. The petty loan companies should guide private capital to flow into the regions in lack of capital thirstily so as to deal with the problems above and improve capital configuration efficiency of financial system. Thus, the petty loan companies can promote the specialty development of rural financial service efficiently, improve capital configuration efficiency and get rid of rural capital supply & demand conflict.

(二)疏导民资和规范民间金融

(ii) Leading private-owned capital and normalizing informal finance

小额贷款公司的组建，将民间金融纳入正规发展轨道，给民营资本进入金融领域提供了难得机遇，使部分隐性的民间借贷变为显性，由地下变为公开，填补了金融机构在农村金融服务网点不足的市场空缺，减轻了银行业金融机构的金融服务压力。利用小额贷款公司逐步引导体系外"暗流测涌"的民间资金进入制度框架之中，一定程度上收编地下钱庄，使国家得以监控银行外资金的去向。 同时，注册资本金绝大部分是民营资本的小额贷款公司，与其他金融机构或法人资金在规定限度内合作，有助于调动更多的民营资本。这样可以在很大程度上缓解"三农"资金需求的压力，压缩民间金融的市场空间，平抑民间信贷的利率，从而改善农村经济活动的金融环境。此外，小额贷款公司继承了民间金融"草根性"的特征，保留了民间金融几乎所有的优点，例如借贷人之间信息对称度高、手续简便、担保抵押形式多样、借贷期限灵活等。尤其是在满足农户以及中小企业的资金需求方面，小额贷款公司的经营成本远低于农信社等金融机构。因此，小额贷款公司作为民间金融正规化发展的一种方式，实现了民间金融与正规金融的有效对接，在农村经济发展中发挥着不可替代的积极作用。

With establishment of micro-credit companies, informal finance is brought into the normal development path, which is a rare opportunity for private-owned capital entering financial field; parts of recessive folk debits and credits get overt, i.e. from underground to ground; the market gap for insufficient financing institution's rural financial service network is covered and financial service pressure of banking

financial institution is relieved. The method for leading off-system recessive private-owned capital into institutional framework gradually through micro-credit companies can be in favor of incorporating illegal private bank to some degree, so that the country can supervise the flow direction of non-bank capital. Meanwhile, it is convenient for arousing more private-owned capital that micro-credit companies with registered capital mainly composed of private-owned one cooperate with financing institutions or other legal person organizations within the specified limitation. All of those, as a result, can relieve the demand pressure of "Three Rural Fund" (three rural refers to "agriculture, farmers and rural areas"), compress the market space of informal finance, stabilize non-governmental credit rate and thus improve financial environment of rural economic environment. Besides, micro-credit companies inherit "grass roots" characters and retain nearly all of advantages of informal finance, such as high information symmetry between the debit and credit, simple procedure, diverse guaranteed mortgage forms and flexile loan term. In particular, in terms of meeting farmers and SMEs' capital demands, this kind of companies have far lower operation cost than Rural Credit Cooperatives and other financing institutions. Therefore, as the normal development mode for informal finance, micro credit companies realize the docking of informal and formal finance and play an irreplaceable role in rural economic development.

（三）有效抑制民间高利贷行为

(iii) Restraining effectively folk usury

中国民间金融服务的缺失，导致一些地方非法放贷活动有所抬头，民间贷款利率普遍较高。而中国要求小额贷款公司的贷款利率不得高于中国人民银行贷款基准利率的 4 倍，这明显低于民间高利贷的利率水平。在利率定价的示范效应作用下，民间借贷的利率水平将会下降，高利贷的市场空间受到压缩，地下非法融资也会得到遏制。小额贷款公司的成立，有利于聚集民间闲置资金，使民间资金找到合法投资渠道和良好投资项目，同时遏制了民间非法借贷的蔓延。通过设立小额贷款公司，可引导部分民间资本走上合法化经营轨道，从地下借贷转向阳光化，使非法的民间高利贷得到抑制。

Illegal lending rises in some places due to deficiency of China's informal finance

service and this kind of non-governmental loan interest rate is high universally. However, there is a regulation in China: Loan interest rate of micro-credit companies should not be four times higher than benchmark loan rate of People's Bank of China, a number that is obviously lower than that of fold usury. Under the interest rate pricing demonstration effect, interest rate of private lending will be lowered, usurious market space will be compressed and underground illegal financing will be restrained. Foundation of this kind of company is convenient for aggregation of private laid-up capital and obtainment of legal investment channel and favorable investment project for private capital and can restrain the spread of private lending meanwhile. Moreover, with establishment of this kind of company, it is possible to lead parts of private capital into legal operational path, i.e. from underground to ground, and restrain the illegal folk usury.

（四）弥补传统金融服务的不足

(iv) Make up for the deficiency of traditional financial service

中国农村地区普遍存在金融机构网点覆盖率低、金融供给不足等问题，而现有的商业银行信贷发放要求标准高，信贷供给仅面对高收入人群和大型企业。小额贷款公司的设立，可以有效填补农村金融服务的盲点，提高了对“三农”的金融服务能力，同时满足中低收入人群和部分中小企业的贷款需求。在贷款对象上，小额贷款公司着力支持农业以及社会中低收入群体的相关产业，在一定程度上满足城市中低收入群体的日常生产消费需求。特别是在农村地区，小额贷款公司的业务重点是发放农户小额贷。各地出台的《小额贷款公司管理办法（试行）》普遍规定，面向“三农”发放的贷款不得低于贷款总额的 50%。私有制小额贷款公司与农村信用社、邮政储蓄银行相互竞争，与农业发展银行、农业银行业务互补，不同金融机构在涉农贷款业务领域共同发展的良好局面正在形成。

Problems such as low coverage rate of financing institution network and shortage of financial supply can be discovered widely in China’s rural areas; however, it is strict with commercial bank’s requirement for the current credit delivery, and credit supply is only oriented to high-income groups and large enterprises. Establishment of micro-credit companies can effectively fill up blind spot of rural financial service and improve the financial service capacity for “Three Rural Issues”; meanwhile, it can

meet the credit demands of low and moderate-income groups and parts of SMEs. In terms of prospective borrower, small-credit companies are focused on supporting agriculture and the relevant industries of low and moderate-income groups in society; can meet daily production and consumption demands of low and moderate-income groups in city to some degree. Particularly, in rural areas, this kind of companies put their business cores in farmer's micro loan. There is a regulation widely in *Methods on the Management of Micro-credit Companies (Provisional)* issued in various regions: Loads oriented to "Three Rural Issues" should not be lower than 50% of total loans. There is forming an excellent situation where private-owned micro-credit company competes with Rural Credit Cooperatives and Postal Savings Bank to each other and complements with Agricultural Development Bank of China and Agricultural Bank of China to each other in business and different financing institutions jointly develop in agriculture-related loan business.

二、行业市场规模 II. Market Scale

小额贷款公司由于产生时间较短、发展较为迅速，在我国属于刚刚兴起的新兴行业，其主要业务为向企业、自然人等提供资金借贷服务。近年随着国家经济的增长、产业结构的调整，加之城镇化建设的需要和国家鼓励和引导民间投资健康发展的政策支持，小额贷款公司获得了飞速发展的机会。

Since it is young and developing rapidly, micro-credit companies should be ranked to the emerging industry in China, with principal business direction focused on supply of capital loan service for enterprises, natural persons, etc. Over the recent years, this kind of companies have obtained an opportunity for rapid development, with increase of our country's economy and adjustment of industrial structure as well as under the promotion of urbanization demand and the background of China's encouraging and leading the healthy development of private investment.

根据人民银行发布的统计数据，2010 年至 2014 年全国小贷公司机构数量、从业人数的年均复合增长率分别达到 35.42%、40.92%；注册资本和贷款余额年均复合增长率高达 46.85%、47.78%。

According to statistical data issued by People's Bank of China, in 2010-2014, annual average compound growth rates for the numbers of national micro-direct companies and employees were 35.42% and 40.92% respectively; annual average compound growth rates for registered capital and loan balance reached 46.85% and 47.78% respectively.

图表 35：2010 年-2015 年三季度全国小额贷款公司数量及从业人数情况 Diagram 35: Numbers of National Micro-Direct Companies and Employees in Q3 of 2010- 2015



120000
100000
80000
60000
40000
20000
0
20000
18000
16000
14000
12000
10000
8000
6000
4000
2000
0
27884
47088
70343
95136
109948
114276
2614
4282
6080
7839
8791
8965
2010
2011
2012
2013
2014
2015Q3
从业人数
公司数量

从业人数	Number of employees
公司数量	Number of companies

数据来源：中国人民银行

Source: People's Bank of China

图表 36：2010 年-2015 年三季度全国小贷公司注册资本和贷款余额情况 Diagram 36: Registered Capital and Loan Balance in Q3 of 2010- 2015


10000
9000
8000
7000
6000
5000
4000
3000
2000
1000
0
小贷公司注册资本（亿元）
小贷公司贷款余额（亿元）
1780.93
1975.05
3318.66
3914.74
5146.97
5921.38
7133.39
8191.27
8283.06
9420.38
8460.12
9507.95
2010
2011
2012
2013
2014
2015Q3

小贷公司注册资本（亿元）	Registered capital of micro-credit company (RMB 100 million)
小贷公司贷款余额（亿元）	Load balance of micro-credit company (RMB 100 million)

数据来源：中国人民银行

Source: People's Bank of China

截至到 2015 年 9 月 30 日，全国共有 8,965 家小额贷款公司，从业人员 114,276 人，实收资本 8,460.12 亿元，贷款余额 9,507.95 亿元。全国小额贷款公司的企业数量、从业人员数量、实收资本、贷款余额较 2014 年末仍保持增长趋势，但增速按全年测算有放缓趋势。由此可见，小额贷款行业正处在快速发展期，市场尚未达到饱和状态，但市场竞争将会逐步激烈。

Till September 30, 2015, there had been 8,965 micro-credit companies totally around the China, with 114,276 employees, paid-in capital of RMB 846.012 billion and loan balance of RMB 950.795 billion. There was a growth trend in quantities of national micro-credit companies, employees, paid-in capital and loan balance compared with those at the end of 2014; but the growth rate had a declining trend

according to annual calculation. It is thus clear that micro-credit industry is in the rapid development stage and the market has not been saturated; but market competition will get fierce gradually.

三、行业市场前景 III. Market Prospects

由于小额贷款公司的服务对象为中国的实体经济企业，所以国内的经济运行状况对行业的市场容量影响很大。目前中国经济结构转型及行业上国退民进的大背景下，我国国民经济及中小企业数量都有着明显增长。国家统计局数据显示，2015 年 1-3 季度国内生产总值 487,774 亿元，比上年同期增长 6.9%；1-9 月工业增加值比上年同期增长 5.9%。2015 年前三季度社会融资规模增量为 11.94 万亿元，比去年同期少 5786 亿元；2015 年 9 月末主要农村金融机构（农村信用社、农村合作银行、农村商业银行）人民币贷款余额 21.92 万亿元，比年初增加 1.71 万亿元。全部金融机构人民币消费贷款余额 17.97 万亿元，增加 2.6 万亿元。

Since service of micro-credit companies is oriented to real economic enterprises in China, domestic economic operation has the great influence on market capacity of this industry. Under domestic current background of economic structural transformation and industrial state-owned deteriorating with the private-owned advancing, China's national economy and number of SMEs increase obviously: According to data display of State Statistics Bureau, GDP in Q1-3 of 2015 was RMB 48.7774 trillion, with an increase of 6.9% compared with that in the same term of the last year; of which, industrial added value in January-September harvested the 5.9% increase, compared with that in the same term of the last year. Increment of aggregate financing in the first quarters of 2015 was RMB 11.94 trillion, with a decrease of RMB 578.6 billion compared with that in the same term of the last year; till the end of September of 2015, RMB loan balance of principal rural financial institutions (Rural Credit Cooperatives, Rural Cooperative Bank and Rural Commercial Bank) was RMB 21.92 trillion, with an increase of RMB 1.71 trillion compared with that at the beginning of the year; RMB consumption loan balance of all financial institutions was

RMB 17.97 trillion, with an increase of 2.6 trillion.

另据中国人民银行发布数据，2015 年 9 月末社会融资规模存量为 134.70 万亿元，同比增长 12.5%，同期全国小额贷款公司贷款余额为 9,507.95 亿元，仅为全国社会融资存量规模的 0.7%。随着我国经济的不断增长和我国中小企业数量的不断增加，经济转型升级的加快，科技小额贷款市场的融资需求旺盛，市场容量十分巨大。

Also according to data issued by People's Bank of China, till the end of September 2015, aggregate financing was RMB 134.70 trillion, the 12.5% increase compared with that in the same term; loan balance of national micro-credit company in the same term was RMB 950.795 billion, only occupying 0.7% of national aggregate financing. With constant increase of our country's economy and SMEs and acceleration of economic transformation and upgrading, scientific and technological micro-credit market will greet the huge financing demand and enjoy the enormous market capacity.

随着我国持续加大“三农”投入和扶持中小微型企业融资的展开，小额信贷行业面临巨大的市场需求和良好的政策环境，并有望快速崛起，成为金融市场上的重要力量。

With China's continuous strengthening of "Three Rural Issues" (issues of agriculture, farmer and rural area) investment and implementation of supporting medium, small and micro-sized enterprises, micro-credit industry will welcome a huge market demand and excellent policy environment and expected to rise sharply and turn into the major force in financial market.